       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             THE TITAN CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                          8711                  95-2588754
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                        SAN DIEGO, CALIFORNIA 92121-1199
                           TELEPHONE: (619) 552-9500

  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                  GENE W. RAY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                        SAN DIEGO, CALIFORNIA 92121-1199
                           TELEPHONE: (619) 552-9500

 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

        Douglas Rein, Esq.                 Warren Lazarow, Esq.                Cheryl L. Barr, Esq.
   Gray Cary Ware & Freidenrich       Brobeck Phleger & Harrison LLP          The Titan Corporation
 4365 Executive Drive, Suite 1600             2200 Geng Road                  3033 Science Park Road
   San Diego, California 92121         Palo Alto, California 94303         San Diego, California 92121
    Telephone: (619) 677-1400           Telephone: (650) 424-0160           Telephone: (619) 552-9842

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 AS PROMPTLY AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE
                                      AND
 AFTER THE EFFECTIVE TIME OF THE PROPOSED MERGER DESCRIBED IN THIS REGISTRATION
                                   STATEMENT.
                           --------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
                 REGISTERED                     REGISTERED(1)        PER UNIT(2)         PRICE(1)(2)       REGISTRATION FEE
Common Stock, $.01 par value................   4,170,536 shares        $5.84375          $24,371,569          $7,189.62

(1) Represents the maximum number of shares of Common Stock issuable upon the consummation of the merger (the "Merger") of Delsys Merger Corp., a Delaware corporation with and into Delfin Systems, a California corporation, assuming the exercise prior to the Merger of all stock options to acquire Delfin Systems Common Stock and the issuance of shares upon such exercise.

(2) Based upon Rule 457(c) and calculated as the average of the high and low prices reported on the New York Stock Exchange as of July 27, 1998.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              [DELFIN LETTERHEAD]

                                                                   July   , 1998

                                 Delfin Systems
                            3000 Patrick Henry Drive
                         Santa Clara, California 95054

Dear Shareholder:

    You are invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of Delfin Systems ("Delfin") to be held on August 28, 1998, at 9:00 a.m. at the corporate headquarters, located at 3000 Patrick Henry Drive, Santa Clara, California. This Special Meeting will be held to consider and vote upon a proposal to adopt an Agreement and Plan of Reorganization which, if approved, will result in Delfin becoming a wholly-owned subsidiary of The Titan Corporation ("Titan"). The proposed merger transaction is described in detail in the enclosed Prospectus/Proxy Statement. You are encouraged to carefully review and consider the important information set out in the Prospectus/Proxy Statement.

    If the proposed merger transaction is approved, you will be able to exchange your shares of Delfin Common Stock for shares of Titan Common Stock. Titan is a public company whose common stock is listed on the New York Stock Exchange under the symbol "TTN." The formula by which the Delfin Common Stock will be converted into Titan Common Stock in the merger transaction contains three variables: (i) the amount outstanding under Delfin's line of credit with Silicon Valley Bank as of the closing of the merger transaction, (ii) the "Titan Stock Price", which will be the average price per share of the Titan Common Stock over the twenty trading days prior to the closing of the merger transaction subject to a "collar" providing that if the Titan Stock Price is less than $6.00 then $6.00 will be used as the Titan Stock Price and if the Titan Stock Price is greater than $8.00 then $8.00 will be used as the Titan Stock Price, and (iii) the number of shares of Delfin Common Stock outstanding immediately prior to the closing of the merger transaction. The number of shares of Titan Common Stock that Delfin shareholders will receive in exchange for each of an assumed aggregate 7,188,651 shares of Delfin Common Stock is anticipated to range from
 .334 to .471 shares. The formula can also be used to determine the anticipated maximum and minimum value of the Titan Common Stock to be received in the merger transaction; however, Delfin shareholders will not realize cash from the merger transaction until they sell their Titan Common Stock. Each share of Delfin Common Stock would be exchanged within a range of $2.23 worth of Titan Common Stock to $2.82 worth of Titan Common Stock, with values below $2.53 occurring if the market price of Titan Common Stock is below the $6.00 collar. Recorded information with respect to day-to-day trading prices of Titan Common Stock may be obtained until the Delfin Meeting by calling (800) 382-8492. I urge you to review the Prospectus/Proxy Statement in its entirety, particularly the section entitled "Terms of the Merger--Manner and Basis for Converting Shares," for further information regarding the exchange of Delfin Common Stock into Titan Common Stock.

    THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED MERGER TRANSACTION IS IN THE BEST INTEREST OF THE DELFIN SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE PROPOSAL.

    Please complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope. You are, of course, welcome to attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

    PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE WITH YOUR PROXY. CERTIFICATES SHOULD NOT BE SURRENDERED UNLESS THE MERGER IS APPROVED. IF THE MERGER PROPOSAL IS APPROVED, SHAREHOLDERS WILL RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT WHICH WILL CONTAIN DIRECTIONS FOR EXCHANGE OF YOUR CERTIFICATES.

                                          Thank you,
                                          Mellon C. Baird

                                 DELFIN SYSTEMS
                            3000 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 28, 1998
                            ------------------------

    NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of Delfin Systems, a California corporation ("Delfin"), will be held on August 28, 1998, at 9:00 a.m., local time, at the corporate headquarters of Delfin, located at 3000 Patrick Henry Drive, Santa Clara, California.

    The Special Meeting is for the following purposes:

    1. To consider and vote upon a proposal (the "Merger Proposal") to (A) approve and adopt an Agreement and Plan of Reorganization dated as of June 30, 1998, (the "Merger Agreement"), among Delfin, The Titan Corporation, a Delaware corporation ("Titan"), and Delsys Merger Corp. ("Titan Sub"), a newly formed, wholly-owned Delaware subsidiary of Titan and (B) approve and consent to the merger of Titan Sub with and into Delfin (the "Merger"), pursuant to which, among other things, Titan Sub will cease to exist and Delfin will survive as a wholly-owned subsidiary of Titan. As more fully described in the enclosed Prospectus/Proxy Statement, and subject to market fluctuations in the price of Titan Common Stock, each share of Delfin Common Stock would be exchanged within a range from $2.23 worth of Titan Common Stock to $2.82 worth of Titan Common Stock, with values below $2.53 occurring if the market price of Titan Common Stock is below the $6.00 collar. The formula by which the Delfin Common Stock will be converted into Titan Common Stock in the merger transaction contains three variables: (i) the amount outstanding under Delfin's line of credit with Silicon Valley Bank as of the closing of the merger transaction, (ii) the "Titan Stock Price", which will be the average price per share of the Titan Common Stock over the twenty trading days prior to the closing of the merger transaction subject to a "collar" providing that if the Titan Stock Price is less than $6.00 then $6.00 will be used as the Titan Stock Price and if the Titan Stock Price is greater than $8.00 then $8.00 will be used as the Titan Stock Price, and (iii) the number of shares of Delfin Common Stock outstanding immediately prior to the closing of the merger transaction. The section of the Prospectus/Proxy Statement accompanying this Notice entitled "Terms of the Merger--Manner and Basis for Converting Shares" contains more information about these factors. Recorded information with respect to day-to-day trading prices of Titan Common Stock may be obtained until the Delfin Meeting by calling (800) 382-8492. As another result of the Merger, options to acquire Delfin Common Stock will be converted into options for Titan Common Stock, based upon the same exchange ratio pursuant to which shares of Delfin Common Stock convert into shares of Titan Common Stock.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Prospectus/Proxy Statement accompanying this Notice.

    The Board of Directors of Delfin recommends that you vote FOR each of the proposals described above.

    Only the holders of record of Delfin Common Stock at the close of business on July 21, 1998 are entitled to notice of, and will be entitled to vote at, the Special Meeting or at any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          --------------------------------------

                                          Mellon C. Baird

                                          CHIEF EXECUTIVE OFFICER

Santa Clara, California
           , 1998

                  SUBJECT TO COMPLETION, DATED JULY 29, 1998.
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                             THE TITAN CORPORATION

                                   PROSPECTUS
                             ---------------------

                                 DELFIN SYSTEMS

                                PROXY STATEMENT

    This Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") is being furnished to the shareholders of Delfin Systems, a California corporation ("Delfin"), on behalf of the Delfin Board of Directors (the "Delfin Board") for use at the Special Meeting of shareholders of Delfin to be held on August 28, 1998 at 9:00 a.m., local time, at the corporate headquarters of Delfin, located at 3000 Patrick Henry Drive, Santa Clara, California and at any adjournments or postponements thereof (the "Delfin Meeting").

    The Delfin Meeting is being called in connection with the proposed merger of Delsys Merger Corp. ("Titan Sub"), a newly formed, wholly-owned Delaware subsidiary of The Titan Corporation ("Titan"), with and into Delfin (the "Merger"), pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of June 30, 1998, among Titan, Titan Sub, and Delfin. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement. As a result of the Merger, Titan Sub will cease to exist and Delfin will survive as a wholly-owned subsidiary of Titan. Delfin Common Stock will be converted into Titan Common Stock using a formula containing three variables: (i) the amount outstanding under Delfin's line of credit with Silicon Valley Bank as of the closing of the Merger (the "Line of Credit Deduction"), (ii) the "Titan Stock Price", which will be the average price per share of the Titan Common Stock over the twenty trading days prior to the closing of the Merger subject to a "collar", and (iii) the number of shares of Delfin Common Stock outstanding immediately prior to the closing of the Merger. The number of shares of Titan Common Stock that Delfin shareholders will receive in exchange for each of an assumed aggregate 7,188,651 shares of Delfin Common Stock is anticipated to range from .334 to .471 shares. The formula can also be used to determine the anticipated maximum and minimum value of the Titan Common Stock to be received in the merger transaction; however, Delfin shareholders will not realize cash from the merger transaction until they sell their Titan Common Stock. Each share of Delfin Common Stock would be exchanged within a range from $2.23 worth of Titan Common Stock to $2.82 worth of Titan Common Stock, with values below $2.53 occurring if the market price of Titan Common Stock is below the $6.00 collar. The collar provides a potential adjustment to the dollar value of the Titan Common Stock to be received by Delfin shareholders: under its terms if the Titan Stock Price is less than $6.00, then $6.00 will be used to determine the number of shares of Titan Common Stock to be received by Delfin shareholders in the Merger, and if the Titan Stock Price is greater than $8.00, then $8.00 will be used to determine the number of shares of Titan Common Stock to be received by Delfin shareholders in the Merger. If the Titan Stock Price is below $5.00 or above $9.00 then the transaction contemplated by the Merger Agreement may not be consummated or may be renegotiated. The section of this Prospectus/Proxy Statement entitled "Terms of the Merger--Manner and Basis for Converting Shares" contains a more detailed discussion regarding the formula utilized to determine the number of shares of Titan Common Stock issuable to Delfin shareholders in the Merger. As another result of the Merger, options to acquire Delfin Common Stock will be converted into options for Titan Common Stock, based upon the same exchange ratio pursuant to which shares of Delfin Common Stock convert into shares of Titan Common Stock (the "Exchange Ratio").
                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED BY TITAN OR DELFIN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TITAN, DELFIN OR ANY OTHER PERSON. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

    NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

    Titan Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "TTN". It is a condition of the obligations of Titan and Delfin to consummation of the Merger that the shares of Titan Common Stock to be issued in the Merger be approved for listing on the NYSE.

       THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS            , 1998.

    The exact value of the shares of Titan Common Stock to be received by Delfin's shareholders in the Merger will not be known at the time of the Delfin Meeting. Such value may vary substantially due to a deduction based upon the Line of Credit Deduction and due to fluctuations in the Titan Stock Price. Shareholders of Delfin are encouraged to gain information regarding the Titan Stock Price, including whether the Titan Common Stock may be valued at less than $6.00 or greater than $8.00, by obtaining current market quotations for Titan Common Stock prior to the Delfin Meeting. On July 21, 1998 the closing price of Titan Common Stock on the NYSE was $6.375; however, the Titan Stock Price will not be determined based upon such closing price. Recorded information with respect to day-to-day trading prices of Titan Common Stock may be obtained until the Delfin Meeting by calling (800) 382-8492.

    In part to limit the range of potential dollar values of Titan Common Stock to be issued to Delfin's shareholders under the terms of the Merger Agreement,
(i) Titan may terminate the Merger Agreement prior to the consummation of the Merger if the Titan Stock Price is greater than $9.00, and (ii) Delfin may terminate the Merger Agreement prior to the consummation of the Merger if the Titan Stock Price is less than $5.00. If Delfin's termination right is triggered and the Delfin Board determines to proceed with a re-negotiated transaction, if any, with Titan, Delfin may conduct a resolicitation consistent with the exercise of the Delfin Board's fiduciary duties to shareholders under California law. In considering at that time whether to recommend to the Delfin shareholders the approval of the Merger, the Delfin Board would consider essentially the same factors it originally considered in determining whether to enter into the Merger Agreement with Titan. These factors would include the then current financial condition of Delfin and Titan, the trading history and share value of Titan Common Stock, economic conditions and the Risk Factors discussed in this Prospectus/Proxy Statement.

    If the Merger is consummated, the aggregate number of shares of Titan Common Stock to be issued to Delfin shareholders (including shares not issued at the time of the Merger but subject to outstanding options) is expected to range between 2,959,000 and 4,171,000 shares, with the actual number depending upon the Line of Credit Deduction, the Titan Stock Price and the capitalization of Delfin immediately preceding the closing date of the Merger. The corresponding number of shares of Titan Common Stock to be received in exchange for a single share of Delfin Common Stock would range from .334 to .471 shares of Titan Common Stock.

    This Prospectus/Proxy Statement also constitutes the Prospectus of Titan with respect to the shares of Titan Common Stock to be issued in the Merger in exchange for outstanding shares of Delfin Common Stock. Based upon the 28,392,624 shares of Titan Common Stock issued and outstanding as of July 21, 1998, and after giving effect to the issuance of Titan Common Stock in the Merger and the exercise of all such options to purchase Delfin Common Stock assumed by Titan, the former holders of Delfin Common Stock and options to purchase Delfin Common Stock would hold and have voting power with respect to approximately 11.96% of the total issued and outstanding Titan Common Stock, or approximately 11.85% of the total voting power of Titan capital stock.

    For accounting purposes the Merger is intended to be treated as a "pooling of interests."

    If the requisite approval and consent of the shareholders of Delfin is received and other conditions to the Merger are satisfied or waived, the Merger is expected to be consummated on or promptly following the date of the Delfin Meeting (the "Closing"). In any event, it is anticipated that the Closing will occur not later than two business days following the date of the Delfin Meeting.

    All information contained in this Prospectus/Proxy Statement relating to Titan or Titan Sub has been supplied by Titan, and all information contained in this Prospectus/Proxy Statement relating to Delfin has been supplied by Delfin.

    This Prospectus/Proxy Statement is first being mailed to shareholders of Delfin on or about August 17, 1998.

    THE MATTERS SUMMARIZED ABOVE ARE DISCUSSED IN DETAIL IN THIS
PROSPECTUS/PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS OF DELFIN ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS," BEGINNING ON PAGE 15.
                            ------------------------

    THE SHARES OF TITAN COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

    Titan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities (the "Public Reference Room") maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such materials may also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address http://www.sec.gov. Additional information regarding Titan and Delfin may also be found on their respective web sites, www.titan.com and www.delfin.com

    Under the rules and regulations of the Commission, the solicitation of proxies from shareholders of Delfin to approve the Merger Proposal (defined below) constitutes an offering of the Titan Common Stock to be issued in connection with the Merger. Accordingly, Titan has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such offering (as amended from time to time, the "Registration Statement"). This Prospectus/Proxy Statement constitutes the prospectus of Titan that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Prospectus/Proxy Statement in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the regional offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

    Statements made in this Prospectus/Proxy Statement concerning the contents of any contract, agreement or other document accurately describe the material provisions of such contract, agreement or other document but are not necessarily complete. With respect to each contract or other document filed as an exhibit to the Registration Statement or attached as an appendix to the Prospectus/Proxy Statement or otherwise filed with the Commission, reference is hereby made to that exhibit or appendix for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.

                            INCORPORATION OF CERTAIN
                             DOCUMENTS BY REFERENCE

    The financial statements of Horizons Technology, Inc. and audit report thereon contained on pages F-36 through F-52 of Titan's Registration Statement on Form S-4 (No. 333-47633), as amended, are incorporated by reference in this Prospectus/Proxy Statement.

                            ------------------------

    This Prospectus/Proxy Statement contains trademarks and registered trademarks of Titan, Delfin and other companies.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           i

SUMMARY....................................................................................................           1
  General..................................................................................................           1
  The Parties..............................................................................................           1
  Meeting of Delfin Shareholders...........................................................................           2
  Risk Factors.............................................................................................           3
  Interests of Certain Persons in The Merger...............................................................           3
  Regulatory Matters.......................................................................................           3
  Federal Income Tax Matters...............................................................................           3
  Accounting Treatment.....................................................................................           4
  Dissenter's Rights of Delfin Shareholders................................................................           4
  The Merger...............................................................................................           4
  Market Price Data........................................................................................           8
  Selected Historical Financial Data.......................................................................          10

SELECTED PRO FORMA CONDENSED FINANCIAL DATA................................................................          13

COMPARATIVE PER SHARE DATA.................................................................................          14

RISK FACTORS...............................................................................................          15
  Risks Related to the Merger..............................................................................          15
  Integration of Operations................................................................................          15
  Additional Shares to be Issued by Titan; Shares Eligible for Future Sale.................................          15
  Potential Adjustments to Consideration to be Received by Holders of Delfin Common Stock..................          16
  Risks Related to Titan's and Delfin's Businesses.........................................................          16
  Ability to Implement Spin-Out Strategy...................................................................          16
  Recent Acquisitions; Risks Associated with Acquisition Strategy..........................................          17
  Dependence on Government Contracts.......................................................................          18
  Fluctuations in Results of Operations....................................................................          18
  Rapid Industry Change; Technological Obsolescence........................................................          19
  Ability to Commercialize New Technologies................................................................          19
  Market Acceptance of New Technologies....................................................................          20
  Risks of International Operations; Risks of Doing Business in Developing Countries.......................          20
  Competition..............................................................................................          21
  Reliance on Strategic Relationships......................................................................          21
  Customer Concentration within Business Segments..........................................................          22
  Government Regulations...................................................................................          22
  Dependence Upon Suppliers; Sole and Limited Sources of Supply............................................          23
  Limited Intellectual Property Protection; Dependence on Proprietary Technology...........................          23
  Risk of Budget Overruns in Fixed Price Contracts.........................................................          24
  Reliance on Key Personnel................................................................................          24
  Volatility of Stock Price................................................................................          24
  Impact of the Year 2000 Issue............................................................................          25
  Anti-Takeover Effects of Certain Charter Provisions; Stockholder Rights Plan.............................          26

THE DELFIN MEETING.........................................................................................          27
  Date, Time and Place of Meeting..........................................................................          27
  Record Date and Outstanding Shares.......................................................................          27
  Voting of Proxies........................................................................................          27
  Revocability of Proxies..................................................................................          27
  Shareholder Vote Required; Quorum; Voting Agreements.....................................................          27
  Solicitation of Proxies; Expenses........................................................................          28

                                                                                                                PAGE
                                                                                                                -----
  Board Recommendation.....................................................................................          28

APPROVAL OF THE MERGER AND RELATED TRANSACTIONS............................................................          29
  Background of the Merger.................................................................................          29
  Titan's Reasons for the Merger...........................................................................          30
  Delfin's Reasons for the Merger..........................................................................          31
  Interests of Certain Persons in the Merger...............................................................          32
  Regulatory Matters.......................................................................................          32
  Federal Income Tax Matters...............................................................................          33
  Accounting Treatment.....................................................................................          35
  Dissenters' Rights of Delfin Shareholders................................................................          35

TERMS OF THE MERGER........................................................................................          36
  Effective Time...........................................................................................          36
  Manner and Basis for Converting Shares...................................................................          36
  Effect of the Merger.....................................................................................          37
  Treatment of Employee Equity Benefit Plans...............................................................          38
  Stock Ownership Following the Merger.....................................................................          38
  Representations and Warranties...........................................................................          39
  Covenants................................................................................................          39
  No Solicitation..........................................................................................          40
  Conditions to the Merger.................................................................................          41
  Termination of the Merger Agreement......................................................................          42
  Effect of Termination....................................................................................          42
  Break-up Fees............................................................................................          43
  Merger Expenses and Fees and Other Costs.................................................................          43
  Related Agreements.......................................................................................          43
  Affiliates' Restrictions On Sale of Titan Common Stock...................................................          43

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............................................          45

TITAN BUSINESS.............................................................................................          53
  General Development and Description of Business..........................................................          53
  Communications Systems Segment...........................................................................          53
  Software Systems Segment.................................................................................          54
  Information Technologies Segment.........................................................................          55
  Medical Sterilization and Food Pasteurization Segment....................................................          56
  Emerging Technologies and Businesses Segment.............................................................          57
  Government Contracts.....................................................................................          57
  Industry Segments and Export Revenues....................................................................          58
  Raw Materials............................................................................................          58
  Patents, Trademarks and Trade Secrets....................................................................          58
  Backlog..................................................................................................          59
  Research and Development.................................................................................          60
  Employees................................................................................................          60
  Properties...............................................................................................          60
  Legal Proceedings........................................................................................          61

TITAN MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION................          62
  Company Overview.........................................................................................          62
  Operating Results........................................................................................          64
  Communications Systems...................................................................................          67
  Software Systems.........................................................................................          67
  Titan Information Technologies...........................................................................          67

                                                                                                                PAGE
                                                                                                                -----
  Medical Sterilization and Food Pasteurization............................................................          69
  Emerging Technologies and Businesses.....................................................................          70
  Liquidity and Capital Resources..........................................................................          70
  Forward Looking Information; Certain Cautionary Statements...............................................          71

OWNERSHIP OF TITAN'S SECURITIES............................................................................          71

TITAN MANAGEMENT AND EXECUTIVE COMPENSATION................................................................          72
  Executive Officers and Directors.........................................................................          72
  Compensation Committee Interlocks and Insider Participation..............................................          73
  Summary of Cash and Certain Other Compensation...........................................................          74

SUMMARY COMPENSATION TABLE.................................................................................          74
  Stock Options............................................................................................          75
  Option Exercises and Holdings............................................................................          75
  Agreements with Executive Officers.......................................................................          76

DELFIN BUSINESS............................................................................................          77
  Overview.................................................................................................          77
  Engineering and Management Services Division.............................................................          77
  Information Solutions Division...........................................................................          78
  Signal Products Division.................................................................................          80
  Business Environment.....................................................................................          81
  Backlog; Export Sales....................................................................................          81
  Competition..............................................................................................          81
  Employees................................................................................................          82
  Facilities...............................................................................................          82

DELFIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............          83
  Results of Operations....................................................................................          83
  Liquidity and Capital Resources..........................................................................          84
  Year 2000................................................................................................          84
  Recent Accounting Pronouncements.........................................................................          84

OWNERSHIP OF DELFIN'S SECURITIES...........................................................................          85

COMPARISON OF RIGHTS OF TITAN STOCKHOLDERS AND DELFIN SHAREHOLDERS.........................................          86
  Capital Stock............................................................................................          86
  Amendment of Bylaws......................................................................................          86
  Amendment of Delfin Articles and Titan Certificate.......................................................          87
  Special Meetings.........................................................................................          87
  Actions by Written Consent...............................................................................          87
  Size of the Board of Directors...........................................................................          87
  Classification of the Board of Directors.................................................................          87
  Cumulative Voting........................................................................................          87
  Removal of Directors.....................................................................................          87
  Filling Vacancies in the Board of Directors..............................................................          88
  Payment of Dividends; Redemption or Repurchase of Shares.................................................          88
  Limitation of Liability of Directors.....................................................................          88
  Indemnification..........................................................................................          89
  Loans to Directors, Officers and Employees...............................................................          89

EXPERTS....................................................................................................          89

LEGAL MATTERS..............................................................................................          89

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT. THE SUMMARY DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS/PROXY STATEMENT AND THE APPENDICES HERETO. SHAREHOLDERS OF DELFIN ARE URGED TO READ THIS PROSPECTUS/PROXY STATEMENT AND THE APPENDICES IN THEIR ENTIRETY.

    Except for the historical information contained herein, the discussion in this Prospectus/Proxy Statement contains forward-looking statements that involve risks and uncertainties. Titan's, Delfin's and the combined entity's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" and included elsewhere in this Prospectus/Proxy Statement.

GENERAL

    This Prospectus/Proxy Statement is being provided to shareholders of Delfin in connection with the proposed Merger of Titan Sub with and into Delfin, pursuant to which Titan Sub will cease to exist and Delfin will survive the Merger as a wholly-owned subsidiary of Titan. The Merger will be effected pursuant to the Merger Agreement, a copy of which is attached hereto as Appendix A.

THE PARTIES

    TITAN. Titan provides state-of-the-art information technology and electronic systems and services to commercial and government customers. Titan groups its businesses into four core business segments: Communications Systems, Software Systems, Information Technologies, Medical Sterilization and Food Pasteurization; and a fifth business segment, Emerging Technologies and Businesses. The Communications Systems segment, through Titan's wholly owned subsidiary Linkabit Wireless Inc. ("Linkabit Wireless"), develops and produces advanced satellite ground terminals, satellite voice/data modems, networking systems and other products used to provide bandwidth-efficient communications. The Software Systems segment is a systems integrator that provides a broad range of information technology services and solutions. The Information Technologies segment provides information systems solutions to defense-related government customers with large data management, information manipulation, information fusion, knowledge-based systems, and communications requirements. The Information Technologies segment has recently grown significantly as a result of Titan's acquisition of DBA Systems, Inc. ("DBA") in February 1998, Validity Corporation ("Validity") in March 1998 and Horizons Technology, Inc. ("Horizons") in June 1998. The Medical Sterilization and Food Pasteurization segment utilizes linear accelerator technology to provide sterilization systems and services for medical device manufacturers. The Emerging Technologies and Businesses segment consists of new technologies and early-stage businesses, including minority-owned businesses, utilizing technologies originally developed by Titan. Titan was incorporated in Delaware in 1969. Unless otherwise indicated, "Titan" refers to The Titan Corporation, a Delaware corporation, and its subsidiaries. Titan's executive offices are located at 3033 Science Park Road, San Diego, California 92121. Its telephone number is (619) 552-9500.

    See "Risk Factors" for a discussion of the risks associated with the ownership of Titan Common Stock, including risks related to the Merger.

    TITAN SUB. Titan Sub was incorporated in Delaware in June 1998 for the sole purpose of effecting the Merger. It is a wholly-owned subsidiary of Titan and has no material assets or liabilities and has not engaged in any activities except in connection with the proposed Merger. Titan Sub's executive offices are located at 3033 Science Park Road, San Diego, California 92121. Its telephone number is (619) 552-9500.

    DELFIN. Delfin was founded in 1984 initially to conduct systems engineering and software development for the United States Navy (the "Navy") and others in the intelligence community. In 1991 Delfin merged with Maxim Technologies, Inc., of Santa Clara, California. Maxim was engaged in the design and manufacture of light-weight low-power systems to intercept, geolocate and analyze signals for tactical situation awareness and response. In 1993 Delfin acquired substantially all of the assets of the WorkGroup Division of Simpact Corporation. This division, now called the Information Solutions Division, is engaged in the computer security, message handling and work group computing businesses. From this beginning, Delfin has evolved into a company with three business units that have been involved predominantly in providing software, computer systems and network integration, technical consulting services, and signals intelligence electronic hardware. Customers include the United States defense and intelligence establishment and numerous commercial and foreign customers.

    The range of technical capabilities provided by Delfin encompasses tactical information management systems for shipboard applications, intelligence analyst software support tools, heterogeneous database access tools, tactical situation modeling and simulation, and other computer-based applications. In the technical consulting services area, Delfin has developed a wide array of systems management experience and provides essential day-to-day technical and program management support to many government offices. The technical consulting services are focused on the development of defense command and control communications computer and intelligence ("C4I") systems.

    Unless otherwise indicated, "Delfin" refers to Delfin Systems, a California corporation. Delfin's executive offices are located at 3000 Patrick Henry Drive, Santa Clara, California 95054. Its telephone number is (408) 748-1200.

MEETING OF DELFIN SHAREHOLDERS

    DATE, TIME AND PLACE. The Delfin Meeting will be held on August 28, 1998 at 9:00 a.m., local time, at the corporate headquarters of Delfin located at 3000 Patrick Henry Drive, Santa Clara, California.

    PURPOSE OF THE MEETING. At the Delfin meeting, shareholders of Delfin will be asked to consider and vote upon a proposal to: (i) approve and adopt the Merger Agreement; and (ii) approve and consent to the Merger, pursuant to which, among other things, Merger Sub will cease to exist and Delfin will survive as a wholly-owned subsidiary of Titan. Delfin Common Stock will be converted into Titan Common Stock in the Merger, using a formula (the "Exchange Ratio") containing three variables: (A) the amount outstanding under Delfin's line of credit with Silicon Valley Bank as of the closing of the Merger (the "Line of Credit Deduction"), (B) the "Titan Stock Price", which will be the average price per share of the Titan Common Stock over the twenty trading days prior to the closing of the Merger subject to a "collar" providing that if the Titan Stock Price is less than $6.00 then $6.00 will be used as the Titan Stock Price and if the Titan Stock Price is $8.00 then $8.00 will be used as the Titan Stock Price, and (C) the number of shares of Delfin Common Stock outstanding immediately prior to the closing of the Merger. The number of shares of Titan Common Stock that Delfin shareholders will receive in exchange for each of an assumed aggregate 7,188,651 shares of Delfin Common Stock is anticipated to range from
 .334 to .471 shares. Each share of Delfin Common Stock would be exchanged within a range from $2.23 worth of Titan Common Stock to $2.82 worth of Titan Common Stock, with values below $2.53 occurring if the market price of Titan Common Stock is below the $6.00 collar. If the Titan Stock Price is below $5.00 or above $9.00 then the transaction contemplated by the Merger Agreement may not be consummated or may be renegotiated. Although this Prospectus/Proxy Statement provides a range of values of Titan Common Stock which Titan management and Delfin management expect Delfin shareholders may receive, the actual value of such Titan Common Stock will vary depending upon the variables used to determine the Exchange Ratio and market fluctuations in the price of Titan Common Stock. The section of this Prospectus/Proxy Statement entitled "Terms of the Merger--Manner and Basis for Converting Shares" contains a detailed discussion regarding the formula utilized to determine the number of shares of Titan Common Stock issued to Delfin shareholders in the Merger. In addition, options to acquire Delfin Common Stock will be converted as a result of the Merger into equivalent options to acquire Titan Common Stock, based upon the Exchange Ratio.

    RECORD DATE; SHARES ENTITLED TO VOTE. Only shareholders of record of Delfin at the close of business on July 21, 1998 (the "Record Date") are entitled to notice of and to vote at the Delfin Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 7,188,651 shares of Delfin Common Stock, each of which will be entitled to one vote on each matter to be acted upon at the Delfin Meeting.

    VOTE REQUIRED. Approval of the Merger Proposal requires the affirmative vote of the holders, entitled to vote on the Merger Proposal as of the Record Date, of a majority of the Delfin Common Stock. As a group, all executive officers and directors of Delfin and their respective affiliates owned approximately 21.8% of the Delfin Common Stock as of the Record Date. The executive officers and directors of Delfin have each agreed to vote all shares of Delfin over which they have voting power or control in favor of the Merger Agreement and the Merger.

    RECOMMENDATION OF DELFIN BOARD OF DIRECTORS. The Delfin Board has approved the Merger Agreement and the Merger and has determined that the Merger is in the best interests of Delfin and its shareholders. THE DELFIN BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER PROPOSAL BY THE DELFIN SHAREHOLDERS. The primary factors considered and relied upon by the Delfin Board in reaching its recommendation are described below under "Approval of the Merger and Related Transactions--Delfin's Reasons for the Merger."

RISK FACTORS

    See "Risk Factors" for a discussion of certain factors pertaining to the Merger and the businesses of Titan and Delfin.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Delfin Board with respect to the Merger Proposal, holders of Delfin Common Stock should be aware that certain members of the Delfin Board and certain Delfin executive officers may have certain interests in the Merger that are in addition to the interests of the holders of Delfin Common Stock generally. The members of the Delfin Board were aware of these interests and took such interests into account in approving the Merger Agreement and the transactions contemplated thereby. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger," and "--Background of the Merger."

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and specified waiting period requirements have been observed. The review of the Merger pursuant to the HSR Act may substantially delay or proscribe consummation of the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such a challenge is made, that Titan would prevail or would not be required to terminate the Merger Agreement, to divest certain assets, to license certain proprietary technology to third parties or to accept certain conditions in order to consummate the Merger. Titan and Delfin filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on July 23, 1998. See "Approval of the Merger and Related Transactions--Regulatory Matters."

FEDERAL INCOME TAX MATTERS

    As a condition to the closing, Gray Cary Ware & Freidenrich LLP ("GCWF"), counsel to Titan must issue an opinion to Titan, and Brobeck Phleger and Harrison LLP ("Brobeck"), counsel to Delfin must issue an opinion to Delfin, that the Merger will be a tax-free reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), so that no gain or loss will be recognized by the Delfin shareholders on the exchange of Delfin Common Stock for Titan Common Stock, except to the extent that Delfin shareholders receive cash in lieu of fractional shares or in payment for shares as to which dissenters' rights have been perfected. Neither Delfin nor Titan will obtain a ruling from the Internal Revenue Service as to the tax consequences of the Merger. See "Approval of the Merger and Related Transactions--Federal Income Tax Matters."

ACCOUNTING TREATMENT

    The Merger is intended to be treated as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. Titan management and Delfin management have each concluded that no conditions exist relating to Delfin that would preclude Titan from accounting for the Merger as a pooling of interests. See "Approval of the Merger and Related Transactions-- Accounting Treatment."

DISSENTERS' RIGHTS OF DELFIN SHAREHOLDERS

    Holders of Delfin capital stock may have certain dissenters' rights if their shares qualify as "dissenting shares" under California law. These rights may require Delfin to purchase any such "dissenting shares" from Delfin shareholders for cash at fair market value as of June 30, 1998. Delfin shareholders must strictly comply with applicable California law to exercise their dissenter's rights. A copy of the pertinent statutory provisions are attached to this Prospectus/Proxy Statement as Appendix B. See "Approval of the Merger and Related Transactions--Dissenters' Rights of Delfin Shareholders."

THE MERGER

    TERMS OF THE MERGER; EXCHANGE OF STOCK. As a result of the Merger, Delfin will become a wholly-owned subsidiary of Titan. Each share of Delfin Common Stock will be converted into the right to receive from an estimated $2.23 worth of Titan Common Stock to $2.82 worth of Titan Common Stock. The conversion will be calculated using the Exchange Ratio, in which variables include: (i) the Line of Credit Deduction, (ii) the Titan Stock Price, subject to a collar, and (iii) the number of shares of Delfin Common Stock outstanding immediately preceding the closing of the Merger. The collar provides a potential adjustment to the dollar value of the Titan Common Stock to be received by Delfin shareholders: under its terms if the Titan Stock Price is less than $6.00, then $6.00 will be used to determine the number of shares of Titan Common Stock to be received by Delfin shareholders in the Merger, and if the Titan Stock Price is greater than $8.00, then $8.00 will be used to determine the number of shares of Titan Common Stock to be received by Delfin shareholders in the Merger. If the Titan Stock Price is below $5.00 or above $9.00 then the transaction contemplated by the Merger Agreement may not be consummated or may be renegotiated. Although this Prospectus/Proxy Statement provides a range of values of Titan Common Stock which Titan management and Delfin management expect Delfin shareholders may receive, the actual value of such Titan Common Stock will vary depending upon the variables used to determine the Exchange Ratio. The section of the Prospectus/Proxy Statement entitled "Terms of the Merger--Manner and Basis for Converting Shares" contains a detailed discussion regarding the formula utilized to determine the number of shares of Titan Common Stock issued to Delfin shareholders in the Merger. Assuming a $2,550,000 Line of Credit Deduction, a Titan Stock Price equal to the $6.375 closing price of Titan Common Stock on the New York Stock Exchange ("NYSE") on July 21, 1998, and a capitalization of Delfin equal to the 7,188,651 outstanding shares as of the close of business on the Record Date, an aggregate of approximately 3,129,400 shares of Titan Common Stock would be issued in the Merger. In addition, Titan will assume all outstanding Delfin options, which, using the assumptions specified above, would be converted into options to acquire approximately 728,500 additional shares of Titan Common Stock. See "Terms of the Merger--Manner and Basis for Converting Shares."

    OTHER EFFECTS OF THE MERGER. The Merger will be consummated on a date to be designated by the parties to the Merger Agreement, which date shall be no later than the second business day after the date of the approval by the shareholders of Delfin of the Merger Proposal and the satisfaction or waiver of the other conditions to consummation of the Merger (the "Closing Date"). The Merger will become effective at the time that a properly executed Certificate of Merger compliant with applicable law is duly filed with the California Secretary of State (the "Effective Time"). At the Effective Time, Titan Sub will merge with and into Delfin, with the result that Delfin will be the surviving corporation in the Merger and a wholly-owned subsidiary of Titan (the "Surviving Corporation"). The shareholders of Delfin will become stockholders of Titan (as described below), and their rights will be governed by Titan's Certificate of Incorporation (the "Titan Certificate") and the Bylaws (the "Titan Bylaws"). See "Terms of the Merger-- Effect of the Merger" and "Comparison of Rights of Titan Stockholders and Delfin Shareholders."

    EXCHANGE OF DELFIN STOCK CERTIFICATES. Promptly after the Effective Time, Titan, acting through American Stock Transfer & Trust Company as its exchange agent (the "Exchange Agent"), will deliver to each holder of record, as of the Effective Time, of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Delfin Common Stock, a letter of transmittal with instructions to be used by such holder in surrendering such certificate(s) in exchange for certificate(s) representing shares of Titan Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF DELFIN COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL. See "Terms of the Merger--Manner and Basis for Converting Shares."

    DELFIN OPTIONS. At the Effective Time, each unexpired and unexercised option to purchase Delfin Common Stock, whether vested or unvested, in effect on the date of the Merger Agreement that has been granted by Delfin to current or former directors, officers or employees of Delfin (each, a "Delfin Option"), will be assumed by Titan and will be automatically converted into an option (a "Titan Exchange Option") to purchase that number of shares of Titan Common Stock equal to the number of shares of Delfin Common Stock issuable immediately prior to the Effective Time upon exercise of the Delfin Option (without regard to actual restrictions on exercisability), multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share that existed under the corresponding Delfin Option, divided by the Exchange Ratio, and with other terms and conditions (such as vesting) that are the same as the terms and conditions of such Delfin Option immediately before the Effective Time. As of the Record Date 1,673,516 shares of Delfin Common Stock were issuable upon the exercise of outstanding Delfin Options, which options will be assumed by Titan and will be converted into Titan Exchange Options to acquire from approximately 558,700 shares to 787,700 shares of Titan Common Stock at the Effective Time. The weighted average exercise price per share of all Delfin Options outstanding as of the Record Date is approximately $.6894 per share. Following the Merger the weighted average exercise price per share of all Titan Exchange Options will be from approximately $1.46 to $2.06 per share (depending upon the Exchange Ratio). The unvested portion of each Delfin Option will continue to vest as a Titan Exchange Option upon the same schedule as the corresponding Delfin Option. To the extent any Delfin Options are exercised from the date of the Merger Agreement to the Effective Time, the issued Delfin Common Stock will be converted into equivalent options to purchase Titan Common Stock using the Exchange Ratio. Following the Effective Time, Titan will file with the Commission a registration statement on Form S-8 to register shares of Titan Common Stock issuable as a result of the exercise of Titan Exchange Options. See "Terms of the Merger--Treatment of Employee Equity Benefit Plans."

    STOCK OWNERSHIP FOLLOWING THE MERGER. Assuming a $2,550,000 Line of Credit Deduction, a Titan Stock Price equal to the $6.375 closing price of Titan Common Stock on the NYSE on the Record Date, and a capitalization of Delfin equal to the 7,188,651 outstanding shares as of the Record Date, an aggregate of approximately 3,129,400 shares of Titan Common Stock would be issued to Delfin shareholders in the Merger. In addition Titan will assume all outstanding Delfin Options which, using the above assumptions, would be converted into options to acquire approximately 728,500 shares of Titan Common Stock at the Effective Time. Based upon the number of shares of Titan Common Stock, Titan's $1.00 Cumulative Convertible Preferred Stock, $1.00 par value ("Titan Public Preferred"), and Titan Series B Preferred Stock (the "Series B Preferred Stock") issued and outstanding as of July 21, 1998, and after giving effect to the issuance of Titan Common Stock in the Merger and giving effect to the exercise of all Titan Exchange Options, the former holders of Delfin Common Stock would have from approximately 11.96% to 11.85% of the voting power of Titan's total issued and outstanding shares on a fully diluted basis. The foregoing percentages are subject to change to reflect any changes in the capitalization of either Titan or Delfin subsequent to the dates indicated and prior to the Effective Time. There can be no assurance as to the actual capitalization of Titan or Delfin as of the Effective Time or of Titan at any time following the Effective Time. See "Terms of the Merger--Stock Ownership Following the Merger."

    BOARD OF DIRECTORS; MANAGEMENT FOLLOWING THE MERGER. There will be no change in the current Titan Board of Directors (the "Titan Board") or officers of Titan as a result of the Merger. At the Effective Time, the officers of Delfin will become the officers of the Surviving Corporation; the directors of the Surviving Corporation will be Mellon C. Baird, Eric DeMarco, Gene W. Ray and J.S. Webb. See "Terms of the Merger--Effect of the Merger."

    COVENANTS. Pursuant to the Merger Agreement, Delfin has agreed (on behalf of itself and its subsidiaries) that, until the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective Time, subject to certain exceptions, and except to the extent that Titan consents in writing, Delfin will conduct its business and operations in the ordinary course and in accordance with past practices; use reasonable efforts to preserve intact its current business organization; keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and others with which it has business relationships; and use reasonable efforts to keep in full force all of its existing insurance policies. In addition, subject to certain exceptions, Delfin has agreed that, without the prior written consent of Titan, it will not perform or engage in certain activities in the conduct of its business and the businesses of its subsidiaries. Delfin has further agreed to take actions necessary to give notice of, convene and hold a meeting of shareholders, and solicit proxies with respect to the meeting. Each of Delfin and Titan has agreed in the Merger Agreement, until the earlier of the Merger or termination of the Merger Agreement, to notify the other of certain material events prior to closing, to provide certain documents to the other and to keep the other's information confidential. See "Terms of the Merger--Covenants."

    NO SOLICITATION. Pursuant to the Merger Agreement, except under certain limited circumstances, Delfin has agreed (on behalf of itself and each of its subsidiaries) that it will not directly or indirectly (i) solicit any alternate acquisition, (ii) furnish any non-public information concerning Delfin in connection with or in response to an alternative acquisition proposal, or (iii) participate in any discussions or negotiations with any other parties with respect to an alternate acquisition proposal.

    CONDITIONS TO THE MERGER. Consummation of the Merger is subject to certain conditions, including (i) declaration by the Commission of the effectiveness of the Registration Statement, (ii) approval of the Merger Proposal by the shareholders of Delfin, (iii) absence of any material legal proceeding relating to the Merger, (iv) receipt by Titan and Delfin of legal opinions that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (v) subject to certain materiality thresholds, the accuracy of the representations and warranties made by each party in the Merger Agreement and
(vi) subject to certain materiality thresholds, performance of all covenants required by the Merger Agreement.

    TERMINATION; BREAK-UP FEES. The Merger Agreement may be terminated by either party under certain circumstances. Titan and Delfin have agreed that, if the Merger is not consummated, under certain circumstances Titan or Delfin, as the case may be, will pay to the other a sum equal to 10% of the Total

Acquisition Price (as defined herein). See "Terms of the Merger--Termination of the Merger Agreement," "--Effect of Termination" and "--Break-Up Fees."

    STOCK VOTING AGREEMENTS. In connection with the execution of the Merger Agreement, certain of the officers, directors and institutional investor shareholders (the "Affiliated Shareholders"), owning in the aggregate approximately 53% of the Delfin Common Stock, executed a Stock Voting Agreement with Titan. Pursuant to such agreements, each of such persons agreed to vote all shares of Delfin over which such person has voting power or control in favor of the Merger Agreement and the Merger. See "Terms of the Merger--Related Agreements--Stock Voting Agreement."

    AFFILIATE AGREEMENTS. As a condition to Titan's obligations to consummate the Merger, each affiliate of Delfin shall have, prior to the Effective Time, entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Titan Common Stock to be received by them in the Merger so as to help ensure compliance with the requirements of applicable federal securities laws and the applicability of the "pooling of interests" accounting treatment. See "Terms of the Merger--Related Agreements--Affiliate Agreements."

    MERGER EXPENSES AND FEES AND OTHER COSTS. Except for certain limited exceptions, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Titan shall pay all fees and expenses incurred in connection with the filing of the S-4 Registration Statement and this Prospectus/Proxy Statement and any amendments or supplements thereto and Titan and Delfin shall share equally the filing fees under the HSR Act. See "Terms of the Merger--Merger Expenses and Fees and Other Costs."

    Titan estimates that Titan and Delfin will incur direct transaction costs of approximately $1 million associated with the Merger. These nonrecurring transaction costs are expected to be charged to operations during the quarter ending September 30, 1998. See "Unaudited Pro Forma Combined Condensed Financial Information" and "Risk Factors--Integration of Operations."

MARKET PRICE DATA

    The following table sets forth, for the fiscal quarters indicated, the range of high and low sale prices per share of Titan Common Stock, as reported on the NYSE under the symbol "TTN". Titan Public Preferred is traded on the NYSE under the symbol "TTNPR"; however because only a small amount of such stock is issued and outstanding, it is thinly traded.

QUARTERLY PERIOD                                                                                     HIGH        LOW
-------------------------------------------------------------------------------------------------  ---------  ---------
TITAN COMMON STOCK:
Fiscal year ending December 31, 1998:
  1st Quarter....................................................................................  $    6.81  $    5.75
  2nd Quarter....................................................................................       8.13       5.81
  3rd Quarter (through July 21, 1998)............................................................       6.56       6.00

Fiscal year ended December 31, 1997:
  1st Quarter....................................................................................  $    3.75  $    2.88
  2nd Quarter....................................................................................       4.38       2.88
  3rd Quarter....................................................................................       7.31       4.44
  4th Quarter....................................................................................       8.19       5.38

Fiscal year ended December 31, 1996:
  1st Quarter....................................................................................  $    7.38  $    6.00
  2nd Quarter....................................................................................       7.13       5.50
  3rd Quarter....................................................................................       5.63       3.63
  4th Quarter....................................................................................       4.38       2.50

Fiscal year ended December 31, 1995:
  1st Quarter....................................................................................  $    7.13  $    5.63
  2nd Quarter....................................................................................       9.38       6.25
  3rd Quarter....................................................................................      10.38       8.50
  4th Quarter....................................................................................       9.63       6.63

DATE PRECEDING PUBLIC ANNOUNCEMENT
-------------------------------------------------------------------------------------------------
June 30, 1998 (Closing Price)....................................................................  $    6.00     --

QUARTERLY PERIOD                                                                                   HIGH        LOW
-----------------------------------------------------------------------------------------------  ---------  ---------
TITAN PUBLIC PREFERRED:
Fiscal year ending December 31, 1998:
  1st Quarter..................................................................................  $   13.38  $   11.81
  2nd Quarter..................................................................................      14.38      13.19
  3rd Quarter (through July 21, 1998)..........................................................      14.00      13.94

Fiscal year ended December 31, 1997:
  1st Quarter..................................................................................  $   11.88  $   10.25
  2nd Quarter..................................................................................      12.75      10.13
  3rd Quarter..................................................................................      13.44      12.25
  4th Quarter..................................................................................      13.94      12.25

Fiscal year ended December 31, 1996:
  1st Quarter..................................................................................  $   12.63  $   12.00
  2nd Quarter..................................................................................      12.13      11.38
  3rd Quarter..................................................................................      11.50      10.88
  4th Quarter..................................................................................      10.88      10.00

Fiscal year ended December 31, 1995:
  1st Quarter..................................................................................  $   11.88  $   10.88
  2nd Quarter..................................................................................      12.25      11.63
  3rd Quarter..................................................................................      13.25      11.75
  4th Quarter..................................................................................      12.88      11.88

DATE PRECEDING PUBLIC ANNOUNCEMENT
-----------------------------------------------------------------------------------------------
June 30, 1998 (Closing Price)..................................................................  $   13.94     --

    There is no public trading market for Delfin's capital stock.

    As of July 21, 1998, there were approximately 3,453 stockholders of record of Titan Common Stock, approximately 684 stockholders of record of Titan Public Preferred, and one stockholder of record of Series B Preferred, as shown on the stock records of Titan.

    As of the Record Date, there were approximately 316 shareholders of record of Delfin Common Stock as shown on the stock records of Delfin.

    Titan has never paid any cash dividends on its common stock. Since January 1973, Titan has paid a quarterly dividend of $0.25 per share to holders of Titan Public Preferred. Other than earnings distributed as quarterly dividends to holders of Titan Public Preferred, Titan anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its business.

    On June 30, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Merger Agreement, the NYSE closing prices for Titan Common Stock and Titan Public Preferred were $6.00 per share and $13.94 per share, respectively. As of July 21, 1998, the closing prices on the NYSE for Titan Common Stock and Titan Public Preferred respectively, were $6.38 per share, and $13.94 per share. There can be no assurance as to the actual prices of Titan Common Stock or Titan Public Preferred prior to or at the Effective Time of the Merger or of Titan Common Stock or Titan Public Preferred at any time following the Effective Time of the Merger. See "Comparative Per Share Data" and "Risk Factors."

SELECTED HISTORICAL FINANCIAL DATA

    The selected historical financial data set forth below with respect to Titan's consolidated statements of operations for each of the three years in the period ended December 31, 1997, and with respect to Titan's consolidated balance sheets at December 31, 1996 and 1997 are derived from the audited consolidated financial statements of Titan included elsewhere in this Prospectus/Proxy Statement. The selected historical financial data set forth below with respect to Titan's consolidated statements of operations for each of the two years in the period ended December 31, 1994 and with respect to Titan's consolidated balance sheets at December 31, 1993, 1994 and 1995, are derived from the audited consolidated financial statements of Titan not included elsewhere in this Prospectus/Proxy Statement. The selected historical financial data set forth below with respect to the statements of operations of Delfin for each of the three years in the period ended September 30, 1997 and with respect to Delfin's balance sheets at September 30, 1996 and 1997 are derived from the audited financial statements of Delfin included elsewhere in this Prospectus/Proxy Statement. The selected historical financial data set forth below with respect to the statements of operations of Delfin for each of the two years in the period ended September 30, 1994 and with respect to Delfin's balance sheets at September 30, 1993, 1994 and 1995 are derived from the audited financial statements of Delfin not included in this Prospectus/Proxy Statement.

    The data set forth below are qualified by reference to, and should be read in conjunction with, the related consolidated financial statements and the notes related thereto.

                    TITAN SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              YEARS ENDED DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1997       1996       1995       1994      1993(1)
                                                                ---------  ---------  ---------  ---------  ---------
Revenues......................................................  $ 195,884  $ 155,954  $ 161,231  $ 160,522  $ 182,712
                                                                ---------  ---------  ---------  ---------  ---------
Cost of revenues..............................................    153,269    124,477    123,914    122,793    164,825
Selling, general and administrative expense...................     23,574     23,693     25,867     21,978     27,682
Research and development expense..............................      6,140      3,576      5,113      4,420      2,257
Write-down of assets, investments and environmental
  accrual(2)..................................................      6,600     --         --         --         --
Restructuring and other (income) expense......................     --         --          6,249     (1,200)    --
                                                                ---------  ---------  ---------  ---------  ---------
  Total costs and expenses....................................    189,583    151,746    161,143    147,991    194,764
                                                                ---------  ---------  ---------  ---------  ---------
Operating profit (loss).......................................      6,301      4,208         88     12,531    (12,052)
Interest expense..............................................     (5,101)    (3,201)    (1,353)    (1,278)    (2,039)
Interest income...............................................        869        639        392        389        197
                                                                ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing operations before income taxes
  and cumulative effect of change in accounting principle.....      2,069      1,646       (873)    11,642    (13,894)
Income tax provision (benefit)................................      3,292        221       (540)     3,674     (6,497)
                                                                ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing operations before cumulative
  effective of change in accounting...........................     (1,223)     1,425       (333)     7,968     (7,397)
Cumulative effect of change in accounting principle...........     --         --         --         --          1,700
Loss from discontinued operation, net of tax..................       (343)    (3,642)    (1,972)    (1,178)    --
                                                                ---------  ---------  ---------  ---------  ---------
Net income (loss).............................................     (1,566)    (2,217)    (2,305)     6,790     (5,697)
Dividend requirements on preferred stock......................       (875)      (803)      (695)      (695)      (695)
                                                                ---------  ---------  ---------  ---------  ---------
Net income (loss) applicable to common stock                    $  (2,441) $  (3,020) $  (3,000) $   6,095  $  (6,392)
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Basic earnings per share:
Income (loss) from continuing operations......................  $   (0.09) $    0.03  $   (0.05) $    0.38  $   (0.37)
Loss from discontinued operation..............................      (0.02)     (0.17)     (0.10)     (0.06)    --
                                                                ---------  ---------  ---------  ---------  ---------
Net income (loss) per common share............................  $   (0.11) $   (0.14) $   (0.15) $    0.32  $   (0.37)
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Weighted average shares outstanding...........................     22,230     21,418     19,438     19,042     17,050
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Diluted earnings per share:
Income (loss) from continuing operations......................  $   (0.09) $    0.03  $   (0.05) $    0.38  $   (0.37)
Loss from discontinued operation..............................      (0.02)     (0.17)     (0.10)     (0.06)    --
                                                                ---------  ---------  ---------  ---------  ---------
Net income (loss) per common share............................  $   (0.11) $   (0.14) $   (0.15) $    0.32  $   (0.37)
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Weighted average shares outstanding...........................     22,230     21,418     19,438     19,042     17,050
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

                                                                                 AS OF DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1997       1996       1995       1994      1993(1)
                                                                ---------  ---------  ---------  ---------  ---------

CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.....................................  $  10,612  $   4,751  $   9,035  $   8,780  $   9,465
Investments...................................................      4,499      9,888      5,000     --         --
Working capital...............................................     70,381     59,330     35,873     35,638     33,341
Property and equipment, net...................................     24,432     26,445     29,411     24,862     21,421
Total assets..................................................    166,227    158,749    126,672    110,889    123,901
Total debt....................................................     50,764     42,081     16,426      4,052     23,575
Redeemable preferred stock....................................      3,000      3,000     --         --         --
Stockholders' equity..........................................     74,900     74,460     65,063     63,400     51,392

------------------------------

(1) During 1993, Titan was involved in a contractual dispute with the Navy over its Mini-DAMA fixed-price development contract. That dispute had a material adverse impact on Titan's revenues and gross margins and was a principal cause of Titan's $5.7 million net loss for the year.

(2) During 1997, Titan recorded an aggregate $6.6 million charge primarily related to the write-down of assets and investments and an accrual for environmental liabilities.

                   DELFIN SELECTED HISTORICAL FINANCIAL DATA
                                 (IN THOUSANDS)

                                                                           YEARS ENDED SEPTEMBER 30,
                                                             -----------------------------------------------------
                                                               1997       1996       1995       1994       1993
                                                             ---------  ---------  ---------  ---------  ---------
Revenues...................................................  $  26,631  $  29,731  $  27,288  $  25,144  $  21,704
Costs and expenses:
  Cost of revenues.........................................     22,873     24,856     22,944     20,207     21,129
  Selling, general and administrative expense..............      3,497      4,427      4,879      4,258        189
                                                             ---------  ---------  ---------  ---------  ---------
Total costs and expenses...................................     26,370     29,283     27,823     24,465     21,318
                                                             ---------  ---------  ---------  ---------  ---------
Operating profit (loss)....................................        261        448       (535)       679        386
Interest expense, net......................................       (233)      (366)      (470)      (290)    --
                                                             ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes..........................         28         82     (1,005)       389        386
Income tax provision (benefit).............................         58         72       (250)       150        135
                                                             ---------  ---------  ---------  ---------  ---------
Net income (loss)..........................................  $     (30) $      10  $    (755) $     239  $     251
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
Basic net income (loss) per share..........................  $    0.00  $    0.00  $   (0.11) $    0.03  $    0.04
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
Weighted average shares....................................      7,137      7,053      6,975      6,922      7,003
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
Diluted net income (loss) per share........................  $    0.00  $    0.00  $   (0.11) $    0.03  $    0.03
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
Weighted average shares....................................      7,137      7,304      6,975      7,278      7,416
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

                                                                              AS OF SEPTEMBER 30,
                                                             -----------------------------------------------------
                                                               1997       1996       1995       1994       1993
                                                             ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Cash and cash equivalents..................................  $      30  $     105  $      32  $      35  $      12
Working capital............................................      3,345      3,320      3,374      3,667      3,486
Property and equipment, net................................        730        719        842      1,113      1,227
Total assets...............................................      9,737      9,635     11,583     12,961     11,467
Total debt.................................................      1,641      1,438      4,061      4,246      3,158
Shareholders' equity.......................................      4,148      4,170      4,104      4,847      4,597

                  SELECTED PRO FORMA CONDENSED FINANCIAL DATA

    The selected pro forma combined financial data are derived from the unaudited pro forma combined condensed financial statements, which give effect to the merger of Titan and Horizons which was consummated on June 30, 1998, combined with the prospective Merger with Delfin as a pooling of interests transaction, and should be read in conjunction with, and are qualified by reference to, such pro forma statements and the notes thereto included elsewhere in this Prospectus/Proxy Statement.

    The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods indicated, nor is it necessarily indicative of future financial position or results of operations.

              SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
PRO FORMA COMBINED STATEMENT OF INCOME DATA:
  Revenues...................................................................  $  248,796  $  215,236  $  215,010
                                                                               ----------  ----------  ----------
  Costs and expenses:
    Cost of revenues.........................................................     194,477     169,341     164,789
    Selling, general and administrative expense..............................      31,770      32,234      34,667
    Research and development expense.........................................       6,221       3,681       5,162
    Write-off of assets, investments and environmental accrual...............       6,600      --          --
    Restructuring and other income...........................................      --          --           6,249
                                                                               ----------  ----------  ----------
      Total costs and expenses...............................................     239,068     205,256     210,867
                                                                               ----------  ----------  ----------
  Operating Profit...........................................................       9,728       9,980       4,143
  Interest expense...........................................................      (5,856)     (4,162)     (2,380)
  Interest income............................................................         872         642         403
                                                                               ----------  ----------  ----------
  Income from continuing operations before income taxes......................       4,744       6,460       2,166
  Income tax provision.......................................................       4,356       2,091         747
                                                                               ----------  ----------  ----------
  Income from continuing operations..........................................  $      388  $    4,369  $    1,419
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Basic earnings per share:
    Income (loss) per share from continuing operations.......................  $    (0.02) $     0.13  $     0.03
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
    Weighted average shares..................................................      29,205      28,393      26,413
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Diluted earnings per share:
    Income (loss) per share from continuing operations.......................  $    (0.02) $     0.13  $     0.03
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
    Weighted average shares..................................................      29,205      28,393      26,413
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                                                                                                         AS OF
                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
PRO FORMA COMBINED BALANCE SHEET DATA:
  Cash and cash equivalents.........................................................................   $   11,165
  Investments.......................................................................................        4,499
  Working capital...................................................................................       66,664
  Property and equipment, net.......................................................................       25,467
  Total assets......................................................................................      180,617
  Total debt........................................................................................       57,916
  Redeemable preferred stock........................................................................        3,000
  Shareholders' equity..............................................................................       71,841

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain pro forma per share data of Titan Common Stock and Delfin Common Stock and combined per share data on an unaudited pro forma basis after giving effect to the Merger accounted for as a "pooling of interests." This data should be read in conjunction with the selected historical financial data, the unaudited pro forma combined condensed financial data and the separate historical pro forma combined financial statements of Titan and Delfin, and notes thereto. The pro forma combined financial data is not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods indicated nor is such data necessarily indicative of future financial condition or results of operations. For purposes of the comparative per share data, Titan financial data at December 31, 1997, 1996 and 1995 have been combined with Horizons' financial data at January 31, 1998, 1997 and 1996, and Delfin's financial data at September 30, 1997, 1996 and 1995.

                                                                                                  YEARS ENDED
                                                                                                 DECEMBER 31,
                                                                                        -------------------------------
                                                                                          1997       1996       1995
                                                                                        ---------  ---------  ---------
Pro Forma Historical--Titan combined with Horizons:
  Net income (loss) per share.........................................................  $   (0.26) $   (0.08) $   (0.36)
  Book value per share(1,2)...........................................................       2.22
Historical--Delfin:
  Net income (loss) per share.........................................................  $    0.00  $    0.00  $   (0.11)
  Book value per share(1,2)...........................................................       0.58
Pro Forma Combined Per Titan Share(2):
  Net income (loss) per share.........................................................  $   (0.17) $   (0.07) $   (0.34)
  Book value per share(1,2)...........................................................       2.09
Equivalent Pro Forma Combined Per Delfin Share(3):
  Net income (loss) per share.........................................................  $   (0.09) $   (0.04) $   (0.18)
  Book value per share(1,2)...........................................................       1.09

------------------------

(1) The historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock and equivalents outstanding at the end of each period. The pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock and equivalents at the end of each period.

(2) Titan estimates that Titan and Delfin will incur transaction-related costs of approximately $1 million associated with the Merger, including estimated costs associated with integrating the two companies, which will be charged to operations as the costs are incurred. The Pro Forma Combined Book Value Per Share data give effect to estimated costs of $1 million, net of tax, as if such costs had been incurred and charged to operations as of December 31, 1997. These costs and charge are not included in the pro forma income per share data. See "Unaudited Pro Forma Combined Condensed Financial Information" and accompanying notes thereto.

(3) The equivalent pro forma combined per Delfin share amounts are calculated by dividing the pro forma combined per Titan share amounts by the exchange ratio.

                                  RISK FACTORS

    THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY HOLDERS OF DELFIN CAPITAL STOCK IN EVALUATING WHETHER TO APPROVE THE MERGER PROPOSAL. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS/PROXY STATEMENT.

    THE DISCUSSION IN THIS PROSPECTUS/PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. TITAN'S, DELFIN'S AND THE COMBINED ENTITY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT.

RISKS RELATED TO THE MERGER:

INTEGRATION OF OPERATIONS

    If the combined company, the stockholders of Titan and the shareholders of Delfin are to realize the anticipated benefits of the Merger, the operations of the two companies must be integrated and combined efficiently. The process of rationalizing product lines, management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger entity, will present a significant challenge to the management of the combined company. There can be no assurance that the integration process will be successful or that the anticipated benefits of the business combination will be fully realized. Similarly, there can be no assurance that stockholders of the combined company will achieve value through share ownership greater that they would have achieved as stockholders of Titan or shareholders of Delfin as a separate entity. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. Such integration may also be more difficult due to Titan's integration challenges as a result of its recent acquisitions of DBA, Validity, Horizons or of other potential acquisitions. There can be no assurance that there will not be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or a decrease in the value of Titan capital stock, or that there will not be other material adverse effects of these integration efforts. See "--Recent Acquisitions; Risks Associated with Acquisition Strategy."

    Further, there can be no assurance that, upon learning of the proposed Merger, customers will not defer purchasing decisions until the closing of the Merger or thereafter. Such effects could materially reduce the short-term or long-term earnings and earnings per share of the combined company. Titan estimates that it will incur $1 million in transaction and integration costs associated with the Merger, which will be charged to operations as incurred. This amount is a preliminary estimate only; there can be no assurance that Titan will not incur additional charges in subsequent quarters.

ADDITIONAL SHARES TO BE ISSUED BY TITAN; SHARES ELIGIBLE FOR FUTURE SALE

    Based upon the balance of the Delfin line of credit with Silicon Valley Bank as of the Closing and the capitalization of Delfin immediately preceding the Closing, but depending upon the Titan Stock Price, an aggregate of from approximately 2,400,000 to approximately 3,383,400 shares of Titan Common Stock (the "Merger Consideration") will be issued in exchange for the issued and outstanding shares of Delfin Common Stock. In addition, Titan will assume all outstanding options to purchase Delfin Common Stock, which would be converted into options to acquire from approximately 558,700 to 787,700 additional shares of Titan Common Stock. In general, the shares will be eligible for sale in the public market following the Merger, subject to certain volume and other resale limitations for affiliates of Delfin and Titan, pursuant to Rules 144 and/or 145 under the Securities Act. A more detailed discussion of limitations regarding affiliates is set forth in this Prospectus/Proxy Statement under the caption "Terms of the Merger--Related Agreements--Affiliate Agreements." An aggregate of approximately 21.8% of the shares issued in the

Merger will be beneficially owned by persons who may be deemed to be affiliates of Delfin and, therefore, subject to such limitations. The sale of a significant number of the foregoing shares may cause substantial fluctuations in the market price of Titan Common Stock, and may adversely effect remaining stockholders of Titan.

    Upon completion of the Merger, Titan will have outstanding an aggregate of from approximately 30,793,000 to 31,776,000 shares of Titan Common Stock, assuming no exercise of outstanding options; 694,872 shares of Titan Public Preferred; and 83,333 shares of Series B Preferred Stock. Assuming that 3,129,400 shares of Titan Common Stock are issued as a result of the Merger, the current Titan stockholders' ownership of Titan Common Stock will be reduced to approximately 90.07% of the outstanding Titan Common Stock. After the Merger, former Delfin shareholders in the aggregate will control approximately 9.93% of Titan Common Stock.

    In addition, promptly following the Effective Time, Titan will file a Form S-8 registering a total of up to approximately 787,700 shares of Titan Common Stock issuable as a result of the exercise of Titan Exchange Options. Shares registered on such Form S-8 will, subject to vesting restrictions and to Rule 144 and/or Rule 145 volume limitations applicable to affiliates, be available for sale in the open market. Thus, the Titan Exchange Options may further dilute the current Titan stockholders' ownership of Titan Common Stock.

POTENTIAL ADJUSTMENTS TO CONSIDERATION TO BE RECEIVED BY HOLDERS OF DELFIN
  COMMON STOCK

    The dollar value of the Titan Common Stock actually received in the Merger will vary depending upon: (i) the amount outstanding under Delfin's line of credit with Silicon Valley Bank as of the Closing, (ii) the Titan Stock Price, subject to a collar below $6.00 or above $8.00, and (iii) the number of shares of Delfin Common Stock outstanding immediately prior to the Closing Date. In the event the Titan Stock Price on the NYSE over the twenty trading days prior to the date of the Merger is less than $6.00 then $6.00 will be used to determine the number of shares of Titan Common Stock to be received by Delfin shareholders in the Merger. With such an application of the collar, the Exchange Ratio would be calculated using a higher dollar value for Titan Common Stock then Delfin shareholders may be able to realize in the marketplace. There can be no assurance that the Titan Stock Price will be $6.00 or more. The market price of Titan Common Stock has fluctuated significantly in the past, and often has been near or below $6.00 over the past few months. If the Titan Stock Price is below $5.00 or above $9.00 then the transaction contemplated by the Merger Agreement may not be consummated or may be renegotiated. Holders of Delfin Common Stock are therefore strongly urged to obtain current market quotations for Titan Common Stock prior to the Delfin Meeting. Recorded information with respect to day-to-day trading prices of Titan Common Stock may be obtained until the Delfin Meeting by calling (800) 382-8492.

    Although the parties expect holders of Delfin Common Stock will be entitled to from approximately $2.23 to approximately $2.82 of Titan Common Stock per share of Delfin Common Stock the amount could decrease if the Line of Credit Deduction exceeds $3.3 million. This decrease would result because an increase in the size of the Line of Credit Deduction directly reduces the Merger Consideration. The Delfin line of credit with Silicon Valley Bank allows borrowing up to a maximum of $4.3 million.

RISKS RELATED TO TITAN'S AND DELFIN'S BUSINESSES:

ABILITY TO IMPLEMENT SPIN-OUT STRATEGY

    In an effort to leverage its core technologies to build and expand its commercial businesses, Titan has adopted a strategy of dividing its businesses into focused subsidiaries and, when possible, seeking to fund the continued operations and potential expansion of each subsidiary by selling a minority equity interest to public investors. Titan refers to these transactions as "spin-outs" of its subsidiaries. There are numerous risks inherent in this strategy. Moreover, Titan has not demonstrated an ability to spin-out its subsidiaries, nor has Titan demonstrated an ability to successfully manage a public subsidiary. There can be no assurance that Titan can complete a spin-out of any subsidiary or that any future spin-out will result in the public market attributing any incremental value to Titan Common Stock.

    There are many factors that could limit Titan's ability to successfully complete spin-outs in the future. The inability of Titan to attract and retain the entrepreneurial management and technical personnel necessary to successfully develop commercial applications for Titan's technology would have a material adverse effect on Titan's ability to manage and grow its commercial businesses from start-up ventures to initial public offerings. Additionally, in recent years, the stock market in general, and the shares of technology companies in particular, have experienced extreme price fluctuations. Broad market fluctuations may adversely affect or effectively eliminate Titan's ability to complete an initial public offering of a minority interest of any of its present or future subsidiaries. In particular, in June 1998 Titan announced that it was withdrawing its planned spin-out of Linkabit Wireless as a result of adverse market conditions. The failure of a planned spin-out could make potential investors less receptive of future spin-outs by Titan. Furthermore, there can be no assurance that Titan can develop or acquire the additional technologies, or can successfully overcome the numerous other challenges inherent in the operations of a start-up venture, necessary to complete a spin-out of any of its subsidiaries. See "--Ability to Commercialize New Technologies."

    If Titan is unable to implement its spin-out strategy, Titan may need to complete additional equity or debt financings to fund the continued operations and expansion of its subsidiaries and potential acquisitions of new technologies. There can be no assurance that any such financing will be available on acceptable terms or at all, or that such financings will be adequate to meet Titan's capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to Titan's stockholders. Successful spin-outs will initially result in dilution, and will also result in a wider stockholder base at the subsidiary level, which could adversely impact the ability of Titan's stockholders to influence events at the subsidiary level.

    If adequate funds are not available, Titan's ability to operate and expand the businesses of its subsidiaries and to acquire additional technologies may be materially adversely affected. Titan may also have difficulty attracting and retaining key management and technical personnel because of an inability to offer competitive equity opportunities for these individuals. Any failure by Titan to spin-out its subsidiaries would have a material adverse effect on Titan's business, financial condition, results of operations and market price.

RECENT ACQUISITIONS; RISKS ASSOCIATED WITH ACQUISITION STRATEGY

    Titan has adopted a strategy of acquiring complementary businesses or technologies that could expand its existing core businesses or constitute new business. In February 1998, Titan acquired DBA in a stock-for-stock merger, in March 1998 Titan acquired Validity in a cash purchase, and in June 1998 Titan acquired Horizons in a stock-for-stock merger. In addition, Titan has announced a letter of intent to acquire VisiCom Laboratories, Inc. ("VisiCom") in a stock-for-stock merger. Titan's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, corporate culture, contingent or other liabilities and potential profitability of acquisition candidates. Titan's recent acquisitions of DBA, Validity and Horizons and the proposed acquisition of Delfin and VisiCom are examples of Titan's acquisition strategy. There can be no assurance that acquisition opportunities will continue to be available, that Titan will correctly assess all of these aspects of potential acquisition candidates, that Titan will have access to the capital required to finance potential acquisitions or that Titan will continue to acquire businesses or technologies. In particular, there can be no assurance that Titan correctly assessed the value of the businesses of DBA, Validity, Horizons, Delfin or VisiCom or that the acquisitions by Titan of DBA, Validity, Horizons, Delfin or VisiCom will prove beneficial to Titan and its stockholders.

    Titan's acquisition strategy also involves the potential risks inherent in integrating the operations of acquired businesses and technologies, certain of which as they relate to the Merger are described above.

These risks are discussed under the caption "--Integration of Operations." The integration of multiple acquisitions is likely to be significantly more challenging than the integration of a single business. Specifically, the integration of DBA, Validity, Horizons, Delfin, VisiCom and any other acquired businesses may require substantial management resources and divert management attention from the day-to-day business of the remainder of Titan. Although Titan intends to seek to reduce the expenses of the combined business operations through consolidation of facilities and other expense reductions, there can be no assurance that Titan will be able to reduce expenses. There can be no assurance that Titan will be successful in integrating the operations of DBA, Validity, Horizons, Delfin, VisiCom or any other acquired businesses into Titan or that any business acquired will ultimately prove to be profitable for Titan or for its stockholders.

DEPENDENCE ON GOVERNMENT CONTRACTS

    A substantial portion of the revenues of both Titan and Delfin are dependent upon continued funding of United States and allied government agencies as well as continued funding of programs targeted by Titan's businesses. For the years ended December 31, 1996 and 1997, United States government business represented approximately 78% and 75% of Titan's revenues, respectively; and for the fiscal years ended September 30, 1996 and 1997, United States government business represented 92% and 91% of Delfin's revenues, respectively. United States defense budgets and the budgets of other government agencies have been declining in real terms since the mid-1980's, and may continue to do so in the future. Further significant reductions in the funding of United States government agencies or in the funding areas targeted by Titan or Delfin could materially and adversely affect Titan's and Delfin's business, results of operations and financial condition.

    Titan's and Delfin's contracts with the United States government and its subcontracts with government prime contractors are subject to termination for the convenience of the government, and termination, reduction or modification in the event of change in the government's requirements or budgetary constraints. When Titan or Delfin subcontracts with prime contractors, such subcontracts are also subject to the ability of the prime contractor to perform its obligations under its prime contract. Titan and Delfin often have little or no control over the resources allocated by the prime contractor to the prime contract, and any failure by the prime contractor to perform its obligations under the prime contract could result in the loss of its subcontract. In addition, government contract-related costs and fees, including allocated indirect costs, are subject to audits and adjustments by negotiation between the contracting party and the United States government. As part of the audit process, the government audit agency verifies that all charges made by a contractor against a contract are legitimate and appropriate. Audits may result in recalculation of contract revenues and non-reimbursement of some contract costs and fees. There can be no assurance that any audits of contract-related costs and fees will not result in material adjustments to Titan's and Delfin's revenues. In addition, United States government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal year basis even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually incrementally funded. Additional funds are normally committed to the contract by the procuring agency as appropriations are made by Congress for future fiscal years. Any failure of such agencies to continue to fund such contracts could have a material adverse effect on the business, results of operations and financial condition of Titan and Delfin. Such failures could adversely affect the value of the shares of each of Titan and Delfin, and in the case of Delfin's shareholders in the event the Merger did not occur, could delay or prevent shareholder liquidity through the public market or another potential acquisition transaction.

FLUCTUATIONS IN RESULTS OF OPERATIONS

    Titan and Delfin have experienced and expect to continue to experience significant fluctuations in quarterly and annual revenues, gross margins and operating results. Factors that have contributed or may contribute in the future to these fluctuations include, among others: (i) varying demand for Titan's and Delfin's products due to revisions in budgets or schedules for customer projects, or changes in demand for customers' products that incorporate or utilize Titan's or Delfin's products, (ii) announcements by Titan or Delfin or competitors of the development of new products or technologies, or the pricing or availability thereof, that cause customers to defer or cancel purchases of Titan's or Delfin's products, (iii) the timing and amount of revenues resulting from the complex and lengthy procurement process of Titan's and Delfin's customers or sales cycles for Titan's and Delfin's products, (iv) the delay, rescheduling or cancellation of purchase orders from a significant customer of any of Titan's or Delfin's core businesses, (v) the failure by Titan or Delfin to operate within budgeted contract costs for purchase orders and/or production contracts received and accepted substantially in advance of delivery, (vi) fluctuations in average selling prices for Titan's or Delfin's products due to a number of factors, including product mix, competition, customer demand for products and unit volumes, (vii) inability to reduce fixed expenses in a timely manner should revenues not meet Titan's expectations, (viii) expenses relating to acquisitions, (ix) usage of different distribution and sales channels, (x) warranty and customer support expenses,
(xi) stage of completion of projects subject to milestone payments and (xii) general economic and political conditions. All of the above factors are difficult for Titan and Delfin to forecast or control, and any of these or other factors could materially adversely affect Titan's and Delfin's business, financial condition and results of operations from period to period. As a result, Titan and Delfin believe that period-to-period comparisons are not necessarily meaningful and should not be relied upon as indications of future performance. The above factors could also adversely affect the value of Titan capital stock through the public market, including the Titan Common Stock that will be issued to Delfin's shareholders in the Merger.

RAPID INDUSTRY CHANGE; TECHNOLOGICAL OBSOLESCENCE

    The industries in which Titan and Delfin compete are characterized by rapid and continuous technological change. Future technological changes in these industries or the availability of new products could render Titan's and Delfin's products noncompetitive or obsolete. Titan's and Delfin's success will depend in part upon the success of new product introductions by Titan and Delfin, which will be dependent upon several factors, including timely completion and introduction of new product designs, achievement of competitive product costs, establishment of close working relationships with major customers and market acceptance of new products. There can be no assurance that Titan or Delfin will be successful in developing and introducing new products that meet changing customer needs or respond to technological changes or evolving industry standards in a timely manner, or at all, or that products or technologies developed by others will not render Titan's and Delfin's products noncompetitive or obsolete. Titan and Delfin may experience delays from time to time in completing the development and introduction of new products. There can be no assurance that defects will not be found in Titan's or Delfin's products after commencement of deliveries, which could result in the loss of or delay in market acceptance. Any failure by Titan or Delfin to respond to changing market conditions, technological developments, evolving industry standards or changing customer requirements, or the development of competing technology or products that render Titan's or Delfin's products noncompetitive or obsolete could have a material adverse effect on Titan's or Delfin's business, financial condition and results of operations, and could adversely affect the market value of Titan's capital stock.

ABILITY TO COMMERCIALIZE NEW TECHNOLOGIES

    Since 1991, Titan has sought to leverage the technologies developed as part of its defense business into new business opportunities. Accordingly, many of Titan's existing businesses, such as medical product sterilization and food pasteurization, are at an early stage and Titan is continuing to develop new businesses. As such, Titan is subject to all the risks inherent in the operation of a start-up venture, including the need to secure funding, to develop and maintain marketing, sales and support capabilities, to secure appropriate third-party manufacturing arrangements, to respond to the rapid technological advances inherent in the markets for these new technologies and, ultimately, to design and manufacture products or provide services acceptable to buyers in its target markets. Certain of Titan's new products, including products for which Titan has contracts for delivery, are still in the testing stage. There can be no assurance that such tests will be completed satisfactorily or that Titan will be able to satisfy all of the requirements for delivery of and payment for these products. In addition, many of the opportunities in the communications and sterilization businesses involve projects with lengthy sales cycles. Titan's efforts to address these risks have required, and will continue to require, significant expenditures and dedicated management time and other resources. There can be no assurance that Titan will be successful in addressing these risks or in commercializing these new technologies. An inability to commercialize new technologies could adversely affect the market value of Titan's capital stock.

MARKET ACCEPTANCE OF NEW TECHNOLOGIES

    Some of Titan's businesses are attempting to commercialize new products or are attempting to develop new markets for existing products, such as food pasteurization with Titan's E-Beam sterilization process. Because these markets are relatively new, it is difficult to predict whether these markets will develop or, if they develop, the rate at which these markets will grow, if at all. If the markets for Titan's new products or new markets for Titan's existing products fail to develop, or develop more slowly than anticipated, this may cast doubt on Titan's ability to implement its overall business strategy and materially adversely affect Titan's business, financial condition, results of operations and share value.

RISKS OF INTERNATIONAL OPERATIONS; RISKS OF DOING BUSINESS IN DEVELOPING
  COUNTRIES

    Titan, through its Communications Systems segment, conducts substantial business in foreign countries, particularly in the Pacific Rim. No other segment of Titan's business engages in a significant amount of business in the Pacific Rim. Titan generally denominates its foreign contracts in United States dollars. As a result, the recent decline in the value of certain foreign currencies relative to the United States dollar may result in consumers in those countries having less buying power in general and could make certain of Titan's communications products less affordable and thus reduce the demand for such products. This risk is particularly sensitive, given the recent currency devaluations in Indonesia, Malaysia, Taiwan and the Philippines, countries in which Titan currently sells or intends to sell its communications products. Furthermore, a precipitous decline in such foreign currency values could result in certain of Titan's customers and local subcontractors and partners refusing to perform their obligations under contracts with Titan, the cancellation of projects from which Titan expects to receive significant revenues, defaults on accounts receivable and the loss of any investments by Titan to build infrastructure or develop business in these countries. Accordingly, there can be no assurance that a decline in the value of one or more foreign currencies relative to the United States dollar will not have a material adverse effect on Titan's business, financial condition and results of operations.

    Additional risks inherent in Titan's international business activities include various and changing regulatory requirements, costs and risks of relying upon local subcontractors, increased sales and marketing and research and development expenses, export restrictions and availability of export licenses, tariffs and other trade barriers, political and economic instability, difficulties in staffing and managing foreign operations, longer payment cycles, seasonal reduction in business activities, potentially adverse tax laws, complex foreign laws and treaties and the potential for difficulty in accounts receivable collection. Moreover, the risks of engaging in business in Pacific Rim countries, and in particular Indonesia, have recently increased due to instability in their governments. Certain of Titan's customer purchase agreements are governed by foreign laws, which may differ significantly from United States laws. Therefore, Titan may be limited in its ability to enforce its rights under such agreements and to collect amounts owing to Titan should any customer refuse to pay such amounts. Further, public awareness of the risks associated with international operations may increase the volatility of the market price of Titan capital stock. This potential of volatility has been evidenced recently by stock market fluctuations attributed to recent developments in Asia. In addition, Titan is subject to the Foreign Corrupt Practices Act (the "FCPA"), which may place Titan at a competitive disadvantage to foreign companies, which are not subject to the

FCPA. There can be no assurance that any of these factors will not have a material adverse effect on Titan's business, financial condition and results of operations.

    Delfin performs a small portion of its business internationally through a network of commissioned sales representatives. As a result of the recent decline in the value of certain foreign currencies relative to the United States dollar, those countries have less buying power which in turn makes certain of Delfin's products less affordable and reduces the demand for such products. Additional risks inherent in Delfin's international business activities include increased sales and marketing and research and development expenses, export restrictions and availability of export licenses, tariffs and other trade barriers, political and economic instability, longer payment cycles and the potential for difficulty in accounts receivable collection. Purchase decisions involving foreign governments are lengthy and may involve unique government regulations or purchase terms that increase risk to the company. For example, acceptance may be a lengthy process with the result of delayed final payment and increased warranty exposure to the company. In addition, Delfin is subject to the Foreign Corrupt Practices Act (the "FCPA"), which may place Delfin at a competitive disadvantage to foreign companies, which are not subject to the FCPA. Delfin generally denominates its foreign contracts in United States dollars and receives letters of credit. There can be no assurance that any of these factors will not have a material adverse effect on Delfin's business, financial condition and results of operations.

COMPETITION

    The industries and markets in which Titan and Delfin operate are highly competitive, and Titan and Delfin expect that competition will increase in these markets. Titan's and Delfin's ability to compete in their markets depends to a large extent on their ability to provide technologically advanced products and services with shorter lead times and at lower prices than competitors. All of Titan's core businesses and Delfin compete with numerous other companies, including large domestic and international companies. Many of these companies have far greater financial, engineering, technological, marketing, sales and distribution and customer service resources than Titan and Delfin. In addition, many of these competitors have more experience in certain of Titan's targeted markets. As a result, these competitors may be able to develop and expand their product lines more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than Titan or Delfin. In addition, current and potential competitors in Titan's targeted markets have established or may establish cooperative relationships among themselves or with third parties to improve the performance, quality or functionality or to reduce the price of their products and services. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition is likely to result in price reductions, reduced profit margins and loss of market share, any of which could have a material adverse effect on Titan's or Delfin's business, financial condition and results of operations. There can be no assurance that Titan or Delfin will be able to compete successfully against current or future competitors that competitive pressures will not have a material adverse effect on Titan's or Delfin's business, financial condition and results of operations. Competition pressures could also suppress the market price of Titan capital stock, and, in the case of Delfin's shareholders in the event the Merger does not occur, could delay or prevent shareholder liquidity through the public market or another potential acquisition transaction.

RELIANCE ON STRATEGIC RELATIONSHIPS

    Titan is and will continue to be dependent on certain strategic relationships for the development and expansion of its core businesses. For instance, Titan's subsidiary Linkabit Wireless has a strategic arrangement with its customer PT. Pasifik Satelit Nusantra ("PSN"). Pursuant to this relationship, Linkabit Wireless and PSN market certain Linkabit Wireless products in countries already covered by satellites, which efforts are geared toward increasing use of both companies' products. See "Titan Business-- Communications Systems Segment."

    There can be no assurance that Titan will be able to maintain its existing strategic relationships or negotiate any future strategic relationships important to Titan's business, that its strategic partners will continue to assist Titan by developing and expanding their businesses or that such strategic partners in the future will not actually compete with or enter into alliances with companies that are competitive with Titan. Titan's failure to maintain its existing alliances or to form additional alliances with partners in other markets, or the preemption or disruption of such alliances by the actions of Titan's competitors or otherwise, could adversely affect Titan's ability to penetrate and compete successfully in emerging and other markets.

CUSTOMER CONCENTRATION WITHIN BUSINESS SEGMENTS

    Certain of Titan's business segments rely on a small number of customers for a large portion of their revenues. For example, the Navy, with respect to Titan's Mini-DAMA product, and the Federal Aviation Administration (the "FAA"), with respect to an Intranet-based Executive Information System, represent significant customers of Titan's Communications Systems and Software Systems segments, respectively. In the case of Delfin, the U.S. Special Operations Command represents a significant portion of the Signal Products Division. Any one such customer's product or services scheduled for delivery can represent a significant portion of the potential revenues in a quarter for a particular subsidiary. As a result, the operating results for certain business segments for particular periods have in the past been and may in the future be materially adversely affected by a delay, rescheduling or cancellation of even one purchase order. There can be no assurance that a reduction, delay or cancellation of any order from a single customer would not have a material adverse effect on the business, financial condition and results of operations of a particular subsidiary of Titan or on Titan as a whole.

GOVERNMENT REGULATIONS

    Several of Titan's products and the systems with which they operate are subject to various government regulations. Regulatory changes could significantly impact Titan's operations by restricting development efforts by Titan's strategic partners or customers, making current products obsolete or increasing the opportunity for additional competition. For example, certain countries in which Titan's Communications Systems segment intends to operate have telecommunications laws and regulations that do not currently contemplate technical advances in communications technology such as multi-function transmissions via satellite. There can be no assurance that regulatory bodies will not impose new regulations. Such regulations could have a material adverse effect on Titan's and Delfin's business, financial condition and results of operations. In addition, in certain circumstances strategic partners or customers must obtain various local approvals, licenses and permits prior to the installation or use of Titan's products. The regulatory schemes in each country are different and there may be instances of noncompliance by strategic partners or customers. Changes in, or the failure by Titan or Delfin, or their strategic partners or customers, to comply with, applicable domestic and international regulations could have a material adverse effect on Titan's and Delfin's business, financial condition and results of operations.

    Titan's sterilization facilities are subject to regulation at the federal, state and local levels. In particular, Titan's sterilization facilities are subject to the requirements of the FDA when sterilizing medical devices or drug packaging materials. In addition, if Titan were to begin pasteurizing meat or poultry products, in addition to being subject to the FDA, it would become subject to the requirements of the Food Safety and Inspection Service of the United States Department of Agriculture, which would require preapproval of the pasteurization process for meat and poultry. Any failure by Titan to obtain required permits or approvals or comply with the regulations imposed by such agencies could limit Titan's ability to operate in these markets.

    The sale of Titan's products outside the United States is subject to compliance with the United States Export Administration Regulations. The absence of comparable restrictions on competitors in other countries may adversely affect Titan's competitive position.

DEPENDENCE UPON SUPPLIERS; SOLE AND LIMITED SOURCES OF SUPPLY

    Titan's internal manufacturing capacity is limited. Therefore, Titan and Delfin utilize contract manufacturers to produce several products or components thereof. Certain components and services necessary for the manufacture of certain of Titan's and Delfin's products are obtained from a sole supplier or a limited group of suppliers in connection with specific contracts; Titan and Delfin do not carry significant inventories or have long-term or exclusive supply contracts with vendors for such supply. Titan's and Delfin's reliance on contract manufacturers and on sole suppliers or a limited group of suppliers involves several risks, including a potential inability to obtain an adequate supply of required components or products, and reduced control over the price, delivery, reliability and quality of finished products. If Titan and Delfin were to change certain of their vendors or qualify additional vendors for such components or products, Titan and Delfin could be required to negotiate different arrangements with the new vendors, complete any required technology transfers or perform additional testing procedures upon the components or products supplied by such new vendors, which could prevent or delay product shipments. Additionally, prices could increase significantly in connection with changes of vendors or if Titan or Delfin are required to manufacture such components or products internally. Any inability to obtain timely deliveries of components or products or deliveries of acceptable quality or any other circumstance that would require Titan to seek alternative sources of supply could delay timely delivery of such products or raise issues regarding quality. Such delays could damage relationships with current or prospective customers and have a material adverse effect on Titan's and Delfin's business, financial condition and results of operations. In such case the market value of Titan's capital stock could decline.

LIMITED INTELLECTUAL PROPERTY PROTECTION; DEPENDENCE ON PROPRIETARY TECHNOLOGY

    Titan's and Delfin's ability to compete may depend, in part, on their ability to obtain and enforce intellectual property protection for their technologies in the United States and internationally. Each of Titan and Delfin relies heavily on the technological and creative skills of its personnel, new product developments, software programs and designs, frequent product enhancements, reliable product support and proprietary technological expertise in maintaining its competitive position, but does not have significant patent protection for all of its products. Titan and Delfin rely on a combination of trade secrets, copyrights, patents, trademarks, service marks and contractual rights to protect intellectual property. There can be no assurance that the steps taken by Titan or Delfin to protect its intellectual property will be adequate to deter misappropriation of Titan's or Delfin's technology or to prevent others from independently developing or acquiring substantially equivalent technologies or otherwise gaining access to Titan's or Delfin's proprietary and confidential technological expertise or disclosing such technologies or that Titan or Delfin can ultimately enforce all of its rights to its proprietary technological expertise. Further, the laws of certain foreign countries in which Titan's products are or may be sold may not protect Titan's intellectual property rights to the same extent as do the laws of the United States. Any failure of Titan or Delfin to protect its proprietary information could have a material adverse effect on Titan's or Delfin's business, financial condition and results of operations.

    Litigation may be necessary to enforce Titan's or Delfin's intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or misappropriation. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on Titan's or Delfin's business, financial condition and results of operations. There can be no assurance that Titan's or Delfin's products do not infringe the intellectual property rights of others or that one or more parties will not make claims that Titan's or Delfin's products infringe upon their proprietary rights or the proprietary rights of third parties. Such claims might include infringement, right to use or ownership claims by third parties or claims for indemnification resulting from infringement claims. If any claims or actions are asserted against Titan or Delfin, Titan or Delfin may seek to obtain a license under a third party's intellectual property rights. There can be no assurance, however, that a license will be available under reasonable terms, or at all. In addition, should Titan or Delfin decide to litigate such claims, such litigation could be extremely expensive and time consuming and could materially adversely affect Titan's or Delfin's business, financial condition and results of operations, regardless of the outcome of the litigation. There can be no assurance that the intellectual property rights of Titan or Delfin would withstand claims brought by others in such litigation. If Titan's or Delfin's products are found to infringe upon the rights of third parties, Titan or Delfin may be prohibited from making and selling the infringing products, ordered to pay monetary damages for past infringement or forced to incur substantial costs to develop alternative products. There can be no assurance that Titan or Delfin would be able to develop such alternative products or that if such alternative products were developed, they would perform as required or be accepted in the applicable markets.

RISK OF BUDGET OVERRUNS IN FIXED PRICE CONTRACTS

    Much of Titan's and a significant portion of Delfin's revenue was derived from fixed-price contracts in 1997. Titan and Delfin assume greater financial risk on fixed-price contracts than on either time-and-materials or cost-reimbursement contracts. Profitability of such contracts is subject to inherent uncertainties due to fluctuations in the cost of performance. Cost overruns may be incurred as a result of unforeseen obstacles, including unexpected problems encountered in engineering, design and/or testing. Since Titan's businesses in certain of its subsidiaries and Delfin's business may at times be concentrated in a limited number of large contracts, a significant cost overrun on any one contract could have a material adverse effect on such subsidiary's business or Delfin's business, financial condition and results of operations. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce Titan's overall or consolidated profit or cause a loss. Although Titan management and Delfin management believe that they adequately estimate costs for fixed-price contracts, no assurance can be given that such estimates are adequate or that losses on fixed-price contracts will not occur in the future. In the event significant unexpected losses are recognized, the market price of Titan capital stock may be adversely affected.

RELIANCE ON KEY PERSONNEL

    Each of Titan's and Delfin's success depends in large part upon its ability to attract and retain highly qualified technical and management personnel, including without limitation engineers and management personnel with security clearances required for Titan's and Delfin's classified work and computer programmers proficient in the C++ JAVA language and other specialized languages. The loss of the services of any of these individuals or group of individuals could have a material adverse effect on Titan's or Delfin's business, financial condition and results of operations. Titan's and Delfin's key personnel are generally not subject to employment or noncompetition agreements. Competition for such personnel from other companies, academic institutions, government entities and other organizations is intense. In addition, if Titan is unable to successfully implement its strategy to spin-out its subsidiaries into publicly-owned companies, or if Titan is otherwise unable to preserve the entrepreneurial atmosphere it believes is essential to continuing growth and development, Titan will likely face difficulty in recruiting and retaining the personnel necessary to successfully commercialize its products and to further implement its strategy. There can be no assurance that Titan or Delfin will be successful in hiring or retaining such key personnel. See "--Ability to Implement Spin-Out Strategy."

VOLATILITY OF STOCK PRICE

    Titan believes that factors such as developments related to Titan's business, technological innovations or new products or enhancements by Titan or its competitors, developments in Titan's relationships with its customers, partners, distributors and suppliers, changes in analysts' estimates, regulatory developments, fluctuations in results of operations, general conditions in Titan's market or the markets served by Titan's customers or the economy, and other factors described in this "Risk Factors" section, could cause the price of Titan Common Stock to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the market prices of technology companies in particular, have been subject to significant fluctuations, which have often been unrelated to the operating performance of affected companies. Such fluctuations could adversely affect the market price of Titan Common Stock. Delfin shareholders would be subject to adverse consequences resulting from such fluctuations as they will hold Titan Common Stock following the Merger. Furthermore, since Titan intends to pursue its strategy of completing public offerings of certain subsidiaries, the market price of Titan Common Stock may be significantly affected by trading of the shares of Titan's subsidiaries in the public markets. There can be no assurance that the market price of Titan Common Stock will not experience significant fluctuations in the future, including fluctuations that are unrelated to Titan's performance.

IMPACT OF THE YEAR 2000 ISSUE

    The Year 2000 issue is a problem created by the fact that most computer software programs have been written using two digits rather than four to represent a specific year. Any of Titan's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

    Based on a recent assessment, Titan has determined that it will be required to modify or replace significant portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. Titan presently believes that with modifications to existing software and conversions to its new software, the Year 2000 issue can be mitigated, primarily by utilizing Titan's internal resources to reprogram, replace and test the software for Year 2000 modifications. However, if such modifications and conversions are not made, or are not completed on a timely basis, the Year 2000 issue could have a material adverse impact on the operations of Titan. Titan plans to implement the Year 2000 project during 1998, and the total cost of the Year 2000 project cannot be reasonably estimated at this time. Estimates with respect to the costs of the project and the date on which Titan plans to complete the Year 2000 modifications will be derived utilizing numerous assumptions of future events, including the continued availability of certain internal resources. There can be no assurance that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

    Delfin has assessed that most of its computer systems are Year 2000 compliant. Those systems that require modification to process dates beyond December 31, 1999 will be upgraded by the end of 1998. The upgrades are covered under an existing maintenance and support contract with the software company. However, there can be no assurance that the upgrades will be completed on a timely basis or that additional costs of upgrades will not be incurred.

    Titan and Delfin plan to maintain communications with all of their significant suppliers and large customers to determine the extent to which Titan and Delfin are vulnerable to those third parties' failure to remediate their own Year 2000 issue. There can be no assurance that the systems of other companies will be timely converted, or that a failure to convert by another company or a conversion that is incompatible with Titan's or Delfin's systems would not have a material adverse effect on Titan and Delfin or their business, financial condition or results of operations.

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS; STOCKHOLDER RIGHTS PLAN

    As of July 21, 1998, there were 694,872 shares of Titan Public Preferred and 83,333 shares of Series B Preferred Stock issued and outstanding. Such Preferred Stock entitles the holders thereof to rights not available to holders of Titan Common Stock. Certain rights of the existing Preferred Stock are described in the section of the Prospectus/Proxy Statement entitled "Comparison of Rights of Titan Stockholders and Delfin Shareholders--Capital Stock." Furthermore, the Board of Directors of Titan may issue additional shares of Preferred Stock, including shares of new classes of preferred stock, without stockholder approval on such terms as such Board of Directors may determine. The rights of the holders of Titan Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future.

    Titan's Restated Certificate of Incorporation and Bylaws contain certain provisions designed to require significant corporate action prior to taking certain steps toward a merger, tender offer or proxy contest involving Titan. Further, pursuant to the terms of its preferred share purchase rights plan, Titan has distributed a dividend of one right for each outstanding share of Titan Common Stock. These rights will cause substantial dilution to the ownership of a person or group that attempts to acquire Titan on terms not approved by the Titan Board and may have the effect of deterring hostile takeover attempts. All of the foregoing could have the effect of delaying, deferring or preventing a change in control of Titan and could limit the price that certain investors might be willing to pay in the future for shares of Titan Common Stock.

                               THE DELFIN MEETING

DATE, TIME AND PLACE OF MEETING

    The Delfin Meeting will be held on August 28, 1998 at 9:00 a.m., local time, at the corporate headquarters of Delfin, located at 3000 Patrick Henry Drive, Santa Clara, California. Delfin intends to mail this Prospectus/Proxy Statement on or about August 17, 1998 to all Delfin shareholders entitled to vote at the Delfin Meeting.

RECORD DATE AND OUTSTANDING SHARES

    Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Delfin Meeting. As of the Record Date, there were 7,188,651 shares of Delfin capital stock outstanding and entitled to vote, held of record by 316 shareholders. Each Delfin shareholder is entitled to one vote for each share held of Delfin Common Stock.

VOTING OF PROXIES

    The Delfin proxy accompanying this Prospectus/Proxy Statement is solicited on behalf of the Delfin Board for use at the Delfin Meeting and at any adjournment or postponement thereof. Delfin shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Delfin Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Merger Proposal and the other proposals submitted to the Delfin shareholders, as recommended by the Delfin Board, as indicated herein. The Delfin Board is not currently aware of any business to be brought before the Delfin Meeting other than the specific proposal referred to in this Prospectus/Proxy Statement and specified in the accompanying notice of the Delfin Meeting. As to any other business that may properly come before the Delfin Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

REVOCABILITY OF PROXIES

    A Delfin shareholder who has given a proxy may revoke it at any time before it is exercised at the Delfin Meeting by (i) delivering to the Secretary of Delfin (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Delfin Meeting or (iii) attending the Delfin Meeting and voting in person (although attendance at the Delfin Meeting will not, by itself, revoke a proxy).

SHAREHOLDER VOTE REQUIRED; QUORUM; VOTING AGREEMENTS

    The affirmative vote of the holders of a majority of the outstanding shares of Delfin Common Stock, as of the Record Date, is required to approve the Merger Proposal. As a group, the directors and executive officers of Delfin and their respective affiliates beneficially owned 1,765,970 shares of Common Stock, or approximately 21.8% of the voting power of Delfin capital stock. See "Ownership of Delfin's Securities."

    The presence, in person or by proxy, of at least a majority of the outstanding shares of the Delfin Common Stock as of the Record Date, is necessary to constitute a quorum for the transaction of business. Abstentions will be counted for purposes of determining whether a quorum is present. For purposes of obtaining the required votes for approval of the Merger Proposal, the effect of an abstention will have the same effect as a vote against the proposal.

    Certain Affiliated Shareholders of Delfin owning in the aggregate approximately 53% of the outstanding shares of Delfin Common Stock have each agreed to vote or direct the vote of all Delfin capital stock over which they have voting power or control in favor of the Merger Agreement and the Merger. See "Terms of the Merger--Related Agreements--Stock Voting Agreement."

SOLICITATION OF PROXIES; EXPENSES

    Delfin will bear the cost of the solicitation of votes of Delfin shareholders, including printing, assembly and mailing of this Prospectus/Proxy Statement, the proxy and any additional information furnished to its shareholders. Original solicitation of proxies by mail may be supplemented by telephone, telecopier, letter or personal solicitation by directors, officers or other employees of Delfin.

BOARD RECOMMENDATION

    THE DELFIN BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF DELFIN AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

    OTHER THAN STATEMENTS OF HISTORICAL FACT, THE STATEMENTS MADE IN THIS SECTION, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO RESULT FROM THE MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE AND THE ANALYSES PERFORMED BY TITAN'S AND DELFIN'S RESPECTIVE FINANCIAL ADVISORS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT.

BACKGROUND OF THE MERGER

    Titan has a firmly established strategy of acquiring complementary businesses that can be integrated into its existing core businesses in order to strengthen and expand its overall business and leverage its business and technologies into new markets. In particular, Titan developed an interest in acquiring one or more businesses with expertise in the areas of intelligence and digitizing and packaging information. Titan's management also recognized potential value in acquiring management personnel in connection with an acquisition with strengths relating to operations.

    In mid-February 1998, Dr. Gene Ray, Titan's President and Chief Executive Officer, contacted, by telephone, Mr. Mellon (Bud) C. Baird, Delfin's Chairman, Chief Executive Officer and President, to discuss the possibility of Titan's acquisition of Delfin.

    On February 23, 1998, Dr. Ray and Mr. Baird met at Titan's Corporate Office in San Diego and discussed the possibility of a business combination.

    On March 19, 1998, Mr. Baird reviewed Titan's interest in Delfin during the regular Delfin board meeting.

    On April 8, 1998, Titan and Delfin entered into a confidentiality agreement and Delfin provided certain financial information to Titan.

    On May 1, 1998, Dr. Ray and Mr. Eric DeMarco, Titan's Senior Vice President and Chief Financial Officer, met with Mr. Baird and Byron P. Rovegno, Delfin's Vice President and Chief Financial Officer, and discussed the operations of Delfin and Titan and the possibility of a business combination between Delfin and Titan. Informal terms were presented by Titan that were taken under consideration by Delfin.

    On May 19 and 20, 1998, Messrs. Baird and Rovegno met Messrs. Ray and DeMarco at Titan to negotiate the terms of a possible business combination. Financial and business risks and opportunities were discussed in detail.

    During June 1998, representatives of Titan conducted a due diligence investigation of Delfin; Titan's legal counsel prepared a draft merger agreement. Delfin's and Titan's legal counsel engaged in negotiations with respect to the terms of the merger agreement. Delfin also conducted a due diligence review of Titan.

    In early 1998, in regular and special meetings, the Titan Board discussed the general terms of the proposed acquisition of Delfin, including various financial aspects of the proposed acquisition. The Titan Board authorized the officers of Titan to proceed with discussions with Delfin.

    On June 26, 1998, at a special meeting of the Titan Board, the Titan Board considered the agreed-upon terms of the draft merger agreement and the Merger and related arrangements. All directors were in attendance in person. Prior to the meeting, current versions of the draft merger agreement and related agreements had been made available. Following discussion among the directors concerning the proposed terms of the Merger and the Merger Agreement, and the business and management of Delfin, the Titan Board unanimously (i) determined that the terms of the proposed Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Titan and its stockholders and (ii) approved the proposed Merger Agreement and the Merger and all related arrangements contemplated thereby, including the issuance by Titan of shares of Titan Common Stock in connection therewith. The Titan Board also instructed Titan's management to negotiate and finalize the terms of the draft merger agreement. See "--Titan's Reasons for the Merger."

    On June 30, 1998, the Delfin Board met to consider the final proposed terms of the merger. All of the members of the Delfin Board attended the meeting in person or by conference telephone. Prior to the meeting, drafts of the merger agreement and related agreements had been provided to each of the directors. The terms of the proposed merger, including the proposed ratios by which shares of Titan Common Stock would be exchanged for each share of Delfin Common Stock were discussed. Delfin's officers and employees made presentations to the Delfin Board members on their due diligence investigation with respect to Titan, and Delfin's legal counsel made a presentation to the Delfin Board with respect to certain responsibilities of the directors in connection with considering and acting upon a merger proposal. Dr. Ray met with the Delfin Board to discuss the proposed business combination of Titan and Delfin. Dr. Ray made a presentation to the Delfin Board concerning Titan, including Titan's background, products, and financial performance over the past five years and current financial condition. Dr. Ray also commented and answered questions on the terms and certain advantages and disadvantages of the proposed business combination. Then the Delfin Board met privately and discussed the presentation. A final draft Merger Agreement was considered and the Delfin Board (i) approved Delfin's execution and delivery of the Merger Agreement as a condition to the Merger;
(ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Delfin's shareholders; (iii) approved the transactions contemplated thereby; and
(iv) resolved to recommend that the holders of the Delfin Common Stock adopt the Merger Agreement and the transactions contemplated therein, including the Merger. See "--Delfin's Reasons for the Merger."

    Also on June 30, 1998, the Merger Agreement was executed, and the parties issued a press release announcing the execution thereof on July 1, 1998, prior to the opening of the NYSE trading session.

TITAN'S REASONS FOR THE MERGER

    In the course of reaching its decision to approve the Merger, the Merger Agreement, the issuance by Titan of shares of Titan Common Stock in connection therewith, and each of the transactions and arrangements contemplated thereby, the Titan Board consulted with Titan legal and financial advisors as well as with Titan management, and considered a number of factors, including the following:

    - The combined company may possess increased opportunities and greater government contract sales and product line coverage, thereby enhancing its growth potential;

    - The Merger represents a strategic opportunity to further diversify Titan's product and services offerings with complementary information technology services;

    - The combined company may be able to achieve certain operating efficiencies as a result of the Merger enabling the combined company to maintain competitive rates;

    - The Merger will provide Titan with additional skilled and experienced management personnel; and

    - The Merger may result in increased earnings per share for the combined company.

    In the course of its deliberations, the Titan Board reviewed with management a number of other factors relevant to the Merger, including, among other things:
(i) information concerning Titan's and Delfin's respective businesses, prospects, financial performances, financial conditions and operations; (ii) an analysis of the respective contributions to revenues, operating profits and net profits of the combined company; (iii) the compatibility of the management's of Titan and Delfin; (iv) potential synergies and alternatives for growth within the combined company; and (v) reports from management and legal advisors on the results of Titan's due diligence investigation of Delfin.

    The Titan Board also considered a variety of potentially negative factors concerning the Merger, including (i) the risk that the combined company might not achieve revenue equal to the sum of the separate companies' anticipated revenue; (ii) the risk that the combined company might not achieve operating efficiencies sufficient to ensure that the Merger would not have a negative effect on Titan's earnings per share; (iii) the charges expected to be incurred in connection with the Merger, including transaction costs and costs of integrating the businesses of the companies, to be reflected in a charge estimated to be approximately $1 million, which will be expensed in the periods in which the costs will be incurred (see "Unaudited Pro Forma Combined Condensed Financial Information"); (iv) the risk that the combined company's ability to increase or maintain revenue might be diminished by intensified competition among providers of similar or related information technology services; (v) the risk that other benefits sought to be obtained by the Merger would not be obtained; and (vi) other risks related to the Merger and the business of Delfin, including Delfin's ability to retain key personnel such as Mellon C. Baird, and the Year 2000 issue. See "Risk Factors."

    Based on the factors described above, the Titan Board determined that the Merger is fair to and in the best interests of Titan and its stockholders, and approved the Merger, the Merger Agreement, the issuance by Titan of shares of Titan Common Stock in connection therewith and the transactions contemplated thereby.

    The foregoing discussion of the information and factors considered is not intended to be exhaustive but is believed to include the material factors considered by the Titan Board. In reaching a determination whether to approve the Merger Agreement and the Merger, and the issuance by Titan of shares of Titan Common Stock in connection therewith in view of the wide variety of factors considered, the Titan Board did not find it practical to quantify or otherwise attempt to assign any relative or specific weights to the foregoing factors. Individual directors may have given differing weights to different factors.

DELFIN'S REASONS FOR THE MERGER

    As part of its review, the Delfin Board considered, among other things, (i) information concerning the financial performance, condition, business operations and prospects of each of Delfin and Titan, (ii) the proposed terms and structure of the Merger, (iii) the marketability and value of Delfin Common Stock and Titan Common Stock, (iv) the terms of the Merger Agreement, including the parties' mutual representations, warranties, covenants and the conditions to their respective obligations, (v) the alternatives to the Merger (including discussions held with other companies) and (vi) the business advantages expected to result from the combination of Delfin and Titan.

    The Delfin board believes that the Merger is fair to, and in the best interests of, Delfin shareholders for the following reasons:

    GROWTH POTENTIAL. The Delfin Board believes that the Merger will constitute a strategic combination, accelerating the ability of Delfin to achieve its strategic objectives, albeit as part of a combined entity. This belief is based upon the opportunities arising from the combination of the two companies, including (i) complementary product lines and government market segments, (ii) complementary management and technical teams, as well as little redundancy and greater overall management depth, and (iii) the potential to pursue larger business opportunities through the combination of the two companies. The Delfin Board considered the risks associated with Titan's business and its recent financial results and concluded that the prospective benefits of the combination of Titan and Delfin outweighed the risks.

    SHAREHOLDER VALUE AND LIQUIDITY. The Delfin Board believes that the consideration to be received in the Merger by the Delfin shareholders is fair to the Delfin shareholders and that the Titan Common Stock has prospects for positive long-term performance. The Titan Common Stock, which is listed on the NYSE, will also provide liquidity to the Delfin shareholders not currently available to them, and such liquidity will enable them to realize the market value of their shareholdings.

    ALTERNATIVE TRANSACTIONS. The Delfin Board considered that the Merger Agreement provides that Delfin may not solicit any alternate transaction. The Delfin Board reviewed the status of other acquisition discussions and expressed the view that other acquisition proposals were speculative at this time. Additionally, the Delfin Board noted that such alternatives could be more disruptive to Delfin's established operations and, thus, less likely to achieve the strategic values desired. The Delfin Board noted that the Merger Agreement provides that Delfin may furnish information to and enter into discussions or negotiations with, any party that makes an unsolicited bona fide written proposal to acquire Delfin or substantially all of its assets on terms which, in an exercise of the Delfin Board's fiduciary duty after the consideration of advice from Delfin's legal advisors, a majority of Delfin's directors determines is likely to be more beneficial to Delfin shareholders than the Merger. The Delfin Board also noted that the Merger Agreement provides for the payment of a termination fee of 10% of the Total Acquisition Price (as defined herein) if Delfin enters into an alternate transaction with another party and was aware that Titan would not have entered into the Merger Agreement without this provision. The Delfin Board concluded that while the existence of the termination fee provision might reduce the likelihood that a third party would propose an alternative transaction, the benefits of the Merger to Delfin outweighed the risks.

    In considering the Merger, the Delfin Board acknowledged that there are certain risks associated with the Merger, including (i) the risk that the combined company might not achieve revenues equal to the sum of the separate companies' anticipated revenues, (ii) the risk that the combined company might not achieve sufficient operating efficiencies to prevent the Merger from having a negative effect on Titan's earnings per share, (iii) the risk that the other benefits sought to be obtained by the Merger would not be obtained, (iv) each of the other risks described above under "Risk Factors" and (v) the possibility that the Merger might not be consummated, resulting in a potential adverse effect upon the operations and financial position of Delfin. Notwithstanding these risks, the Delfin Board concluded that the positive factors described above outweighed the negative considerations.

    In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement, the Delfin Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its decision.

    For the reasons discussed above, the Delfin Board has determined that the Merger is advisable and in the best interests of Delfin and its shareholders and has recommended a vote for approval of the Merger Proposal.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Delfin Board with respect to the Merger Proposal, holders of shares of Delfin Common Stock should be aware that certain directors and executive officers of Delfin have certain interests in the Merger that are in addition to the interests of holders of Delfin Common Stock generally. The Delfin Board has considered these interests, among other matters, in approving the Merger Agreement and the Merger.

REGULATORY MATTERS

    Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Titan and Delfin filed notification and report forms under the HSR Act with the FTC and Antitrust Division on July 23, 1998. These filings commenced a 30-day waiting period under the HSR Act, with respect to which Titan and Delfin requested early termination.

    The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the FTC, the Antitrust Division, state attorneys general or others could take action under antitrust laws with respect to the Merger, including seeking to enjoin consummation of the Merger, seeking to cause the divestiture of significant assets of Titan or Delfin or their subsidiaries or seeking to impose conditions on Titan with respect to the business operations of the combined companies. In addition, the review of the Merger pursuant to the HSR Act may substantially delay or proscribe consummation of the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such challenge is made, that Titan would prevail or would not be required to terminate the Merger Agreement, to divest certain assets, to license certain proprietary technology to third parties or to accept certain conditions in order to consummate the Merger. Titan does not have any obligation under the Merger Agreement to (i) dispose or cause any of its subsidiaries to dispose of any assets; (ii) discontinue or make any changes to its operations or proposed operations or to the operations or proposed operations of any of its subsidiaries; or (iii) otherwise make changes or commitments affecting its future operations, or the future operations of its subsidiaries, or the future operations of Delfin or its subsidiaries; even if the disposition of such asset or the making of such change or commitment might facilitate the obtaining of a required governmental authorization or might otherwise facilitate the consummation of the Merger.

FEDERAL INCOME TAX MATTERS

    The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Delfin Common Stock. This discussion assumes that holders of shares of Delfin Common Stock hold such shares as capital assets. This discussion is based on currently existing provisions of the Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Delfin's shareholders.

    Delfin shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Delfin shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are non-United States persons, who acquired their shares in connection with the exercise of stock options or through stock purchase plans or in other compensatory transactions or who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger).

    It is a condition to the Closing that GCWF, counsel to Titan, issue an opinion to Titan, and Brobeck, counsel to Delfin, issue an opinion to Delfin, that the Merger will qualify as a reorganization (a "Reorganization") for federal income tax purposes within the meaning of Section 368(a) of the Code (collectively, the "Tax Opinions"). A discussion of the issuance of the Tax Opinions as a condition to Closing is set forth under "Terms of the Merger--Conditions to the Merger." The Tax Opinions of counsel as to such federal income tax consequences (i) will not be binding on the Internal Revenue Service (the "IRS") nor preclude the IRS from adopting a contrary position; (ii) will be based on certain assumptions, as well as representations received from Titan, Titan Sub and Delfin; (iii) will be based on the assumption that the Merger will be consummated in accordance with the terms of the Merger Agreement; and (iv) will be subject to the limitations discussed below. Neither Titan nor Delfin has requested, or will request, a ruling from the IRS with regard to any of the federal income tax consequences of the Merger.

    Subject to the limitations, qualifications and assumptions referred to herein and in the Tax Opinions, if the Merger qualifies as a Reorganization, the following United States federal income tax consequences will generally result:

    - Titan, Merger Sub and Delfin each will be considered to be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

    - No gain or loss will be recognized for federal income tax purposes by the holders of Delfin Common Stock upon the receipt of Titan Common Stock solely in exchange for such Delfin Common Stock in the Merger except to the extent that cash, if any, is received in lieu of fractional shares or as a result of the exercise of dissenters' rights.

    - The aggregate tax basis of the Titan Common Stock so received by Delfin shareholders in the Merger will be the same as the aggregate tax basis of the Delfin Common Stock surrendered in exchange therefor, reduced by any basis attributable to a fractional share of Titan Common Stock for which the shareholder receives cash.

    - The holding period of the Titan Common Stock so received by each Delfin shareholder in the Merger will include the holding period of the shares of Delfin Common Stock surrendered in exchange therefor, provided the Delfin Common Stock was held as a capital asset by the Delfin shareholder.

    - Cash payments received by holders of Delfin Common Stock in lieu of fractional shares of Titan Common Stock will be treated as if such fractional shares had been issued in the Merger and then redeemed by Titan. A Delfin shareholder receiving such cash will recognize gain or loss for federal income tax purposes upon such payment, measured by the difference (if any) between the amount of cash received and the basis allocated to such fractional share. The gain or loss should be capital gain or loss, provided that the Delfin Common Stock was held as a capital asset by the Delfin shareholder.

    - A holder of Delfin Common Stock who exercises dissenter's rights with respect to a share of Delfin Common Stock and receives a cash payment for such shares generally should recognize capital gain or loss (if such share was held as a capital asset at the Effective Time of the Merger) measured by the difference between the shareholder's basis in such share and the amount of cash received, provided that such payment is not "essentially equivalent to a dividend" within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of
      Section 356(a)(2) of the Code after giving effect to the constructive ownership rules of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of shares pursuant to an exercise of dissenter's rights generally will not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising the dissenter's rights owns no shares of capital stock of Titan (either actually or constructively within the meaning of Section 318 of the Code) immediately after the Merger.

    A successful IRS challenge to the Reorganization status of the Merger could result in significant adverse tax consequences to Delfin shareholders. A Delfin shareholder would recognize gain or loss with respect to each share of Delfin Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the Titan Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Titan Common Stock so received would equal its fair market value; the shareholder's holding period for such stock would begin the day after the Merger is consummated.

    Even if the Merger qualifies as a Reorganization, a recipient of Titan Common Stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Delfin Common Stock surrendered. In addition, to the extent that a Delfin shareholder were treated as receiving (directly or indirectly) consideration other than Titan Common Stock in exchange for such shareholder's Delfin Common Stock, gain, if any, would have to be recognized.

    Certain noncorporate Delfin shareholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Titan Common Stock. Backup withholding will not apply, however, to a shareholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 included in the Transmittal Letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

    Each Delfin shareholder will be required to retain records and file with such holder's United States federal income tax return a statement setting forth certain facts relating to the Merger.

    THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. HOLDERS OF DELFIN COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECTS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ACCOUNTING TREATMENT

    Titan expects to account for the acquisition of Delfin as a "pooling of interests" pursuant to generally accepted accounting principles. Titan management and Delfin management have concluded that no conditions exist relating to Delfin that would preclude Titan from accounting for the Merger as a pooling of interests. It is a condition precedent to Titan's obligation to consummate the Merger that Titan receive letters from each of Arthur Andersen LLP and Ernst & Young LLP, dated as of the Closing Date, concurring with the conclusions of Titan management and Delfin management that the Merger may be accounted for as a "pooling of interests" in accordance with Generally Accepted Accounting Principles and certain specified accounting conventions. Section 7.5(e) of the Merger Agreement provides further information regarding this condition.

DISSENTERS' RIGHTS OF DELFIN SHAREHOLDERS

    THE FOLLOWING SUMMARY OF DISSENTERS' RIGHTS UNDER THE CALIFORNIA CORPORATION CODE (THE "CCC") IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 1300 ET SEQ. OF THE CCC, THE COMPLETE TEXT OF WHICH IS ATTACHED HERETO AS APPENDIX B.

    FAILURE TO STRICTLY FOLLOW THE PROCEDURES SET FORTH IN SECTION 1300 ET SEQ. OF THE CCC MAY RESULT IN THE LOSS, TERMINATION OR WAIVER OF DISSENTERS' RIGHTS. A DELFIN SHAREHOLDER WHO FAILS TO ABSTAIN FROM VOTING OR WHO VOTES HIS OR HER SHARES IN FAVOR OF THE MERGER WILL NOT HAVE A RIGHT TO EXERCISE HIS OR HER DISSENTER'S RIGHTS. A DELFIN SHAREHOLDER WHO DESIRES TO EXERCISE DISSENTER'S RIGHTS MUST ALSO SUBMIT A WRITTEN DEMAND FOR APPRAISAL OF HIS OR HER SHARES PRIOR TO THE DATE OF THE DELFIN MEETING.

    DISSENTERS' RIGHTS. Holders of Delfin capital stock may have certain dissenters' rights if their shares qualify as "dissenting shares" under California law. These rights may require Delfin to purchase any such "dissenting shares" from Delfin shareholders for cash at fair market value as of June 30, 1998. Delfin shareholders must strictly comply with applicable California law to exercise their dissenters' rights. A copy of the pertinent statutory provisions are attached to this Prospectus/Proxy Statement as Appendix B. See "Approval of the Merger and Related Transactions--Dissenters' Rights of Delfin Shareholders."

                              TERMS OF THE MERGER

    This section of the Prospectus/Proxy Statement describes certain aspects of the proposed Merger. The Merger Agreement provides for the merger of Titan Sub, a newly formed, wholly-owned Delaware subsidiary of Titan, with and into Delfin. The discussion in this Prospectus/Proxy Statement of the Merger and the description of the principal terms of the Merger Agreement are accurate in all material respects but do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Prospectus/Proxy Statement as Appendix A and incorporated herein by reference. All shareholders of Delfin are urged to read the Merger Agreement in its entirety.

EFFECTIVE TIME

    It is anticipated that the Merger will be consummated on or promptly following the date of the Delfin Meeting, or such other date as the parties may otherwise agree, but in no event later than the second business day following the satisfaction of all conditions to the merger. The Merger will become effective on the date the Certificate of Merger is duly filed with the California Secretary of State (the "Effective Time"). At the Effective Time, Titan Sub will merge with and into Delfin, with the result that Delfin will be the Surviving Corporation in the Merger and will be wholly-owned by Titan. As described below, the shareholders of Delfin will become shareholders of Titan, and their rights will be governed by the Titan Certificate and the Titan Bylaws. See "Comparison of Rights of Titan Stockholders and Delfin Shareholders."

MANNER AND BASIS FOR CONVERTING SHARES

    EXCHANGE OF STOCK. At the Effective Time, each outstanding share of Delfin Common Stock will be converted into the right to receive an amount of Titan Common Stock to be determined based upon a formula. Certain components of the formula will be indeterminable or variable until the date of the closing of the Merger is determined. As a result, the exact value of the shares of Titan Common Stock to be received by Delfin's shareholders in the Merger will not be known at the time of the Delfin Meeting. The value of Titan Common Stock which Delfin shareholders will receive in the Merger will depend upon the variables used to determine the Exchange Ratio and the market price of such stock when it is sold.

    The Exchange Ratio (the number of shares of Titan Common Stock to be received for each share of Delfin Common Stock) will equal the amount obtained by subtracting the unpaid principal and accrued interest owed by Delfin on its line of credit with Silicon Valley Bank as of the Closing from $22,500,000 (such difference being the "Total Acquisition Price") and dividing the result by the product of (a) the aggregate number of outstanding shares of Delfin Common Stock, and (b) the Titan Stock Price. The numerator of this formula would be $19,950,000 based upon an estimated Line of Credit Deduction of $2,550,000. The denominator of the Exchange Ratio would be approximately $45,827,650 assuming
(i) the $6.375 closing price of Titan Common Stock on the NYSE for the Record Date were the Titan Stock Price and (ii) the aggregate number of shares of Delfin Common Stock issued and outstanding on the Record Date was unchanged on the date immediately preceding the Closing. Based upon the above assumptions, each outstanding share of Delfin Common Stock would be converted into the right to receive approximately $2.78 worth of Titan Common Stock. Under the same assumptions, the aggregate value of the Titan Common Stock issued to Delfin shareholders would be approximately $19,950,000. There can be no assurances that the Line of Credit Deduction, the Titan Stock Price, or the number of outstanding shares of Delfin Common Stock will equal such assumed figures. Variations in the Line of Credit Deduction or the Titan Stock Price could substantially alter the Exchange Ratio.

    Under the terms of the Merger Agreement, the Titan Stock Price will be determined based upon the average closing price of Titan Common Stock over the twenty trading days prior to consummation of the Merger, subject to a minimum amount of $6.00 and a maximum amount of $8.00. The concept of such a minimum and maximum price is commonly known as a "collar." The potential adjustment to the consideration to be paid to Delfin shareholders resulting from the collar could be material to the parties and to the Delfin shareholders, because an adjustment would result in an increase or decrease, as applicable, in both the per share consideration and the aggregate consideration to be received by the Delfin shareholders. In particular, (i) if the Titan Stock Price is below $6.00 it will be treated as if it was $6.00 exactly, which will result in Delfin shareholders receiving stock in the Merger with an actual value less than its attributed value, and (ii) if the Titan Stock Price is above $8.00 it will be treated as if it was $8.00 exactly, which will result in Delfin shareholders receiving stock in the Merger with an actual value greater than its attributed value. No assurances can be given regarding the Titan Stock Price. If the Titan Stock Price is less than $5.00, Delfin may, but has no obligation to effect the Merger. If the Titan Stock Price is more than $9.00, Titan may, but has no obligation to effect the Merger. Delfin shareholders are urged to review Section
1.5 of the Merger Agreement for further information as to how the consideration to be received by Delfin shareholders will be determined at the time of the Merger. Delfin shareholders should also refer to "Risk Factors--Risks Related to the Merger".

    At the Effective Time, all options to purchase Delfin Common Stock then outstanding under Delfin's 1988 and 1990 Stock Option Plans (the "Delfin Option Plans") (each a "Delfin Option" and, collectively, the "Delfin Options") will be assumed by Titan. All outstanding Delfin options would be converted into options to acquire from approximately 558,700 to 787,700 additional shares of Titan Common Stock, based upon the above assumptions. See "--Treatment of Employee Equity Benefit Plans."

    Each share of Common Stock, $.01 par value per share, of Titan Sub issued and outstanding as of the Effective Time will be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each certificate evidencing ownership of shares of Titan Sub Common Stock will evidence ownership of such shares of capital stock of the Surviving Corporation.

    Promptly after the Effective Time, Titan, acting through the Exchange Agent, will deliver a letter of transmittal to each holder of record as of the Effective Time of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Delfin Common Stock. The letter of transmittal may be used by such holder in surrendering such certificates in exchange for certificates representing shares of Titan Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF DELFIN COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL.

    FRACTIONAL SHARES. No fractional shares of Titan Common Stock will be issued in the Merger. Instead, each Delfin shareholder who would otherwise be entitled to receive a fraction of a share of Titan Common Stock will receive an amount in cash (without interest) determined by multiplying such fraction by the Titan Stock Price. Titan intends to use its current cash resources to fund the payments for fractional shares.

EFFECT OF THE MERGER

    Once the Merger is consummated, Titan Sub will cease to exist as a corporation, and Delfin will remain as the Surviving Corporation.

    Pursuant to the Merger Agreement, the Articles of Incorporation and the Bylaws of Delfin immediately prior to the Effective Time will be the Articles of Incorporation and the Bylaws of the Surviving Corporation. At the Effective Time, the officers of Delfin will become the officers of the Surviving Corporation; the directors of the Surviving Corporation will be Mellon C. Baird, Eric DeMarco, Gene W. Ray and J.S. Webb. There will be no change in the current Titan Board and officers of Titan as a result of the Merger.

    If the combined company is to realize the anticipated benefits of the Merger, the operations of the two companies must be integrated and combined efficiently. The process of rationalizing management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, will present a significant challenge to the management of the combined company. There can be no assurance that the integration process will be successful or that the anticipated benefits of the business combination will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that there will not be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the short-term earnings of the combined company. Subsequent to the Merger, Titan expects to incur transaction and integration costs currently estimated to be $1 million, to reflect the combination. This amount is a preliminary estimate only. There can be no assurance that Titan will not incur additional charges to reflect costs associated with the Merger. These risks are more fully set forth in "Risk Factors--Integration of Operations".

TREATMENT OF EMPLOYEE EQUITY BENEFIT PLANS

    STOCK OPTIONS. As of the Effective Time, each Delfin Option, whether or not exercisable, will be assumed by Titan and will continue to have, and be subject to, the same terms and conditions set forth in the stock option plan under which it was issued (if applicable) and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Delfin Option will be or become exercisable for Titan Common Stock rather than Delfin Common Stock, (ii) the number of shares of Titan Common Stock subject to each Delfin Option shall be equal to the number of shares of Delfin Common Stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each Delfin Option shall be adjusted by dividing the per share exercise price under such option by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of each such option shall otherwise remain unchanged.

    FORM S-8 FILING. Titan will file with the Commission a registration statement on Form S-8, promptly following the Effective Time to register shares of Titan Common Stock issuable as the result of the assumption of the Delfin Options.

STOCK OWNERSHIP FOLLOWING THE MERGER

    Depending upon the Exchange Ratio, a range of from approximately 2,400,000 to 3,383,400 shares of Titan Common Stock will be issued in the Merger and Titan will assume options to acquire from approximately 558,700 to 787,700 additional shares of Delfin Common Stock. Based upon the number of shares of Titan Common Stock issued and outstanding as of July 21, 1998, and after giving effect to the issuance of Titan Common Stock in the Merger and the exercise of all options to purchase Delfin Common Stock assumed by Titan, the former holders of Delfin Common Stock and options to purchase Delfin Common Stock would hold, and have voting power with respect to, approximately 11.96% of the total issued and outstanding Titan Common Stock, or approximately 11.85% of the total voting power of the capital stock of Titan. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either Titan or Delfin subsequent to the dates indicated and prior to the Effective Time. There can be no assurance as to the actual capitalization of Titan or Delfin as of the Effective Time or of Titan at any time following the Effective Time. For a discussion of the rights of holders of Titan Common Stock to receive dividends, see "Comparison of Rights of Titan Stockholders and Delfin Shareholders--Payment of Dividends; Redemption or Repurchase of Shares."

REPRESENTATIONS AND WARRANTIES

    Pursuant to the Merger Agreement, each of Titan, Delfin and Titan Sub made certain representations and warranties relating to its respective business and various other matters. None of the representations and warranties made by Titan, Delfin and Titan Sub will survive the Merger.

COVENANTS

    Pursuant to the Merger Agreement, Delfin has agreed (on behalf of itself and each of its direct and indirect majority-owned subsidiaries) that, until the earlier of the termination of the Merger Agreement and the Effective Time (the "Pre-Closing Period"), subject to certain exceptions, and except to the extent that Titan consents in writing, it will conduct its business and operations in the ordinary course and in accordance with past practices use reasonable efforts preserve intact its current business organization, keep available the services of its current officers and employees, maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and others with which it has business relationships, and use reasonable efforts to keep in full force all of its existing insurance policies.

    In addition, except as permitted by the terms of the Merger Agreement, and subject to certain exceptions, during the Pre-Closing Period, Delfin has agreed not to do any of the following or to permit its subsidiaries to do any of the following without the prior written consent of Titan:

        (a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that Delfin may repurchase Delfin Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

        (b) sell, issue, or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security; provided, however, that Delfin may issue Delfin Common Stock upon the valid exercise of Delfin Options (and make certain other limited grants and issuances consistent with past practice);

        (c) amend or permit the adoption of any amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        (d) form any subsidiary or acquire any equity interest or other interest in any other entity;

        (e) make any capital expenditure that exceeds (when aggregated with other capital expenditures during the Pre-Closing Period) in the aggregate $500,000;

        (f) (i) enter into or become bound by or permit any of the assets owned or used by it to become bound by, any material contract or (ii) amend or prematurely terminate or waive any material right or remedy under, any material contracts;

        (g) acquire, lease or license any material right or other material asset from any other person or entity or sell or otherwise dispose of, or lease or license, any material right or other material asset to any other person or entity or waive or relinquish any material right, except in compliance with the limits set forth in clause (e) above;

        (h) lend money to any person or entity, or incur or guarantee any indebtedness (except that Delfin may make routine borrowings in the ordinary course of business under its line of credit);

        (i) change any of its methods of accounting or accounting practices in any respect (except as required under generally accepted accounting principles, consistently applied ("GAAP");

        (j) make any tax election;

        (k) commence or settle any legal proceeding; or

        (l) agree or commit to take any of the actions described in clauses (a) through (k) above.

    Delfin has also agreed that during the Pre-Closing Period it will not (a) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Delfin's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract, or (b) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or hire any indirect employee whose aggregate annual compensation is expected to exceed $40,000. Delfin has further agreed to take actions necessary to give notice of, convene and hold a meeting of shareholders and solicit proxies with respect to the meeting.

    Each of Delfin and Titan has agreed in the Merger Agreement, until the earlier of the Merger or termination of the Merger Agreement, to notify the other of certain material events prior to closing; and to provide certain documents to the other and keep the other's information confidential.

NO SOLICITATION

    Under the terms of the Merger Agreement, Delfin has agreed that, during the Pre-Closing Period, Delfin will not directly or indirectly, (i) solicit or encourage the initiation of any inquiry proposal or offer from and person (other than Titan) relating to an Acquisition Transaction (as defined below), (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information or afford access to the properties, books or records of Delfin to any person (other than Titan), relating to or in conjunction with a possible Acquisition Transaction; or (iii) consider, entertain or accept any proposal or offer from any person (other than Titan). An "Acquisition Transaction" means any transaction not contemplated by this Merger Agreement involving: (a) any sale, license, disposition or acquisition of all or a material portion of Delfin's business assets; or (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of Delfin (other than common stock issued to employees of Delfin, upon exercise of Delfin Options or otherwise, in routine transactions in accordance with Delfin's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Delfin (other than stock options granted to employees of Delfin in routine transactions in accordance with Delfin's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Delfin; or (c) any merger, consolidation, business combination, reorganization or similar transaction involving Delfin. Pursuant to the Merger Agreement, Delfin further agreed that it will promptly advise Titan in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction received by Delfin.

    Notwithstanding the foregoing, but subject to the restrictions on the conduct of Delfin's business described above, prior to the Effective Time, to the extent the Delfin Board determines, in good faith, based upon advice of its outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, Delfin may participate in discussions or negotiations with, and furnish nonpublic information and afford access to the properties, books or records of Delfin to, any person, entity or group after such person, entity or group has delivered to Delfin in writing an unsolicited bona fide proposed Acquisition Transaction which the Delfin Board in its good faith reasonable judgment determines, could reasonably be expected to result in a transaction more favorable than the Merger to the shareholders of Delfin (a "Superior Proposal").

CONDITIONS TO THE MERGER

    The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions (subject to certain materiality qualifications): (i) the Merger Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the shareholders of Delfin; (ii) the Commission shall have declared effective the Registration Statement of which this Prospectus/Proxy Statement is a part and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of this Prospectus/Proxy Statement, shall have been initiated or threatened in writing by the Commission; (iii) there shall have been no material legal proceedings relating to the Merger or prohibiting the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; (iv) all waiting periods, if any, under the HSR Act, relating to the transactions contemplated hereby will have expired or terminated early; (v) Titan and Delfin shall have received a legal opinion from Brobeck and the General Counsel of Titan, respectively, dated as of the Closing Date, reasonably satisfactory in form and substance to the receiving party; (vi) Titan and Delfin shall each have received written opinions from their respective tax counsel (GCWF and Brobeck, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn; (vii) the shares of Titan Common Stock issuable to shareholders of Delfin in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance; (viii) Titan shall have received a certificate from Delfin's Chief Executive Officer and Delfin shall have received a certificate from Titan's Chief Executive Officer confirming that certain conditions have been duly satisfied; or (ix) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    In addition, the obligation of Delfin to consummate and effect the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
Delfin: (i) subject to certain materiality thresholds, the representations and warranties of Titan and Titan Sub contained in the Merger Agreement shall have been true and correct on and as of the date of the Merger Agreement and such representations and warranties shall be true and correct on and as of the Effective Time except for changes contemplated by the Merger Agreement and except in such cases where the failure to be so true and correct would not have a material adverse effect on Titan; and (ii) Titan and Titan Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them at or prior to the Effective Time.

    Further, the obligations of Titan and Titan Sub to consummate and effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Titan: (i) subject to certain materiality thresholds, the representations and warranties of Delfin contained in the Merger Agreement shall have been true and correct on and as of the date of the Merger Agreement and such representations and warranties shall be true and correct on and as of the Effective Time except for changes contemplated by the Merger Agreement and except in such cases where the failure to be so true and correct would not have a material adverse effect on Delfin; and (ii) Delfin shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time.

    The obligation of Titan to consummate and effect the Merger is also subject to Titan's receipt of the following agreements and documents (i) voting agreements executed by the Affiliated Shareholders; (ii) a letter from Arthur Andersen LLP, Titan's independent accountants, and Ernst & Young LLP relating to the applicability of pooling of interests treatment to the Merger; and (iii) Affiliate Agreements in the form attached to the Merger Agreement, executed by each person who is reasonably determined to be an "affiliate" of Delfin (as that term is used in Rule 145 promulgated under the Act). See "Approval of the Merger and Related Transactions--Federal Income Tax Matters." Additionally, the obligation of Titan to consummate and effect the Merger is subject to the Delfin's Modified Current Ratio being greater than or equal to 1.55. As used herein, and in the Merger Agreement, the term "Modified Current Ratio" means the quotient of (i) the value of current assets divided by (ii) the difference between the value of current liabilities and Five Hundred Thousand Dollars ($500,000). All such values shall be determined using generally accepted accounting principles and based on such amounts existing at the Closing.

    Finally, each of Titan and Delfin has a condition to its obligation to consummate the Merger concerning the Titan Stock Price. In the event the Titan Stock Price is less than $5.00, Delfin has no obligation to consummate the Merger. In the event the Titan Stock Price is greater than $9.00 per share, Titan has no obligation to consummate the Merger.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement provides that it may be terminated at any time prior to the Effective Time without either party incurring any termination fee as follows:

        (a) by Titan, if Titan reasonably determines that the timely satisfaction of any condition to Titan's performance under the Merger Agreement has become impossible (other than as related to the Delfin Shareholders' Meeting required by Section 6.2 of the Merger Agreement or as a result of any failure on the part of Titan or Titan Sub to comply with or perform any covenant or obligation of Titan or Titan Sub set forth in the Merger Agreement);

        (b) by Delfin, if Delfin reasonably determines that the timely satisfaction of any condition to Delfin's performance under the Merger Agreement has become impossible other than as a result of any failure on the part of Delfin to comply with or perform any covenant or obligation set forth in the Merger Agreement or in any other agreement or instrument delivered to Titan;

        (c) by either Titan or Delfin, if the Merger is not consummated by September 30, 1998 for any reason, provided that the right to terminate the Merger Agreement as provided in this clause (c) is not available to any party whose failure to comply with or perform any covenant or obligation set forth in the Merger Agreement resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement, and except that neither party may terminate prior to January 1, 1999 in the event the only conditions that have not been satisfied are the receipt of regulatory approvals or third party consents; and

        (d) by mutual written consent of Titan and Delfin.

    In addition, Delfin may terminate the Merger Agreement if Delfin and the Delfin Board conclude in good faith that Delfin must accept a Superior Proposal; PROVIDED, HOWEVER, that Delfin shall pay Titan a nonrefundable fee equal to 10% of the Total Acquisition Price in cash upon Delfin's election to accept such Superior Proposal.

    Titan may terminate the Merger Agreement and Delfin shall pay to Titan a termination fee equal to 10% of the Total Acquisition Price payable upon termination of the Merger Agreement if at any time prior to the Merger Delfin accepts a Superior Proposal or Delfin fails to use its best efforts to complete the Delfin Meeting, or the Delfin Board does not recommend to the Delfin shareholders that they approve the merger.

EFFECT OF TERMINATION

    If the Merger Agreement is terminated by Titan or Delfin as described above, the Merger Agreement will be of no further force or effect, except that certain provisions contained therein, including those discussed below relating to "break-up" fees payable by Titan to Delfin or by Delfin to Titan under certain circumstances, will survive such termination, and Titan, Delfin and Titan Sub will remain liable for certain breaches of the Merger Agreement occurring prior to such termination.

BREAK-UP FEES

    The Merger Agreement provides that Delfin shall be obligated to pay to Titan a termination fee equal to 10% of the Total Acquisition Price if the Merger Agreement is terminated under certain circumstances described above. Further, the Merger Agreement provides that a termination fee equal to 10% of the Total Acquisition Price will be incurred by Titan or Delfin, as applicable, if the Merger Agreement is terminated by either party other than as permitted in the Merger Agreement.

MERGER EXPENSES AND FEES AND OTHER COSTS

    Except as described above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Titan shall pay all fees and expenses incurred in connection with the printing and filing of the Registration Statement and this Prospectus/Proxy Statement and any amendments or supplements thereto and the parties shall share equally the cost of the HSR filing fee. See "--Termination of the Merger Agreement."

    Titan estimates that Titan and Delfin will incur direct transaction costs of approximately $1 million associated with the Merger. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger, expected in the quarter ending September 30, 1998. See "Unaudited Pro Forma Combined Condensed Financial Information" and "Risk Factors--Integration of Operations."

RELATED AGREEMENTS

    STOCK VOTING AGREEMENT. In connection with the execution of the Merger Agreement, the Affiliated Shareholders entered into a Stock Voting Agreement with Titan pursuant to which the Affiliated Shareholders each agreed that they will vote all shares of Delfin held by them in favor of the Merger Proposal and each of the other actions contemplated by the Merger Agreement.

    AFFILIATE AGREEMENTS. To help ensure that the Delfin Shareholders comply with applicable securities laws, certain affiliates of Delfin have entered into an agreement pursuant to which he has agreed not to sell, pledge or otherwise transfer such shares except to the extent covered by and in compliance with Rule
145. Such agreements also restrict such persons' rights to transfer shares of Delfin Common Stock prior to the Merger and Titan Common Stock (or any other securities of Titan) following the Merger until such time as Titan has published financial results showing at least 30 days of combined operations of Titan and Delfin. See "--Affiliates' Restrictions on Sale of Titan Common Stock."

AFFILIATES' RESTRICTIONS ON SALE OF TITAN COMMON STOCK

    The shares of Titan Common Stock to be issued pursuant to the Merger and the Merger Agreement will have been registered under the Securities Act pursuant to the Registration Statement, thereby allowing such shares to be traded without restriction by all former holders of Delfin Common Stock who (i) are not deemed to be affiliates of Delfin at the time of the Delfin Meeting (as "affiliates" is defined for purposes of Rule 145) and (ii) who do not become affiliates of Titan after the Merger. The directors of Delfin, certain officers and certain significant shareholders of Delfin may be deemed to be affiliates of Delfin at the time of the Delfin Meeting.

    Such affiliates have entered into agreements not to make any public sale of any Titan Common Stock received upon conversion of Delfin Common Stock in the Merger except in compliance with Rule 145 or under certain other limited circumstances. Such agreements also restrict such persons' rights to transfer shares of Delfin Common Stock prior to the Merger and Titan Common Stock (or any other securities of Titan) following the Merger until such time as Titan has published financial results showing at least 30 days of combined operations of Titan and Delfin. See "Terms of the Merger--Related Agreements--Affiliate Agreements" above. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of Titan Common Stock and also on the number of shares of Titan Common Stock that such affiliates and others (including persons with whom the affiliates act in concert) may sell within any three-month period. Rule 145 will not generally preclude sales by affiliates. These Rule 145 restrictions will generally apply for a period of at least one year after the Effective Time (or longer if the person remains or becomes an affiliate of Titan).

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma combined condensed financial statements give effect to the merger of Titan and Horizons, which was consummated on June 30, 1998, combined with the prospective Merger with Delfin under the pooling of interests method of accounting. These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results or financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position which may occur in the future.

    A pro forma combined condensed balance sheet is provided as of March 31, 1998 giving effect to the Merger as though it had been consummated on that date. Pro forma combined condensed statements of operations are provided for fiscal years ended December 31, 1995, 1996 and 1997, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented. For purposes of the pro forma operating data, Titan and Horizon's consolidated financial statements for each of the three years ended December 31, 1997 and each of the three fiscal years ended January 31, 1996, 1997 and 1998 and the three months ended March 31, 1998, respectively, have been combined with Delfin's financial statements for each of the three fiscal years ended September 30, 1995, 1996 and 1997 and for the three months ended March 31, 1998.

    The pro forma combined condensed statements of operations for each of the three years in the period ended December 31, 1997 are derived from the audited historical consolidated financial statements of Titan at such dates and Horizons for each of the three years in the period ended January 31, 1998 and derived from the audited historical financial statements of Delfin for each of the three years in the period ended September 30, 1997, and should be read in conjunction with historical financial statements and accompanying notes for Titan and Delfin included elsewhere in this Prospectus/Proxy Statement. The pro-forma combined condensed financial statements as of and for the three month periods ended March 31, 1998 for Titan, Horizons and Delfin and have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the respective opinions of Titan's and Horizons' management and Delfin's management, include all adjustments necessary for a fair presentation of financial information for such interim periods.

     THE TITAN CORPORATION AND HORIZONS TECHNOLOGY, INC. AND DELFIN SYSTEMS
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 PRO FORMA                             PRO FORMA
                                                                ADJUSTMENTS    PRO FORMA              ADJUSTMENTS   PRO FORMA
                                          TITAN     HORIZONS     (NOTE 2)      COMBINED     DELFIN     (NOTE 2)     COMBINED
                                        ----------  ---------  -------------  -----------  ---------  -----------  -----------
Revenues..............................  $  161,231  $  26,491       --         $ 187,722   $  27,288      --        $ 215,010
Costs and expenses:
  Cost of revenues....................     123,914     17,931       --           141,845      22,944      --          164,789
  Selling, general and administrative
    expense...........................      25,867      3,921       --            29,788       4,879      --           34,667
  Research and development expense....       5,113         49       --             5,162      --          --            5,162
  Restructuring and other (income)
    expense...........................       6,249     --           --             6,249      --          --            6,249
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
    Total costs and expenses..........     161,143     21,901       --           183,044      27,823      --          210,867
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
Operating profit (loss)...............          88      4,590       --             4,678        (535)     --            4,143
Interest expense......................      (1,353)      (546)      --            (1,899)       (481)     --           (2,380)
Interest income.......................         392     --           --               392          11      --              403
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
Income (loss) from continuing
  operations before income taxes......        (873)     4,044       --             3,171      (1,005)     --            2,166
Income tax provision (benefit)........        (540)     1,537       --               997        (250)     --              747
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
Income (loss) from continuing
  operations..........................  $     (333) $   2,507       --         $   2,174   $    (755)     --        $   1,419
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
Basic earnings per share
  Income (loss) from continuing
    operations........................  $    (0.05) $    0.33    $  --         $    0.07   $   (0.11)  $  --        $    0.03
  Weighted average shares.............      19,438      7,424       (4,199)       22,663       6,975      (3,225)      26,413
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
Diluted earnings per share
  Income (loss) from continuing
    operations........................  $    (0.05) $    0.33    $  --         $    0.07   $   (0.11)     --        $    0.03
  Weighted average shares.............      19,438      7,542       (4,317)       22,663       6,975      (3,225)      26,413
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------
                                        ----------  ---------       ------    -----------  ---------  -----------  -----------

     THE TITAN CORPORATION AND HORIZONS TECHNOLOGY, INC. AND DELFIN SYSTEMS
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 PRO FORMA                              PRO FORMA
                                                                ADJUSTMENTS    PRO FORMA               ADJUSTMENTS    PRO FORMA
                                          TITAN     HORIZONS     (NOTE 2)      COMBINED     DELFIN      (NOTE 2)      COMBINED
                                        ----------  ---------  -------------  -----------  ---------  -------------  -----------
Revenues..............................  $  155,954  $  29,551       --         $ 185,505   $  29,731       --         $ 215,236
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
Costs and expenses:
  Cost of revenues....................     124,477     20,008       --           144,485      24,856       --           169,341
  Selling, general and administrative
    expense...........................      23,693      4,114       --            27,807       4,427       --            32,234
  Research and development expense....       3,576        105       --             3,681      --           --             3,681
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
    Total costs and expenses..........     151,746     24,227       --           175,973      29,283       --           205,256
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
Operating profit......................       4,208      5,324       --             9,532         448       --             9,980
Interest expense......................      (3,201)      (592)      --            (3,793)       (369)      --            (4,162)
Interest income.......................         639     --           --               639           3       --               642
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
Income from continuing operations
  before income taxes.................       1,646      4,732       --             6,378          82       --             6,460
Income tax provision..................         221      1,798       --             2,019          72       --             2,091
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
Income from continuing operations.....  $    1,425  $   2,934       --         $   4,359   $      10       --         $   4,369
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
Basic earnings per share
  Income from continuing operations...  $     0.03  $    0.39       --         $    0.14   $    0.00       --         $    0.13
  Weighted average shares.............      21,418      7,497       (4,272)       24,643       7,053       (3,303)       28,393
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
Diluted earnings per share
  Income from continuing operations...  $     0.03  $    0.39       --         $    0.14   $    0.00       --         $    0.13
  Weighted average shares.............      21,418      7,542       (4,317)       24,643       7,304       (3,554)       28,393
                                        ----------  ---------       ------    -----------  ---------       ------    -----------
                                        ----------  ---------       ------    -----------  ---------       ------    -----------

     THE TITAN CORPORATION AND HORIZONS TECHNOLOGY, INC. AND DELFIN SYSTEMS
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                PRO FORMA                            PRO FORMA
                                                               ADJUSTMENTS   PRO FORMA              ADJUSTMENTS   PRO FORMA
                                          TITAN     HORIZONS    (NOTE 2)     COMBINED     DELFIN     (NOTE 2)     COMBINED
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
Revenues..............................  $  195,884  $  26,281   $  --        $ 222,165   $  26,631   $  --        $ 248,796
Costs and expenses:
  Cost of revenues....................     153,269     18,335      --          171,604      22,873      --          194,477
  Selling, general and administrative
    expense...........................      23,574      4,699      --           28,273       3,497      --           31,770
  Research and development expense....       6,140         81      --            6,221      --          --            6,221
  Write-down of assets, investments
    and environmental accrual.........       6,600     --          --            6,600      --          --            6,600
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
    Total costs and expenses..........     189,583     23,115      --          212,698      26,370      --          239,068
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
Operating profit......................       6,301      3,166      --            9,467         261      --            9,728
Interest expense......................      (5,101)      (519)     --           (5,620)       (236)     --           (5,856)
Interest income.......................         869     --          --              869           3      --              872
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
Income from continuing operations
  before income taxes.................       2,069      2,647      --            4,716          28      --            4,744
Income tax provision..................       3,292      1,006      --            4,298          58      --            4,356
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
Income (loss) from continuing
  operations..........................  $   (1,223) $   1,641      --        $     418   $     (30)     --        $     388
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
Basic earnings per share
  Income (loss) from continuing
    operations........................  $    (0.09) $    0.22   $  --        $   (0.02)  $    0.00   $  --        $   (0.02)
  Weighted average shares.............      22,230      7,497      (4,272)      25,455       7,137      (3,387)      29,205
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
Diluted earnings per share
  Income (loss) from continuing
    operations........................  $    (0.09) $    0.22   $  --        $   (0.02)  $    0.00   $  --        $   (0.02)
  Weighted average shares.............      22,230      7,510      (4,285)      25,455       7,137      (3,387)      29,205
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------
                                        ----------  ---------  -----------  -----------  ---------  -----------  -----------

     THE TITAN CORPORATION AND HORIZONS TECHNOLOGY, INC. AND DELFIN SYSTEMS
           UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR
                        THE QUARTER ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   PRO FORMA                            PRO FORMA
                                                                  ADJUSTMENTS   PRO FORMA              ADJUSTMENTS   PRO FORMA
                                            TITAN     HORIZONS     (NOTE 2)     COMBINED     DELFIN     (NOTE 2)     COMBINED
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
Revenues................................  $  43,979   $   5,989    $  --        $  49,968   $   6,956   $  --        $  56,924
Costs and expenses:
  Cost of revenues......................     33,836       4,401       --           38,237       5,784      --           44,021
  Selling, general and administrative
    expense.............................      5,044       1,391       --            6,435         947      --            7,382
  Research and development expense......      1,518      --           --            1,518      --          --            1,518
  Special charges.......................      1,460      --           --            1,460      --          --            1,460
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
    Total costs and expenses............     41,858       5,792       --           47,650       6,731      --           54,381
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
Operating profit........................      2,121         197       --            2,318         225      --            2,543
Interest expense........................     (1,353)       (122)      --           (1,475)        (87)     --           (1,562)
Interest income.........................        135          15       --              150           1      --              151
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
Income from continuing operations before
  income taxes..........................        903          90       --              993         139      --            1,132
Income tax provision....................        316          41       --              357          53      --              410
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
Income from continuing operations.......  $     587   $      49       --        $     636   $      86      --        $     722
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
Basic earnings per share
  Income from continuing operations.....  $    0.02   $    0.00       --        $    0.02   $    0.01   $  --        $    0.02
  Weighted average shares...............     22,864       7,497       (4,324)      26,037       7,156      (3,406)      29,787
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
Diluted earnings per share
  Income from continuing operations.....  $    0.02   $    0.00       --        $    0.02   $    0.01      --        $    0.02
  Weighted average shares...............     23,533       7,497       (4,324)      26,706       7,403      (3,653)      30,456
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------
                                          ---------  -----------  -----------  -----------  ---------  -----------  -----------

              THE TITAN CORPORATION AND HORIZONS TECHNOLOGY, INC.
                               AND DELFIN SYSTEMS
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                                                      PRO FORMA                              PRO FORMA
                                                                     ADJUSTMENTS    PRO FORMA               ADJUSTMENTS
ASSETS                                        TITAN     HORIZONS      (NOTE 2)      COMBINED     DELFIN      (NOTE 2)
                                            ---------  -----------  -------------  -----------  ---------  -------------
Current assets:
  Cash....................................  $  10,612   $     523     $  --         $  11,135   $      30    $  --
  Investments.............................      4,499      --            --             4,499      --           --
  Accounts receivable--net................     58,612       6,064        --            64,676       7,168       --
  Inventories.............................     15,480      --            --            15,480       1,193       --
  Net assets of discontinued operations...     11,512      (3,277)       --             8,235      --           --
  Prepaid expenses and other..............      2,160         238        --             2,398          43       --
  Deferred income taxes...................      7,950      --               400         8,350         348          400
                                            ---------  -----------       ------    -----------  ---------       ------
    Total Current Assets..................    110,825       3,548           400       114,773       8,782          400
Property and equipment--net...............     24,432         305        --            24,737         730       --
Goodwill--net.............................     20,587      --            --            20,587      --           --
Other assets..............................      8,097      --            --             8,097         225       --
Net assets of discontinued operation......      2,286      --            --             2,286      --           --
                                            ---------  -----------       ------    -----------  ---------       ------
    Total assets..........................  $ 166,227   $   3,853     $     400     $ 170,480   $   9,737    $     400
                                            ---------  -----------       ------    -----------  ---------       ------
                                            ---------  -----------       ------    -----------  ---------       ------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit..........................  $  12,350   $   5,327     $  --         $  17,677   $   1,250    $  --
  Accounts payable........................     11,258       1,403        --            12,661       1,521       --
  Current portion of long-term debt.......      1,104      --            --             1,104         239       --
  Accrued compensation and benefits.......      8,899       2,561        --            11,460       1,597       --
  Other accrued liabilities...............      6,833         119         1,000         7,952         830        1,000
                                            ---------  -----------       ------    -----------  ---------       ------
    Total current liabilities.............     40,444       9,410         1,000        50,854       5,437        1,000
                                            ---------  -----------       ------    -----------  ---------       ------
Long-term debt............................     37,310         184        --            37,494         152       --
Other non-current liabilities.............     10,573         266        --            10,839      --           --
Series B Cumulative convertible redeemable
  Preferred stock, $3,000 liquidation
  preference, 6% cumulative annual
  dividend, 500,000 shares issued and
  outstanding.............................      3,000      --            --             3,000                   --
Stockholders' equity:
  Preferred stock; $1 par value;
    authorized 2,500,000 shares:..........                      5            (5)       --                       --
  Cumulative convertible, $13,897
    liquidation preference: 694,872 shares
    issued and outstanding................        695      --            --               695      --           --
  Common stock; ($.01 par value,
    authorized 45,000,000 shares; issued
    and outstanding: 23,804,809 shares)...        238          75           (45)          268          71       --
Capital in excess of par value............     50,936       3,762            50        54,748       4,414       --
Retained earnings (deficit)...............     25,622      (9,849)         (600)       15,173        (337)        (600)
Treasury stock: (971,894 shares, at
  cost)...................................     (2,591)     --            --            (2,591)     --           --
                                            ---------  -----------       ------    -----------  ---------       ------
    Total stockholders' equity............     74,900      (6,007)         (600)       68,293       4,148         (600)
                                            ---------  -----------       ------    -----------  ---------       ------
Total liabilities and stockholders'
  equity..................................  $ 166,227   $   3,853     $     400     $ 170,480   $   9,737    $     400
                                            ---------  -----------       ------    -----------  ---------       ------
                                            ---------  -----------       ------    -----------  ---------       ------


                                             PRO FORMA
ASSETS                                       COMBINED
                                            -----------
Current assets:
  Cash....................................   $  11,165
  Investments.............................       4,499
  Accounts receivable--net................      71,844
  Inventories.............................      16,673
  Net assets of discontinued operations...       8,235
  Prepaid expenses and other..............       2,441
  Deferred income taxes...................       9,098
                                            -----------
    Total Current Assets..................     123,955
Property and equipment--net...............      25,467
Goodwill--net.............................      20,587
Other assets..............................       8,322
Net assets of discontinued operation......       2,286
                                            -----------
    Total assets..........................   $ 180,617
                                            -----------
                                            -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit..........................   $  18,927
  Accounts payable........................      14,182
  Current portion of long-term debt.......       1,343
  Accrued compensation and benefits.......      13,057
  Other accrued liabilities...............       9,782
                                            -----------
    Total current liabilities.............      57,291
                                            -----------
Long-term debt............................      37,646
Other non-current liabilities.............      10,839
Series B Cumulative convertible redeemable
  Preferred stock, $3,000 liquidation
  preference, 6% cumulative annual
  dividend, 500,000 shares issued and
  outstanding.............................       3,000
Stockholders' equity:
  Preferred stock; $1 par value;
    authorized 2,500,000 shares:..........      --
  Cumulative convertible, $13,897
    liquidation preference: 694,872 shares
    issued and outstanding................         695
  Common stock; ($.01 par value,
    authorized 45,000,000 shares; issued
    and outstanding: 23,804,809 shares)...         339
Capital in excess of par value............      59,162
Retained earnings (deficit)...............      14,236
Treasury stock: (971,894 shares, at
  cost)...................................      (2,591)
                                            -----------
    Total stockholders' equity............      71,841
                                            -----------
Total liabilities and stockholders'
  equity..................................   $ 180,617
                                            -----------
                                            -----------

     THE TITAN CORPORATION AND HORIZONS TECHNOLOGY, INC. AND DELFIN SYSTEMS
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                                                                    TITAN/
                                                                     PRO FORMA     HORIZONS                 PRO FORMA
                                                                    ADJUSTMENTS    PRO FORMA               ADJUSTMENTS    PRO FORMA
ASSETS                                       TITAN     HORIZONS      (NOTE 2)      COMBINED     DELFIN      (NOTE 2)      COMBINED
                                           ---------  -----------  -------------  -----------  ---------  -------------  -----------
Current assets:
  Cash...................................  $   1,153   $      44     $  --         $   1,197   $      40    $  --         $   1,237
  Accounts receivable--net...............     71,532       6,114        --            77,646       9,605       --            87,251
  Inventories............................     18,586      --            --            18,586         659       --            19,245
  Net assets of discontinued
    operations...........................     12,394      (3,588)       --             8,806      --           --             8,806
  Prepaid expenses and other.............      2,408          95        --             2,503         146       --             2,649
  Deferred income taxes..................      8,834        (413)          400         8,821         348          400         9,569
                                           ---------  -----------       ------    -----------  ---------       ------    -----------
    Total Current Assets.................    114,907       2,252           400       117,559      10,798          400       128,757
Property and equipment--net..............     23,788         164        --            23,952         667       --            24,619
Goodwill--net............................     39,059      --            --            39,059      --           --            39,059
Other assets.............................      8,317          14        --             8,331         267       --             8,598
Net assets of discontinued operation.....        393      --            --               393      --           --               393
                                           ---------  -----------       ------    -----------  ---------       ------    -----------
    Total assets.........................  $ 186,464   $   2,430     $     400     $ 189,294   $  11,732    $     400     $ 201,426
                                           ---------  -----------       ------    -----------  ---------       ------    -----------
                                           ---------  -----------       ------    -----------  ---------       ------    -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit.........................  $  19,900   $   5,405     $  --         $  25,305   $   3,552    $  --         $  28,857
  Accounts payable.......................     14,025         796        --            14,821         870       --            15,691
  Acquisition debt.......................      3,000      --            --             3,000      --           --             3,000
  Current portion of long-term debt......      1,130      --            --             1,130         248       --             1,378
  Accrued compensation and benefits......      7,616       1,268        --             8,884       1,883       --            10,767
  Other accrued liabilities..............     10,925         706         1,000        12,631         921        1,000        14,552
                                           ---------  -----------       ------    -----------  ---------       ------    -----------
    Total current liabilities............     56,596       8,175         1,000        65,771       7,474        1,000        74,245
                                           ---------  -----------       ------    -----------  ---------       ------    -----------
Long-term debt...........................     36,996      --            --            36,996          26       --            37,022
Other non-current liabilities............     14,497         900        --            15,397      --           --            15,397
Series B Cumulative convertible
  redeemable Preferred stock, $3,000
  liquidation preference, 6% cumulative
  annual dividend, 500,000 shares issued
  and outstanding........................      3,000      --            --             3,000      --           --             3,000
Stockholders' equity:
  Preferred stock; $1 par value;
    authorized 2,500,000 shares:.........     --               5            (5)       --          --           --            --
  Cumulative convertible, $13,897
    liquidation preference: 694,872
    shares issued and outstanding........        695      --            --               695      --           --               695
  Common stock; ($.01 par value,
    authorized 45,000,000 shares; issued
    and outstanding: 23,804,809
    shares)..............................        238          32        --               270          72       --               342
Capital in excess of par value...........     50,998       3,805             5        54,808       4,421       --            59,229
Retained earnings........................     25,990     (10,487)         (600)       14,903        (261)        (600)       14,042
Treasury stock: (971,894 shares, at
  cost)..................................     (2,546)     --            --            (2,546)     --           --            (2,546)
                                           ---------  -----------       ------    -----------  ---------       ------    -----------
    Total stockholders' equity...........     75,375      (6,645)         (600)       68,130       4,232         (600)       71,762
                                           ---------  -----------       ------    -----------  ---------       ------    -----------
Total liabilities and stockholders'
  equity.................................  $ 186,464   $   2,430     $     400     $ 189,294   $  11,732    $     400     $ 201,426
                                           ---------  -----------       ------    -----------  ---------       ------    -----------
                                           ---------  -----------       ------    -----------  ---------       ------    -----------

                    THE TITAN CORPORATION AND DELFIN SYSTEMS
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

    The unaudited pro forma combined statements of operations combine the historical statements of operations for Titan for the years ended December 31, 1997, 1996 and 1995 with the historical statements of operations of Horizons for the years ended January 31, 1998, 1997 and 1996 (the merger between Titan and Horizons was consummated on June 30, 1998) and the historical statements of operations of Delfin for the years ended September 30, 1997, 1996 and 1995.

NOTE 2. MERGER COSTS

    Titan estimates that Titan and Horizons and Titan and Delfin will incur direct transaction costs of approximately $1 million associated with the Titan and Horizons merger and approximately $1 million associated with the Titan and Delfin Merger, consisting primarily of investment banking, filings with regulatory agencies, accounting, legal, financial printing and other related costs.

    These estimates are preliminary and are therefore subject to change. These costs will be charged to operations as incurred. The unaudited pro forma combined balance sheet gives effect to such charges as if they had been incurred as of December 31, 1997 and March 31, 1998, but the effect has not been reflected in the unaudited pro forma combined statements of operations as they are nonrecurring in nature.

    The income tax effect of these charges has also been reflected as a pro forma adjustment.

NOTE 3. PRO FORMA NET INCOME (LOSS) PER SHARE

    The unaudited pro forma combined net income (loss) per common share is based upon the weighted average number of common and equivalent shares of Titan and Horizons outstanding for each period at the exchange ratio of approximately .42 of Titan Common Stock for each share of Horizons Common Stock and an exchange ratio of approximately .52 of Titan Common Stock for each share of Delfin Common Stock, assuming no borrowings on the Delfin line of credit (a zero Line of Credit Deduction), a $6.00 Titan Stock Price and 7,189,000 issued and outstanding shares of Delfin Common Stock. The effect of the assumed conversion of Titan's convertible subordinated debentures was antidilutive for all periods presented.

                                 TITAN BUSINESS

GENERAL DEVELOPMENT AND DESCRIPTION OF BUSINESS

    Titan was incorporated in 1969. Titan provides state-of-the-art information technology and electronic systems and services to commercial and government customers. Titan groups its businesses into four core business segments--Communications Systems, Software Systems, Information Technologies, and Medical Sterilization and Food Pasteurization--and a fifth business segment, Emerging Technologies and Businesses. The Communications Systems segment, through Titan's wholly owned subsidiary Linkabit Wireless, Inc. ("Linkabit Wireless"), develops and produces advanced satellite ground terminals, satellite voice/data modems, networking systems and other products used to provide bandwidth-efficient communications. The Software Systems segment is a systems integrator that provides a broad range of information technology services and solutions. The Information Technologies segment provides information systems solutions to defense-related government customers with large data management, information manipulation, information fusion, knowledge-based systems and communications requirements, and develops and manufacturers digital imaging products, electro-optical systems and threat simulation/training systems primarily used by the defense and intelligence communities. The Medical Sterilization and Food Pasteurization segment utilizes its linear accelerator technology to provide sterilization systems and services for medical device manufacturers and for the reduction of contamination from E. coli, salmonella and other microorganisms in food. The Emerging Technologies and Businesses segment consists of new technologies and early-stage businesses, including minority-owned businesses, utilizing technologies originally developed by Titan.

    In February 1998, Titan merged with DBA, in a stock-for-stock transaction. Titan issued approximately 6,100,000 shares of common stock in exchange for all the outstanding common shares of DBA. The merger has been accounted for as a pooling of interests. Accordingly, all information and/or other disclosures included in this registration statement, including the consolidated financial statements of Titan and its subsidiaries, have been restated to include DBA for all periods presented.

COMMUNICATIONS SYSTEMS SEGMENT

    The Communications Systems segment, through Linkabit Wireless, develops and produces advanced satellite ground terminals, satellite voice/data modems, networking systems and other products used to provide bandwidth-efficient communications for commercial and government customers. Linkabit Wireless' market-driven product development efforts have resulted in products which are particularly well suited for two significant market opportunities, rural telephony and secure defense communications.

    Linkabit Wireless has developed substantial expertise in Demand Assigned Multiple Access ("DAMA") technology and critical engineering disciplines such as satellite ground system design, RF and digital engineering, digital and communications signal processing software, network management and modem technology. Linkabit Wireless' commercial products leverage the advanced technologies and broad technical competencies developed from the substantial investment in its government business. Similarly, the government business has benefited from Linkabit Wireless' investment in the design and production of cost-effective commercial products which can satisfy the government's demand for more commercial off-the-shelf products.

    RURAL TELEPHONY. Linkabit Wireless' leading commercial product, Xpress Connection, uses existing geosynchronous satellites to provide low-cost voice, facsimile and data services using satellites to connect villages to a national Public Switched Telephone Network ("PSTN"), making it possible to provide low-cost telephone service to vast unserved areas.

    Linkabit Wireless develops and markets its rural telephony products through strategic alliances. In September 1995, Linkabit Wireless received an approximately $10 million contract from PT. Pasifik Satelit Nusantra ("PSN") to develop the Xpress Connection system for use in a rural telephony network in

Indonesia. In December 1997, Linkabit Wireless received a follow-on order from PSN for 10,000 additional terminals at a contract value of approximately $27 million, with delivery to begin immediately and be completed by May 1999. This contract also contains a priced option to purchase up to 10,000 additional terminals, which may be exercised at any time during the contract term. Linkabit Wireless and PSN are marketing Xpress Connection to other countries covered by PSN's satellites. In addition, Linkabit Wireless is working with Alcatel Telspace ("Alcatel") to market Xpress Connection to other developing regions, including Africa and Latin America.

    Linkabit Wireless is leveraging its experience in rural telephony to selectively pursue private networking opportunities in developing countries. In Thailand, Linkabit Wireless is providing elements of a private voice, data and facsimile communications network for use by The Bank for Agriculture and Agricultural Cooperatives.

    SECURE DEFENSE COMMUNICATIONS PRODUCTS. Linkabit Wireless' leading defense product, the Mini-DAMA terminal, is a full UHF satellite communications terminal that is designed to provide dual channel, multi-mode communications for up to 16 simultaneous users. This terminal condenses the communications capabilities formerly housed in two six-foot high racks into a single 25-inch high terminal and provides a weight savings of over 500 pounds and a power savings of approximately 60% to 70% over prior systems. In October 1997, Linkabit Wireless was awarded an $8.2 million production option to its ongoing Navy contract for Mini-DAMA UHF satellite communications terminals for delivery through February 1999.

    The industries and markets in which Linkabit Wireless competes are highly competitive, and Titan expects that competition will increase in such markets. Linkabit Wireless encounters intense competition from numerous other companies, including large and emerging domestic and international companies, many of which have far greater financial, engineering, technological, marketing, sales and distribution and customer service resources than Linkabit Wireless. Some of Linkabit Wireless' competitors in the secure defense communications market include GEC (UK), Raytheon Corporation, Rockwell International and ViaSat, Inc. Some of Linkabit Wireless' commercial competitors include Gilat Satellite Networks Ltd., Hughes Network Systems, Scientific Atlanta Inc., STM Wireless Inc. and ViaSat, Inc. Furthermore, the satellite communications industry itself competes with other technologies such as terrestrial wireless, copper wire and fiber optic communications systems.

    As of December 31, 1997, Linkabit Wireless had a total of 195 employees.

SOFTWARE SYSTEMS SEGMENT

    Titan's Software Systems segment ("Titan Software") is a systems integrator that provides a broad range of information technology ("IT") services and solutions to commercial and non-defense government clients.

    Titan Software provides integration services and solutions for companies with distributed computing environments. Titan Software's services include systems integration and package software implementation services, business process re-engineering, data warehousing and database administration, client/server application development, Year 2000 solutions, intranet/internet infrastructure and development, and electronic commerce solutions.

    To enhance its service offerings and expand its customer base, Titan Software is actively developing relationships with software companies offering products that require integration. For example, Titan Software and PointCast are approaching large PointCast users and offering Titan Software's services to install, integrate and develop custom features, including executive systems interfaced with PointCast, to add value to PointCast's push technology.

    The IT services industry is highly competitive. Titan Software competes against a large number of multinational, national, regional and local firms, including system integrators, custom software developers and service groups of software vendors. Many of Titan Software's competitors have substantially greater financial, technical and marketing resources and greater name recognition than Titan Software. In addition, many of Titan Software's clients have internal IT resources and may elect to do work in-house instead of using Titan Software's services. Titan Software believes that the primary competitive factors for its IT services include technical skills, knowledge of specific industry operations for which software is integrated or developed, customer relationships and quality and cost of service.

    As of December 31, 1997, Titan Software had a total of 74 employees.

INFORMATION TECHNOLOGIES SEGMENT

    Titan's Information Technologies segment ("Titan Information Technologies") provides information systems solutions to defense-related government customers with large data management, information manipulation, information fusion, knowledge-based systems and communications requirements. Additionally, Information Technologies develops and manufactures digital imaging products, electro-optical systems and threat simulation/training systems primarily used by the defense and intelligence communities.

    Titan Information Technologies focuses on marketing its services to United States government agencies, in particular the intelligence community, NATO and other United States defense partners around the world where Titan Information Technologies has extensive knowledge of the enterprise's operations, relationships and information systems needs. In addition, Titan Information Technologies has expanded its defense systems business capabilities to provide a full range of systems engineering procurement and technical support for the Command, Control, Communication, Computing and Intelligence (C4I) initiatives of the Department of Defense. This expertise assists Titan Information Technologies in providing a comprehensive solution to a customer's problem which is compatible with the customer's overall information systems architecture and strategy, as opposed to developing merely a technical solution to a specific problem. Titan plans to further support this segment's growth through active participation in the on-going defense industry consolidation, taking advantage of synergistic acquisition opportunities. As discussed previously, in February 1998, Titan acquired DBA, a defense contractor specializing in imaging and electro-optical systems and in March 1998, Titan acquired Validity, an information technologies company.

    Titan Information Technologies' services include systems analysis and design, object-oriented software development services and systems integration. Titan Information Technologies' initial work generally involves a joint analysis of the customer's enterprise structure and processes and information system needs. Once this analysis is completed, Titan Information Technologies provides process re-engineering and designs the technology solution to meet the customer's needs. This process typically involves software development by Titan Information Technologies, coupled with integration of off-the-shelf software and hardware as available. Titan Information Technologies also provides a variety of professional and technical support services, including electronics and mechanical design and fabrication, computer-aided drafting and manufacturing services, technical documentation and prototyping.

    During 1997, Titan Information Technologies was awarded four contracts with an aggregate potential value exceeding $145 million. These contracts provide for communications systems integration, engineering and technical support services for the United States Government over a five-year period.

    Titan's newly acquired subsidiary, DBA, provides specialized products and services in two areas of concentration: imaging systems and electro-optical systems. The imaging systems area includes the acquisition of image data, the processing, manipulation and exploitation of that data, its dissemination in either electronic or hard copy form, and the development of derivative products from imagery. Applications include development and support of precise mapping and targeting systems, development and support of imagery intelligence systems, development of geographic information systems and their data bases, and development of products to convert images from the hard copy to digital form and output digital images in hard copy form. The electro-optical systems area encompasses the design, development and manufacture of electronic products and systems. This equipment is primarily used in the test and evaluation of weapons systems and is employed in both test and training environments. Specific products include automatic video trackers for use in precision test range applications and tactical fire control systems and infrared sources used in the calibration of infrared images and heat seeking missiles. Systems include range systems for crew and system training against high fidelity replications of air defense threats in simulations as well as test range command and control systems for evaluation of crew and system effectiveness.

    Titan's newly acquired subsidiary, Validity, is an operating company of Titan Information Technologies. Validity is an information technologies company providing systems engineering and integration, software engineering, network technologies, and test and evaluation services to the military and a variety of governmental customers.

    Titan's most recent acquisition, Horizons, is predominantly involved in providing software, computer systems integration and technical consulting services, primarily for the United States defense establishment.

    Titan Information Technologies is one of many companies involved in providing information systems solutions for a variety of programs for agencies of the United States government and prime contractors for these agencies. Most activities in which Titan Information Technologies engages are very competitive and require highly skilled and experienced technical personnel. Many of Titan Information Technologies' competitors have significantly greater financial and personnel resources than does Titan Information Technologies. Competitors in this industry include Booz-Allen Hamilton Inc., Science Applications International Corporation, Computer Science Corporation, BDM Corporation, Anteon Corp., Raytheon/E-Systems, General Dynamics, Intergraph, Lockheed-Martin, TRW, Contraves, Morpho, Autometrics and Metric. Titan Information Technologies believes that the primary competitive factors for its information systems services include technical skills, experience in the industry and customer relationships.

    As of December 31, 1997, Titan Information Technologies had a total of 984 employees.

MEDICAL STERILIZATION AND FOOD PASTEURIZATION SEGMENT

    Titan's Medical Sterilization and Food Pasteurization Segment ("Titan Purification") utilizes its linear accelerator technology to provide sterilization systems and services for medical device manufacturers.

    Titan Purification has developed a proprietary electronic beam sterilization process that utilizes linear accelerator technology. Titan believes its E-Beam sterilization system offers a reliable, environmentally acceptable and efficient alternative to both Gamma sterilization and EtO sterilization. Titan Purification E-Beam sterilization process disrupts the DNA structure of microorganisms on or within the product rendering them sterile.

    Titan Purification provides an on-site system which is a compact, low-cost, turnkey system currently available for customers' in-house manufacturing use. In February 1997, Titan Purification agreed to install its first turnkey on-site sterilization system at Guidant Corporation, one of the leading medical device manufacturers in the United States. Titan Purification also provides contract sterilization services through its facilities in Denver and San Diego. Titan Purification has been providing such contract services since 1993.

    POTENTIAL MARKETS. Although contaminated food is one of the most widespread health problems in the world, lack of regulatory approval and consumer acceptance historically has limited the development of the market for food pasteurization. Estimates from the Centers for Disease Control and Prevention in Washington, D.C. suggest that up to 33 million people in the United States are stricken with food-borne diseases each year. In addition, nearly 200 people in the United States die each week from illnesses they contract from food. Although the recent outbreaks of E. coli and salmonella have increased public interest in food pasteurization, the potential market for food pasteurization remains largely undeveloped. Titan believes the absence of a market for food pasteurization has been due in part to the lack of FDA approval for the pasteurization of most foods, including red meat. On December 3, 1997, however, the FDA approved irradiation of red meat. The FDA also found that irradiation of meat, at its recommended doses, affects neither the food's taste nor its nutritional value in any detectable way. The meat pasteurization process is still subject to final approval by the USDA, which approval the USDA expects to provide sometime in 1998. Despite the FDA's approval, however, the development of this potential market is still dependent on broad consumer acceptance of pasteurized foods, which may not occur. Although Titan Purification, until recently, has focused its efforts in the area of medical device products, Titan Purification believes it is well-positioned to take advantage of the food pasteurization market if it develops.

    Although Titan Purification believes that it is the only provider of small, low-cost, turnkey systems for in-house manufacturers, Titan Purification currently faces competition from several providers of contract Gamma sterilization services, several providers of contract E-Beam sterilization services and a significantly larger number of providers of contract sterilization services. Certain of Titan Purification's competitors and potential competitors have substantially greater financial, marketing, distribution, technical and other resources than Titan Purification, or offer multiple sterilization technologies or operate multiple sterilization facilities at geographically advantageous sites, which may enable them to address a broader range of the sterilization requirements of individual customers.

    As of December 31, 1997, Titan Purification had a total of 28 employees.

EMERGING TECHNOLOGIES AND BUSINESSES SEGMENT

    The Emerging Technologies and Businesses segment consists of new technologies and early-stage businesses, including minority-owned businesses, utilizing technologies originally developed by Titan. In addition to its minority-owned businesses, the Emerging Technologies and Businesses segment owns patents relating to technologies derived from research and development activities of Titan. Titan intends to utilize both public and private investments as the primary funding source for the continued development of its technologies. Examples of such technologies and businesses of Titan are as follows:

    IPIVOT, INC. IPivot, Inc. ("IPivot") is a minority-owned company of Titan that develops software to enable internet and intranet providers to reduce server blockage and scale to high-end complex environments in a cost-effective manner. IPivot products are still in the development stage.

    TOMOTHERAPEUTICS, INC. TomoTherapeutics, Inc. is a majority-owned company of Titan that is developing an x-ray needle system designed to rapidly generate x-rays at a local level in the treatment of tumors and other abnormal tissues. This system is still in the development stage. Tomo Therapeutics Inc. recently licensed its technology to Influence, Inc. in exchange for a potential equity interest in Influence, Inc., and royalty payments.

    The Emerging Technologies and Businesses segment is attempting to commercialize new technologies and products in relatively new markets. The success of these technologies and businesses will depend on many factors, including the ability of Titan or its partners to raise the capital necessary to fund development, to attract, retain and motivate key personnel and to develop markets for new products.

GOVERNMENT CONTRACTS

    A substantial portion of Titan's revenues are dependent upon continued funding of United States and allied government agencies as well as continued funding of the programs targeted by Titan's businesses. For the years ended December 31, 1997, 1996 and 1995, United States government business represented approximately 75%, 78% and 67% of Titan's revenues, respectively. United States defense budgets and the budgets of other government agencies have been declining in real terms since the mid-1980's, and may continue to do so in the future. Any significant reductions in the funding of United States government agencies or in the funding areas targeted by Titan's businesses could materially and adversely affect Titan's business, results of operations and financial condition.

    Titan's direct contracts with the United States government and its subcontracts with prime contractors that have direct contracts with the United States government are subject to termination for the convenience of the government, and termination, reduction or modification in the event of any change in the government's requirements or budgetary constraints. When Titan subcontracts with prime contractors, such subcontracts are also subject to the ability of the prime contractor to perform its obligations under its prime contract. Titan often has little or no control over the resources allocated by the prime contractor to the prime contract, and any failure by the prime contractor to perform its obligations under the prime contract could result in Titan's loss of its subcontract. In addition, Titan's contract-related costs and fees, including allocated indirect costs, are subject to audits and adjustments by negotiation between Titan and the United States government. As part of the audit process, the government audit agency verifies that all charges made by a contractor against a contract are legitimate and appropriate. Audits may result in recalculation of contract revenues and non-reimbursement of some contract costs and fees. Any audits of Titan's contract-related costs and fees could result in material adjustments to Titan's revenues. In addition, United States government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal year basis even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually incrementally funded and additional funds are normally committed to the contract by the procuring agency as appropriations are made by Congress for future fiscal years. Any failure of such agencies to continue to fund such contracts could have a material adverse effect on Titan's business, results of operations and financial condition.

    The following table gives the percentage of revenues realized by Titan from the three primary types of government contracts during the years indicated.

CONTRACT TYPE                                                            1997       1996       1995
---------------------------------------------------------------------  ---------  ---------  ---------
Cost Reimbursement...................................................       56.4%      55.7%      49.7%
Fixed Price..........................................................       36.8       39.0       46.3
Time and Materials...................................................        6.8        5.3        4.0
                                                                       ---------  ---------  ---------
                                                                           100.0%     100.0%     100.0%
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

INDUSTRY SEGMENTS AND EXPORT REVENUES

    Reference is made to Note 7 to the accompanying consolidated financial statements.

RAW MATERIALS

    Titan operates both fabrication and assembly facilities and also purchases certain components and assemblies from other suppliers. No one supplier accounts for a significant portion of total purchases.

    In connection with the sale of various products, Linkabit Wireless enters into supplier agreements with various contract manufacturers to purchase certain components incorporated into certain of the segment's products. As of December 31, 1997 Linkabit Wireless has non-cancelable commitments of $4,354,000, primarily with two vendors, for purchases through 1998. Titan believes that the loss of one or more of these agreements would not have a material adverse impact on Titan's operations.

PATENTS, TRADEMARKS AND TRADE SECRETS

    The policy of Titan is to apply for patents and other appropriate statutory protection when it develops new or improved technology. Titan presently holds over 45 United States patents, as well as a number of trademarks and copyrights. However, it does not rely solely on such statutory protection to protect its technology and intellectual property. In addition to seeking patent protection for its inventions, Titan relies on the laws of unfair competition and trade secrets to protect its unpatented proprietary rights. Titan attempts to protect its trade secrets and other unpatented proprietary information through agreements with customers, vendors, employees and consultants. In addition, various names used by Titan for its products and services have been registered with the United States Patent and Trademark Office.

BACKLOG

    Contracts undertaken by Titan may extend beyond one year, and accordingly, portions are carried forward from one year to the next as part of backlog. Because many factors affect the scheduling of projects, no assurance can be given as to when revenue will be realized on projects included in Titan's backlog. Although backlog represents only business which is considered to be firm, there can be no assurance that cancellations or scope adjustments will not occur. The majority of backlog represents contracts under the terms of which cancellation by the customer would entitle Titan to all or a portion of its costs incurred and potential fees.

    Titan's commercial backlog, by segment, is approximately $28.0 million, $11.5 million, $4.3 million, $2.5 million and $1.2 million for Communications Systems, Medical Sterilization and Food Pasteurization, Information Technologies, Emerging Technologies and Businesses, and Software Systems, respectively.

    Many of Titan's contracts with the United States Government are funded by the procuring agency from year to year, primarily based on its fiscal requirements. This results in two different categories of United States Government backlog: funded and unfunded backlog. "Funded backlog" consists of the aggregate contract revenues remaining to be earned by Titan at a given time, but only to the extent such amounts have been appropriated by Congress and allocated to the contract by the procuring Government agency. "Unfunded backlog" consists of (i) the aggregate contract revenues which are expected to be earned as Titan's customers incrementally allot funding to existing contracts, whether Titan is acting as a prime contractor or subcontractor, and (ii) the aggregate contract revenues which remain to be funded on contracts which have been newly awarded to Titan. "Backlog" is the total of the commercial and government funded and unfunded backlog.

    Titan's backlog consists of the following approximate amounts as of December 31:

BACKLOG                                                             1997            1996
-------------------------------------------------------------  --------------  --------------
Commercial backlog...........................................  $   48,512,000  $   33,193,000
U.S. Government funded backlog...............................      95,448,000      60,368,000
U.S. Government unfunded backlog.............................     206,001,000     115,722,000
                                                               --------------  --------------
                                                               $  349,961,000  $  209,283,000
                                                               --------------  --------------
                                                               --------------  --------------

    In addition to the backlog described above, at December 31, 1997, Titan had remaining priced options of over $56 million from the Navy for full-scale production of its Mini-DAMA satellite communications terminal. Titan expects that a substantial number of these options will be exercised in the future, although there is no assurance that any options will be exercised.

    Management believes that year-to-year comparisons of backlog are difficult and not necessarily indicative of future revenues. Titan's backlog is typically subject to large variations from quarter to quarter as existing contracts are renewed or new contracts are awarded. Additionally, all United States government contracts included in backlog, whether or not funded, may be terminated at the convenience of the United States government. See "Risk Factors--Dependence on Government Contracts."

    Titan expects to realize approximately 35% of its 1997 backlog by the end of 1998.

RESEARCH AND DEVELOPMENT

    Titan maintains a staff of engineers, other scientific professionals and support personnel engaged in development of new applications of technology and improvement of existing products. These programs' costs are expensed as incurred. Total expenditures for research and development were $11,281,000, $8,082,000 and $15,876,000 in 1997, 1996 and 1995, respectively. These expenditures included company funded research and development of $6,140,000, $3,576,000 and $5,113,000, and customer sponsored research and development of $5,141,000, $4,506,000 and $10,763,000, in 1997, 1996 and 1995, respectively.
The majority of Titan's customer sponsored research and development activity is funded under contract to the United States government.

EMPLOYEES

    At the end of fiscal 1997, Titan employed approximately 1,400 employees, predominantly located in the United States.

PROPERTIES

    Titan's operations occupy approximately 786,100 square feet of space located throughout the United States. The large majority of the space is office space. Substantially all of Titan's facilities are leased. For lease commitment information, reference is made to Note 9 to the accompanying financial statements.

    It is management's policy to maintain Titan's facilities and equipment in good condition and at a high level of efficiency. Existing facilities are considered to be generally suitable and adequate for Titan's present needs. Substantially all of the machinery and equipment employed by Titan in its business is owned by Titan.

    The locations of the principal operating facilities of Titan and its consolidated subsidiaries at the end of 1997 were as follows:

Communications Systems
San Diego, California

Information Technologies
Reston, Virginia
Norfolk, Virginia
Hanover, Maryland
San Leandro, California
Vallejo, California
San Diego, California
Heathrow, Florida
Denver, Colorado
Westborough, Massachusetts
Akron, Ohio
Huntsville, Alabama
Niantic, Connecticut
Chatsworth, California
Albuquerque, New Mexico
Middleton, Rhode Island
National City, California
Port Huenome, California
Gates Ferry, Connecticut
Melbourne, Florida
Fairfax, Virginia

Software Systems
San Diego, California
Reston, Virginia
Washington, D.C.
Colorado Springs, Colorado
Tampa, Florida
Dallas, Texas
Dublin, California

Medical Sterilization and Food Pasteurization
San Diego, California
Denver, Colorado
Dublin, California

Emerging Technologies and Businesses
Tempe, Arizona
Phoenix, Arizona
San Diego, California
Dublin, California
Richmond, Virginia
Albuquerque, New Mexico

LEGAL PROCEEDINGS

    In the ordinary course of business, defense contractors are subject to many levels of audit and investigation by various government agencies. Further, Titan and its subsidiaries are subject to claims and from time-to-time are named as defendants in legal proceedings. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of Titan.

            TITAN MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                       OPERATIONS AND FINANCIAL CONDITION

COMPANY OVERVIEW

    Titan provides state-of-the-art information technology, electronic systems, digital imaging products and services to commercial and government customers. These systems and services enable Titan's customers to cost-effectively generate, digitize, process, compress, transmit, store or distribute information in a timely manner. Titan operates its business primarily through subsidiaries that are focused on targeted markets and/or technologies. In 1991 Titan implemented a market-driven strategy to leverage the technologies and expertise developed through its defense businesses into targeted commercial markets. Initially, Titan made the investments necessary to commercialize its core technologies.

    A substantial portion of Titan's revenues is dependent upon continued funding of United States and allied government agencies as well as continued funding of the programs targeted by Titan's businesses. For the years ended December 31, 1997, 1996 and 1995, United States government business represented approximately 75%, 78% and 67% of Titan's revenues, respectively. United States defense budgets and the budgets of other government agencies have been declining in real terms since the mid-1980's, and may continue to do so in the future. Any significant reductions in the funding of United States government agencies or in the funding areas targeted by Titan's businesses could materially and adversely affect Titan's business, results of operations and financial condition.

    Several of Titan's businesses conduct substantial business in foreign countries, primarily within Asia. Titan generally denominates its foreign contracts in United States dollars, and Titan believes that its global competitors follow similar business practices. Accordingly, Titan does not believe that foreign currency fluctuations will have a material adverse impact on its ability to compete with these competitors in these markets. Foreign currency fluctuations could, however, make Titan's products less affordable and thus reduce the demand for such products. See "Risk Factors--Risks of International Operations; Risks of Doing Business in Developing Countries". Titan attempts to mitigate credit risk relative to sales to foreign customers through its policy of generally requiring payment in the form of stand-by letters of credit, advance deposits or wire transfers prior to shipment.

    In the fourth quarter of 1997, Titan realigned certain operations within its segments and added a fifth segment to better position these operations for strategic transactions pursuant to Titan's corporate strategy. Titan now groups its businesses into four core business segments--Communications Systems, Software Systems, Information Technologies, and Medical Sterilization and Food Pasteurization--and a fifth business segment, Emerging Technologies and Businesses. This realignment conforms to the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." All segment data for prior years have been restated to conform to the 1997 presentation.

    Throughout 1997, Titan closely followed its well-defined strategy designed to create value for Titan's stockholders, and positioned itself to continue successfully executing this strategy in the future. Titan expanded and improved upon its existing products and services in each of its five business segments and continued to successfully leverage its technologies and expertise into additional targeted markets.

    In December 1997, Titan filed a registration statement with the Commission in connection with a proposed public offering of approximately 26% of its Linkabit Wireless common stock. In June 1988 this registration statement was withdrawn from the Commission. Linkabit Wireless, which constitutes Titan's Communications Systems segment, develops and produces advanced satellite ground terminals, satellite voice/data modems, networking systems and other products used to provide bandwidth-efficient communications for commercial and government customers. Its market-driven product development efforts have resulted in products which are particularly well-suited for rural telephony and secure defense communications. There can be no assurance that the registration statement will be re-filed or that the proposed public offering will be consummated.

    In 1997, Linkabit Wireless successfully completed its initial contract with PSN to deliver 2,000 rural telephony terminals, was awarded a $27 million purchase agreement for delivery of an additional 10,000 Xpress Connection terminals to PSN, and was awarded a subcontract from Alcatel to participate in a consortium formed to supply the ground segment for the Multi Media Asia Satellite Telecommunications System. The Company is continually assessing the impact of the recent events in Asia, including the currency devaluations in Indonesia, Malaysia, Taiwan and the Philippines, on its Communications Systems segment. See "Risk Factors--Risks of International Operations; Risks of Doing Business in Developing Countries." The Company believes that recent events in Asia will not have a material impact on other segments of Titan's business because Titan does not engage in a significant amount of business in the Pacific Rim in any segment other than its Communications Systems segment. Linkabit Wireless also received an $8.2 million production option to its ongoing Navy contract for Mini-DAMA UHF satellite communications terminals and, in December 1997, achieved Navy certification for its Mini-DAMA products. Through Linkabit Wireless, Titan's Communications Systems segment also expanded the number of its strategic relationships, and the breadth of such relationships, which now include Motorola, Alcatel and PSN.

    Titan's Software Systems segment continued to diversify its customer base and significantly improved its operating performance in 1997. Software Systems is a systems integrator that provides system integration services and solutions for commercial and non-defense government clients with distributed computing environments. The services provided in this business include systems integration, business process re-engineering, data warehousing and database administration, client/server application development, Year 2000 solutions, and intranet/internet infrastructure design and development.

    During 1997, an operating entity in the Software Systems segment was awarded master service agreements to provide a complete menu of Year 2000 services for four domestic telecommunications companies. A contract for the design and installation of a fully integrated back-up system for the FAA is nearing successful completion, and efforts to increase activities with the FAA have shown positive results.

    This segment's customer base expanded throughout the year. Its revenues, however, continue to be dependent on a limited number of customers, and the recruitment of specially qualified software engineers and software code writers continues to be a challenge.

    Record revenues were achieved by Titan's Information Technologies segment in 1997. This segment provides information systems solutions primarily to government customers with large data management, information manipulation, information fusion, knowledge-based systems, and communications requirements. This segment also supports high priority government programs by providing system integration, information systems engineering services, development of systems and specialized products, as well as systems research, development and prototyping. Other services provided include research and development under government funded contracts for the DOD and other customers.

    During 1997, operating entities in the Information Technologies segment were awarded four contracts with an aggregate potential value exceeding $145 million. These contracts provide for communications systems integration, engineering and technical support services for the United States government over a five-year period. Titan plans to further support this segment's growth through active participation in the on-going defense industry consolidation, taking advantage of synergistic acquisition opportunities. In February 1998, Titan merged with DBA, a defense contractor specializing in imaging products, electro-optical systems and threat simulation/training systems.

    Titan's Medical Sterilization and Food Pasteurization segment achieved record revenues and significantly improved its operating performance during 1997. This segment currently provides medical product sterilization services at two Titan facilities and manufactures and sells turnkey electron beam sterilization and food pasteurization systems to customers for use in their own facilities.

    1997 operating results for this segment include the sale of an in-house sterilization system to Baxter Healthcare as well as the design and near-complete installation of a compact turnkey sterilization system to

Guidant Corporation. More than a dozen new customers for medical product sterilization services were added to this segment's customer base during 1997, and at December 31, 1997 each of its two facilities achieved record utilization levels.

    The Emerging Technologies and Businesses segment experienced a decline in revenues and approximately break even operating results in 1997. Revenues and profitability can vary widely in this segment as a result of both the number of business ventures within this segment and their start-up nature. This segment applies Titan's proprietary knowledge and core competencies to industrial and commercial opportunities. Titan views this segment as an incubator for potential new businesses which can be developed with minimal Titan investment by leveraging off of market resources and capital to develop products and bring them to market. Titan's strategy is to ultimately maintain less than a majority interest in these businesses, thereby reducing financial risk while maintaining the potential to achieve a significant return on these investments. During 1997, Titan spun-off a majority interest in an emerging technologies business which has developed an internet software product which significantly reduces server bottlenecks. One Emerging Technologies operating entity was awarded several contracts to provide specialized system integration. Titan believes that it will continue to generate valuable technology in this segment and plans to pursue development and licensing of these technologies, joint ventures, spin-offs, and other transactions which may ultimately add value to Titan stockholders.

OPERATING RESULTS

                         (DOLLAR AMOUNTS IN THOUSANDS)

    In February 1998, Titan acquired DBA, in a stock-for-stock transaction. The merger has been accounted for as a pooling of interests. Accordingly, the operating results and related discussion that follow reflect the restatement of the consolidated operating results of The Titan Corporation and its subsidiaries to include DBA for all periods presented.

    Prior to the merger, DBA used a fiscal year ending June 30. Accordingly, the combined results reflect the results for the Titan fiscal years ended December 31, 1997, 1996 and 1995 combined with DBA's results for the twelve months ended December 31, 1997, and for the fiscal years ended June 30, 1996 and 1995, respectively.

    The combining periods are as follows:

                                                                   FISCAL YEAR 1996
                                                         -------------------------------------
Titan..................................................  Fiscal year ended December 1996
DBA....................................................  Fiscal year ended June 1996

                                                        FISCAL 1997 QUARTERLY PERIODS
                                                 --------------------------------------------
                                                   Q1 '97      Q2 '97     Q3 '97     Q4 '97
                                                 -----------  ---------  ---------  ---------
Titan..........................................   March 97     June 97   Sept. 97    Dec. 97
DBA............................................   March 97     June 97   Sept. 97    Dec. 97

    For the six months ended December 31, 1996, revenue of $11,724, costs and expenses of $10,693, operating income of $1,031 income before taxes of $1,104 and net income of $695 was reported by DBA. Such amounts are not reflected in the accompanying statements of operations as DBA's fiscal year ended June 30, 1997 was conformed to Titan's fiscal year ended December 31, 1997, which resulted in such amounts being incurred in the omitted period from July 1, 1996 through December 31, 1996.

    For the six months ended December 31, 1997, revenue of $10,914, costs and expenses of $19,530, operating loss of $8,616, loss before tax benefit of $8,663 and net loss of $7,821 was reported by DBA, and such amounts are included in the results of operations in the accompanying financial statements for the year ended December 31, 1997. The decrease in revenue of $810 in the six month period ended

December 31, 1997 from the same period in 1996 primarily resulted from high pass through of material costs and higher direct labor utilization during the six month period ended December 31, 1996. The costs and expenses during the six month period ended December 31, 1997 include certain non-recurring charges related to the write down of land and a building as well as certain inventory and other assets to net realizable value in addition to a charge for estimated environmental liabilities related to the land and buildings. These costs aggregated approximately $9,800 and are disclosed elsewhere in this "Management's Discussion and Analysis" section. Excluding the non-recurring charges discussed above, operating income increased $199 in the six months ended December 31, 1997 from the same period in 1996 due to more favorable results following completion of certain contracts.

    The table below sets forth Titan's operating results for each of the three years in the period ended December 31, 1997:

                                                              1997      1996(1)     1995(1)
                                                           ----------  ----------  ----------
Revenues.................................................  $  195,884  $  155,954  $  161,231
Operating profit.........................................       6,301       4,208          88
Interest expense, net....................................       4,232       2,562         961
Income (loss) from continuing operations, before income
  taxes..................................................       2,069       1,646        (873)
Income tax provision (benefit)...........................       3,292         221        (540)
Loss from discontinued operation, net....................        (343)     (3,642)     (1,972)
Net income (loss)........................................        (566)     (2,217)     (2,305)

------------------------

(1) Restated to reflect the April 1997 discontinuance of the operations of Titan's broadband division.

    The following table sets forth, as a percentage of total revenues, certain operations data for the periods indicated.

                                                                         1997       1996       1995
                                                                       ---------  ---------  ---------
Revenues.............................................................      100.0%     100.0%     100.0%
Operating profit.....................................................        3.2        2.7        0.1
Interest expense, net................................................        2.2        1.7        0.6
Income (loss) from continuing operations, before income taxes........        1.1        1.0       (0.5)
Income tax provision (benefit).......................................        1.7        0.1       (0.3)
Loss from discontinued operation, net................................       (0.2)      (2.3)      (1.2)
Net income (loss)....................................................       (0.3)      (1.4)      (1.4)

    As noted above, Titan's consolidated revenues were $195,884, $155,954 and $161,231 in 1997, 1996 and 1995, respectively. Increased revenues were reported in the Communications Systems, Information Technologies, and Medical Sterilization and Food Pasteurization segments in 1997. Revenue growth in 1997 was primarily attributable to increased deliveries of rural telephony units and Mini-DAMA units in the Communications Systems segment, and from the revenues generated by Eldyne and Unidyne, which were acquired in May 1996 in the Information Technologies segment.

    Titan's consolidated operating profit has been significantly impacted by a number of factors in each of the three years shown above. The primary factor in the lower performance in operations for 1996 and 1995 compared to 1997 was Titan's continuing investment in and funding of its commercial ventures. Selling, general and administrative ("SG&A") expenses were $23,574, $23,693 and $25,867 in 1997, 1996 and 1995, respectively. The 1997 and 1996 decreases in both absolute dollars and as a percentage of revenues reflect cost cutting efforts, economies of scale and efficiencies that have been achieved. Since 1996, Titan has taken actions to reduce administrative costs commensurate with changes in revenue volumes. Most notably, reductions were made in the Software Systems segment in 1996 when revenues were significantly impacted by reduced demand from a major telecommunications customer. In addition, Titan eliminated many duplicate functions and costs as part of its process of integrating the Eldyne and Unidyne businesses. In early 1997, Titan implemented a reengineering process of its administrative functions. This reengineering focused on the elimination of redundancies, resulting in increased efficiencies and reduced infrastructures, and ultimately resulted in reduced costs. Titan intends to continue this process through 1998. As such, general and administrative expenses are not expected to increase as a percentage of revenues in 1998.

    Special charges of $9,846 were recorded during the fiscal year ended December 31, 1997 primarily related to the write down of various DBA assets to estimated net realizable value and the recognition of an estimated environmental liability. For further discussion regarding these special charges, refer to the Titan Information Technologies segments discussion of results of operations set forth below and Note 3 to the accompanying financial statements.

    Research and development ("R&D") expenses were $6,140, $3,576 and $5,113, in 1997, 1996 and 1995, respectively, primarily reflecting the significant development of satellite communications products in Titan's Communications Systems segment. An increased level of R&D spending in 1997 was planned, though not at the magnitude incurred, as certain development and certification efforts in Linkabit Wireless took longer than expected to complete. The level of R&D expense incurred, though anticipated to remain significant, is expected to decrease as a percentage of revenues in 1998 as demand increases for existing developed products.

    Net interest expense has increased over the three-year period ended December 31, 1997, primarily as a direct result of the level of Titan's borrowings. In 1997, the principal component of interest expense is related to the convertible subordinated debentures issued by Titan in November 1996. In 1996 and 1995, the principal component of interest expense is related to Titan's borrowings under its bank lines of credit. Borrowings from Titan's bank lines of credit averaged $10,803, $12,315 and $6,400 at weighted average interest rates of 8.1%, 8.2% and 8.8% during 1997, 1996 and 1995, respectively. Also included in interest expense is interest on Titan's deferred compensation and retiree medical obligations. Interest expense related to these items was $767, $801 and $726 for 1997, 1996 and 1995, respectively. Increased interest income from 1995 to 1996 resulted from increasing levels of cash available for investment.

    Income taxes reflect effective rates of 159%, 13% and 62% in 1997, 1996 and 1995, respectively. The difference between the actual provision and the effective rate (based on the United States statutory tax rate) in 1997 was due primarily to state income taxes. The 1996 and 1995 tax rates reflect variation in timing of utilization of net operating losses by Titan and DBA, due to the inability to file a consolidated tax return in prior periods. Titan expects its effective income tax rate to remain stable in the foreseeable future. The effective rate in 1997 is primarily due to significant non-deductible expenses which were recorded for financial reporting purposes.

    Early in 1997, Titan announced its decision to divest its broadband communications business in order to focus on businesses that are better aligned with Titan's available resources and offer a greater opportunity to add stockholder value. At that time Titan took actions to significantly reduce the broadband communications business operating costs. Revenues for the broadband communications business were $551, $2,238 and $2,432 in 1997, 1996 and 1995, respectively. Included in the loss from discontinued operation is a tax benefit of $177, $1,876 and $625 for 1997, 1996 and 1995, respectively. Titan deferred losses from the discontinued operation of $9,271 in 1997, which primarily represented amortization costs of intangible assets, and to a lesser degree, wind-down costs of the business. Titan continues to identify potential strategic investors for the broadband communications business. To date, Titan has identified several potential strategic investors and is presently involved in negotiations while it continues to search for others. Management does not anticipate that the ultimate disposition of the broadband communications business will have a material impact on Titan's financial statements.

COMMUNICATIONS SYSTEMS

    Revenues in this segment were $48,980, $27,850 and $25,506 in 1997, 1996 and 1995, respectively. Revenues increased over 75% in 1997 from 1996, primarily reflecting the fulfillment of Titan's initial contract for Xpress Connection units with PSN, increased market acceptance for certain of Titan's modem and networking products, and an increase in deliveries of Mini-DAMA, LSM-1000 and the LST-5D products. Revenues increased slightly from 1995 to 1996, primarily as a result of growth in defense related production contracts, mostly associated with Titan's Mini-DAMA and other defense communications products.

    Segment operating income was $1,074 in 1997 compared to operating losses of $4,187 and $578 in 1996 and 1995, respectively. Operating income was achieved in 1997 primarily due to increased revenue volume. Despite an increase in SG&A and R&D expenses on an absolute dollar basis, these costs decreased as a percentage of revenues. The operating losses in 1996 compared to 1995 reflect the ramp up of operations in this segment, including the addition of sales, marketing and customer service personnel required to support the revenue growth. R&D efforts increased in 1997 as the business completed development and certification of certain products. In addition, R&D expenses increased from 1995 to 1996, reflecting the increased labor and related costs associated with the ongoing development of the Mini-DAMA, Xpress Connection and other products during the period. Revenues and operating profit for 1995 included approximately $1,400 received in settlement of a termination for convenience claim with the United States government for work performed in prior years.

SOFTWARE SYSTEMS

    Revenues in this segment were $17,374, $18,505 and $33,175 in 1997, 1996 and 1995, respectively. One federal agency accounted for approximately $8,900 of this segment's revenue in 1997, $6,800 in 1996, and $4,600 in 1995, and one telecommunications customer accounted for approximately $4,500 of this segment's revenue in 1997, $8,300 in 1996 and $24,500 in 1995. In the second half of 1995, this segment experienced reduced demand from the aforementioned telecommunications customer. This trend continued in 1996 and 1997, resulting in an overall revenue decline. Reduced revenues from this customer in 1997 were substantially offset by revenues from several new and existing customers. During 1997, significant efforts were made to diversify this segment's customer base so that operating performance will become less dependent on a few customers.

    Segment operating income was $4,580 in 1997 compared to an operating loss of $137 in 1996, and operating income of $3,803 in 1995. The 1997 results reflect the impact of cost reductions achieved, offset somewhat by additional costs associated with a negotiated conclusion of certain contracts. The 1996 operating loss was due primarily to reduced sales from the previously mentioned telecommunications customer, the timing of corresponding decreases in SG&A, and additional costs associated with the aforementioned contract conclusion.

TITAN INFORMATION TECHNOLOGIES

    Revenues in this segment were $112,923, $94,874, and $90,487 for 1997, 1996 and 1995, respectively. The increase in 1997 reflects a full year's results from Eldyne and Unidyne, which were acquired in May 1996, and increased revenues generated by DBA resulting from a contract awarded in 1996, offset partially by the loss of revenue from a division sold in mid 1996 and the wind-down of work subcontracted to the buyer of a business unit sold in April 1994. These subcontracted revenues amounted to $300, $6,100 and $18,300, in 1997, 1996 and 1995, respectively. The increase in revenues from 1995 to 1996 reflects the revenues of $31,700 generated from the acquired companies Eldyne and Unidyne, offset by the decline in subcontract revenue and loss of revenue from the division sold in mid-1996 as noted above.

    Segment operating income in 1997 was $2,127, compared to $9,191 in 1996, and $4,402 in 1995. The net decrease in 1997 is related to restatements from previously filed results of $9.8 million recorded by

DBA primarily to recognize certain asset impairments and an estimated environmental liability as described below. The increase in 1996 is primarily attributable to the revenue growth discussed previously. No operating income was recognized on the above mentioned subcontract revenue for any period presented. Furthermore, 1997 and 1996 revenues and operating income include certain non-recurring credits resulting from the reevaluation of estimates of contract costs based upon favorable developments with certain government audit agencies, as well as changes in the carrying value of assets being disposed of. The Information Technologies Segment's operating income for the year ended December 31, 1997 include restatements of previously filed DBA financial statements as follows:

    DBA has a 141,000 square foot manufacturing facility in Kissimmee, Florida which has been held for sale since June 1996, at which time the recorded book value was approximately $4.4 million. An independent appraisal of the building and land was performed in August 1996, which indicated that the property had a market value of approximately $5.0 million. Several potential buyers expressed interest in acquiring the property throughout fiscal 1997. A written offer was received in July 1997, at which time negotiations with the prospective buyer commenced for the sale of the property at an amount which management believed supported the recorded book value at that time. These negotiations eventually terminated and did not result in the sale of the property. DBA received no further offers until October 1997, at which time a written offer was received at an amount substantially below the recorded book value. Negotiations with this potential buyer took place but, again, did not result in a sale of the property. During this extended time period for which the property had been held for sale, DBA reduced ongoing maintenance and general upkeep of the property. As a result of these factors, management concluded that there has been an impairment in the carrying value of the asset. A special charge of $2.0 million was recorded in the Titan's financial statements for the year ended December 31, 1997 which reflects management's estimate of the impairment, including estimated disposal costs. Management has currently reinstated a program of ongoing maintenance (and environmental remediation--see below) and is actively marketing the property for sale through various channels. Management regularly reviews the adjusted value of this asset for further impairment, and believes that the current book value reflects an amount which approximates fair market value.

    As a part of Titan's due diligence performed in connection with its acquisition of DBA a preliminary environmental site assessment of all DBA's land and property was performed in October 1997. This study revealed certain environmental matters at DBA's Kissimmee, Florida property discussed above. These environmental matters included, but were not limited to, soil contamination and potential asbestos and lead based paint contamination. Titan engaged these environmental consultants to perform a limited initial assessment of the potential range of costs to remediate such contamination as well as to determine whether any additional environmental exposures exist with DBA's property. An initial assessment considering pre-cleanup activities, and operation and maintenance of the remediation plan, indicates that these costs could range from approximately $3.0 million to $5.5 million (undiscounted). Such amounts represent an initial estimate, which could change significantly as more extensive studies are performed. In accordance with SFAS No. 5, "Accounting for Contingencies" and SOP 96-1, "Environmental Remediation Liabilities," DBA recorded a $3.0 million special charge, representing the low end of the estimate as no amount within the range was deemed to be a better estimate at that time. These environmental remediation actions are being undertaken at the sole discretion of management and have not been induced by threat, by government agencies, or by litigation. In the accompanying balance sheet as of December 31, 1997, approximately $.2 million is included in other current liabilities and the remaining $2.8 million is included in non-current liabilities, based upon the estimated timing of remediation work to be performed. DBA commenced its pre-clean up activities which are expected to continue through at least fiscal year 1998.

    In December 1997, DBA received verbal indication from a systems integrator for whom it had been developing special purpose mammography scanners that the integrator would likely terminate further discussions regarding its pending contract with DBA. Subsequent to December 31, 1997, DBA received written notification that the integrator would likely terminate further discussions regarding its pending contract with DBA. Prior to December 31, 1997, DBA had identified several customers for fingerprint scanners, which are based on similar technology to the mammography scanners, and had entered into contracts to sell fingerprint scanners. Since the scanners could not be utilized in their intended form, management identified an impairment in the value of this inventory and recorded an adjustment of $1.3 million in the accompanying results from operations for the year ended December 31, 1997 in order to reflect these scanners at their net realizable value.

    In December 1997, DBA determined that certain test machinery and equipment which it needed to perform on a recently awarded contract was missing parts essential to its operation. Management believes that the parts may have been removed for use in other equipment, however, management is unable to determine the exact disposition and/or timing of the use of such equipment. Without these essential parts, the test machinery and equipment was of little or no value and DBA determined that replacing this test machinery and equipment appeared to be more economically advantageous than repairing it. The net book value of this equipment was approximately $.6 million at December 31, 1997. Accordingly, DBA is recording a charge of $.6 million to write off the book value of these assets in the accompanying results of operations for the year ended December 31, 1997. Management believes that this resulted from a breakdown in DBA's internal controls over physical assets. Titan is in the process of critically reviewing all of DBA's internal control procedures, particularly those regarding physical assets, and will take further actions in order to align DBA's internal control policies and procedures with those of Titan.

    In September 1997, DBA invested $1.6 million by purchasing convertible preferred Series B stock in Flash Comm, Inc. ("FCI"), a start-up venture. At the time of making this investment, DBA management was led to believe that FCI would be raising significant additional debt or equity financing by December 31, 1997, which amounts would enable FCI to perform under its $10.6 million contract to purchase products from DBA. FCI to date has not raised the additional capital, has not yet generated any significant business, and to date, no products have been purchased by FCI under its contract with DBA. To management's knowledge, FCI has generated no significant revenue to date. In light of these circumstances, and the current financial condition of FCI, management presently believes that there is doubt about FCI's ability to achieve commercial success, and thus recognizes that there has been an impairment in the value of the $1.6 million investment recorded by DBA. An adjustment to write-down the investment by $1.6 million is reflected in the results of operations for the year ended December 31, 1997.

    DBA recorded approximately $.6 million in unbilled receivables in fiscal years 1991, 1992 and 1994 related to an overrun claim which is being litigated. The Company had entered into settlement discussions with the United States government. In 1992 the settlement offer of the United States government was rejected. Management believes that this amount should have been written off in prior reporting periods. However, the amounts were not written off until December 1997, due to a breakdown in internal controls. The $.6 million is reflected as a charge to SG&A for the year ended December 31, 1997. Management believes that the continuing recognition of this receivable by DBA represents a breakdown in DBA's internal controls. As stated above, Titan is reviewing DBA's internal control procedures.

    At December 31, 1997, DBA had inappropriately capitalized rate variances of $.7 million on its Cost Plus Fixed Fee (CPFF) contracts representing costs incurred in excess of provisional billing rates. Such variances occurred primarily in the quarter ended December 31, 1997. A charge of $.7 million was recorded against revenue at December 31, 1997 to write off these variances.

MEDICAL STERILIZATION AND FOOD PASTEURIZATION

    Revenues in this segment were $5,983, $2,818 and $3,459 in 1997, 1996 and 1995, respectively. The increase in 1997 was directly related to increased processing of medical products at Titan's two facilities, and to sales of Titan's turnkey sterilization systems to Guidant Corporation and Baxter Medical.

    Segment operating income increased to $189, compared to operating losses of $1,080 in 1996 and $1,340 in 1995. The achievement of operating income is directly related to the increase in revenues mentioned above.

EMERGING TECHNOLOGIES AND BUSINESSES

    Revenues in this segment were $10,624, $11,907 and $8,604 in 1997, 1996 and 1995, respectively. The decrease in 1997 was primarily due to the completion of certain contracts in Titan's linear electron accelerator and environmental consulting businesses, offset partially by the inclusion of a full year's revenues generated from a division acquired in May 1996. The revenue growth in 1996 compared to 1995 primarily reflects the impact of the division acquired in 1996.

    Segment operating loss was $25 in 1997, compared to operating income of $964 in 1996 and $151 in 1995. The change in operating results reflects the fluctuation in revenue volume, combined with reduced margins in this segment's various businesses.

LIQUIDITY AND CAPITAL RESOURCES

    During 1997, Titan generated $1,667 cash from its continuing operations. In addition, Titan's loss from continuing operations, of $1,223, and other uses of cash from operations included increases in receivables and inventories of $8,227 and $1,901, respectively, principally related to commercial rural telephony products and to government satellite communications products. Significant funding requirements included liabilities of continuing operations of $6,196, which included approximately $1,500 in payments of certain accrued costs related to Titan's acquisition of Eldyne and Unidyne in 1996. Additionally, $5,573 of cash was used by discontinued operations.

    Cash was also provided by Titan's line of credit ($12,350). In May 1997, Titan completed an agreement with Sumitomo Bank of California and Imperial Bank for a $24,000 line of credit maturing May 31, 1998, amending and replacing the previous $14,000 line with Sumitomo Bank, and replacing the existing line of credit with Crestar Bank. Titan has the option to borrow at a bank prime rate or at LIBOR plus 2%. As of December 31, 1997, there was $12,350 of borrowings outstanding under this agreement, at a weighted average interest rate of 8.02%. Titan also had commitments under letters of credit under this agreement of $1,368, which reduced availability under the line of credit to $10,282. On May 23, 1997, Titan repaid in full the line of credit agreement and equipment note with Crestar Bank. A mortgage note with a balance of $1,196 at December 31, 1997 remains outstanding with Crestar Bank. At December 31, 1997 Titan was in compliance with all financial covenants under its various debt agreements.

    Funding for the advancement of Titan's strategic goals, including continued investment in targeted commercial businesses and start-up ventures, is expected to continue in 1998. Titan plans to finance these requirements from a combination of sources, which include cash generation from Titan's core businesses and continuation and expansion of Titan's bank line of credit. Titan is negotiating to extend its current line of credit past its expiration date of May 1998. Furthermore, Titan anticipates selling its broadband communications business in 1998, and is also exploring several equity alternatives as potential sources of capital. As previously noted, one of Titan's primary strategies is the funding of growth in specific subsidiaries through spin-out transactions. If Titan is unable to implement this strategy, whether in whole or in part, then Titan may need to complete additional equity or debt financings to fund the continued expansion of its operations and potential acquisitions of new technologies. Any additional equity or convertible debt financings could, however, result in substantial dilution to Titan's stockholders. Management is continually monitoring and reevaluating its level of investment in all of its operations and the financing sources available to achieve Titan's goals in each business area.

FORWARD LOOKING INFORMATION; CERTAIN CAUTIONARY STATEMENTS

    Certain statements contained in this Management's Discussion and Analysis of Results of Operations and Financial Condition that are not related to historical results are forward looking statements based upon a number of factors, including without limitation, those described herein under "Risk Factors." Actual results may differ materially from those stated or implied in the forward looking statements. Further, certain forward looking statements are based upon assumptions of future events which may not prove to be accurate.

                        OWNERSHIP OF TITAN'S SECURITIES

    The following table sets forth certain information as to the number of shares beneficially owned as of July 7, 1998 (a) by each person who is known to Titan to own beneficially 5% or more of the outstanding shares of any class of its voting stock, (b) by each present Titan director, and each of the Named Executive Officers (as defined below), and (c) by all Titan officers and directors as a group.

                                                                                  AMOUNT AND NATURE
                                                                                    OF BENEFICIAL        PERCENT OF
IDENTITY OF OWNER OR GROUP(1)                                 TITLE OF CLASS          OWNERSHIP             CLASS
-----------------------------------------------------------  -----------------  ----------------------  -------------
Wechsler & Company, Inc.(2)................................    Common Stock           1,607,092                6.24%
Charles R. Allen...........................................    Common Stock              34,339(3)                *
Joseph F. Caligiuri........................................    Common Stock              28,500(3)                *
Daniel J. Fink.............................................    Common Stock              29,850(3)                *
Robert E. La Blanc.........................................    Common Stock              16,750(3)                *
Thomas G. Pownall..........................................    Common Stock              36,015(3)                *
Gene W. Ray................................................    Common Stock             622,915(3)             2.42%
J. S. Webb.................................................    Common Stock             117,758(3)                *
Louis L. Fowler............................................    Common Stock              45,670(3)                *
Ronald B. Gorda............................................    Common Stock             161,454(3)                *
Frederick L. Judge.........................................    Common Stock              67,182(3)                *
John L. Slack..............................................    Common Stock             386,649(3)             1.50%
All Directors and Officers as a Group (17 Persons).........    Common Stock           1,567,992(3)             6.09%

------------------------

*   Less than 1%

1. The address of each owner other than Mr. Wechsler is c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121.

2. Norman J. Wechsler is the sole stockholder and Chairman of the Board, President and Chief Executive Officer of Wechsler & Company, Inc., 39 Broadway, New York, New York 10006.

3.  Including (A) 12,500; 12,500; 12,500; 8,750; 11,250; 330,000; 45,000;
    28,500; 143,750; 50,000; 104,778; and 812,028 shares subject to outstanding options held by Messrs. Allen, Caligiuri, Fink, La Blanc, Pownall, Ray, Webb, Fowler, Gorda, Judge, Slack and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after July 7, 1998; (B) 21,428 and 14,285 shares that may be obtained upon conversion of convertible debentures held by Messrs. Ray and Judge, respectively; and (C) 84,993; 25,861; 17,057; 15,204; 21,897; 0 and
    152,734 shares held by the trustees of Titan's 401(k) Retirement Plan and Employee Stock Ownership Plan for the accounts of Messrs. Ray, Webb, Fowler, Gorda, Judge, Slack and all directors and officers as a group, respectively.

    Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control; Titan has no information as to whether any shares shown in this table are subject to California community property law.

                  TITAN MANAGEMENT AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

    The directors and executive officers of Titan and their respective positions with Titan and ages are set forth in the following table. Biographical information on each executive officer who is not a director is set forth following the table. There are no family relationships between any director or executive officer and other director or executive officer of Titan. Executive officers serve at the discretion of the Titan Board.

                                                                                                          YEAR IN WHICH
                                                                                                          HE/SHE BECAME
NAME                                                    POSITION                              AGE      OFFICER OR DIRECTOR
------------------------------  --------------------------------------------------------      ---      -------------------
J.S. Webb.....................  Chairman of the Board of Directors                                78             1984
Gene W. Ray...................  President and Chief Executive Officer                             60             1985
Eric DeMarco..................  Senior Vice President and Chief Financial Officer                 34             1997
Louis L. Fowler...............  Vice President and Assistant Secretary                            59             1989
Ira Frazer....................  Senior Vice President, General Counsel and Secretary              43             1998
Ronald B. Gorda...............  Senior Vice President                                             42             1994
Frederick L. Judge............  Senior Vice President                                             64             1994
John L. Slack.................  President, Titan Technologies and Information Systems
                                  Corporation                                                     59             1998
Deanna H. Petersen............  Vice President and Corporate Controller                           30             1996
Charles R. Allen..............  Director                                                          72             1989
Joseph F. Caligiuri...........  Director                                                          70             1984
Daniel J. Fink................  Director                                                          71             1985
Robert E. La Blanc............  Director                                                          64             1996
Thomas G. Pownall.............  Director                                                          76             1992

    The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. Officers are elected by the Titan Board annually at its first meeting following the Titan Annual Meeting of Stockholders.

    Mr. Webb served as Vice Chairman of the Board of TRW, Inc., a diversified manufacturing company, from June 1978 until December 1981 and President of TRW-Fujitsu Company, a joint venture formed to market Fujitsu's computer projects in the United States, from May 1980 until his retirement in December 1981.

    Dr. Ray was a co-founder of Titan Systems, Inc., the parent of which merged into Titan in 1985. He served as a director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger. He has been President and Chief Executive Officer of Titan since the merger.

    Mr. DeMarco has been Senior Vice President and Chief Financial Officer of Titan since January 1997. From June 1986 to January 1997 he was employed by Arthur Andersen LLP, most recently as Senior Manager.

    Mr. Fowler has been Vice President since September 1989. From March 1987 to September 1989 he served as Vice President of Titan Systems, Inc. Prior thereto, Mr. Fowler was Director of Contracts of Titan Systems, Inc. from March 1985 to March 1987.

    Mr. Frazer has been Senior Vice President, General Counsel and Secretary of Titan since February 1998. From August 1995 through January 1998 he served as General Counsel for California Steel Industries, Inc. a joint venture Japanese/Brazilian steel company. From June 1994 to August 1995 he had a private legal and consulting practice. From 1989 until June 1994 he was General Counsel and Chief Administrative Officer of Daihatsu America, Inc., an automotive distributor.

    Mr. Gorda has been Senior Vice President since February 1995 and President of the Linkabit division of Titan since June 1993. From May 1994 to February 1995 he was a Vice President at Titan. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division. Prior thereto, he was Senior Program Manager of the SATCOM Command and Control division of Rockwell International from April 1986 to July 1991.

    Mr. Judge has been Senior Vice President since February 1994. From January 1991 to January 1994, Mr. Judge was Senior Vice President and Chief Operating Officer of Hughes Communications, Inc., a unit of GM Hughes Electronics Corp. From January 1988 to January 1991, he served as Senior Vice President of Hughes Communications, Inc.

    Mr. Slack became President of Titan Technologies and Information Systems Corporation, a wholly-owned subsidiary of Titan, in February 1998, upon the acquisition of DBA by Titan. Mr. Slack is also President and Chief Executive Officer of DBA and is a director of the DBA Board, both of which positions he has held since 1989.

    Ms. Petersen has been Corporate Controller since December 1996 and Vice President since July 1998. From September 1993 to December 1996, Ms. Peterson was Corporate Manager of Operations Analysis at Titan. From January 1990 to September 1993 she was a Senior Auditor at Arthur Andersen LLP.

    Mr. Allen was employed by TRW, Inc., a diversified manufacturing company, from 1955 to 1986, where he held a number of executive management positions, including director from 1972 to 1986, and Executive Vice President and Chief Financial Officer from 1977 to 1986.

    Mr. Caligiuri was employed by Litton Industries, Inc., a diversified manufacturing and services company, from 1969 to 1993, where he held a number of executive management positions, including Executive Vice President from September 1981 to April 1993.

    Mr. Fink was employed by General Electric Co. from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President of Corporate Planning and Development, after which he founded and has been the President of D. J. Fink Associates, Inc., a management consulting firm.

    Mr. La Blanc was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., after which he founded and has been the President of Robert E. La Blanc Associates, Inc., a financial and technical consulting firm.

    Mr. Pownall was employed by Martin Marietta Corporation, a diversified manufacturing and services company, from 1963 to 1992 where he held a number of executive management positions, including director from September 1971 to April 1992, Chief Executive Officer from April 1982 to April 1988, and Chairman of the Board of Directors from January 1983 to April 1988.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Titan Board has, among other committees, a compensation, stock option and pension committee. The committee is comprised of Messrs. Pownall (Chairman), Allen, Caligiuri, Fink and La Blanc. No member of the Committee is a former or current officer or employee of Titan or any of its subsidiaries.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1997, 1996 and 1995, the cash compensation paid by Titan and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of Titan in 1997 (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                               ANNUAL         COMPENSATION
                                                            COMPENSATION        AWARDS
                                                        --------------------  -----------   ALL OTHER
                                                         SALARY      BONUS     OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR      ($)(A)     ($)(B)      SARS(#)      ($)(C)
-------------------------------------------  ---------  ---------  ---------  -----------  -----------
Gene W. Ray................................       1997    337,500    210,000     150,000      107,572
  President and Chief                             1996    337,500          0     150,000       44,311
  Executive Officer                               1995    328,462          0      50,000       43,886
Louis L. Fowler............................       1997    146,000    102,000      25,000       36,284
  Vice President                                  1996    144,519     46,000      25,000       19,364
                                                  1995    138,039          0       5,000       17,322
Ronald B. Gorda............................       1997    196,490     92,000      60,000       38,845
  Senior Vice President                           1996    183,111     12,951      60,000       25,748
                                                  1995    173,563    176,000      25,000       25,638
Cornelius L. Hensel(D).....................       1997    197,138     62,000      60,000       34,187
  Senior Vice President                           1996    189,013     19,667      60,000       25,428
                                                  1995    175,219     85,200      55,000       21,918
Frederick L. Judge.........................       1997    204,326     90,000           0       19,181
  Senior Vice President                           1996    234,001          0           0       31,857
                                                  1995    232,271          0           0       32,773

------------------------

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Amounts shown include bonus cash compensation earned by executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

(C) Amounts shown consist of (i) Titan's matching contribution to its 401(k) Retirement Plan; (ii) Titan's matching contribution to its Supplemental Retirement Plan for Key Executives; (iii) Titan's contribution to its Employee Stock Ownership Plan and (iv) interest earned in Titan's Supplemental Retirement Plan for Key Executives that exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code). Amounts shown for fiscal year 1997 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $7,500; (ii) $33,000; (iii) $1,612; and (iv)
    $65,460; Mr. Fowler: (i) $7,300; (ii) $14,000; (iii) $618; and (iv) $14,366;
    Mr. Gorda: (i) $7,500; (ii) $18,502; (iii) $152; and (iv) $12,691; Mr.
    Hensel: (i) $7,500; (ii) $18,402; (iii) $0; and (iv) $8,285; Mr. Judge: (i)
    $7,500; (ii) $0; (iii) $0; and (iv) $11,681.

(D) Mr. Hensel resigned from Titan in January 1998.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options made during fiscal 1997 under Titan's long-term incentive program to the Named Executive Officers:

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                                                     INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                                    ----------------------------------------------------    VALUE AT ASSUMED
                                                                 % OF TOTAL                                  ANNUAL RATES OF
                                                                   OPTIONS                                     STOCK PRICE
                                                                 GRANTED TO                                 APPRECIATION FOR
                                                     OPTIONS    EMPLOYEES IN     EXERCISE    EXPIRATION      OPTION TERM(F)
                                                     GRANTED     FISCAL YEAR       PRICE        DATE      ---------------------
NAME                                                   (B)           (C)         ($/SH)(D)       (E)       5% ($)     10% ($)
--------------------------------------------------  ---------  ---------------  -----------  -----------  ---------  ----------
Gene W. Ray.......................................    150,000         25.91%         5.625      7/16/07     530,630   1,344,720
Louis L. Fowler...................................     25,000          4.32%         5.625      7/16/07      88,438     224,120
Ronald B. Gorda...................................     60,000         10.36%         5.625      7/16/07     212,252     537,888
Cornelius L. Hensel...............................     60,000         10.36%         5.625      7/16/07     212,252     537,888
Frederick L. Judge................................     --            --             --           --          --          --

------------------------

(A) No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B) Options granted in 1997 are exercisable starting 12 months after grant date, with 25% of the options becoming exercisable at that time and with an additional 25% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(C) In 1997 employees of Titan received stock options covering a total of 579,000 shares.

(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(F) Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of Titan's stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION VALUE (A)

                                                                                                            VALUE OF
                                                                                                           UNEXERCISED
                                                                                                           IN-THE-MONEY
                                                                                                           OPTIONS AT
                                                                                 NUMBER OF UNEXERCISED       FY-END
                                                  SHARES            VALUE        OPTIONS AT FY-END (#)       ($)(C)
                                                ACQUIRED ON       REALIZED     --------------------------  -----------
NAME                                           EXERCISE (#)        ($)(B)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE
-------------------------------------------  -----------------  -------------  -----------  -------------  -----------
Gene W. Ray................................         --               --           230,000        300,000      636,040
Louis L. Fowler............................         --               --            13,500         47,500       27,881
Ronald B. Gorda............................         --               --            95,000        130,000      233,948
Cornelius L. Hensel........................         --               --            42,500        132,500       60,798
Frederick L. Judge.........................         --               --            37,500         12,500      128,925


NAME                                         UNEXERCISABLE
-------------------------------------------  -------------
Gene W. Ray................................       520,450
Louis L. Fowler............................        85,023
Ronald B. Gorda............................       223,653
Cornelius L. Hensel........................       216,468
Frederick L. Judge.........................        42,975

------------------------

(A) No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B) Market value of underlying securities on date of exercise, minus the exercise or base price.

(C) Market value of underlying securities at year-end, minus the exercise or base price.

AGREEMENTS WITH EXECUTIVE OFFICERS

    Titan has entered into agreements with Gene W. Ray, Eric M. DeMarco, Ronald
B. Gorda, Frederick L. Judge and Ira Frazer (each hereinafter referred to as the "Executive") to reinforce and encourage their continued dedication without distraction arising from the possibility of a change in control of Titan. The terms of the agreements provide that, in the event of a Change in Control (as defined), and the termination of the Executive's employment at any time during the two-year period thereafter by Titan other than for cause or by the Executive for good reason, the Executive will be paid a lump sum amount equal to two times his base salary plus maximum annual bonus. Additionally, the Executive will receive a prorated bonus for the year of termination and continuation of medical and dental benefits covering the Executive and his dependents for two years following the termination. The payments are limited to ensure deductibility for tax purposes under Section 280G of the Internal Revenue Code.

    Under the agreements, Change in Control is deemed to have occurred in the event of (i) the acquisition by any person, together with its affiliates, of beneficial ownership of capital stock of Titan possessing 25% or more of the combined voting power of Titan's outstanding capital stock, (ii) within any two year period, the majority of the members of the Titan Board were to be comprised of individuals other than those who were members at the beginning of such period, unless the new members elected during such period were approved by two-thirds of the members of the Titan Board still in office who were members of the Titan Board at the beginning of such two-year period, (iii) all or substantially all of Titan's assets are sold as an entirety to any person or related group of persons, or (iv) Titan is merged with or into another corporation or another corporation is merged into Titan with the effect that immediately after such transaction, the stockholders of Titan immediately prior to such transaction hold less than a majority interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving such transaction.

                                DELFIN BUSINESS

OVERVIEW

    Delfin is a California corporation which was founded in Santa Clara, California in 1984, initially to conduct systems engineering and software development for the Navy and others in the intelligence community. In 1991, Delfin merged, via a pooling of interests transaction, with Maxim Technologies Inc. of Santa Clara, California. Maxim was engaged in the design and manufacture of light-weight low-power systems to intercept, geolocate and analyze signals for tactical situation awareness and response. In 1993, Delfin acquired the WorkGroup Division of Simpact Corporation, which was engaged in the computer security, message handling and work group computing businesses. From this beginning, Delfin evolved three business units that have been predominantly involved in providing software, computer systems and network integration, technical consulting services and signals intelligence electronic hardware. Customers include the United States defense and intelligence establishment and numerous commercial and foreign customers.

    The range of technical capabilities provided by Delfin encompasses tactical information management systems for shipboard applications, intelligence analyst software support tools, heterogeneous database access tools, tactical situation modeling and simulation, and other computer-based applications. In the technical consulting services area, Delfin has developed a wide array of systems management experience and provides essential day-to-day technical and program management support to many government offices. The business and technical consulting focus is on the development of defense C4I systems.

ENGINEERING AND MANAGEMENT SERVICES DIVISION

    The Engineering and Management Services Division ("EMSD") of Delfin provides engineering services, information solutions and decision systems in the areas of Command, Control, Communication, Computing, Intelligence, Surveillance, and Reconnaissance ("C4ISR") for various organizations and agencies of the United States government and for commercial customers. EMSD consists of 134 technical personnel operating from six Delfin facilities and numerous government facilities both in the United States and abroad.

    CUSTOMERS AND PROGRAMS. EMSD focuses on marketing its C4ISR services to United States government Space and Naval communities. The largest business segment involves classified space sensors and communications. Delfin is particularly involved in assisting the government in the system engineering of prototype systems and product developments that deliver information to a range of customers from front-line operational forces to the National Command Authority ("NCA"). Further, Delfin provides National Systems Training & Education, Exercise Support and Data Analysis to war fighters worldwide. In addition, engineering services are provided to the government for the design, development, procurement and eventual fielding of data communications systems. As an example, Delfin provides systems engineering support to the Marine Corps with the goal of applying new technologies providing intelligence information to combat Marine units.

    Navy C4ISR is also an important area of expertise. Delfin provides integration services for a major portion of the Navy's shipboard C4I PC systems which are part of the Global Command and Control System-Maritime ("GCCS-M," formerly JMCIS). Delfin also performs the WindowsNT-TM- software integration and installation services for the Navy's IT21 unclassified networks afloat. These networks range in size from 2 servers and 17 workstations on unit level ships to 8 servers and 600 workstations on carriers. Delfin maintains a team of "at sea qualified" Microsoft Certified System Engineers who provide worldwide coverage to install and maintain Navy commercial off the shelf systems. In addition to the integration of commercial software, Delfin engineers integrate government off-the-shelf software, such as the C2PC application and Common Message Processor, both of which are associated with the classified network infrastructure. Delfin engineers test and integrate new Asynchronous Transfer Mode networks aboard ship, interfacing PC systems to UNIX systems, and automating message handling. Delfin is the sole developer of the GCCS-M Automated Message Handling System PC client that is also used at major shore commands such as the Staff of the Commander-In-Chief, United States Pacific Fleet.

    Other C4ISR engineering support customers include the Defense Information Systems Agency, the Defense Modeling and Simulation Office, the National Imagery and Mapping Agency, the Joint Strike Fighter Program and several foreign navies. Delfin personnel are involved in designing and implementing Navy and Joint C4I architectures at all security levels in order to create a coalition of wide area networks for both shore and shipboard systems and for the Global Broadcast System. Delfin also supports a joint program to develop a new air mission planning system that is to be used by both the Navy and the United States Air Force.

    SOFTWARE TOOLS. EMSD also provides early warning decision systems to assist government and commercial intelligence organizations. Intelliscape-TM-, developed by Delfin, is a early warning Year 2000 compliant Department of Defense Intelligence Information Systems migration tool set that provides intelligence fusion from heterogeneous databases, visualizes and shows relationships among the data, and provides indications and warning based upon the compilation of that information. The Intelliscape design utilizes object-oriented technology and knowledge-based decisions to aid operating under the UNIX operating systems.

INFORMATION SOLUTIONS DIVISION

    The Information Solutions Division ("ISD") of Delfin delivers information technology solutions. ISD is the successor to the WorkGroup Division of Simpact Corporation acquired by Delfin in 1993. ISD provided integrated office automation and secure communications systems into workflow applications for the foreign affairs community beginning in 1984. Since Delfin acquired ISD in 1993, ISD has developed and deployed a wide range of workflow, collaborative computing, process automation, and secure communications solutions, as well as related maintenance and support services. Today, ISD customers include United States government agencies and commercial companies in such fields as health care, telecommunications and the financial community. ISD is headquartered in Fairfax, Virginia.

    CAPABILITIES. The technical focus of ISD is development and deployment of applications on PC-based networks including local area networks and wide area networks connected via the World Wide Web (the "web"). When Lotus Notes was first released, ISD recognized its importance to building more efficient and effective workflow and collaborative computing solutions in the distributed PC environment. ISD was one of the first to partner with Lotus Notes development and has maintained a partnership with Lotus as a Premium Business Partner. Similarly, as Microsoft has developed products that can provide a base for collaborative solutions beyond a basic operating system, ISD has become a Microsoft Solutions Provider. ISD is also a Novell Authorized Partner designing, installing and maintaining Novell-based networks. ISD staff are experienced in a number of areas, including:

    - Business process analysis and engineering

    - Custom software development in C and C++

    - Enterprise planning, deployment and management of PC-based networks

    - Full life-cycle project management

    - Computer and network security

    SERVICES.  ISD applies technical expertise in the following areas:

    - Business process analysis. ISD transforms customers' business strategy into reality by providing business process analysis and improvement, requirements verification and documentation, implementation and information security planning, and systems design.

    - Process automation. ISD develops and deploys processes which assist customers in managing their businesses and making timely and effective business and operational decisions. ISD emphasizes the optimum reuse of computing solutions by using Lotus Notes and Domino-TM- as well as Microsoft applications and the web.

    - Secure communications solutions. ISD develops ground-up custom applications where required, and provides United States government customers with a variety of specialized secure communications capabilities.

    - Network integration. ISD builds and manages network infrastructure that will reliably support customers' business processes. This includes providing network audits to determine the state of existing networks, designing and installing PC-based networks, web sites and intranets, and providing on-going system administration and management.

    - Computer forensics and security. Based on ISD's background of building solutions for secure government applications ISD has developed an in-depth knowledge of computer and network security. ISD has a long history of security solutions deployment for government customers, including monitoring networks and computers for security-relevant events or intruders. ISD computer security knowledge has been innovatively applied to the field of computer forensics where it provides automated capability for the processing of computer-based evidence and the examination of computer media. This capability has been used in developing secure solutions for commercial customers.

    CUSTOMERS AND SOLUTIONS. The United States Intelligence community is ISD's largest government customer. ISD provides custom-built special purpose secure communications systems and computer security applications for these customers. For the FBI, ISD has developed a PC network-based automated computer forensics system known as ACES, which provides fast and efficient forensic examination and protection of computer media. While ISD continues to add additional capabilities to ACES, the division also provided derivative architectures systems to Intelligence community customers, to the Defense Department, and to foreign law enforcement agencies in the United Kingdom and Australia. For the United States Marine Corps Reserves, ISD has developed a very successful integration of a Lotus Notes based system that automates and simplifies the scheduling of and approval for the training schedules of 42,000 Marine reservists. With the ISD system in place the typical processing time of a training request has gone from weeks to hours. Current development includes a related web-based personnel system for the Reserves that will permit military reservists world-wide to access their personnel records securely over the web.

    ISD's commercial customers are drawn from a number of industries. An example is a web-based Time and Attendance reporting system for Global One, a telecommunications company. This application was built on Lotus Notes/Domino-TM-and connects with back-end databases and with the Global One accounting system. It streamlines the collection and management of employee time reporting throughout Global One's world-wide operation.

    WEB SOLUTIONS. ISD has created web sites for a number of customers, including the National Association of Women Business Owners ("NAWBO"), which was performed under contract from IBM. ISD currently hosts the NAWBO web site. Another important web site developed by ISD is the Housing Research Foundation
(HRF) site. HRF has a cooperative agreement with the Department of Housing and Urban Development ("HUD") under which HRF provides assistance and direction to local Public Housing Authorities across the country who are awarded grants from HUD. The ISD-developed web site, and the Lotus Notes network behind it, permit HRF to coordinate its activities securely and efficiently with the Public Housing Authorities over the web.

SIGNAL PRODUCTS DIVISION

    Delfin's Signal Products Division ("SPD") is the result of a merger between Delfin Systems and Maxim Technologies in 1991. SPD's primary products are SIGINT communications manpackable radio direction finding systems, radio receivers, antennas and associated components for the Department of Defense, other US Government agencies and the international market. SPD's business strategy is to use the AN/PRD-13(V)2 Improved SIGINT Manpack System production program to expand its standard products business base in receivers, antennas, associated products, and small custom systems. Today, the Department of Defense market is oriented to lightweight and mobile operations such as Special Forces, the Marines, and the Navy Seals as well as various government agencies. They can use SPD products with a workstation and on various platforms including fixed ground, mobile, airborne, patrol boats or unattended autonomous vehicles. Small, light weight, low power consumption, reliable equipment that performs is critical to the success of these missions.

    SIGINT MANPACK SYSTEMS. SPD offers advanced technology demonstrated by the success of the AN/PRD-13 SIGINT Manpack System built for the United States Special Operations Command. Hundreds of systems have been delivered to various domestic and foreign customers since 1993. These systems have demonstrated excellent reliability in field operations with very low maintenance and repair costs. The AN/PRD-13 can be powered by battery, solar blanket, vehicle battery, or AC power.

    In April 1998, Delfin received the initial production delivery order for AN/PRD-13(V)2 systems. This contract provides for procurement of up to 398 Improved SIGINT Manpack Systems (ISSMS) over five years for a value in excess of $30 million. A key feature of the design is compatibility of mature and new equipment, forward and backward and between the various models. The major improved manpack system components are interchangeable with the equivalent component of the older design, the AN/PRD-13, which allows the new antennas to be used with the older receiver processor. Upgrades of the older equipment can extend usable life while new antennas increase the frequency range and improve sensitivity. The system and its many configurations is intended for use on platforms including fixed ground, ground mobile, patrol boat, helicopter and C-130 transport aircraft.

    NEW PRODUCTS. SPD produces highly reliable, low-power, light-weight receivers that have broad application in the global marketplace. Fielded systems have logged over 2,000,000 hours with outstanding operational up-time.

    RECEIVERS AND SPECTRUM PROCESSORS. SPD offers receiver and spectrum processor configurations as standard products. The receivers are the MD-440 and the MR-203. The equipment is designed to meet a variety of field conditions. The units are low power, therefore do not require special installations for heat dissipation. The MD-440 is a high performance receiver processor that has the capability to perform direction finding with any of the direction finding antennas built by SPD. The MR-203 is a receiver without the direction finding capability; it functions as a communications search and/or analysis receiver.

    Standard spectrum processors SP201 and SP202 are also designed for rugged field conditions. The SP202 is a standard product on Navy patrol aircraft. Spectrum processors are available in a variety of packages to meet customer requirements.

    ANTENNAS. SPD has a variety of standard antennas in addition to the antennas supplied with the AN/PRD-13 and AN/PRD-13(V)2 configurations. These antennas are used for fixed sites and naval surface ships.

    CUSTOMERS. SPD's major customer for the AN/PRD-13 and the AN/PRD-13(V)2 is United States Special Operations Command. Other customers include various government agencies and prime contractors. In addition Delfin SPD sells equipment internationally in Europe, the Middle East, Asia, Australia, and Central and South America. SPD uses commissioned sales representatives to facilitate foreign sales. International business comprises between 20% and 25% of SPD revenues.

    MANUFACTURING. SPD manufactures its products in Santa Clara, California. All fabrication of printed circuit boards and mechanical parts are purchased items. Almost all printed circuit assembly and cables are subcontracted. There are a number of consignment contractors that provide this service. SPD does subassembly and unit or box assembly and test. The systems are then integrated, tested and subjected to environmental stress screening prior to shipping.

    PATENTS. Delfin holds a patent for single channel interferometer direction finding. The patent is the basis of all the direction finding equipment that Delfin markets. There are two other patents related to processing.

BUSINESS ENVIRONMENT

    The United States market demand is growing for light-weight, low-power, low cost, highly reliable equipment. It is highly competitive and constant innovation is required. The international market is also growing due to political instability in the world. Additionally, the war on drugs and terrorist activity is increasing product demand.

BACKLOG; EXPORT SALES

    Delfin's backlog of unfilled orders at May 29, 1998 was approximately $75.8 million compared to $36.3 million at May 30, 1997. The backlog at May 29, 1998 consists of $17.2 million in firm backlog and $58.6 million in unfunded and other backlog. The May 30, 1997 backlog consists of $12.2 million in firm backlog and $24.1 million in unfunded and other backlog. Delfin expects that all of the May 29, 1998 backlog will be converted into revenue during the fiscal year ended September 30, 2002.

    Orders are entered into backlog only when Delfin receives a definite commitment for products or services from a customer. Delivery orders received by Delfin for its government contracts are generally issued under long term contracts that have a maximum dollar ceiling. The difference between the dollar value of delivery orders received and the maximum contract dollar ceiling is considered unfunded backlog.

    Delfin's backlog is typically subject to a number of contingencies due to various factors. Such factors include funding constraints, the cancellation or modification of government programs and changes in allocation of work between prime and subcontractors. The amount of backlog, therefore, should not be viewed as the sole determinant of Delfin's future contract revenue and consequently, the dollar amount of the backlog is not necessarily indicative of the future revenue of Delfin.

    Delfin's aggregate export sales were approximately $1 million in 1997, $1.2 million in 1996 and $1.5 million in 1995.

COMPETITION

    Delfin experiences competition in its target markets and competes with both large and small businesses.

    Competitors of EMSD include such companies as Booz-Allen Hamilton, SAIC, PRC, BTG, Anteon and TASC. ISD's competition within the intelligence community and the department of defense includes a large number of federal systems integrators in the Washington, D.C. area, including many larger companies such as CSC, SAIC, Booz-Allen Hamilton and Logicon. SPD's competition includes Watkins Johnson, Techcom, Cubic, Argo Systems, Sanders Lockheed Martin, Scicom Andrew, Condor, Zeta, TCI, Rhode and Schwartz, and Thompson CSF.

    Competition for commercial business varies for Notes or Microsoft Development, network integration, or business process engineering. For Notes applications, the competition includes Lotus Consulting, Cost Management Systems, Realogic, and Ikon. Microsoft partners typically compete for Microsoft applications. Microsoft and Novell integration partners usually compete for network integration projects.

Large consulting companies such as Andersen Consulting and Booz-Allen Hamilton often compete for the larger business process engineering projects.

    Many of Delfin's competitors have far greater financial, engineering, technological, marketing, sales and distribution and customer service resources than Delfin. In addition, many of these competitors have more experience in certain of Delfin's targeted markets. Delfin and its competitors compete in their target markets often by emphasizing technical and management skills, reputation and performance record, comprehensive understanding of the Department of Defense life cycle and acquisition process, multiple locations and the capability for quick reaction customer support. Further, the ability of Delfin to compete in its target markets depends to a large extent on its ability to provide technologically advanced products and services with shorter lead times and at lower prices than competitors. See "Risk Factors--Competition."

EMPLOYEES

    As of June 30, 1998 Delfin had 216 employees. Delfin is not subject to any collective bargaining agreements with its employees.

FACILITIES

    Delfin's operations occupy approximately 60,600 square feet of space located throughout the United States. The large majority of the space is office space. All of Delfin's facilities are leased. For lease commitment information, reference is made to Note 5 to the accompanying financial statements.

    It is management's policy to maintain Delfin's facilities and equipment in good condition and at a high level of efficiency. Existing facilities are considered to be generally suitable and adequate for Delfin's present needs. Substantially all of the machinery and equipment employed by Delfin in its business is owned by Delfin, but is collateral for equipment financing agreements arranged by the company.

    The locations of the principal operating facilities of Delfin at June 30, 1998 were as follows:

Engineering and Management Services Division
San Diego, California
Fairfax, Virginia
Norfolk, Virginia
Aurora, Colorado

Information Solutions Division
Fairfax, Virginia

Signal Products Division
Santa Clara, California

            DELFIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                  (DOLLAR AMOUNTS ARE EXPRESSED IN THOUSANDS)

    The forward-looking statements included in Management's Discussion and Analysis of Financial Condition and Results of Operations reflect Delfin management's best judgment based on factors currently known, and involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited to, reductions in government spending, budget overruns on fixed price contracts, and increased competition. See "Risk Factors." Forward-looking information provided by Delfin pursuant to the safe harbor established by recent securities legislation should be evaluated in the context of these factors.

    Delfin has incurred net losses in two of the last three fiscal years. In 1995 Delfin settled a claim for equitable adjustment on a government contract. This resulted in a $478 pre-tax loss. In addition, various firm fixed price hardware development programs caused additional losses in 1995, 1996 and 1997. The last of such loss programs completed shipments by the end of fiscal year 1997.

    In fiscal year 1998, Delfin received the initial production delivery order against a contract that allows for procurement of up to 398 Improved SIGINT Manpack Systems (ISSMS) over five years for a value in excess of $30 million. Systems to be delivered under this contract have successfully passed testing by both the Army and the Navy with resultant approval for full scale production. This production base represents a paradigm shift in operating levels and attendant efficiencies.

    Management recognizes the need to generate positive cash flows in future periods and/or to acquire additional capital from various sources. There can be no guarantee that Delfin will be successful in generating significant revenues and/or sufficient cash flows in future periods to meet its ongoing obligations.

RESULTS OF OPERATIONS

    SIX MONTHS FISCAL YEAR 1998 COMPARED WITH SIX MONTHS FISCAL YEAR 1997

    Revenues for six months of fiscal year 1998 were $13,075, an increase of $770 compared to six months of fiscal year 1997. The increase in revenue was primarily the result of labor rate increases recoverable on cost plus type contracts.

    After an inventory write down of $241, six months operating profit was $271 in 1998 versus $198 for the same period in 1997. This increase was primarily the result of the absence of losses on fixed price development contracts in Signal Products Division (SPD) and an increase in the general level of business.

    Net interest expense for six months of fiscal year 1998 was $143 as compared to $110 for the same period in fiscal year 1997. The increase was the result of bank borrowing to meet the growing work in process on the Improved Sigint Manpack System.

    A net profit of $76 for six months of fiscal year 1998 represented an increase of $21 compared to the same period in fiscal year 1997. This improvement was primarily the result of expense cost control on an increasing revenue base.

    FISCAL YEAR 1997 COMPARED WITH FISCAL YEAR 1996

    Revenues for fiscal year 1997 were $26,631, a decrease of $3,100 compared to fiscal year 1996. The decrease in revenue was primarily the result of a shortage of backlog in SPD and reduced "pass through" subcontract activity service contracts in Engineering and Management Services Division (EMSD).

    Operating profit was $261 in 1997 and $448 in 1996. This reduction was primarily the result of work done on fixed price development contracts in excess of the contract value.

    Net interest expense for fiscal year 1997 was $233 as compared to $366 in fiscal year 1996. The decrease was the result of carrying less accounts receivable credit line debt through fiscal year 1997 than in the prior fiscal year and the completion of payments on equipment leases.

    In both fiscal years 1997 and 1996, the tax provisions in the income statement were significantly higher than a normal combined federal and state income tax rate of 38.5%, due principally to unallowable deductions.

    A net loss of $30 in fiscal year 1997 represented a decrease of $40 compared to fiscal year 1996 profit of $10. This reduction was primarily the result of delayed order bookings in SPD.

    FISCAL YEAR 1996 COMPARED WITH FISCAL YEAR 1995

    Revenues for fiscal year 1996 were $29,731, an increase of $2,443 over fiscal year 1995. This increase was due to increased direct labor volume on service contracts.

    Operating profit totaled $448 for fiscal year 1996 compared to an operating loss of $535 in fiscal year 1995. The improvement was due to the fact that 1995 operating results included writing off $478 related to a request for equitable adjustment claim on a government contract.

    Net interest expense in fiscal year 1996 totaled $366, a decrease of $104 from fiscal year 1995. During the fiscal year, bank accounts receivable credit line and term debt decreased from a total of approximately $4,061 to $1,438. Loan repayments were financed mainly by billing and collections of unbilled receivables.

LIQUIDITY AND CAPITAL RESOURCES

    As of March 31, 1998, cash totaled $40. Trade receivables totaled $9,605, an increase of $2,437 from September 1997. The receivable increase is primarily due to work in process on the Improved SIGINT Manpack System and slow collections.

    At March 31, 1998, Delfin's bank debt was $3,552 against the secured accounts receivable line of credit. The interest rate on the line is 0.75% in excess of the bank prime lending rate, and the effective rate was 9.25% at March 31, 1998. The existing bank agreement provides for advances against the line not to exceed a balance of $4,300 and matures on February 15, 1999.

    Management recognizes the need to generate positive cash flows in future periods and/or to acquire additional capital from various sources. There can be no guarantee that Delfin's remaining government business will be successful in generating significant revenues and/or sufficient cash flows in future periods to enable Delfin to meet its ongoing obligations.

    During fiscal year 1997, with the exception of minor exercises of stock options, there has been no activity related to common stock. There is no public trading market for Delfin's capital stock.

YEAR 2000

    The Company has performed a general review of its computer systems for the Year 2000 issue. Those systems that are identified as not Year 2000 compliant will be upgraded in 1998. The upgrade will be covered under the maintenance and support contract with the software company. The Company will also be initiating discussions with significant suppliers, customers and financial institutions to ensure that their systems are Year 2000 compliant. It does not expect its results of operations or financial conditions to be materially affected by Year 2000 issues.

RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). SFAS 132 does not change the recognition or measurement of pension or postretirement benefit plans, but revises and standardizes disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS 132 has no impact on the Company's results of operations or financial condition.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The adoption of SFAS 133 has no impact on the Company's results of operations or financial condition.

                        OWNERSHIP OF DELFIN'S SECURITIES

    Set forth below is information regarding beneficial ownership of Delfin's capital stock as of the Record Date, by (i) each person or entity who is known to Delfin to own beneficially 5% or more of the outstanding shares of Delfin Common Stock, (ii) each present director of Delfin, and (iii) all Delfin directors and executive officers as a group.

                                                              AMOUNT AND NATURE OF                      PERCENT OF
IDENTITY OF OWNER OR GROUP(1)                                 BENEFICIAL OWNERSHIP   CLASS OF STOCK        CLASS
------------------------------------------------------------  --------------------  -----------------  -------------
Hambrecht & Quist ..........................................         1,304,112           Common Stock         18.1%
  One Bush Street, 14th Floor
  San Francisco, California 94104

American Financial Group, Inc. .............................           750,030           Common Stock         10.4%
  One East Fourth Street
  Cincinnati, Ohio 45202

SAS Capital Corporation(2) .................................           564,692           Common Stock         7.86%
  515 Figueroa Street, 6th Floor
  Los Angeles, California 90071

Edwin T. Lester ............................................           375,000           Common Stock          5.2%
  10385 Barrywood Way
  San Diego, California 92131

Ronald L. Murphy ...........................................           381,458           Common Stock          5.3%

Mellon C. Baird ............................................           477,000(3)        Common Stock          6.2%

Robert M. Hanisee ..........................................            91,547(3)        Common Stock          1.3%

Bill B. May ................................................            50,000           Common Stock        *

Merrill E. Newman ..........................................            64,358(3)        Common Stock        *

John A. General ............................................           197,500(3)        Common Stock          2.7%

Owen L. Brown ..............................................            15,000(3)        Common Stock        *

Lin Conger .................................................            15,000(3)        Common Stock        *

All Directors and Executive Officers as a Group (12
  persons) .................................................         1,765,970           Common Stock         21.8%

------------------------

* = less than 1%

(1) The address of each owner other than Hambrecht & Quist, SAS Capital Corporation, American Financial Group, Inc. and Edwin T. Lester is c/o Delfin Systems, 3000 Patrick Henry Drive, Santa Clara, California 92121.

(2) Includes 485,000 shares owned by SAS Associates, a limited partnership of which SAS Capital Corporation is a general partner. In addition, Roland Seidler, Jr., President of SAS Capital Corporation, owns 133,744 shares.

(3) Includes 477,000; 21,992; 15,000; 10,000; 15,000; 15,000; and 902992 shares subject to outstanding options to purchase Common Stock held by Messrs. Baird, Hanisee, Newman, General, Brown, Conger and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after July 7, 1998.

    Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control. Delfin has no information as to whether any shares shown in this table are subject to California community property law.

       COMPARISON OF RIGHTS OF TITAN STOCKHOLDERS AND DELFIN SHAREHOLDERS

    The rights of Titan stockholders are governed by the Titan Certificate, the Titan Bylaws and the Delaware General Corporation Law (the "DGCL"). The rights of Delfin shareholders are currently governed by Delfin's Articles of Incorporation (the "Delfin Articles"), its Bylaws (the "Delfin Bylaws") and the California Corporations Code (the "CCC"). Upon consummation of the Merger, Delfin shareholders will become stockholders of Titan with their rights as stockholders governed by the DGCL, the Titan Certificate and the Titan Bylaws.

    The following is a summary of certain similarities and differences between the rights of Titan stockholders and Delfin shareholders under the foregoing governing documents and applicable law. This summary does not purport to be a complete statement of such similarities and differences. The identification of specific similarities and differences is not meant to indicate that other equally or more significant similarities and differences do not exist. Such similarities and differences can be examined in full by reference to the respective corporate documents of Titan and Delfin.

CAPITAL STOCK

    The authorized capital stock of Titan consists of 45,000,000 shares of Titan Common Stock, of which 23,346,839 shares were issued and outstanding on March 6, 1998, and 2,500,000 shares of Preferred Stock, $1.00 par value, (A) 250,000 shares of which have been designated as Series A Junior Participating Preferred Stock, none of which has been issued as of the date hereof, (B) 1,068,102 shares of which have been designated as $1.00 Cumulative Convertible Preferred Stock, $1.00 par value per share, 694,872 of which have been issued and are outstanding as of the date hereof, and (C) 500,000 shares of which have been designated as Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"), all of which have been issued as of the date hereof.

    Each outstanding share of $1.00 Cumulative Convertible Preferred Stock is convertible at any time into two-thirds ( 2/3) of a share of Titan Common Stock. The Series B Preferred Stock is convertible at the holder's option into shares of Titan Common Stock at a conversion price of $9.00 per share. In addition, Titan issued $34,500,000 of convertible subordinated debentures in November 1996. The debentures are convertible into common stock at a conversion price of $3.50 per share.

    Each holder of $1.00 Cumulative Convertible Preferred Stock is entitled to one-third vote per share of such stock; each holder of Series B Preferred Stock is entitled to one vote per share of such stock Holders of Common Stock, $1.00 Cumulative Convertible Preferred Stock and Common Stock generally vote as a single class.

    Upon liquidation, the $1.00 cumulative convertible Preferred Stockholders are entitle to receive $20 per share, plus cumulative dividends in arrears, before any distribution is made to the common stockholders. Series B Preferred Stock accrues dividends at a rate of 6% per annum payable quarterly in arrears and has a liquidation preference of $6.00 per share plus accrued and unpaid dividends.

    The authorized capital stock of Delfin consists of 30,000,000 shares of Delfin Common Stock, no par value, of which 7,188,088 shares were issued and outstanding on June 30, 1998, and no shares of Preferred Stock.

AMENDMENT OF BYLAWS

    The Titan Bylaws may be amended or repealed either by the Titan Board or by the holders of a majority in interest of the outstanding shares of Titan, except that a change in the authorized number of directors may only be effected by a vote of the majority of the outstanding shares entitled to vote.

    The Delfin Bylaws state that, in general, they may be amended or repealed by the Delfin Board or by the affirmative vote of a majority of the outstanding shares; certain amendments to the size of the Board of Directors may only be approved by the shareholders.

AMENDMENT OF DELFIN ARTICLES AND TITAN CERTIFICATE

    The DGCL provides that approval of a majority of the outstanding stock entitled to vote thereon is required to amend a certificate of incorporation. The Titan Certificate does not modify this provision. Pursuant to the CCC, the Delfin Articles may only be amended by a majority of Delfin's outstanding capital stock entitled to vote on, or consent to, such amendment.

SPECIAL MEETINGS

    Under the Titan Bylaws, a special meeting of stockholders may be called by the Titan Board, the Chairman of the Board of Directors, or the President. The Delfin Bylaws permit a special meeting to be called by the Board of Directors, the Chairman of the Board, the President or holders of at least 10% of the outstanding shares of Delfin. Notices of such special meeting must be in writing and state the general nature of the business to be transacted at the proposed meeting.

ACTIONS BY WRITTEN CONSENT

    The Titan Bylaws provide that any action which may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The CCC provides that any action which may be taken at any annual or special meeting may be taken without a meeting, if the number of holders of Delfin's outstanding capital stock otherwise sufficient to approve such action sign a consent setting forth the action so taken.

SIZE OF THE BOARD OF DIRECTORS

    The Titan Bylaws currently provide that the number of directors presently authorized is seven. The Delfin Bylaws currently provide that the number of directors presently authorized is no less than five and no more than nine.

CLASSIFICATION OF THE BOARD OF DIRECTORS

    The DGCL permits but does not require, a classified board of directors. Under the CCC, certain publicly traded corporations may adopt a classified board of directors. Delfin is not eligible to adopt a classified board.

CUMULATIVE VOTING

    Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided for in the certificate of incorporation. Under the CCC, cumulative voting is available except that certain publicly traded corporations may eliminate cumulative voting rights. Delfin is not eligible to eliminate cumulative voting rights.

REMOVAL OF DIRECTORS

    Under the DGCL, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. A director of a corporation that does not have a classified board of directors or cumulative voting may be removed with the approval of a majority of the outstanding shares entitled to vote with or without cause. The Titan Bylaws provide that the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of the majority of the voting power of all the outstanding stock entitled to vote thereon subject to the provisions of the Titan Certificate. The Titan Certificate provides that the removal of a director elected by the holders of Titan's $1.00 Cumulative Convertible Preferred Stock, or elected by the directors to fill a vacancy, requires the affirmative vote of the holders of a majority of the $1.00 Cumulative Convertible Preferred Stock entitled to vote thereon.

    The CCC and the Delfin Bylaws provide that any or all directors may be removed without cause at any meeting of the stockholders called expressly for such purpose, by the approval of a majority of the outstanding shares.

FILLING VACANCIES IN THE BOARD OF DIRECTORS

    Under the DGCL vacancies may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. The DGCL further provides that if, at the time of filling any vacancy, the directors then in office constitute less than a majority of the board (as constituted immediately prior of any such increase), the Delaware Court of Chancery may, upon application of any holder or holders of at least ten percent of the total number of the outstanding stock having the right to vote for directors, summarily order a special election be held to fill any such vacancy or to replace directors chosen by the board to fill such vacancies. The Titan Certificate does not alter this provision.

    Similarly, the CCC provides that unless otherwise provided in the articles of incorporation or bylaws, vacancies may be filled by approval of the board, by unanimous consent of the directors then in office, by a majority of directors in office at a meeting, or by a sole remaining director. The Delfin Bylaws use comparable language.

PAYMENT OF DIVIDENDS; REDEMPTION OR REPURCHASE OF SHARES

    The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The Titan Bylaws provide for the declaration of dividends in accordance with the DGCL. The Titan Bylaws also provide that the Titan Board may set aside as a reserve any funds the Titan Board believes necessary prior to the payment of dividends.

    The CCC permits distributions to the shareholders if the amount of retained earnings equals or exceeds the amount of the proposed distribution, or if certain specified assets of the corporation at least equals 1 1/4 its liabilities, unless the corporation would be unable to meet its liabilities as they mature.

LIMITATION OF LIABILITY OF DIRECTORS

    The DGCL and the CCC permit corporations to adopt a provision in their certificate of incorporation and articles of incorporation, respectively, eliminating, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. Under the DGCL, Titan may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;
(c) unlawful dividends, stock repurchases or redemptions; or (d) transactions from which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission. The Titan Certificate eliminates the liability of the Titan Board to the fullest extent permissible under the DGCL. The Delfin Articles provide that the liability of directors of Delfin is eliminated to the fullest extent permissible under California law.

INDEMNIFICATION

    The DGCL generally permits indemnification in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which such person had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. The DGCL requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise. The Titan Bylaws state Titan shall indemnify the Titan Board to the fullest extent provided for by the DGCL. The CCC authorizes corporations to indemnify persons who are party or threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person was an agent of the corporation, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests in the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. No indemnification shall be made in respect of a matter as to which the person shall have been adjudged liable to the corporation, unless a court shall determine otherwise; no indemnification shall be made for amounts paid in settling of or expenses incurred in defending a pending action without court approval. The Delfin Articles states that Delfin may indemnify officers, directors, employees and agents of Delfin beyond that provided by Section 317 of the CCC, but subject to limitations regarding excess indemnification contained in the CCC. However, the Delfin Bylaws provide that the Corporation shall have no obligation to grant such indemnification except as expressly set forth in
Section 317 of the CCC.

LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES

    The DGCL and the Titan Bylaws permit Titan to make loans to, guarantee the obligations of, or otherwise assist its officers or other employees when such action, in the judgment of the directors, may reasonably be expected to benefit Titan. The Delfin Bylaws specify that Delfin can take similar actions if it has outstanding shares held of record by 100 or more persons.

                                    EXPERTS

    The audited consolidated financial statements of The Titan Corporation included or incorporated by reference in this Prospectus/Proxy Statement and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of Delfin Systems as of September 30, 1996 and 1997 and for each of the three years ended September 30, 1997 appearing in this Prospectus/Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed on for Titan by the General Counsel of Titan. The federal income tax consequences of the Merger will be passed upon for Titan by Gray Cary Ware & Freidenrich, San Diego, California. Certain legal matters in connection with the Merger Agreement and the federal income tax consequences of the Merger will be passed upon for Delfin by Brobeck Phleger & Harrison LLP, Palo Alto, California.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
THE TITAN CORPORATION

  AUDITED FINANCIAL STATEMENTS

  Report of Independent Public Accountants.................................................................     F-2

  Consolidated Balance Sheets as of December 31, 1997 and 1996.............................................     F-3

  Consolidated Statements of Operations for the Years Ended December 31, 1997, 1996 and 1995...............     F-4

  Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1997, 1996 and 1995.....     F-5

  Consolidated Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995...............     F-6

  Notes to Consolidated Financial Statements...............................................................     F-7

  UNAUDITED FINANCIAL STATEMENTS

  Unaudited Consolidated Balance Sheets as of March 31, 1998 and December 31, 1997.........................    F-26

  Unaudited Consolidated Statements of Operations for the Three Months Ended March 31, 1998................    F-27

  Unaudited Consolidated Statements of Stockholders' Equity for the Three Months Ended March 31, 1998 and
    1997...................................................................................................    F-28

  Unaudited Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1997.......    F-29

  Notes to Unaudited Consolidated Financial Statements.....................................................    F-30

DELFIN SYSTEMS

  AUDITED FINANCIAL STATEMENTS

  Report of Independent Auditors...........................................................................    F-38

  Balance Sheets as of September 30, 1997 and 1996.........................................................    F-39

  Statements of Operations for the Years Ended September 30, 1997, 1996 and 1995...........................    F-40

  Statements of Shareholders' Equity for the Years Ended September 30, 1997, 1996, 1995 and 1994...........    F-41

  Statements of Cash Flows for the Years Ended September 30, 1997, 1996 and 1995...........................    F-42

  Notes to Financial Statements............................................................................    F-43

  UNAUDITED FINANCIAL STATEMENTS

  Unaudited Balance Sheets as of March 31, 1998 and September 30, 1997.....................................    F-49

  Unaudited Statements of Operations for the Six Months Ended March 31, 1998 and 1997......................    F-50

  Unaudited Statements of Cash Flows for the Six Months Ended March 31, 1998 and 1997......................    F-51

  Notes to Unaudited Financial Statements..................................................................    F-52

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Titan Corporation:

    We have audited the accompanying consolidated balance sheets of The Titan Corporation (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Titan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Titan Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Diego, California
June 10, 1998 (except with respect to the matters discussed in Note 16, as to which the date is June 30, 1998)

                             THE TITAN CORPORATION

                          CONSOLIDATED BALANCE SHEETS

              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                                                                             AS OF DECEMBER 31,
                                                                                            --------------------
                                                                                              1997       1996
                                                                                            ---------  ---------
                                                     ASSETS
Current Assets:
  Cash and cash equivalents...............................................................  $  10,612  $   4,751
  Investments.............................................................................      4,499      9,888
  Accounts receivable--net................................................................     58,612     50,985
  Inventories.............................................................................     15,480     14,979
  Net assets of discontinued operation....................................................     11,512      1,304
  Prepaid expenses and other..............................................................      2,160      2,245
  Deferred income taxes...................................................................      7,950      6,037
                                                                                            ---------  ---------
    Total current assets..................................................................    110,825     90,189
Property and equipment--net...............................................................     24,432     26,445
Goodwill--net of accumulated amortization of $5,780 and $4,824............................     20,587     21,580
Other assets--net.........................................................................      8,097     13,271
Net assets of discontinued operation......................................................      2,286      7,264
                                                                                            ---------  ---------
Total assets..............................................................................  $ 166,227  $ 158,749
                                                                                            ---------  ---------
                                                                                            ---------  ---------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Line of credit..........................................................................  $  12,350  $  --
  Accounts payable........................................................................     11,258      8,986
  Current portion of long-term debt.......................................................      1,104      1,010
  Accrued compensation and benefits.......................................................      8,899      8,725
  Other accrued liabilities...............................................................      6,833     11,138
  Note payable to related party...........................................................     --          1,000
                                                                                            ---------  ---------
    Total current liabilities.............................................................     40,444     30,859
                                                                                            ---------  ---------
Long-term debt............................................................................     37,310     40,071
                                                                                            ---------  ---------
Other non-current liabilities.............................................................     10,573     10,359
                                                                                            ---------  ---------
Commitments and contingencies
Series B cumulative convertible redeemable preferred stock, $3,000 liquidation preference,
  6% cumulative annual dividend, 500,000 shares issued and outstanding....................      3,000      3,000
                                                                                            ---------  ---------
Stockholders' Equity:
  Preferred stock: $1 par value, authorized 2,500,000 shares:
    Cumulative convertible, $13,897 liquidation preference:
      694,872 shares issued and outstanding...............................................        695        695
    Series A junior participating, authorized 250,000 shares:
      None issued.........................................................................     --         --
  Common stock: $.01 par value, authorized 45,000,000 shares, issued and outstanding:
      23,804,809 and 23,199,000 shares....................................................        238        232
Capital in excess of par value............................................................     50,936     49,073
Retained earnings.........................................................................     25,622     27,420
Treasury stock (971,894 and 1,106,114 shares), at cost....................................     (2,591)    (2,960)
                                                                                            ---------  ---------
  Total stockholders' equity..............................................................     74,900     74,460
                                                                                            ---------  ---------
Total liabilities and stockholders' equity................................................  $ 166,227  $ 158,749
                                                                                            ---------  ---------
                                                                                            ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
Revenues.....................................................................  $  195,884  $  155,954  $  161,231
Costs and expenses:
  Cost of revenues...........................................................     153,269     124,477     123,914
  Selling, general and administrative expense................................      23,574      23,693      25,867
  Research and development expense...........................................       6,140       3,576       5,113
  Write-down of assets, investments and environmental accrual (Note 3).......       6,600      --          --
  Restructuring and other expense, net.......................................      --          --           6,249
                                                                               ----------  ----------  ----------
  Total costs and expenses...................................................     189,583     151,746     161,143
                                                                               ----------  ----------  ----------
Operating profit.............................................................       6,301       4,208          88
Interest expense.............................................................      (5,101)     (3,201)     (1,353)
Interest income..............................................................         869         639         392
                                                                               ----------  ----------  ----------
Income (loss) from continuing operations before income taxes.................       2,069       1,646        (873)
Income tax provision (benefit)...............................................       3,292         221        (540)
                                                                               ----------  ----------  ----------
Income (loss) from continuing operations.....................................      (1,223)      1,425        (333)
Loss from discontinued operation, net of taxes...............................        (343)     (3,642)     (1,972)
                                                                               ----------  ----------  ----------
Net loss.....................................................................      (1,566)     (2,217)     (2,305)
Dividend requirements on preferred stock.....................................        (875)       (803)       (695)
                                                                               ----------  ----------  ----------
Net loss applicable to common stock..........................................  $   (2,441) $   (3,020) $   (3,000)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Basic earnings per share:
  Income (loss) from continuing operations...................................  $    (0.09) $      .03  $     (.05)
  Loss from discontinued operation...........................................       (0.02)       (.17)       (.10)
                                                                               ----------  ----------  ----------
  Net loss...................................................................  $    (0.11) $     (.14) $     (.15)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Weighted average shares....................................................      22,230      21,418      19,438
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Diluted earnings per share:
  Income (loss) from continuing operations...................................  $    (0.09) $      .03  $     (.05)
  Loss from discontinued operation...........................................       (0.02)       (.17)       (.10)
                                                                               ----------  ----------  ----------
  Net loss...................................................................  $    (0.11) $     (.14) $     (.15)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Weighted average shares....................................................      22,230      21,418      19,438
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 CUMULATIVE
                                                 CONVERTIBLE                CAPITAL IN
                                                  PREFERRED      COMMON      EXCESS OF   RETAINED   TREASURY
                                                    STOCK         STOCK      PAR VALUE   EARNINGS     STOCK      TOTAL
                                                -------------  -----------  -----------  ---------  ---------  ---------
Balances at December 31, 1994.................    $     695     $     206    $  33,165   $  33,938  $  (4,604) $  63,400
Stock issuance................................           --            --        1,579          --        912      2,491
Exercise of stock options and other...........           --             5        1,293         (60)      (381)       857
Shares contributed to employee benefit
  plans.......................................           --            --          583        (161)       549        971
Income tax benefit from employee stock
  transactions................................           --            --          344          --         --        344
Dividends on preferred stock--$1 per share....           --            --           --        (695)        --       (695)
Net loss......................................           --            --           --      (2,305)        --     (2,305)
                                                      -----         -----   -----------  ---------  ---------  ---------
Balances at December 31, 1995.................          695           211       36,964      30,717     (3,524)    65,063
Stock issuance for acquisition................           --            18       10,659          --         --     10,677
Exercise of stock options and other...........           --             3          553         (16)       (62)       478
Shares contributed to employee benefit
  plans.......................................           --            --          827        (261)       626      1,192
Income tax benefit from employee stock
  transactions................................           --            --           70          --         --         70
Dividends on preferred stock-- Cumulative
  Convertible, $1.00 per share................           --            --           --        (695)        --       (695)
Series B, 6% annual...........................           --            --           --        (108)        --       (108)
Net loss......................................           --            --           --      (2,217)        --     (2,217)
                                                      -----         -----   -----------  ---------  ---------  ---------
Balances at December 31, 1996.................          695           232       49,073      27,420     (2,960)    74,460
Conversion of subordinated debt...............           --             5        1,597          --         --      1,602
Exercise of stock options and other...........           --             1          759         (52)        37        745
Shares contributed to employee benefit
  plans.......................................           --            --           12          --        332        344
Shares purchased from benefit plan............           --            --         (545)         --         --       (545)
Income tax benefit from employee stock
  transactions................................           --            --           40          --         --         40
Pooling of interests with DBA.................           --            --           --         695         --        695
Dividends on preferred stock-- Cumulative
  Convertible, $1.00 per share................           --            --           --        (695)        --       (695)
Series B, 6% annual...........................           --            --           --        (180)        --       (180)
Net loss......................................           --            --           --      (1,566)        --     (1,566)
                                                      -----         -----   -----------  ---------  ---------  ---------
Balances at December 31, 1997.................    $     695     $     238    $  50,936   $  25,622  $  (2,591) $  74,900
                                                      -----         -----   -----------  ---------  ---------  ---------
                                                      -----         -----   -----------  ---------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                                                           FOR THE YEARS ENDED DECEMBER
                                                                                        31,
                                                                          -------------------------------
                                                                            1997       1996       1995
                                                                          ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Income (loss) from continuing operations................................  $  (1,223) $   1,425  $    (333)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) continuing operations:
Depreciation and amortization...........................................      7,229      6,222      5,044
Deferred income taxes and other.........................................      1,901     (1,830)       304
Write-off of assets, investments and environmental accrual..............      9,846         --         --
Pooling of interests....................................................        695         --         --
Change in operating assets and liabilities, net of effects from businesses sold and acquired:
Accounts receivable.....................................................     (8,227)     7,060     (2,770)
Inventories.............................................................     (1,901)    (5,144)    (3,048)
Prepaid expenses and other assets.......................................     (2,089)       199      1,788
Accounts payable........................................................      2,272     (4,356)     4,051
Income taxes payable....................................................         --       (653)        --
Accrued compensation and benefits.......................................        175     (2,542)    (1,673)
Restructuring activities................................................       (815)    (4,099)      (486)
Other liabilities.......................................................     (6,196)      (419)      (542)
                                                                          ---------  ---------  ---------
Net cash provided by (used for) continuing operations...................      1,667     (4,137)     2,335
                                                                          ---------  ---------  ---------
Loss from discontinued operation........................................       (343)    (3,642)    (1,972)
Changes in net assets of discontinued operation.........................     (5,230)    (4,943)    (2,894)
                                                                          ---------  ---------  ---------
Net cash used for discontinued operation................................     (5,573)    (8,585)    (4,866)
                                                                          ---------  ---------  ---------
Net cash used for operating activities..................................     (3,906)   (12,722)    (2,531)
                                                                          ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures....................................................     (4,202)    (5,507)    (9,101)
Proceeds, net of transaction costs, from sale of businesses.............        200      2,492      1,835
Payment for purchase of businesses, net of cash acquired................         --     (2,679)        --
Proceeds from sale of investments.......................................     19,199      5,000         --
Purchase of investments.................................................    (15,410)    (9,888)    (5,000)
Other...................................................................        300        223         49
                                                                          ---------  ---------  ---------
Net cash provided by (used for) investing activities....................         87    (10,359)   (12,217)
                                                                          ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Additions to debt.......................................................     12,350     37,000     13,800
Retirements of debt.....................................................     (2,065)   (15,841)    (1,426)
Deferred debt issuance costs............................................         --     (2,035)        --
Proceeds from stock issuances...........................................        741        476      3,324
Purchase of stock from benefit plan.....................................       (471)        --         --
Dividends paid..........................................................       (875)      (803)      (695)
                                                                          ---------  ---------  ---------
Net cash provided by financing activities...............................      9,680     18,797     15,003
                                                                          ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents....................      5,861     (4,284)       255
Cash and cash equivalents at beginning of year..........................      4,751      9,035      8,780
                                                                          ---------  ---------  ---------
Cash and cash equivalents at end of year................................  $  10,612  $   4,751  $   9,035
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS. The Titan Corporation provides information technology and electronic systems and services to commercial and government customers. Titan groups its businesses into four core business segments--Communications Systems, Software Systems, Information Technologies, and Medical Sterilization and Food Pasteurization--and a fifth business segment, Emerging Technologies and Businesses. Titan provides engineering, technical, management and consulting services in the areas of national security, software systems, communication systems, information systems, threat simulation/training systems, electronic control systems, advanced research and development, and medical products sterilization and food pasteurization. Titan also develops, designs, manufactures and markets satellite communications subsystems, digital imaging products, electro-optical systems, and pulsed power products including linear accelerators.

    Titan is involved in a number of start-up ventures, most notably the commercial satellite communications business in Titan's Communications Systems segment. Titan believes that the primary source of revenues for this business will be international customers in developing countries, primarily within Asia. Titan's investment in this business is reflected in the balance sheet primarily within the captions of Accounts Receivable, Inventories, and Property and Equipment and aggregates approximately $14,400 at December 31, 1997. Also at December 31, 1997, this business has non-cancelable commitments of $4,354, primarily with two contract manufacturers, for purchases through 1998 of certain components incorporated into the segment's products. While accounts receivable are generally not collateralized, Titan limits its exposure by performing ongoing credit evaluations of its customers' financial condition. To mitigate credit risk in foreign countries, Titan has a policy of requiring payment, primarily in the form of stand-by letters of credit, advance deposits, or wire transfers, prior to shipment.

    PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of The Titan Corporation ("Titan") and its subsidiaries. All significant intercompany transactions and balances have been eliminated. Certain prior year amounts have been reclassified to conform to the 1997 presentation.

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION. A majority of Titan's revenue, both commercial and government, is derived from products manufactured and services performed under cost-reimbursement and fixed-price contracts wherein revenues are generally recognized using the percentage-of-completion method, which includes revenues recognized as units are delivered. Total estimated costs are based on management's assessment of costs to complete the project based upon evaluation of the level of work achieved and costs expended to date. Estimated contract losses are fully charged to operations when identified.

    CASH EQUIVALENTS. All highly liquid investments purchased with an original maturity of three months or less are classified as cash equivalents.

    INVESTMENTS. Titan does not invest in securities as its primary business and does not maintain a trading account. Occasionally, however, Titan purchases financial instruments with maturities greater than three months from the date of acquisition. Such securities are classified as "available for sale" as required

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) by Statement of Financial Accounting Standards No. 115 (SFAS 115) "Accounting for Certain Investments in Debt and Equity Securities." As of December 31, 1997 and 1996, all such investment securities owned by Titan mature in one year or less and were carried at their current market value, which approximates their cost, as required by SFAS 115.

    INVENTORIES. Inventories include the cost of material, labor and overhead, and are stated at the lower of cost, determined on the first-in, first-out
(FIFO) and weighted average methods, or market.

    PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Depreciation is provided using the straight-line method, with estimated useful lives of 32 years for buildings, 2 to 15 years for leasehold improvements and 3 to 10 years for machinery and equipment and furniture and fixtures. Certain machinery and equipment in Titan's medical sterilization business is depreciated based on units of production.

    GOODWILL. The excess of the cost over the fair value of net assets of purchased businesses ("goodwill") is amortized on a straight-line basis over varying lives ranging from 5 to 30 years. Titan periodically re-evaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated lives of its goodwill. The criteria used for these evaluations include management's estimate of the asset's continuing ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the intangible asset to Titan's business objectives.

    CAPITALIZED SOFTWARE COSTS. Titan's policy is to amortize capitalized software costs over the shorter period of (a) the ratio that current gross revenues for a product bears to the total of current and amortized future gross revenues for that product, or (b) the straight-line method over the remaining estimated economic life of the product, including the period being reported on. Notwithstanding the above, the maximum amortization period is four years. Included in the accompanying consolidated statement of operations for the year ended December 31, 1997 is amortization of $90, resulting in a net carrying balance of approximately $200 in the accompanying consolidated balance sheets.

    IMPAIRMENT OF LONG-LIVED ASSETS. Periodically, Titan reviews for possible impairment its long-lived assets and certain identifiable intangibles to be held and used by an entity. Whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, asset values are adjusted accordingly.

    STOCK BASED COMPENSATION. Titan has elected to adopt the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). Accordingly, Titan will continue to account for its stock based compensation plans under the provisions of APB No. 25.

    INCOME TAXES. Titan accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), which requires the use of the liability method of accounting for deferred income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PER SHARE INFORMATION. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accountings Standards No. 128 "Earnings Per Share" (SFAS 128), which has been adopted by Titan. The statement specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS"), and is effective for periods ending after December 15, 1997. Prior year per share information is presented in accordance with the statement.

    Common shares that could result from the conversion of stock options in 1996 and 1995, and from the conversion of Titan's convertible subordinated debentures and Series B cumulative convertible redeemable preferred stock in 1996 were not included in the computation of diluted EPS in 1997, 1996 and 1995, as the effect would have been anti-dilutive.

    NEW ACCOUNTING STANDARDS. In July 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of the Statement is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners ("comprehensive income"). Comprehensive income is the total of net income and all other nonowner changes in equity. SFAS 130 is effective for fiscal years beginning after December 15, 1997, with earlier application permitted. Titan does not anticipate that the adoption of the accounting and disclosure provisions of SFAS 130 will have a material impact on Titan's financial statements and results of operations.

    In December 1997, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS 131). This Statement establishes standards for reporting and disclosure of operating segments on a basis consistent with that of the management structure. In accordance with the statement, the Company restated its segments for all periods presented.

NOTE 2. MERGER AND ACQUISITION

    On February 27, 1998, Titan consummated a merger with DBA Systems, Inc. ("DBA"), in a stock-for-stock transaction. DBA is a developer and manufacturer of digital imaging products, electro-optical systems and threat simulation/training systems. DBA's products and systems are primarily used by the defense and intelligence communities; accordingly, it will become part of Titan's Information Technologies segment.

    Titan issued approximately 6,100,000 shares of common stock in exchange for all the outstanding shares of DBA stock based on an exchange ratio of approximately 1.37 shares of Titan's common stock for each share of DBA common stock. Titan also assumed and exchanged all options to purchase DBA's Stock for options to purchase approximately 441,000 shares of Titan's Common Stock. The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests. In connection therewith, DBA's June 30 fiscal year-end has been changed to coincide with Titan's year-end. Accordingly, the financial statements presented have been restated to include the combined results of operations, financial position and cash flows of DBA as if the merger had occurred at the beginning of the periods presented.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 2. MERGER AND ACQUISITION (CONTINUED)
    Prior to the merger, DBA used a fiscal year ending June 30. Accordingly, the combined results reflect the results for the Titan fiscal years ended December 31, 1997, 1996 and 1995 combined with DBA's results for the twelve months ended December 31, 1997, and for the fiscal years ended June 30, 1996 and 1995, respectively.

    The combining periods are as follows:

                                                               FISCAL YEAR 1996
                                                 --------------------------------------------
Titan..........................................  Fiscal year ended December 1996
DBA............................................  Fiscal year ended June 1996

                                                        FISCAL 1997 QUARTERLY PERIODS
                                                 --------------------------------------------
                                                   Q1 '97      Q2 '97     Q3 '97     Q4 '97
                                                 -----------  ---------  ---------  ---------
Titan..........................................     March 97    June 97   Sept. 97    Dec. 97
DBA............................................     March 97    June 97   Sept. 97    Dec. 97

    For the six months ended December 31, 1996, revenue of $11,724, costs and expenses of $10,693, operating income of $1,031 income before taxes of $1,104 and net income of $695 was reported by DBA. Such amounts are not reflected in the accompanying statements of operations as DBA's fiscal year ended June 30, 1997 was conformed to Titan's fiscal year end December 31, 1997, which resulted in such amounts being reflected in the omitted period from July 1, 1996 through December 31, 1996.

    The following schedule details the results of operations of the previously separate enterprises for the six-month period before the combination was consummated that are included in the current combined results of operations of
Titan:

                                         TITAN                                  COMBINED
                                   DECEMBER 31, 1997                        DECEMBER 31, 1997
                                   -----------------          DBA           -----------------
                                                      DECEMBER 31, 1997(A)
                                                      --------------------
                                                          (UNAUDITED)
Revenues.........................     $   171,186          $   24,698          $   195,884
Net income (loss)................           5,165              (6,731)              (1,566)

                                         TITAN                DBA               COMBINED
                                   DECEMBER 31, 1996     JUNE 30, 1996      DECEMBER 31, 1996
                                   -----------------  --------------------  -----------------
Revenues.........................     $   135,484          $   20,470          $   155,954
Net income.......................          (3,378)              1,161               (2,217)

                                         TITAN                DBA               COMBINED
                                   DECEMBER 31, 1995     JUNE 30, 1995      DECEMBER 31, 1995
                                   -----------------  --------------------  -----------------
Revenues.........................     $   131,535          $   29,696          $   161,231
Net income.......................          (3,807)              1,502               (2,305)

------------------------

(a) The net loss for the twelve months ended December 31, 1997 includes recognition of a special charge of $9,846, for the write-down of certain assets to net realizable value and accrual for certain liabilities as described in Note 3 as well as "Management's Discussion and Analysis".

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 2. MERGER AND ACQUISITION (CONTINUED)
    On May 24, 1996, Titan completed the acquisition of three privately-held affiliated businesses--Eldyne, Inc. ("Eldyne"), Unidyne Corporation ("Unidyne") and Diversified Control Systems, LLC ("DCS"). The overall transaction consideration, excluding associated transaction costs and expenses, consisted of $1 million cash, 1,779,498 shares of Titan common stock with an assigned value of $6.00 per share, the issuance of 500,000 shares of a new class of cumulative convertible redeemable preferred stock (see Note 10), assumption of indebtedness and a promissory note for $1 million issued to the principal stockholder of the acquired companies. The $1 million note was due and paid on March 15, 1997, and earned interest of 10% per annum. Titan also entered into an agreement with the principal stockholder, providing for annual payments of $.3 million, payable monthly, for 6 years beginning May 24, 1996. The net present value of this agreement ($1.5 million) was recorded as additional purchase price at the acquisition date. This obligation was settled in full on January 2, 1997. Estimated other direct costs of the acquisition were approximately $3 million.

    The acquisition has been accounted for as a purchase, and, accordingly, Titan's consolidated financial statements include the operating results of the three acquired companies since May 24, 1996. The excess of the purchase price over the estimated fair value of net assets acquired of $17,474 at December 31, 1997 is being amortized using a straight-line method over 30 years.

    Unaudited pro forma data giving effect to the purchase of Eldyne, Unidyne and DCS as if they had been acquired at the beginning of 1995 are shown below:

                                                                           1996        1995
                                                                        ----------  ----------
Revenues..............................................................  $  180,290  $  212,316
Net income (loss).....................................................        (265)        118
Net loss per share....................................................       (0.05)      (0.03)

NOTE 3. RESTATEMENT OF PREVIOUSLY FILED DBA FINANCIAL STATEMENTS

    Restatements of $9,800 were recorded during the fiscal year ended December 31, 1997 related to the write down of certain assets of DBA to net realizable value and the recognition of environmental liabilities. These restatements were recorded as follows:

    DBA has a 141,000 square foot manufacturing facility in Kissimmee, Florida which has been held for sale since June 1996, at which time the recorded book value was approximately $4.4 million. An independent appraisal of the building and land was performed in August 1996, which indicated that the property had a market value of approximately $5.0 million. Several potential buyers expressed interest in acquiring the property throughout fiscal 1997. A written offer was received in July 1997, at which time negotiations with the prospective buyer commenced for the sale of the property at an amount which management believed supported the recorded book value at that time. These negotiations eventually terminated and did not result in the sale of the property. DBA received no further offers until October 1997, at which time a written offer was received at an amount substantially below the recorded book value. Negotiations with this potential buyer took place but, again, did not result in a sale of the property. During this extended time period for which the property had been held for sale, DBA reduced ongoing maintenance and general upkeep of the property. As a result of these factors, management concluded that there has been an impairment in the carrying value of the asset. A charge of $2.0 million was recorded in

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3. RESTATEMENT OF PREVIOUSLY FILED DBA FINANCIAL STATEMENTS (CONTINUED) the Titan's financial statements for the year ended December 31, 1997 which reflects management's estimate of the impairment, including estimated disposal costs. Management has currently reinstated a program of ongoing maintenance (and environmental remediation--see below) and is actively marketing the property for sale through various channels. Management regularly reviews the adjusted value of this asset for further impairment, and believes that the current book value reflects an amount which approximates fair market value.

    As a part of Titan's due diligence performed in connection with its acquisition of DBA, a preliminary environmental site assessment of all DBA's land and property was performed in October 1997. This study revealed certain environmental matters at DBA's Kissimmee, Florida property discussed above. These environmental matters included, but were not limited to, soil contamination and potential asbestos and lead based paint contamination. Titan engaged these environmental consultants to perform a limited initial assessment of the potential range of costs to remediate such contamination as well as to determine whether any additional environmental exposures exist with DBA's property. An initial assessment considering pre-cleanup activities, and operation and maintenance of the remediation plan, indicates that these costs could range from approximately $3.0 million to $5.5 million (undiscounted). Such amounts represent an initial estimate, which could change significantly as more extensive studies are performed. In accordance with SFAS No. 5, "Accounting for Contingencies" and SOP 96-1, "Environmental Remediation Liabilities," DBA recorded a $3.0 million special charge, representing the low end of the estimate as no amount within the range was deemed to be a better estimate at that time. These environmental remediation actions are being undertaken at the sole discretion of management and have not been induced by threat, by government agencies, or by litigation. In the accompanying balance sheet as of December 31, 1997, approximately $.2 million is included in other current liabilities and the remaining $2.8 million is included in non-current liabilities, based upon the estimated timing of remediation work to be performed. DBA commenced its pre-clean up activities which are expected to continue through at least fiscal year 1998.

    In December 1997, DBA received verbal indication from a systems integrator for whom it had been developing special purpose mammography scanners that the integrator would likely terminate further discussions regarding its pending contract with DBA. Subsequent to December 31, 1997, DBA received written notification that the integrator was terminating discussions regarding the contract. Prior to December 31, 1997, DBA had identified several customers for fingerprint scanners, which are based on similar technology to the mammography scanners, and had entered into contracts to sell fingerprint scanners. Since the scanners could not be utilized in their intended form, management identified an impairment in the value of this inventory and recorded an adjustment of $1.3 million in the accompanying results from operations for the year ended December 31, 1997 in order to reflect these scanners at their net realizable value.

    In December 1997, DBA determined that certain test machinery and equipment which it needed to perform on a recently awarded contract was missing parts essential to its operation. Management believes that the parts may have been removed for use in other equipment, however, management is unable to determine the exact disposition and/or timing of the use of such equipment. Without these essential parts, the test machinery and equipment was of little or no value and DBA determined that replacing this test machinery and equipment appeared to be more economically advantageous than repairing it. The net book value of this equipment was approximately $.6 million at December 31, 1997. Accordingly, DBA recorded

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3. RESTATEMENT OF PREVIOUSLY FILED DBA FINANCIAL STATEMENTS (CONTINUED) a charge of $.6 million to write off the book value of these assets in the accompanying results of operations for the quarter ended December 31, 1997. Management believes that this resulted from a breakdown in DBA's internal controls over physical assets. Titan is in the process of critically reviewing all of DBA's internal control procedures, particularly those regarding physical assets, and will take further actions in order to align DBA's internal control policies and procedures with those of Titan.

    In September 1997, DBA invested $1.6 million by purchasing convertible preferred Series B stock in Flash Comm, Inc. ("FCI"), a start-up venture. At the time of making this investment, DBA management was led to believe that FCI would be raising significant additional debt or equity financing by December 31, 1997, which amounts would enable FCI to perform under its $10.6 million contract to purchase products from DBA. FCI to date has not raised the additional capital, has not yet generated any significant business, and to date, no products have been purchased by FCI under its contract with DBA. To management's knowledge, FCI has generated no significant revenue to date. In light of these circumstances, and the current financial condition of FCI, management presently believes that there is doubt about FCI's ability to achieve commercial success, and thus recognizes that there has been an impairment in the value of the $1.6 million investment recorded by DBA. An adjustment to write-down the investment by $1.6 million is reflected in the results of operations for the year ended December 31, 1997.

    DBA recorded approximately $.6 million in unbilled receivables in fiscal years 1991, 1992 and 1994 related to an overrun claim which is being litigated. The Company had previously entered into settlement discussions with the U.S. government. In 1992 the settlement offer of the U.S. government was rejected. Management believes that this amount should have been written off in prior reporting periods. However, the amounts were not written off until December 1997, due to a breakdown in internal controls. The $.6 million is reflected as a charge to SG&A for the year ended December 31, 1997. Management believes that the continuing recognition of this receivable by DBA represents a breakdown in DBA's internal controls. As stated above, Titan is reviewing DBA's internal control procedures.

    At December 31, 1997, DBA had inappropriately capitalized rate variances of $.7 million on its Cost Plus Fixed Fee (CPFF) contracts representing costs incurred in excess of provisional billing rates. Such variances occurred primarily in the quarter ended December 31, 1997. A charge of $.7 million was recorded against revenue at December 31, 1997 to write off these variances.

NOTE 4. DISCONTINUED OPERATION

    On April 11, 1997, Titan's Board of Directors adopted a plan to divest Titan's broadband communications business. The results of the broadband communications business have been accounted for as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30, which among other provisions, anticipates that the plan of disposal will be carried out within one year.

    Revenues for the broadband communications business were $551, $2,238 and $2,432 for the years ended December 31, 1997, 1996 and 1995, respectively. Included in the loss from discontinued operation is a tax benefit of $177, $1,876 and $625 for the years ended December 31, 1997, 1996 and 1995 respectively. Titan deferred losses from the discontinued operation of $9,271 in 1997, which primarily represented amortization and wind-down costs of the business. Included in the deferred loss is interest of $509 allocated to the discontinued operation based on the ratio of net assets to be sold to the sum of total net assets of Titan. Net current assets of discontinued operation consist primarily of accounts receivable,

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 4. DISCONTINUED OPERATION (CONTINUED) inventory, and deferred losses from the date of discontinuance net of accounts payable, accrued compensation and other current liabilities. Net noncurrent assets of discontinued operation consist of property and equipment and intangible assets, primarily capitalized software costs. Prior year consolidated financial statements have been restated to present the broadband communications business as a discontinued operation.

NOTE 5. RESTRUCTURING

    In 1995, the Board of Directors adopted a formal plan of restructuring, which resulted in a $5,431 charge to 1995 results of operations. The restructuring plan generally provided for the dispositions of certain non-core businesses as well as severance and related costs. The planned restructuring activities were substantially accomplished in 1996.

NOTE 6. OTHER FINANCIAL DATA

    Following are details concerning certain balance sheet accounts:

                                                                            1997       1996
                                                                          ---------  ---------
Accounts Receivable:
  U.S. Government--billed...............................................  $  20,992  $  19,869
  U.S. Government--unbilled.............................................     22,107     22,564
  Trade.................................................................     15,964      8,956
  Less allowance for doubtful accounts..................................       (451)      (404)
                                                                          ---------  ---------
                                                                          $  58,612  $  50,985
                                                                          ---------  ---------
                                                                          ---------  ---------

    Unbilled receivables include approximately $10,400 and $11,200 at December 31, 1997 and 1996, respectively, representing work-in-process which will be billed in accordance with contract terms and delivery schedules. Also included in unbilled receivables are amounts billable upon final execution of contracts, contract completion, milestones or completion of rate negotiations. Generally, unbilled receivables are expected to be collected within one year. Payments to Titan for performance on certain U.S.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 6. OTHER FINANCIAL DATA (CONTINUED)
Government contracts are subject to audit by the Defense Contract Audit Agency. Revenues have been recorded at amounts expected to be realized upon final settlement.

                                                                            1997       1996
                                                                          ---------  ---------
Inventories:
  Materials.............................................................  $   2,285  $   2,012
  Work-in-process.......................................................     11,668      9,238
  Finished goods........................................................      1,527      3,729
                                                                          ---------  ---------
                                                                          $  15,480  $  14,979
                                                                          ---------  ---------
                                                                          ---------  ---------
Property and Equipment:
  Machinery and equipment...............................................  $  39,144  $  37,909
  Furniture and fixtures................................................      5,382      6,670
  Land, buildings and leasehold improvements............................     14,011     13,593
  Construction in progress..............................................        406        938
                                                                          ---------  ---------
                                                                             58,943     59,110

Less accumulated depreciation and amortization..........................    (34,511)   (32,665)
                                                                          ---------  ---------
                                                                          $  24,432  $  26,445
                                                                          ---------  ---------
                                                                          ---------  ---------

    Deferred income taxes of $314 and $4,094 are included in other assets at December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996, respectively, other liabilities, current and non-current, include $2,570 and $1,623 related to estimated losses on contracts, $1,006 and $2,019 of customer advance payments, $3,000 and $0 for estimated environmental costs, and liabilities for post-retirement benefits for employees of previously discontinued operations of $2,436 and $2,923.

NOTE 7. SEGMENT INFORMATION

    In the fourth quarter of 1997, Titan realigned certain operations within its existing segments and added a fifth segment to better position these operations for strategic transactions pursuant to Titan's corporate strategy. This realignment conforms with the provisions of Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". All prior year segment data have been restated to conform to the 1997 presentation.

    The Communications Systems segment contains Titan's wholly owned subsidiary, Linkabit Wireless, Inc., ("Linkabit Wireless"), which develops and produces advanced satellite communications products and systems for commercial and government customers. In December 1997, Titan filed a registration statement including a preliminary prospectus with the Securities and Exchange Commission ("SEC") for an initial public offering of 2,700,000 shares of Linkabit Wireless common stock. The underwriters will be granted a 30-day option to purchase up to an additional 405,000 shares to cover over-allotments. If and when the offering is consummated, then immediately following the offering, Titan will own approximately 74% of the common stock of Linkabit Wireless.

    The Software Systems segment is a systems integrator that provides systems integration services and solutions for commercial and non-defense clients with distributed computing environments.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 7. SEGMENT INFORMATION (CONTINUED)
    The Information Technologies segment provides information systems solutions primarily to government customers with large data management, information manipulation, information fusion, knowledge-based systems and communications requirements, and develops and manufactures digital imaging products, electro-optical systems and threat simulation/training systems primarily used by the defense and intelligence communities. This segment also supports high priority government programs by providing systems integration, information systems engineering services, development of systems and specialized products, as well as systems research, development and prototyping. Other services provided include research and development under government funded contracts for the Department of Defense (DoD) and other customers.

    The Medical Sterilization and Food Pasteurization segment provides medical product sterilization services at two Titan facilities and manufactures and sells turnkey electron beam sterilization and food pasteurization systems to customers for use in their own facilities.

    The Emerging Technologies and Businesses segment applies Titan's proprietary knowledge and core competencies to industrial and commercial opportunities.

    Substantially all operations are located in the United States. Export revenues amounted to approximately $21,365, $10,693, and $14,209 in 1997, 1996 and 1995, respectively, primarily to countries in the Far East and Western Europe. All international sales are denominated in U.S. dollars.

    The following tables summarize industry segment data for 1997, 1996 and 1995.

                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
REVENUES:
  Communications Systems.....................................................  $   48,980  $   27,850  $   25,506
  Software Systems...........................................................      17,374      18,505      33,175
  Information Technologies...................................................     112,923      94,874      90,487
  Medical Sterilization and Food Pasteurization..............................       5,983       2,818       3,459
  Emerging Technologies and Businesses.......................................      10,624      11,907       8,604
                                                                               ----------  ----------  ----------
                                                                               $  195,884  $  155,954  $  161,231
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    Sales to the United States Government, including both defense and non-defense agencies, and sales as a subcontractor as well as direct sales, aggregated approximately $148,095 in 1997, $122,302 in 1996, and $107,739 in
1995. Within the Software Systems segment, sales to one customer, a telephone company, totaled $4,500, $8,300 and $24,500 in 1997, 1996 and 1995, respectively. No other single customer

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 7. SEGMENT INFORMATION (CONTINUED)
accounted for 10% or more of the consolidated revenues for these years. Intersegment sales were not significant in any year.

                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
OPERATING PROFIT (LOSS):
  Communications Systems..........................................................  $   1,074  $  (4,187) $    (578)
  Software Systems................................................................      4,580       (137)     3,803
  Information Technologies........................................................      2,127      9,191      4,402
  Medical Sterilization and Food Pasteurization...................................        189     (1,080)    (1,340)
  Emerging Technologies and Businesses............................................        (25)       964        151
  Corporate.......................................................................     (1,644)      (543)    (6,350)
                                                                                    ---------  ---------  ---------
                                                                                    $   6,301  $   4,208  $      88
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    Corporate includes corporate general and administrative expenses, certain corporate restructuring charges, and gains or losses from the sale of businesses. Corporate general and administrative expenses are generally recoverable from contract revenues by allocation to operations.

                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
IDENTIFIABLE ASSETS:
  Communications Systems.....................................................  $   29,019  $   18,774  $   13,826
  Software Systems...........................................................       8,114       6,139       8,945
  Information Technologies...................................................      70,535      80,257      57,645
  Medical Sterilization and Food Pasteurization..............................      11,854      10,222      10,446
  Emerging Technologies and Businesses.......................................       7,589       7,649       5,508
  Discontinued operation, net................................................      13,798       8,568       3,558
  General corporate assets...................................................      25,318      27,140      23,596
                                                                               ----------  ----------  ----------
                                                                               $  166,227  $  158,749  $  123,524
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 7. SEGMENT INFORMATION (CONTINUED)
    General corporate assets are principally cash, prepaid expenses, property and equipment, deferred income taxes and other assets.

                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
Depreciation and Amortization of Property and Equipment, Goodwill, and Other
  Assets:
Communications Systems.......................................................  $    1,292  $      820  $      601
Software Systems.............................................................         617       1,152       1,032
Information Technologies.....................................................       3,551       2,953       2,510
Medical Sterilization and Food Pasteurization................................         499         510         287
Emerging Technologies and Businesses.........................................         288         374         207
Corporate....................................................................         982         413         407
                                                                               ----------  ----------  ----------
                                                                               $    7,229  $    6,222  $    5,044
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Capital Expenditures:
Communications Systems.......................................................  $    1,438  $    1,831  $    1,101
Software Systems.............................................................         453         261       1,700
Information Technologies.....................................................       1,493       1,727       1,095
Medical Sterilization and Food Pasteurization................................         429       1,024       4,183
Emerging Technologies and Businesses.........................................         270         437         668
Corporate....................................................................         119         227         354
                                                                               ----------  ----------  ----------
                                                                               $    4,202  $    5,507  $    9,101
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

NOTE 8. INCOME TAXES

    The components of the income tax provision (benefit) from continuing operations are as follows:

                                                                      1997       1996       1995
                                                                    ---------  ---------  ---------
Current:
  Federal.........................................................  $   1,211  $      85  $  (1,621)
  State...........................................................        214     --           (164)
                                                                    ---------  ---------  ---------
                                                                        1,425         85     (1,785)
Deferred..........................................................      1,867        136      1,245
                                                                    ---------  ---------  ---------
                                                                    $   3,292  $     221  $    (540)
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 8. INCOME TAXES (CONTINUED)
    Following is a reconciliation of the income tax provision (benefit) from continuing operations expected (based on the United States federal income tax rate applicable in each year) to the actual tax provision (benefit) on income
(loss):

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Expected Federal tax provision (benefit) on continuing
  operations.....................................................  $    (415) $     560  $    (297)
State income taxes, net of Federal income tax benefit............        (74)      (256)       (44)
Research credit..................................................       (324)    --         --
Goodwill amortization............................................        351         88        160
Environmental expenses...........................................      1,000     --         --
Keyman life insurance............................................         24         36         75
Other............................................................      2,730       (207)      (434)
                                                                   ---------  ---------  ---------
Actual tax provision (benefit) on continuing operations..........  $   3,292  $     221  $    (540)
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The deferred tax asset as of December 31, 1997 and 1996, results from the following temporary differences:

                                                                             1997       1996
                                                                           ---------  ---------
Loss carryforward........................................................  $   5,777  $   6,973
Employee benefits........................................................      3,807      4,644
Loss from discontinued operation.........................................     (3,338)    --
Tax credit carryforwards.................................................      2,546      1,383
Inventory and contract loss reserves.....................................      2,335      1,770
Depreciation.............................................................     (2,420)    (4,033)
Deferred tax on foreign profit...........................................      1,123     --
Restructuring............................................................     --            361
Other....................................................................       (366)       233
                                                                           ---------  ---------
                                                                               9,464     11,331
Valuation allowance......................................................     (1,200)    (1,200)
                                                                           ---------  ---------
Net deferred tax asset...................................................  $   8,264  $  10,131
                                                                           ---------  ---------
                                                                           ---------  ---------

    Realization of certain components of the net deferred tax asset is dependent upon Titan generating sufficient taxable income prior to expiration of loss and credit carryforwards. Although realization is not assured, management believes it is more likely than not that the net deferred tax asset will be realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are changed. Also, under Federal tax law, certain potential changes in ownership of Titan which may not be within Titan's control may limit annual future utilization of these carryforwards.

    Cash paid for income taxes was $1,117 in 1997. Net tax refunds in 1996 and 1995 were $233 and $808, respectively.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 9. DEBT

    At December 31, 1997, Titan had borrowings of $12,350 outstanding at a weighted average interest rate of 8.02% under a $24,000 line of credit maturing May 31, 1998 with two banks. This line amended and replaced the existing lines of credit. Titan had commitments under letters of credit at December 31, 1997 of $1,368, which reduced availability under the line of credit. Titan has the option to borrow at a bank prime rate or at LIBOR plus 2%. The agreement contains, among other financial covenants, provisions which require Titan to have annual net income, as defined, prohibits two consecutive quarterly losses in aggregate of greater than $500, and contains other financial covenants which require Titan to maintain stipulated levels of net worth and minimum interest coverage, and fixed charge coverage and quick ratios. Under the agreement and a subsequent amendment in contemplation of the Linkabit Wireless transaction (see
Note 6), Titan and its wholly owned subsidiaries, Eldyne and Unidyne, granted the banks a security interest in substantially all of their non-real property assets, including accounts receivable, inventory, equipment and patents, and certain limitations have been placed on transactions between Titan and Linkabit Wireless. Borrowings under Titan's lines of credit averaged $10,803, $12,315 and $6,400 at weighted average interest rates of 8.1%, 8.2% and 8.8% during 1997, 1996 and 1995, respectively.

    In November 1996, Titan issued $34,500 of 8.25% convertible subordinated debentures due 2003. The debentures are convertible into common stock of Titan at a conversion price of $3.50 per share, subject to adjustment upon the occurrence of certain events. The debentures are redeemable, on or after November 2, 1999, initially at 104.125% of principal amount and at decreasing prices thereafter to 100% of principal amount through maturity, in each case together with accrued interest. The debentures also may be repaid at the option of the holder upon a change in control, as defined in the indenture governing the debentures, at 100% of principal amount plus accrued interest. The net proceeds of the offering were used to repay borrowings under Titan's bank lines of credit and for working capital and general corporate purposes. At December 31, 1997, Other assets include $1,778 in capitalized costs related to the issuance, which are being amortized to interest expense ratably over the life of the debt.

    At December 31, 1997 and 1996, Titan had $3,328 and $5,215, respectively, outstanding under two promissory notes, secured by certain machinery and equipment, at interest rates of 8.5% and 7.42%, respectively. At December 31, 1997, $992 is due within one year. At December 31, 1996, Titan also had outstanding a mortgage note and an equipment note, collateralized by real estate and equipment, with balances of $1,244 and $122, respectively, at an interest rate of LIBOR plus 2.5%. At December 31, 1997, only the mortgage note remains, with a balance of $1,196, of which $112 is due within one year.

    Cash paid for interest, primarily on these borrowings, was $4,703, $2,175, and $771, in 1997, 1996, and 1995, respectively. At December 30, 1997, Titan was in compliance with all financial covenants under its various debt agreements.

NOTE 10. COMMITMENTS AND CONTINGENCIES

    Titan is obligated for aggregate rentals of $34,504 under operating lease agreements, principally for facilities. These leases generally include renewal options and require minimum payments of $5,632 in 1998, $4,411 in 1999, $3,879 in 2000, $3,741 in 2001, $4,775 in 2002, and $12,066 for the years thereafter.
Rental expense under these leases was $6,691 in 1997, $8,363 in 1996 and $7,880 in 1995. Titan has entered into a long-term lease agreement for facilities which are owned by an entity in which Titan has a minority ownership interest. Rental expense in 1997, 1996 and 1995 includes $904, $884, and $868, respectively, paid under this agreement.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    On April 19, 1995 Titan was served in a lawsuit entitled DONALD P. SHAW V. TITAN CORPORATION (the "Lawsuit"). The Lawsuit was pending in the United States District Court for the Eastern District of Virginia, Alexandria Division, and sought compensatory damages in an aggregate amount of $3,000,000 and punitive damages in the amount of $1,050,000 on account of alleged wrongful termination and intentional infliction of emotional distress. The Lawsuit resulted in a verdict for the plaintiff awarding $65,000 in compensatory damages and $350,000 in punitive damages which was affirmed on appeal in February 1998. Titan believes that the outcome of the Lawsuit will not have a material adverse effect on the financial position or results of operations of Titan.

    In the ordinary course of business, defense contractors are subject to many levels of audit and investigation by various government agencies. Further, Titan and its subsidiaries are subject to claims and from time to time are named as defendants in legal proceedings. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of Titan.

NOTE 11. SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

    Titan's Series B Preferred Stock has a par value of $1.00, accrues dividends at a rate of 6% per annum payable quarterly in arrears cumulatively, has a liquidation preference of $6.00 per share plus accrued and unpaid dividends (the "Series B Liquidation Preference") and entitles the holder thereof to one vote per outstanding share, voting together as a class with the holders of shares of outstanding Common Stock (and any other series or classes entitled to vote therewith) on all matters submitted for a shareholder vote. The Series B Preferred Stock is redeemable at the Series B Liquidation Preference (i) at the holder's option, after May 24, 1998 until May 24, 2001, and (ii) at Titan's option, after May 24, 2001 until May 24, 2006.

NOTE 12. CUMULATIVE CONVERTIBLE PREFERRED STOCK

    Each share of $1.00 cumulative convertible preferred stock is entitled to 1/3 vote, annual dividends of $1 per share and is convertible at any time into 2/3 share of Titan's common stock. Common stock of 463,248 shares has been reserved for this purpose. Upon liquidation, the $1.00 cumulative convertible preferred stockholders are entitled to receive $20 per share, plus cumulative dividends in arrears, before any distribution is made to the common stockholders.

NOTE 13. COMMON STOCK

    At December 31, 1997, approximately 36,804,900 common shares were reserved for future issuance for conversion of convertible subordinated debentures, preferred stock, all stock incentive plans and warrants.

    In September 1995, Titan completed a private placement of 300,000 shares of its common stock, receiving net proceeds of $2,325. Treasury shares were used for the issuance. Titan's shares were placed with offshore institutional investors pursuant to Regulation S under the Securities Act of 1933, as amended.

    On August 17, 1995, the Board of Directors adopted a Shareholder Rights Agreement and subsequently distributed one preferred stock purchase right ("Right") for each outstanding share of Titan's common stock. Each Right entitles the registered holder to purchase from Titan one one-hundredth of a

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 13. COMMON STOCK (CONTINUED)
share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares") at a price of $42.00 per one one-hundredth of a Preferred Share, subject to adjustment. The Rights become exercisable if a person or group acquires, in a transaction not approved by Titan's Board of Directors ("Board"), 15% or more of Titan's common stock or announces a tender offer for 15% or more of the stock.

    If a person or group acquires 15% or more of Titan's common stock, each Right (other than Rights held by the acquiring person or group which become void) will entitle the holder to receive upon exercise a number of shares of Titan common stock having a market value of twice the Right's exercise price. If Titan is acquired in a transaction not approved by the Board, each Right may be exercised for common shares of the acquiring company having a market value of twice the Right's exercise price. Titan may redeem the Rights at $.01 per Right, subject to certain conditions. The Rights expire on August 17, 2005.

NOTE 14. STOCK-BASED COMPENSATION PLANS

    Titan provides stock-based compensation to officers, directors and key employees through various fixed stock option plans and to all non-executive employees through an employee stock purchase plan. Titan has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the fixed stock option or stock purchase plans. Had compensation cost for Titan's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS 123, Titan's results of operations would have been reduced to the pro forma amounts indicated below:

                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
Net income (loss).................................................     As reported  $  (1,566) $  (2,217) $  (2,305)
                                                                         Pro forma     (3,273)    (2,887)    (2,479)
Net income (loss) per share, basic and diluted....................     As reported  $    (.11) $    (.14) $    (.15)
                                                                         Pro forma       (.15)      (.17)      (.16)

    Titan currently has options available for grant under the Stock Option Plans of 1990, 1994 and 1997, The 1989 Directors' Stock Option Plan and The 1996 Directors' Stock Option and Equity Participation Plan (the "1996 Directors' Plan"). Options authorized for grant under the employee plans and under the directors' plans are 3,000,000 and 185,000, respectively. Under the 1996 Directors' Plan, a director may elect to receive stock in lieu of fees, such stock to have a fair market value equal to the fees. Under all plans, the exercise price of each option equals the market price of Titan's stock on the date of grant. Under the employee plans, an option's maximum term is ten years. Under the directors' plans, options expire 90 days after the option holder ceases to be a director. Employee options may be granted throughout the year; directors' options are granted annually during the first two or three years as a director. All options vest in 25% increments beginning one year after the grant date.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: zero dividend yield and an expected life of 5 years in all years; expected volatility of 70% in 1997 and 87% in 1996 and 1995; and a risk free interest rate of 5.72% in 1997 and 6.57% in 1996 and 1995.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 14. STOCK-BASED COMPENSATION PLANS (CONTINUED)
    A summary of the status of Titan's fixed stock option plans as of December 31, 1997, 1996 and 1995, and changes during the years ending on those dates is presented below:

                                                      1997                          1996                          1995
                                          ----------------------------  ----------------------------  ----------------------------
                                           SHARES    WEIGHTED-AVERAGE    SHARES    WEIGHTED-AVERAGE    SHARES    WEIGHTED-AVERAGE
FIXED OPTIONS                               (000)     EXERCISE PRICE      (000)     EXERCISE PRICE      (000)     EXERCISE PRICE
----------------------------------------  ---------  -----------------  ---------  -----------------  ---------  -----------------
Outstanding at beginning of year........      1,993      $    4.34          1,661      $    4.60          1,845      $    3.16
Granted.................................        786           4.77            873           4.16            601           6.68
Exercised...............................       (201)          2.79           (162)          2.82           (540)          2.59
Canceled................................       (284)          3.66           (379)          5.55           (245)          5.13
                                          ---------                     ---------                     ---------
Outstanding at end of year..............      2,294           4.69          1,993           4.34          1,661           4.60
                                          ---------                     ---------                     ---------
                                          ---------                     ---------                     ---------
Options exercisable at year-end.........        993                           721                           660
Weighted-average fair value of options
  granted during the year...............  $    3.52                     $    3.25                     $    5.40

    The following table summarizes information about fixed stock options outstanding at December 31, 1997:

                              OPTIONS OUTSTANDING
                ------------------------------------------------       OPTIONS EXERCISABLE
                                   WEIGHTED-                      ------------------------------
                                    AVERAGE                          NUMBER
   RANGE OF         NUMBER         REMAINING        WEIGHTED-      EXERCISABLE      WEIGHTED-
   EXERCISE     OUTSTANDING AT    CONTRACTUAL        AVERAGE           AT            AVERAGE
    PRICES         12/31/97          LIFE        EXERCISE PRICE     12/31/97     EXERCISE PRICE
--------------  --------------  ---------------  ---------------  -------------  ---------------
 $2.63 - 3.63         607,900       6.18 years      $    3.33         437,800       $    3.21
  4.00 - 5.88       1,363,700             8.59           4.43         435,900            4.50
  6.25 - 9.50         322,200             8.22           8.06         119,400            8.39
                --------------                                    -------------
                    2,293,800             7.98           4.65         993,100            4.40
                --------------                                    -------------
                --------------                                    -------------

    Under the 1995 Employee Stock Purchase Plan, Titan is authorized to issue up to 500,000 shares of common stock to its full-time employees. Elected officers are not eligible to participate. Under the terms of the plan, employees may elect to have between 1 and 10 percent of their regular earnings, as defined in the plan, withheld to purchase Titan's common stock. The purchase price of the stock is 85 percent of the lower of its market price at the beginning or at the end of each subscription period. A subscription period is six months, beginning January 1 and July 1 of each year. The first subscription period under the plan began January 1, 1996. Approximately 11% of eligible employees participated in the Plan in both 1997 and 1996 and purchased 110,461 and 89,865 shares of Titan stock in 1997 and 1996, respectively. The weighted-average fair value of the purchase rights granted in 1997 and 1996 was $1.06 and $1.71, respectively.

    Three of Titan's wholly-owned subsidiaries have stock option plans for the granting of subsidiary stock, which is not publicly traded. The exercise price of all options granted under these plans equals the fair value of the subsidiary stock at the date of grant as determined by the subsidiaries' board of directors. If all options available for grant in these plans were exercised, Titan's ownership in each of the subsidiaries would be diluted by no greater than 12.5%, 25% and 37.5%.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 15. BENEFIT PLANS

    Titan has various defined contribution benefit plans covering certain employees. Titan's contributions to these plans were $2,197, $2,320, and $2,594 in 1997, 1996 and 1995, respectively. Titan's discretionary contributions to its Employee Stock Ownership Plan was $290, $100 and $100 in 1997, 1996 and 1995, respectively. Discretionary contributions to a profit sharing plan covering certain employees were $175, $150 and $150 in 1997, 1996 and 1995, respectively. During 1997, 1996 and 1995, Titan utilized treasury stock of $344, $1,092, and $871, respectively, for benefit plan contributions.

    Titan has a non-qualified executive deferred compensation plan for certain officers and key employees. Titan's expense for this plan was $821, $901, and $970 in 1997, 1996, and 1995, respectively. At December 31, 1997 and 1996, respectively, other non-current liabilities include $3,954 and $3,492 for obligations under this plan. Interest expense for the years ended December 31, 1997, 1996, and 1995 includes $527, $561, and $486, respectively, related to the plan. Titan also has performance bonus plans for certain of its employees. Related expense amounted to approximately $1,507, $1,315, and $2,516 in 1997, 1996 and 1995, respectively.

    Titan has previously provided for post-retirement benefit obligations of operations discontinued in prior years. Titan has no post-retirement benefit obligations for any of its continuing operations nor for its recently discontinued broadband communications business.

NOTE 16. SUBSEQUENT EVENTS

    On March 31, 1998, Titan acquired all of the outstanding common stock of Validity Corporation ("Validity"), a California corporation, for $12 million in cash, and notes payable to the shareholders of Validity totaling $3 million, due and payable March 31, 1999, and bearing interest at the prime rate. The transaction has been accounted for as a purchase; therefore, Validity's results of operations will be consolidated with Titan's results of operations beginning April 1, 1998.

    On June 18, 1998, the Company withdrew its registration statement for the proposed initial public offering of common stock of Linkabit Wireless, Inc., a wholly owned subsidiary of the Company (Note 7). The registration statement was withdrawn due to unfavorable market conditions for initial public offerings.

    On June 30, 1998, Titan consummated a merger with Horizons Technology, Inc. ("Horizons") in a stock-for-stock transaction. Horizons is a provider of systems engineering and program management services, computer systems integration and high-end software and will become part of Titan's Information Technologies segment. Titan issued approximately 3,200,000 shares of common stock in exchange for all the outstanding shares of Horizons stock based on an exchange ratio of approximately .37 and .82 shares of Titan's common stock for each share of Horizons' common stock and Horizons' preferred stock, respectively. The merger constituted a tax-free reorganization and will be accounted for as a pooling of interests. In connection therewith, Horizons' January 31 fiscal year-end has been changed to coincide with Titan's

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 16. SUBSEQUENT EVENTS (CONTINUED)
year-end. The following unaudited pro forma data summarize the combined operating results of Titan and Horizons as if the merger had occurred at the beginning of the periods presented.

                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
Revenue......................................................................  $  222,165  $  185,505  $  187,722
Net loss.....................................................................      (5,787)     (1,273)     (7,473)
Net loss per share:
  Basic......................................................................  $    (0.26) $    (0.08) $    (0.36)
  Diluted....................................................................       (0.26)      (0.08)      (0.36)

    Prior to the merger, Horizons used a fiscal year ending January 31. Accordingly, the combined pro forma results reflect the results for the Titan fiscal years ended December 31, 1997, 1996 and 1995 combined with Horizons' results for the fiscal years ended January 31, 1998, 1997 and 1996, respectively.

    On July 1, 1998, Titan entered into a definitive merger agreement with Delfin Systems ("Delfin"), a California corporation, whereby, if approved by the stockholders of Delfin, Delfin will become a wholly-owned subsidiary of Titan Technologies and Information Systems Corporation, a wholly-owned subsidiary of Titan, in a stock-for-stock transaction. Also on July 1, 1998, Titan signed a letter of intent to acquire VisiCom Laboratories, Inc., a California corporation, whereby, if approved by the stockholders of VisiCom, VisiCom will become a wholly-owned subsidiary of The Titan Corporation in a stock-for-stock transaction.

                             THE TITAN CORPORATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 17. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                               FIRST     SECOND      THIRD     FOURTH      TOTAL
1997                                                          QUARTER    QUARTER    QUARTER    QUARTER     YEAR
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Revenues...................................................  $  49,671  $  49,352  $  47,638  $  49,223  $ 195,884
Gross profit...............................................     10,424     12,192     11,664      8,335     42,615
Income (loss) from continuing operations...................      1,522      1,404     (2,279)    (1,870)    (1,223)
Net income (loss)..........................................      1,179      1,404     (2,279)    (1,870)    (1,566)
Basic earnings per share:
  Income (loss) from continuing operations.................        .06        .05       (.11)      (.09)      (.09)
  Net income (loss)........................................        .04        .05       (.11)      (.09)      (.11)
Diluted earnings per share:
  Income (loss) from continuing operations.................        .06        .05       (.11)      (.09)      (.09)
  Net income (loss)........................................        .04        .05       (.11)      (.09)      (.11)

                                                               FIRST     SECOND      THIRD     FOURTH      TOTAL
1996                                                          QUARTER    QUARTER    QUARTER    QUARTER     YEAR
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Revenues...................................................  $  35,795  $  33,758  $  40,006  $  46,395  $ 155,954
Gross profit...............................................      7,390      8,053      7,441      8,593     31,477
ncome (loss) from continuing operations....................        472        632       (524)       845      1,425
Net income (loss)..........................................       (605)      (532)    (1,697)       617     (2,217)
Basic earnings per share:
  Income (loss) from continuing operations.................        .01        .02       (.03)       .03        .03
  Net income (loss)........................................       (.04)      (.04)      (.08)       .02       (.14)
Diluted earnings per share:
  Income (loss) from continuing operations.................        .01        .02       (.03)       .03        .03
  Net income (loss)........................................       (.04)      (.03)      (.08)       .02       (.14)

    The above financial information for each quarter reflects all normal and recurring adjustments.

                             THE TITAN CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                  (IN THOUSANDS, EXCEPT SHARES AND PAR VALUES)

                                                                                                  AS OF
                                                                                        -------------------------
                                                                                                     DECEMBER 31,
                                                                                                         1997
                                                                                                     ------------
                                                                                         MARCH 31,    (AUDITED)
                                                                                           1998
                                                                                        -----------
                                                                                        (UNAUDITED)
                                                     ASSETS

Current assets:
  Cash and cash equivalents...........................................................   $   1,153    $   10,612
  Investments.........................................................................      --             4,499
  Accounts receivable--net............................................................      71,532        58,612
  Inventories.........................................................................      18,586        15,480
  Net assets of discontinued operation................................................      12,394        11,512
  Prepaid expenses and other..........................................................       2,408         2,160
  Deferred income taxes...............................................................       8,834         7,950
                                                                                        -----------  ------------
    Total current assets..............................................................     114,907       110,825
Property and equipment--net...........................................................      23,788        24,432
Goodwill--net.........................................................................      39,059        20,587
Other assets..........................................................................       8,317         8,097
Net assets of discontinued operation..................................................         393         2,286
                                                                                        -----------  ------------
    Total assets......................................................................   $ 186,464    $  166,227
                                                                                        -----------  ------------
                                                                                        -----------  ------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit......................................................................   $  19,900    $   12,350
  Accounts payable....................................................................      14,025        11,258
  Acquisition debt....................................................................       3,000        --
  Current portion of long-term debt...................................................       1,130         1,104
  Accrued compensation and benefits...................................................       7,616         8,899
  Other accrued liabilities...........................................................      10,925         6,833
                                                                                        -----------  ------------
    Total current liabilities.........................................................      56,596        40,444
                                                                                        -----------  ------------
Long-term debt........................................................................      36,996        37,310
Other non-current liabilities.........................................................      14,497        10,573
Series B cumulative convertible redeemable preferred stock, $3,000 liquidation
  preference, 6% cumulative annual dividend, 500,000 shares issued and outstanding....       3,000         3,000
Stockholders' equity:
  Preferred stock: $1 par value, authorized 2,500,000 shares: Cumulative convertible,
    $13,897 liquidation preference: 694,872 shares issued and outstanding.............         695           695
    Series A junior participating, authorized 250,000 shares: none issued.............      --            --
  Common stock: $.01 par value, authorized 45,000,000 shares, issued and outstanding:
    23,839,256 and 23,804,809.........................................................         238           238
Capital in excess of par value........................................................      50,998        50,936
Retained earnings.....................................................................      25,990        25,622
Treasury stock (954,894 and 971,894 shares), at cost..................................      (2,546)       (2,591)
                                                                                        -----------  ------------
  Total stockholders' equity..........................................................      75,375        74,900
                                                                                        -----------  ------------
  Total liabilities and stockholders' equity..........................................   $ 186,464    $  166,227
                                                                                        -----------  ------------
                                                                                        -----------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
Revenues....................................................................................  $  43,979  $  49,671
                                                                                              ---------  ---------
Costs and expenses:
  Cost of revenues..........................................................................     33,836     39,247
  Selling, general and administrative expense...............................................      5,044      5,582
  Research and development expense..........................................................      1,518      1,607
  Special acquisition related charges.......................................................      1,460     --
                                                                                              ---------  ---------
    Total costs and expenses................................................................     41,858     46,436
                                                                                              ---------  ---------
Operating profit............................................................................      2,121      3,235
Interest expense............................................................................     (1,353)    (1,295)
Interest income.............................................................................        135        190
                                                                                              ---------  ---------
Income from continuing operations before income taxes.......................................        903      2,130
Income tax provision........................................................................        316        608
                                                                                              ---------  ---------
Income from continuing operations...........................................................        587      1,522
Loss from discontinued operation, net of taxes..............................................     --           (343)
                                                                                              ---------  ---------
Net income..................................................................................        587      1,179
Dividend requirements on preferred stock....................................................        219        219
                                                                                              ---------  ---------
Net income applicable to common stock.......................................................  $     368  $     960
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Basic earnings per share:
  Income from continuing operations.........................................................  $     .02  $     .06
  Loss from discontinued operation..........................................................     --           (.02)
                                                                                              ---------  ---------
  Net income................................................................................  $     .02  $     .04
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Weighted average shares...................................................................     22,864     22,129
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Diluted earnings per share:
  Income from continuing operations.........................................................  $     .02  $     .06
  Loss from discontinued operation..........................................................     --           (.02)
                                                                                              ---------  ---------
  Net income................................................................................  $     .02  $     .04
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Weighted average shares...................................................................     23,533     22,129
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                 CUMULATIVE                   CAPITAL
                                                 CONVERTIBLE                 IN EXCESS
                                                  PREFERRED      COMMON       OF PAR     RETAINED   TREASURY
                                                    STOCK         STOCK        VALUE     EARNINGS     STOCK      TOTAL
                                                -------------  -----------  -----------  ---------  ---------  ---------
THREE MONTHS ENDED MARCH 31, 1998
Balances at December 31, 1997.................    $     695     $     238    $  50,936   $  25,622  $  (2,591) $  74,900
  Exercise of stock options and other.........                                     136                     45        181
  Conversion of subordinated debentures.......                                      38                                38
  Shares contributed to employee benefit
    plans.....................................                                    (112)                             (112)
  Dividends on preferred stock-- Cumulative
    convertible, $.25 per share...............                                                (174)                 (174)
    Series B, 6% annual.......................                                                 (45)                  (45)
  Net income..................................                                                 587                   587
                                                      -----         -----   -----------  ---------  ---------  ---------
Balances at March 31, 1998....................    $     695     $     238    $  50,998   $  25,990  $  (2,546) $  75,375
                                                      -----         -----   -----------  ---------  ---------  ---------
                                                      -----         -----   -----------  ---------  ---------  ---------
THREE MONTHS ENDED MARCH 31, 1997
Balances at December 31, 1996.................    $     695     $     232    $  49,073   $  27,420  $  (2,960) $  74,460
  Pooling of interests........................                                    (545)        695        545        695
  Exercise of stock options...................                                     142                   (545)      (403)
  Shares contributed to employee benefit
    plans.....................................                                                            166        166
  Dividends on preferred stock-- Cumulative
    convertible, $.25 per share...............                                                (174)                 (174)
    Series B, 6% annual.......................                                                 (45)                  (45)
  Net income..................................                                               1,179                 1,179
                                                      -----         -----   -----------  ---------  ---------  ---------
Balances at March 31, 1997....................    $     695     $     232    $  48,670   $  29,074  $  (2,794) $  75,878
                                                      -----         -----   -----------  ---------  ---------  ---------
                                                      -----         -----   -----------  ---------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations...........................................................  $     587  $   1,522
Adjustments to reconcile income from continuing operations to net cash used for continuing operations:
  Depreciation and amortization.............................................................      1,301      1,718
  Deferred income taxes and other...........................................................        386        271
  Pooling of interests......................................................................     --           (211)
  Special acquisition related charges.......................................................     (1,460)    --
  Changes in operating assets and liabilities, net of the effects of business acquired and business sold:
    Accounts receivable.....................................................................     (7,764)    (4,481)
    Inventories.............................................................................     (3,106)    (1,149)
    Prepaid expenses and other assets.......................................................       (569)       199
    Accounts payable........................................................................      1,085      4,380
    Accrued compensation and benefits.......................................................     (1,963)    (2,259)
    Restructuring activities................................................................     --           (815)
    Other liabilities.......................................................................      1,182       (617)
                                                                                              ---------  ---------
Net cash used for continuing operations.....................................................    (10,321)    (1,435)
                                                                                              ---------  ---------
Loss from discontinued operation............................................................     --           (343)
Changes in net assets of discontinued operation.............................................      1,011     (1,787)
                                                                                              ---------  ---------
Net cash provided by (used for) discontinued operation......................................      1,011     (2,130)
                                                                                              ---------  ---------
Net cash used for operating activities......................................................     (9,310)    (3,563)
                                                                                              ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures........................................................................       (451)      (774)
Acquisition of business, net of cash acquired...............................................    (11,679)    --
Proceeds from sale of investments...........................................................      4,499     (2,283)
Other.......................................................................................        377        178
                                                                                              ---------  ---------
Net cash used for investing activities......................................................     (7,254)    (2,879)
                                                                                              ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Additions to debt...........................................................................      7,550      6,963
Retirements of debt.........................................................................       (250)    (1,204)
Dividends paid..............................................................................       (219)      (219)
Proceeds from stock issuances...............................................................        136         32
Other.......................................................................................       (112)    --
                                                                                              ---------  ---------
Net cash provided by financing activities...................................................      7,105      5,572
                                                                                              ---------  ---------
Net increase (decrease) in cash and cash equivalents........................................     (9,459)      (872)
Cash and cash equivalents at beginning of period............................................     10,612      4,751
                                                                                              ---------  ---------
Cash and cash equivalents at end of period..................................................  $   1,153  $   3,879
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

NOTE (1) BASIS OF FINANCIAL STATEMENT PREPARATION

    The accompanying consolidated financial information of The Titan Corporation and its subsidiaries ("the Company" or "Titan") should be read in conjunction with the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 1997 and DBA Systems, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997. The accompanying financial information includes all subsidiaries on a consolidated basis and all normal recurring adjustments which are considered necessary by the Company's management for a fair presentation of the financial position and results of operations for the periods presented. However, these results are not necessarily indicative of results for a full year. The prior year financial statements have been restated to reflect a merger in 1998 (see Note 2) and the discontinuance of an operation in 1997 (see Note 3). Additionally, certain prior year amounts have been reclassified to conform to the 1998 presentation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NEW ACCOUNTING STANDARDS. In January 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of the Statement is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners ("comprehensive income"). Comprehensive income is the total of net income and all other non-owner changes in equity. The adoption of the accounting and disclosure provisions of SFAS 130 has had no material impact on the Company's financial statements and results of operations, as comprehensive income is the same as net income for all periods presented herein.

    In March 1998, the Company adopted Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). This statement revises and standardizes employers' disclosures about pension and other postretirement benefit plans, but it does not change the measurement or recognition of those plans. This Statement further requires restatement of disclosures for earlier periods provided for comparative purposes. The adoption of the disclosure provisions of SFAS 132 has had no material impact on the Company's financial statements or related disclosures thereto.

    In March 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). This Statement provides guidance on accounting for the costs of computer software developed or obtained for internal use and identifies characteristics of internal-use software as well as assists in determining when computer software is for internal use. SOP 98-1 is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company believes that the

                             THE TITAN CORPORATION

                                 MARCH 31, 1998

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

NOTE (1) BASIS OF FINANCIAL STATEMENT PREPARATION (CONTINUED) adoption of the accounting and disclosure provisions of SOP 98-1 will not have a material impact on the Company's financial statements, results of operations or related disclosures thereto.

    In April 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). This Statement provides guidance on the financial reporting of start-up costs and organization costs and requires that such costs of start-up activities be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company has not yet determined what impact, if any, the adoption of the accounting and disclosure provisions of SOP 98-5 will have on the Company's financial statements, results of operations or related disclosures thereto.

NOTE (2) MERGERS AND ACQUISITION

    On February 27, 1998, the Company consummated a merger with DBA Systems, Inc. ("DBA"), a Florida Corporation, in a stock-for-stock transaction. DBA is a developer and manufacturer of digital imaging products, electro-optical systems and threat simulation/training systems. DBA's products and systems are primarily used by the defense and intelligence communities; accordingly, it is included in Titan's Information Technologies segment. Titan issued approximately 6,100,000 shares of common stock for all the outstanding shares of DBA stock based on an exchange ratio of approximately 1.37 shares of Titan common stock for each share of DBA stock. The special charges of $1,460 in the quarter ended March 31, 1998 represent the costs and expenses related to this merger. The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests.

    Effective January 1, 1998, DBA's June 30 fiscal year-end has been changed to coincide with the Company's year-end. The 1997 financial statements presented have been restated to include the combined results of operations, financial position and cash flows of DBA as if the merger had occurred at the beginning of the periods presented.

    For fiscal 1997, the combined results reflect the results of operations, cash flows and changes in stockholders' equity for the Company's three months ended March 31, 1997 combined with DBA's corresponding activity for the three months ended March 31, 1997. The balance sheet as of December 31, 1997, reflects both Titan's and DBA's financial condition as of December 31, 1997.

    In connection with its acquisition of DBA, Titan acquired land and a building which are included in other non-current assets. DBA recorded a $2.0 million charge in its quarter ended September 30, 1997 to recognize an impairment in the value of this asset. Management is actively marketing the property for sale through various channels and believes that the carrying value of this asset, as reflected in the accompanying financial statements for the quarter ended March 31, 1998, is stated at estimated net realizable value.

    DBA also recorded a $3.0 million charge in the quarter ended September 30, 1997 in recognition of certain environmental matters including, but not limited to, soil contamination and potential asbestos and lead based paint contamination at its Kissimmee, Florida property. These matters became known to DBA as a result of an environmental study performed as part of Titan's acquisition due diligence process. The accrual has been recorded in accordance with SFAS No. 5 and SOP 96-1 and represents an initial estimate

                             THE TITAN CORPORATION

                                 MARCH 31, 1998

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

NOTE (2) MERGERS AND ACQUISITION (CONTINUED) which could change significantly as further studies are performed. In the accompanying balance sheet, approximately $.2 million is included in other current liabilities and the remaining $2.8 million is included in other non-current liabilities based on the estimated timing of remediation work to be performed. DBA has commenced pre-clean up activities which are expected to continue through at least fiscal 1998.

    Also, concurrent with this acquisition, DBA recorded certain special charges, in addition to those noted above, aggregating to $4.8 million, relating to the write down of certain assets to estimated net realizable value in the quarter ended December 31, 1997.

    The combining periods are as follows:

                                                               FISCAL YEAR 1996
                                                 --------------------------------------------
Titan..........................................  Fiscal year ended December 1996
DBA............................................  Fiscal year ended June 1996

                                                        FISCAL 1997 QUARTERLY PERIODS
                                                 --------------------------------------------
                                                   Q1 '97      Q2 '97     Q3 '97     Q4 '97
                                                 -----------  ---------  ---------  ---------
Titan..........................................     March 97    June 97   Sept. 97    Dec. 97
DBA............................................     March 97    June 97   Sept. 97    Dec. 97

    A pooling of interests adjustment has been made in the consolidated statements of cash flows and consolidated statements of stockholders' equity for the six months ended December 31, 1996 to reflect the activity for DBA in the six months ended December 31, 1996, as reported in DBA's Form 10-Q for the fiscal quarter ended December 31, 1996.

    The separate and combined results of Titan and DBA are as follows:

                                                                                               THREE MONTHS ENDED
                                                                                                 MARCH 31, 1997
                                                                                               -------------------
Revenues:
  Titan......................................................................................       $  43,290
  DBA........................................................................................           6,381
                                                                                                      -------
  Combined...................................................................................       $  49,671
                                                                                                      -------
                                                                                                      -------
Net income
  Titan......................................................................................       $     475
  DBA........................................................................................             704
                                                                                                      -------
    Combined.................................................................................       $   1,179
                                                                                                      -------
                                                                                                      -------

    On March 31, 1998, the Company acquired all of the outstanding common stock of Validity Corporation ("Validity"), a California corporation, for $12 million in cash, and notes payable to the shareholders of Validity totaling $3 million, due and payable March 31, 1999, and bearing interest at the prime rate. The transaction has been accounted for as a purchase; accordingly, the consolidated balance sheet includes Validity as of March 31, 1998. The excess of the purchase price over the estimated fair value

                             THE TITAN CORPORATION

                                 MARCH 31, 1998

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

NOTE (2) MERGERS AND ACQUISITION (CONTINUED) of net assets acquired is approximately $18.7 million as of March 31, 1998, including $5,156 of accounts receivable and accrued liabilities, current and non-current, of $4,063 and $3,000, respectively. Validity's results of operations will be consolidated with the Company's results of operations beginning April 1, 1998.

    On June 30, 1998, Titan consummated a merger with Horizons Technology, Inc. ("Horizons") in a stock-for-stock transaction. Horizons is a provider of systems engineering and program management services, computer systems integration and high-end software and will become part of Titan's Information Technologies segment. Titan issued approximately 3,200,000 shares of common stock in exchange for all the outstanding shares of Horizons stock based on exchange ratios of approximately .37 and .82 shares of Titan's common stock for each share of Horizons' common stock and Horizons' preferred stock, respectively. The merger constituted a tax-free reorganization and will be accounted for as a pooling of interests. In connection therewith, Horizons' January 31 fiscal year-end has been changed to coincide with Titan's year-end. The following unaudited pro forma data summarize the combined operating results of Titan and Horizons as if the merger had occurred at the beginning of the periods presented.

                                                                           THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Revenue.................................................................  $  49,968  $  56,511
Net income..............................................................        636      1,480
Net income per share:
  Basic.................................................................  $    0.02  $    0.05
  Diluted...............................................................       0.02       0.05

    On July 1, 1998, Titan entered into a definitive merger agreement with Delfin Systems ("Delfin"), a California corporation, whereby, if approved by the stockholders of Delfin, Delfin will become a wholly-owned subsidiary of Titan Technologies and Information Systems Corporation, a wholly-owned subsidiary of Titan, in a stock-for-stock transaction. Also on July 1, 1998, Titan signed a letter of intent to acquire VisiCom Laboratories, Inc., a California corporation, whereby, if approved by the stockholders of VisiCom, VisiCom will become a wholly-owned subsidiary of The Titan Corporation in a stock-for-stock transaction.

NOTE (3) DISCONTINUED OPERATION

    In April 1997, the Company's Board of Directors adopted a plan to divest the Company's broadband communications business. The results of the broadband communications business have been accounted for as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30, which among other provisions, anticipates that the plan of disposal will be carried out within one year. Management has identified several potential strategic investors with whom it is presently involved in negotiations for the sale of all or part of the business and/or technology of the broadband communications business.

    Concurrently, Titan continues to search for other potential investors. Management does not anticipate that the ultimate disposition of broadband will result in a material gain or loss. During the quarter ended March 31, 1998, the Company received approximately $2,400 as settlement of certain contingencies related

                             THE TITAN CORPORATION

                                 MARCH 31, 1998

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

NOTE (3) DISCONTINUED OPERATION (CONTINUED) to the broadband patents and intangibles as well as initial payments related to the licensing of the technology. These proceeds were applied to net current assets of discontinued operation.

    Revenues for the broadband communications business were $0 and $524 for the three months ended March 31, 1998 and 1997, respectively. Included in the loss from discontinued operation is a tax benefit of $177 for the three months ended March 31, 1997. The Company deferred losses from the discontinued operation of $9,721 in fiscal year 1997 and $3,290 in the three months ended March 31, 1998, which primarily represented amortization costs of intangible assets, and to a lesser extent, certain wind-down costs of the business. Included in the deferred losses is interest of $100 in the three months ended March 31, 1998, allocated to the discontinued operation based on the ratio of net assets to be sold to the sum of total net assets of the Company. Net current assets of the discontinued operation consist primarily of accounts receivable, inventory, and cumulative deferred losses from the date of discontinuance net of accounts payable, accrued compensation and other current liabilities. Net noncurrent assets of discontinued operation consist primarily of property and equipment. Management does not anticipate that the ultimate disposition of the broad band communications business will have a material adverse effect on the accompanying financial statement.

NOTE (4) DEBT

    In March 1998, the Company's line of credit agreement was amended to increase the available credit to $30,000 and extend the maturity date to June 30, 1999. The Company has the option to borrow at a bank prime rate or at LIBOR plus 2%. The agreement, as amended, contains certain financial covenants, including, but not limited to, provisions prohibiting consecutive quarterly losses, and provisions requiring the Company to have annual net income, as defined, and maintain stipulated levels of net worth, and minimum fixed charge coverage and quick ratios. At March 31, 1998, borrowings outstanding under the line of credit were $19,900, at a weighted average interest rate of 8.38%. The Company also had commitments under letters of credit under this agreement of $1,183, which reduced availability under the line of credit to $8,917. At March 31, 1998, the Company was in compliance with all financial covenants under its various debt agreements.

NOTE (5) OTHER FINANCIAL DATA

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1998          1997
                                                                      -----------  ------------
Inventories:
  Materials.........................................................   $   5,123    $    2,285
  Work-in-process...................................................      13,130        11,668
  Finished goods....................................................         333         1,527
                                                                      -----------  ------------
                                                                       $  18,586    $   15,480
                                                                      -----------  ------------
                                                                      -----------  ------------

                             THE TITAN CORPORATION

                                 MARCH 31, 1998

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

NOTE (5) OTHER FINANCIAL DATA (CONTINUED)
    Supplemental disclosure of cash payments is as follows:

                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                            --------------------
                                                                              1998       1997
                                                                            ---------  ---------
Interest..................................................................  $     383  $     281
Income taxes..............................................................        666        (54)

    During the three month period ended March 31, 1997, the Company utilized treasury stock of $711 for benefit plan funding and contributions.

    The following tables summarize revenues and operating profit (loss) by industry segment for the three months ended March 31, 1998 and 1997:

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
Revenues:
  Information Technologies..................................................................  $  25,488  $  30,302
  Communications Systems....................................................................     11,898     11,025
  Software Systems..........................................................................      3,491      4,039
  Medical Sterilization and Food Pasteurization.............................................      1,947      1,145
  Emerging Technologies and Businesses......................................................      1,155      3,160
                                                                                              ---------  ---------
                                                                                              $  43,979  $  49,671
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Operating Profit (Loss):
  Information Technologies..................................................................  $   2,368  $   2,963
  Communications Systems....................................................................        796        131
  Software Systems..........................................................................        648        775
  Medical Sterilization and Food Pasteurization.............................................        208        (26)
  Emerging Technologies and Businesses......................................................       (431)       306
                                                                                              ---------  ---------
Segment operating profit before Corporate...................................................      3,589      4,149
Corporate...................................................................................     (1,468)      (914)
                                                                                              ---------  ---------
                                                                                              $   2,121  $   3,235
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The operating profit of the Information Technologies segment in 1998 reflects $1,460 of special charges primarily representing costs and expenses of the merger with DBA (see Note 2).

                             THE TITAN CORPORATION

                                 MARCH 31, 1998

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

NOTE (5) OTHER FINANCIAL DATA (CONTINUED)
    The following data summarize information relating to the per share computations:

                                                               FOR THE THREE MONTHS ENDED
                                                                     MARCH 31, 1998
                                                       -------------------------------------------
                                                          INCOME          SHARES        PER-SHARE
                                                        (NUMERATOR)    (DENOMINATOR)     AMOUNTS
                                                       -------------  ---------------  -----------
Income from continuing operations....................    $     587
Less preferred stock dividends.......................         (219)
                                                             -----          ------          -----
Basic EPS:
Income from continuing operations available to common
  stockholders.......................................          368          22,864      $     .02
Effect of dilutive securities: Stock options.........       --                 625           (.00)
Warrants.............................................       --                  44           (.00)
                                                             -----          ------          -----
Diluted EPS:
Income from continuing operations available to common
  stockholders plus assumed conversions..............    $     368          23,533      $     .02
                                                             -----          ------          -----
                                                             -----          ------          -----

                                                               FOR THE THREE MONTHS ENDED
                                                                     MARCH 31, 1997
                                                       -------------------------------------------
                                                          INCOME          SHARES        PER-SHARE
                                                        (NUMERATOR)    (DENOMINATOR)     AMOUNTS
                                                       -------------  ---------------  -----------
Income from continuing operations....................    $   1,522
Less preferred stock dividends.......................         (219)
                                                            ------          ------     -----------
Basic EPS:
Income from continuing operations available to common
  stockholders.......................................        1,303          22,129      $     .06
Effect of dilutive securities:
Stock options........................................       --                  61           (.00)
                                                            ------          ------     -----------
Diluted EPS:
Income from continuing operations available to common
  stockholders plus assumed conversions..............    $   1,303          22,190      $     .06
                                                            ------          ------     -----------
                                                            ------          ------     -----------

    In 1998 and 1997, respectively, options to purchase 322,167 and 1,313,663 shares of common stock at prices ranging from $6.32 to $9.50 and $3.50 to $9.50 per share were not included in the computation of diluted EPS, as the exercise price of such options was greater than the average market price of the common shares. In 1998 and 1997, 9,391,000 and 9,857,000 shares, respectively, of common stock that could result from the conversion of the Company's convertible subordinated debentures were not included in the computation of diluted EPS, as the effect would have been anti-dilutive. In both 1998 and 1997,

                             THE TITAN CORPORATION

                                 MARCH 31, 1998

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

NOTE (5) OTHER FINANCIAL DATA (CONTINUED)
463,248 shares of common stock that could result from the conversion of cumulative convertible preferred stock were not included in the computation of diluted EPS, as the effect would have been anti-dilutive.

    In 1997, 333,333 common shares that could result from the conversion of Series B Cumulative Convertible Redeemable Preferred Stock were not included in the computation of diluted EPS, as the effect would have been anti-dilutive. The conversion privilege expired in November 1997. Also anti-dilutive in 1997 were warrants outstanding for 100,000 common shares.

NOTE (6) SUBSEQUENT EVENT

    On June 18, 1998, the Company withdrew its registration statement for the proposed initial public offering of common stock of Linkabit Wireless, Inc., a wholly owned subsidiary of the Company. The registration statement was withdrawn due to unfavorable market conditions for initial public offerings.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders

Delfin Systems

    We have audited the accompanying balance sheets of Delfin Systems as of September 30, 1997 and September 30, 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delfin Systems at September 30, 1997 and September 30, 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP

Palo Alto, California
December 9, 1997, except for Note 8
as to which the date is
June 30, 1998

                                 DELFIN SYSTEMS

                                 BALANCE SHEETS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

                                                                                                  SEPTEMBER 30,
                                                                                               --------------------
                                                                                                 1997       1996
                                                                                               ---------  ---------
                                                      ASSETS
Current assets:
  Cash.......................................................................................  $      30  $     105
  Accounts receivable
    Billed...................................................................................      4,764      5,375
    Unbilled.................................................................................      2,404      1,761
  Inventories................................................................................      1,193      1,122
  Deferred income taxes......................................................................        348        245
  Income tax refund receivable...............................................................     --             25
  Prepaid expenses and other current assets..................................................         43         23
                                                                                               ---------  ---------
Total current assets.........................................................................      8,782      8,656

Property and equipment, at cost:
  Machinery and production equipment.........................................................      2,312      2,713
  Demonstration and development equipment....................................................        418        394
  Office equipment, furniture and fixtures...................................................        621        607
  Leasehold improvements.....................................................................        611        520
                                                                                               ---------  ---------
                                                                                                   3,962      4,234
  Accumulated depreciation and amortization..................................................     (3,232)    (3,515)
                                                                                               ---------  ---------
                                                                                                     730        719

Deferred income taxes........................................................................        140        145
Other assets.................................................................................         85        115
                                                                                               ---------  ---------
                                                                                               $   9,737  $   9,635
                                                                                               ---------  ---------
                                                                                               ---------  ---------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank line of credit........................................................................  $   1,250  $   1,050
  Accounts payable...........................................................................      1,521      2,140
  Accrued compensation and benefits..........................................................      1,597      1,591
  Current portion of long-term debt..........................................................        239        259
  Contract-related liabilities...............................................................        585        253
  Other accrued liabilities..................................................................        245         43
                                                                                               ---------  ---------
Total current liabilities....................................................................      5,437      5,336

Long-term debt, net of current portion.......................................................        152        129

Commitments
Shareholders' equity:
  Common stock, par value $0.01; authorized 30,000,000 shares; 7,142,296 and 7,130,737 shares
    issued and outstanding at September 30, 1997 and September 30, 1996, respectively........      4,485      4,477
  Accumulated deficit........................................................................       (337)      (307)
                                                                                               ---------  ---------
Total shareholders' equity...................................................................      4,148      4,170
                                                                                               ---------  ---------
                                                                                               $   9,737  $   9,635
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                            See accompanying notes.

                                 DELFIN SYSTEMS

                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                      YEARS ENDED SEPTEMBER 30,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Contract revenues................................................................  $  26,631  $  29,731  $  27,288
Costs and expenses:
  Cost of revenues...............................................................     22,873     24,856     22,944
  General, administrative and other..............................................      3,497      4,427      4,879
  Interest expense, net..........................................................        233        366        470
                                                                                   ---------  ---------  ---------
Total costs and expenses.........................................................     26,603     29,649     28,293
                                                                                   ---------  ---------  ---------
Income (loss) before provision for income taxes..................................         28         82     (1,005)
Provision (benefit from) for income taxes........................................         58         72       (250)
                                                                                   ---------  ---------  ---------
Net income (loss)................................................................  $     (30) $      10  $    (755)
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Net income (loss) per share:
  Basic..........................................................................  $    0.00  $    0.00  $   (0.11)
  Diluted........................................................................  $    0.00  $    0.00  $   (0.11)

Shares used in per share calculation:
  Basic..........................................................................      7,137      7,053      6,957
  Diluted........................................................................      7,137      7,304      6,957

                            See accompanying notes.

                                 DELFIN SYSTEMS

                       STATEMENT OF SHAREHOLDERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                                                                                    RETAINED
                                                                              COMMON STOCK          EARNINGS/
                                                                         ----------------------   (ACCUMULATED
                                                                           SHARES      AMOUNT       DEFICIT)        TOTAL
                                                                         -----------  ---------  ---------------  ---------
Balances at September 30, 1994.........................................       6,939   $   4,409     $     438     $   4,847
  Issuance of common stock.............................................          35          12        --                12
  Net loss.............................................................      --          --              (755)         (755)
                                                                              -----   ---------         -----     ---------
Balances at September 30, 1995.........................................       6,974   $   4,421     $    (317)    $   4,104
  Issuance of common stock.............................................         156          56        --                56
  Net income...........................................................      --          --                10            10
                                                                              -----   ---------         -----     ---------
Balances at September 30, 1996.........................................       7,130       4,477          (307)        4,170
  Issuance of common stock.............................................          12           8        --                 8
  Net loss.............................................................      --          --               (30)          (30)
                                                                              -----   ---------         -----     ---------
Balances at September 30, 1997.........................................       7,142   $   4,485     $    (337)    $   4,148
                                                                              -----   ---------         -----     ---------
                                                                              -----   ---------         -----     ---------

                            See accompanying notes.

                                 DELFIN SYSTEMS

                            STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH
                                 (IN THOUSANDS)

                                                                                       YEARS ENDED SEPTEMBER 30,
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).................................................................  $     (30) $      10  $    (755)
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization...................................................        416        534        608
  (Increase) decrease in assets:
    Accounts receivable...........................................................        (32)     2,012      1,120
    Inventories...................................................................        (71)      (335)        53
    Income tax refund receivable..................................................         25        175       (201)
    Prepaid expenses, deferred income taxes and other assets......................        (88)        46        132
  Increase (decrease) in liabilities:
    Accounts payable..............................................................       (619)       434       (237)
    Accrued compensation and benefits.............................................          6        219         15
    Contract-related liabilities..................................................        332        (68)       321
    Other accrued liabilities.....................................................        202         22       (549)
                                                                                    ---------  ---------  ---------
Total adjustments.................................................................        171      3,039      1,262
                                                                                    ---------  ---------  ---------
Net cash provided by operating activities.........................................        141      3,049        507
                                                                                    ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property and equipment............................................       (427)      (409)      (337)
                                                                                    ---------  ---------  ---------
Net cash used in investing activities.............................................       (427)      (409)      (337)
                                                                                    ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank line of credit..............................................      9,312      5,840      3,009
Payments under bank line of credit................................................     (9,112)    (8,140)    (3,319)
Proceeds from long-term debt......................................................     --         --            465
Borrowings from long-term debts...................................................        339
Principal payments under long-term debts..........................................       (336)      (323)      (198)
Payment of note related to WSD acquisition........................................     --         --           (141)
Proceeds from issuance of common stock............................................          8         56         11
                                                                                    ---------  ---------  ---------
Net cash provided by (used in) financing activities...............................        211     (2,567)      (173)
                                                                                    ---------  ---------  ---------
Increase (decrease) in cash.......................................................        (75)        73         (3)
Cash at the beginning of year.....................................................        105         32         35
                                                                                    ---------  ---------  ---------
Cash at the end of year...........................................................  $      30  $     105  $      32
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid.....................................................................  $     251  $     479  $     480
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Income taxes paid.................................................................  $       3  $     178  $     536
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Income tax refund received........................................................  $      80  $     253  $  --
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITY
Disposition of fully-depreciated assets with no resultant gain or loss............  $     726  $     363  $   1,475
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                            See accompanying notes.

                                 DELFIN SYSTEMS

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY

    Delfin Systems (the "Company") provides contract services and products primarily in the defense, intelligence and workgroup computing fields. During 1997, approximately 91% of the Company's revenues are derived from contracts with agencies of the United States Government or prime contractors to these government agencies (92% in 1996, 90% in 1995).

    The Company is subject to certain risks, similar to other companies in its industry, including dependence on key individuals, competition from larger established companies, audits of its costs and contracts by United States Government agencies and United States Government budget constraints affecting defense and intelligence contracts.

    The Company's financial year ends on the last Friday of September. For presentation purposes, the year ends are disclosed as September 30.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONTRACTS AND CONTRACT ACCOUNTING

    Approximately 75% of fiscal 1997 total revenues (80% in fiscal 1996, 76% in fiscal 1995) are represented by cost reimbursement type government contracts. In accounting for these contracts, all costs are charged to operations as incurred (including allowable administrative expenses) and revenues are recognized based on costs plus estimated effective fee rates. Estimated effective fee rates are determined on a contract-by-contract basis according to the type of fee (i.e., fixed, incentive or award) and the most recent estimated cost at completion of the individual contract.

    Approximately 19% of fiscal 1997 total revenues (16% in fiscal 1996, 14% in fiscal 1995) are represented by fixed price type government contracts. In accounting for these contracts, the Company uses the percentage-of-completion method. All contract costs (including administrative expenses) are charged to operations as incurred, and revenues are recognized based on total costs incurred to date compared to estimated total costs at completion on a contract-by-contract basis. The cost estimates are revised as the work is performed and revenues and profit adjustments, if any, are reflected in the period in which such estimates are revised. Losses on any individual contracts are provided for at the time they become apparent.

    Accounts receivable are segregated between billed and unbilled accounts. Unbilled accounts receivable represent the amount of contract revenues recognized to date in excess of contract billings to date and are comprised primarily of amounts to be billed to customers when the Company's indirect expense rates for open years are approved by the United States Government and deliveries are performed under fixed price contracts.

    The Company regards the credit risk of its business to be minimal.

                                 DELFIN SYSTEMS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market and include material, labor and related overhead. Inventories consisted of the following costs not yet charged to contracts (in thousands):

                                                                                SEPTEMBER 30,
                                                                             --------------------
                                                                               1997       1996
                                                                             ---------  ---------
Raw materials..............................................................  $     538  $     755
Work-in-process............................................................        370         28
Finished goods.............................................................        285        339
                                                                             ---------  ---------
                                                                             $   1,193  $   1,122
                                                                             ---------  ---------
                                                                             ---------  ---------

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization are provided using the straight-line method over estimated useful lives of five years for plant equipment and furniture and three years for computer, demonstration and development equipment. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's borrowings under its line of credit agreement and long-term debt approximate their fair value. The fair value of the Company's long-term debt is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

STOCK-BASED COMPENSATION

    The Company is required to adopt the Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") this financial year. SFAS 123 allows companies to choose whether to account for stock-based compensation on a fair value method or to continue to account for stock-based compensation under the current intrinsic value method and provide pro forma disclosures of net income and earnings per share as if the accounting provisions of this statement had been adopted. The Company has adopted only the disclosure requirements of SFAS 123.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and accompanying notes. Actual results may differ from those recorded using such estimates.

NET INCOME (LOSS) PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic earnings per share is calculated based on the weighted average number of common stocks outstanding

                                 DELFIN SYSTEMS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) during the period. Diluted earnings per share also gives effect to the dilutive effect of stock options (calculated based on the treasury stock method). All prior periods will be restated. The adoption of this standard will have no impact on the Company's operation or financial condition. A reconciliation of shares used in the per share calculation is as follows:

                                                                                         YEARS ENDED SEPTEMBER 30,
                                                                                      -------------------------------
                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
Basic:
  Weighted average common shares outstanding........................................      7,137      7,053      6,957
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Diluted:
  Weighted average common shares....................................................      7,137      7,053      6,957
  Dilutive effect of stock options..................................................     --            251     --
                                                                                      ---------  ---------  ---------
  Weighted average shares outstanding...............................................      7,137      7,304      6,957
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

    In 1997, options outstanding of 1,501,721 were excluded from the diluted net loss per share calculation as they were anti-dilutive. (In 1995, options outstanding of 1,680,650 were excluded.)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components and is effective for the Company in fiscal year 1998. SFAS 131 establishes standards for annual and interim disclosures of operating segments, products and services, geographic areas and major customers, and is also effective for the Company in fiscal year 1998. The Company is in the process of evaluating the disclosure requirements of the new standards, the adoption of which will have no impact on the Company's results of operations or financial condition.

3. BANK LINE OF CREDIT

    The Company has a bank line of credit available for the lesser of $4,260,000 (including a sublimit of $500,000 for standby and commercial letters of credit) or 80% of eligible accounts receivable, as defined, at a floating interest rate of prime plus 0.75% (9.25% at September 30, 1997).

    The line of credit expires on February 15, 1998. As of September 30, 1997, there were outstanding borrowings of $1,200,000 under the line and commercial letters of credit of $252,978 outstanding at September 30, 1997. Borrowings are collateralized by a security interest in substantially all of the assets of the Company. The line of credit agreement requires the Company to maintain certain financial covenants on a monthly basis which include, among other things, a quick ratio of at least 0.75 to 1.00, a minimum tangible net worth plus subordinated debt of $3,750,000 and a ratio of total senior debt to tangible net worth plus subordinated debt not to exceed 1.70 to 1.00. Additionally, the Company is required to be profitable on a quarterly basis but may incur one quarterly loss in each fiscal year, provided that for the fiscal year 1997, the Company's losses shall not exceed $400,000 year-to-date. At September 30, 1997, the Company was in compliance with respect to such covenants.

                                 DELFIN SYSTEMS

4. LONG-TERM DEBT

    The Company has equipment financing agreements totaling $804,000 which is payable in fixed monthly installments through 1999 at interest rates of 8.78% to 9.66%. The aggregate cost of all equipment secured by such agreements (including those entered into in 1995) is $932,000. Accumulated depreciation for such equipment approximated $721,000 at September 30, 1997.

    Required payments of long-term debt for the fiscal years 1998, 1999 and 2,000 are $239,000, $120,000 and $32,000 respectively.

5. COMMITMENTS

    The Company leases its facilities and certain equipment under operating lease agreements, which extend through fiscal 2004. Rent expense under these leases for the years ended September 30, 1997, 1996 and 1995 was approximately $885,000, $968,000 and $1,019,000, respectively. As of September 30, 1997, future minimum lease payments required under all operating leases are as follows (in thousands):

1998........................................................  $     933
1999........................................................        870
2000........................................................        854
2001........................................................        776
2002 and beyond.............................................      1,448
                                                              ---------
                                                              $   4,881
                                                              ---------
                                                              ---------

    The Company has entered into a noncancelable sublease agreement for one of its U.S. facilities which provides rental income of approximately $131,000 for each of the three years through 2000 and approximately $98,000 in 2001. Such sublease amounts have not been reflected in the above minimum annual lease payments.

6. SHAREHOLDERS' EQUITY

COMMON STOCK

    Most of the 7,142,296 common shares outstanding at September 30, 1997 were issued to employees, directors, investors and consultants under the terms of stock purchase plans or agreements. These plans or agreements permit the Company to repurchase, at the original issuance price, unvested shares if the holder's employment or services to the Company cease. Generally, the issued shares vest (the repurchase rights lapse) over a period of four years. At September 30, 1997, no shares remain subject to these repurchase rights. (1996 nil, 1995 17 shares).

STOCK OPTION PLANS

    The Delfin Systems 1988 Stock Option Plan (the "1988 Plan") provides for the grant of incentive stock options and nonstatutory stock options to employees, directors and consultants of the Company at prices ranging from 85% to 100% (depending on the type of grant) of the fair value of the common stock on the date of grant. The vesting and exercise provisions of the option grants are determined by the board of directors. A total of 665,115 common shares have been authorized for the 1988 Plan. As of September 30, 1997, the Company has 121,661 common shares reserved for future option grants.

                                 DELFIN SYSTEMS

6. SHAREHOLDERS' EQUITY (CONTINUED)
    The Delfin Systems 1990 Stock Option Plan (the "1990 Plan") provides for the grant of incentive stock options and nonstatutory stock options to employees, directors and consultants of the Company at prices ranging from 85% to 110% (depending on the type of grant) of the fair value of the common stock on the date of grant. The vesting and exercise provisions of the option grants are determined by the board of directors. The Company has the right of first refusal to repurchase any unvested shares at fair value. A total of 2,100,000 common shares have been authorized for the 1990 Plan. As of September 30, 1997, the Company has 893,032 common shares reserved for future option grants.

    A summary of the Company's stock option activity and related information is as follows:

                                                                        YEAR ENDED SEPTEMBER 30,
                                          -------------------------------------------------------------------------------------
                                                         WEIGHTED-                    WEIGHTED-                    WEIGHTED-
                                             1997         AVERAGE         1996         AVERAGE         1995         AVERAGE
                                           OPTIONS    EXERCISE PRICE    OPTIONS    EXERCISE PRICE    OPTIONS    EXERCISE PRICE
                                          ----------  ---------------  ----------  ---------------  ----------  ---------------
Outstanding at beginning of year........   1,601,848     $    0.67      1,680,650     $    0.51      1,276,918     $    0.51
  Granted...............................       8,000          0.80        655,335          0.79        498,500          0.70
  Exercised.............................     (11,559)         0.65       (156,062)         0.36        (34,956)         0.33
  Canceled..............................     (97,018)         0.77       (578,075)         0.57        (59,812)         0.60
                                          ----------                   ----------                   ----------
Outstanding at end of year..............   1,501,271     $    0.67      1,601,848     $    0.67      1,680,650          0.56
                                          ----------                   ----------                   ----------
                                          ----------                   ----------                   ----------
Weighted-average fair value of options
  granted during the period.............                 $    0.20                    $    0.20                    $    0.18
                                                             -----                        -----                        -----
                                                             -----                        -----                        -----

    Exercise prices of options outstanding and options exercisable were as follows:

                                                      OPTIONS OUTSTANDING AND EXERCISABLE
                                              ----------------------------------------------------
                                                                WEIGHTED-            WEIGHTED-
                                              NUMBER OF     AVERAGE REMAINING    AVERAGE EXERCISE
RANGE OF EXERCISE PRICES                       OPTIONS      CONTRACTUAL LIFE           PRICE
--------------------------------------------  ----------  ---------------------  -----------------
$0.70-$0.80.................................   1,123,771             8.16            $    0.75
$0.50-$0.60.................................     227,500             4.12                 0.56
$0.24.......................................     150,000             3.12                 0.24
                                              ----------              ---                -----
                                               1,501,271             7.04            $    0.67
                                              ----------              ---                -----
                                              ----------              ---                -----

    As permitted by SFAS 123, the Company applies APB 25 in accounting for option grants to employees under the Plan and accordingly, does not recognize compensation expense for options granted to employees at fair value on the grant date. The effect of applying the minimum value method of valuing options to the Company's stock options resulted in net income/loss that are not materially different from the amounts reported. The minimum value method was applied using the following assumptions for 1995, 1996 and 1997, respectively: risk-free interest rates of 5.8%, a dividend yield of zero, an expected option life of five years. Future pro forma results of operations may be materially different from actual amounts reported.

                                 DELFIN SYSTEMS

7. INCOME TAXES

    The components of the provision for income taxes consist of the following (in thousands):

                                                                          1997       1996       1995
                                                                        ---------  ---------  ---------
Federal...............................................................
  Current.............................................................  $     123  $      87  $    (182)
  Deferred............................................................        (84)       (20)       (69)
                                                                        ---------        ---  ---------
                                                                               39         67       (251)

State
  Current.............................................................         33         13          1
  Deferred............................................................        (14)        (8)    --
                                                                        ---------        ---  ---------
                                                                               19          5          1
                                                                        ---------        ---  ---------
                                                                        $      58  $      72  $    (250)
                                                                        ---------        ---  ---------
                                                                        ---------        ---  ---------

    The difference between the effective income tax rate and the statutory Federal income tax rate of 34% is summarized as follows (in thousands):

                                                                             1997         1996        1995
                                                                             -----        -----     ---------
Expected Federal income tax.............................................   $       9    $      28   $    (342)
State income tax, net of Federal benefit................................          12            3           1
Nondeductible penalties.................................................      --                2          36
Meals and entertainment.................................................          34           39          31
Other...................................................................           3       --              24
                                                                                 ---          ---   ---------
Provision for income taxes..............................................   $      58    $      72   $    (250)
                                                                                 ---          ---   ---------
                                                                                 ---          ---   ---------

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                                  1997       1996
                                                                                ---------  ---------
Deferred tax assets:
  Accruals and reserves not currently deductible for tax......................  $     325  $     218
  Book over tax depreciation and amortization.................................        183        192
  Valuation allowance.........................................................        (20)       (20)
                                                                                ---------  ---------
Total deferred tax assets.....................................................  $     488  $     390
                                                                                ---------  ---------
                                                                                ---------  ---------

8. SUBSEQUENT EVENTS

    On July 1, 1998, the Company entered into a definitive merger agreement with The Titan Corporation ("Titan"), a public company. If approved by the shareholders of the Company and consummated, the Company will become a wholly-owned subsidiary of Titan and shareholders of the Company will receive common shares of Titan in exchange for their shares in the Company.

                                 DELFIN SYSTEMS

                           BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                    SEPTEMBER 30,
                                                                                                        1997
                                                                                        MARCH 31,   -------------
                                                                                          1998
                                                                                       -----------
                                                                                       (UNAUDITED)
                                                     ASSETS

Current assets:
  Cash...............................................................................   $      40     $      30
  Accounts receivable................................................................       9,605         7,168
  Inventories........................................................................         659         1,193
  Deferred income taxes..............................................................         348           348
  Prepaid expenses and other current assets..........................................         146            43
                                                                                       -----------       ------
Total current assets.................................................................      10,798         8,782
Property and equipment, net..........................................................         667           730
Deferred income taxes................................................................         140           140
Other assets.........................................................................         127            85
                                                                                       -----------       ------
                                                                                        $  11,732     $   9,737
                                                                                       -----------       ------
                                                                                       -----------       ------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank line of credit................................................................   $   3,552     $   1,250
  Accounts payable...................................................................         870         1,521
  Accrued compensation and benefits..................................................       1,883         1,597
  Current portion of long-term debt..................................................         248           239
  Contract-related liabilities.......................................................         750           585
  Other accrued liabilities..........................................................         171           245
                                                                                       -----------       ------
Total current liabilities............................................................       7,474         5,437
Long-term debt, net of current portion...............................................          26           152

Shareholders' equity:
  Common stock.......................................................................       4,493         4,485
  Accumulated deficit................................................................        (261)         (337)
                                                                                       -----------       ------
Total shareholders' equity...........................................................       4,258         4,148
                                                                                       -----------       ------
                                                                                        $  11,732     $   9,737
                                                                                       -----------       ------
                                                                                       -----------       ------

                             See accompanying notes

                                 DELFIN SYSTEMS

                      STATEMENTS OF OPERATIONS (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                                SIX MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
Contract revenues...........................................................................  $  13,075  $  12,305

Costs and expenses:
Cost of revenues............................................................................     10,899     10,395
General, administrative and other...........................................................      1,905      1,712
                                                                                              ---------  ---------
Total operating costs and expenses..........................................................     12,804     12,107
                                                                                              ---------  ---------
Operating income............................................................................        271        198
Interest expense............................................................................       (143)      (110)
Interest income.............................................................................          1          3
                                                                                              ---------  ---------
Net income before provision for income taxes................................................        129         91
Provision for income taxes..................................................................        (53)       (36)
                                                                                              ---------  ---------
Net income..................................................................................  $      76  $      55
                                                                                              ---------  ---------
                                                                                              ---------  ---------

Net income per share:
  Basic.....................................................................................  $    0.01  $    0.01
  Diluted...................................................................................  $    0.01  $    0.01

Weighted average shares:
  Basic.....................................................................................      7,156      7,136
  Diluted...................................................................................      7,403      7,387

                             See accompanying notes

                                 DELFIN SYSTEMS

                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                 SIX MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                               --------------------
                                                                                                 1998       1997
                                                                                               ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...................................................................................  $      76  $      55
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..............................................................        188        223
  (Increase) decrease in assets:
    Accounts receivable......................................................................     (2,437)    (1,394)
    Inventories..............................................................................        534        145
    Prepaid expenses, deferred income taxes and other assets.................................       (145)      (226)
  Increase (decrease) in liabilities:
    Accounts payable.........................................................................       (651)    (1,206)
    Income tax payable.......................................................................        (75)        49
    Accrued compensation and benefits........................................................        286        260
    Contract-related liabilities.............................................................        165        429
    Other accrued liabilities................................................................          1        (10)
                                                                                               ---------  ---------
Net cash used in operating activities........................................................     (2,058)    (1,675)
                                                                                               ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property and equipment.......................................................       (125)      (145)
                                                                                               ---------  ---------
Net cash used in investing activities........................................................       (125)      (145)
                                                                                               ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Additional borrowings........................................................................      5,177      5,268
Payment of indebtedness......................................................................     (2,992)    (3,519)
Proceeds from issuance of common stock.......................................................          8          4
                                                                                               ---------  ---------
Net cash provided by financing activities....................................................      2,193      1,753
                                                                                               ---------  ---------
Increase (decrease) in cash..................................................................         10        (67)
Cash at the beginning of period..............................................................         30        105
                                                                                               ---------  ---------
Cash at the end of period....................................................................  $      40  $      38
                                                                                               ---------  ---------
                                                                                               ---------  ---------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid................................................................................  $     114  $     143
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Income taxes paid............................................................................  $       3  $     127
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                             See accompanying notes

                                 DELFIN SYSTEMS

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1998

1. BASIS OF PRESENTATION

    The information at March 31, 1998 and for the three and six months ended March 31, 1998 and 1997 is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, which the management of Delfin Systems (the "Company") considers necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the periods presented. The results of the interim periods are not necessarily indicative of results for the full year.

    The financial statements should be read in conjunction with the audited financial statements for the year ended September 30, 1997.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and accompanying notes. Actual results may differ from those recorded using such estimates.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

    In fiscal year 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income: ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities and foreign currency translation adjustments, which prior to adoption were reported separately in stockholders' equity, to be included in comprehensive income. The adoption of this Statement had no impact on the Company's financial statements and results of operations as comprehensive income is the same as net income/(loss) for all periods presented herein.

    In fiscal year 1998, the Company also adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") and Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). SFAS 131 establishes standards for reporting for annual and interim disclosures of operating segments, products and services, geographic areas and major customers. SFAS 132 does not change the recognition or measurement of pension or postretirement benefit plans, but revises and standardizes disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS 131 and SFAS 132 has no impact on the Company's results of operations or financial condition.

NET INCOME PER SHARE

    In fiscal year 1998, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic earnings per share is calculated based on the weighted average number of common stocks outstanding during the period. Diluted earnings per share also gives effect to the dilutive effect of stock options (calculated based on the

                                 DELFIN SYSTEMS

                                 MARCH 31, 1998

1. BASIS OF PRESENTATION (CONTINUED)
treasury stock method). All prior periods have been restated. A reconciliation of shares used in the per share calculation is as follows:

                                                                          MARCH 31,    MARCH 31,
                                                                            1998         1997
                                                                         -----------  -----------
Basic:
  Weighted average common stocks outstanding...........................       7,156        7,136
                                                                              -----        -----
                                                                              -----        -----

Diluted:
  Weighted average common stocks.......................................       7,156        7,136
  Dilutive effect of stock options.....................................         247          251
                                                                              -----        -----
  Weighted average stocks outstanding..................................       7,403        7,387
                                                                              -----        -----
                                                                              -----        -----

2. INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market and include material, labor and related overhead. Inventories consisted of the following costs not yet charged to contracts (in thousands):

                                                                      MARCH 31,   SEPTEMBER 26,
                                                                        1998          1997
                                                                     -----------  -------------
Raw materials......................................................   $     330     $     539
Work-in-process....................................................         132           370
Finished goods.....................................................         197           284
                                                                          -----        ------
                                                                      $     659     $   1,193
                                                                          -----        ------
                                                                          -----        ------

3. TAXATION

    The estimated annual effective tax rate for 1998 is 41%. The difference between the federal statutory rate and the estimated annual effective rate is primarily attributable to state taxes and other nondeductible items.

4. MERGER WITH THE TITAN CORPORATION

    On July 1, 1998, the Company entered into a definitive merger agreement with The Titan Corporation ("Titan"), a public company. If approved by the shareholders of the Company and consummated, the Company will become a wholly-owned subsidiary of Titan and shareholders of the Company will receive common shares of Titan in exchange for their shares in the Company.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                             THE TITAN CORPORATION,
                            A DELAWARE CORPORATION;
                              DELSYS MERGER CORP.
                          A DELAWARE CORPORATION; AND
                                 DELFIN SYSTEMS
                           A CALIFORNIA CORPORATION;

                           DATED AS OF JUNE 30, 1998

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                    ---------
1.         THE MERGER.............................................................................................        A-1
           1.1        Merger of Merger Sub into Delfin............................................................        A-1
           1.2        Closing; Effective Time.....................................................................        A-1
           1.3        Effect of the Merger........................................................................        A-1
           1.4        Certificate of Incorporation and Bylaws; Directors and Officers.............................        A-1
           1.5        Effect on Capital Stock.....................................................................        A-2
           1.6        Stock Options...............................................................................        A-3
           1.7        Closing of Delfin's Transfer Books..........................................................        A-3
           1.8        Exchange of Certificates....................................................................        A-3
           1.9        Dissenting Shares...........................................................................        A-4
           1.10       Tax Consequences............................................................................        A-5
           1.11       Accounting Treatment........................................................................        A-5
           1.12       Further Action..............................................................................        A-5

2.         REPRESENTATIONS AND WARRANTIES OF DELFIN...............................................................        A-5
           2.1        Due Organization; Subsidiaries..............................................................        A-5
           2.2        Articles of Incorporation and Bylaws; Records...............................................        A-5
           2.3        Capitalization, etc.........................................................................        A-6
           2.4        Financial Statements........................................................................        A-7
           2.5        Absence of Changes..........................................................................        A-7
           2.6        Title to Assets.............................................................................        A-8
           2.7        Accounts Receivable.........................................................................        A-8
           2.8        Equipment; Real Property Interests..........................................................        A-8
           2.9        Proprietary Assets..........................................................................        A-8
           2.10       Contracts...................................................................................       A-10
           2.11       Liabilities.................................................................................       A-13
           2.12       Compliance With Legal Requirements..........................................................       A-13
           2.13       Governmental Authorizations.................................................................       A-13
           2.14       Tax Matters.................................................................................       A-13
           2.15       Employee and Labor Matters; Benefit Plans...................................................       A-14
           2.16       Environmental Matters.......................................................................       A-16
           2.17       Bank Accounts...............................................................................       A-17
           2.18       Insurance...................................................................................       A-17
           2.19       Related Party Transactions..................................................................       A-17
           2.20       Legal Proceedings; Orders...................................................................       A-17
           2.21       Authority; Binding Nature of Agreement......................................................       A-18
           2.22       Non-Contravention; Consents.................................................................       A-18
           2.23       Full Disclosure.............................................................................       A-19
           2.24       Accounting Matters..........................................................................       A-19
           2.25       Brokers.....................................................................................       A-19

3.         REPRESENTATIONS AND WARRANTIES OF TITAN AND MERGER SUB.................................................       A-19
           3.1        Due Organization; Qualification.............................................................       A-19
           3.2        Certificate of Incorporation and Bylaws.....................................................       A-20
           3.3        Capitalization, etc.........................................................................       A-20
           3.4        SEC Filings; Financial Statements...........................................................       A-20
           3.5        Absence of Certain Changes or Events........................................................       A-21

                               TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                      PAGE
                                                                                                                    ---------
           3.6        Compliance With Legal Requirements..........................................................       A-21
           3.7        Governmental Authorizations.................................................................       A-21
           3.8        Legal Proceedings; Orders...................................................................       A-21
           3.9        Authority; Binding Nature of Agreement......................................................       A-22
           3.10       Valid Issuance..............................................................................       A-22
           3.11       Non-Contravention; Consents.................................................................       A-22
           3.12       Full Disclosure.............................................................................       A-23
           3.13       Government Contracts; Government Bids.......................................................       A-23
           3.14       Accounting Matters..........................................................................       A-23
           3.15       Brokers.....................................................................................       A-23

4.         CERTAIN COVENANTS OF DELFIN............................................................................       A-24
           4.1        Access and Investigation....................................................................       A-24
           4.2        Operation of Delfin's Business..............................................................       A-24
           4.3        Notification; Updates to Delfin Disclosure Schedule.........................................       A-25
           4.4        No Negotiation..............................................................................       A-26

5.         CERTAIN COVENANTS OF TITAN.............................................................................       A-26
           5.1        Access and Investigation....................................................................       A-26
           5.2        Notification; Updates to Titan Disclosure Schedule..........................................       A-26
           5.3        Registration Statement on Form S-8..........................................................       A-27

6.         ADDITIONAL COVENANTS OF DELFIN AND TITAN...............................................................       A-27
           6.1        Filings and Consents........................................................................       A-27
           6.2        Delfin Shareholders' Meeting................................................................       A-27
           6.3        Public Announcements........................................................................       A-27
           6.4        Pooling of Interests........................................................................       A-27
           6.5        Affiliate Agreements........................................................................       A-28
           6.6        Best Efforts................................................................................       A-28
           6.7        Registration Statement; Proxy Statement.....................................................       A-28
           6.8        Regulatory Approvals........................................................................       A-28
           6.9        Tax Matters.................................................................................       A-29
           6.10       FIRPTA Matters..............................................................................       A-29
           6.11       Treatment of Employee Plans and Benefits....................................................       A-29
           6.12       Directors' and Officers' Indemnification....................................................       A-29
           6.13       Earnings Release............................................................................       A-29

7.         CONDITIONS PRECEDENT TO OBLIGATIONS OF TITAN AND MERGER SUB............................................       A-30
           7.1        Accuracy of Representations.................................................................       A-30
           7.2        Performance of Covenants....................................................................       A-30
           7.3        Shareholder Approval........................................................................       A-30
           7.4        Consents....................................................................................       A-30
           7.5        Agreements and Documents....................................................................       A-30
           7.6        FIRPTA Compliance...........................................................................       A-31
           7.7        Compliance With the Securities Act..........................................................       A-31
           7.8        Listing.....................................................................................       A-31
           7.9        No Restraints...............................................................................       A-31
           7.10       Effectiveness of Registration Statement.....................................................       A-31

                               TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                      PAGE
                                                                                                                    ---------
           7.11       No Legal Proceedings........................................................................       A-31
           7.12       HSR Act.....................................................................................       A-31
           7.13       Titan Stock Price...........................................................................       A-31
           7.14       Voting Agreement............................................................................       A-31
           7.15       Tax Representation Letters..................................................................       A-31
           7.16       Modified Current Ratio......................................................................       A-31

8.         CONDITIONS PRECEDENT TO OBLIGATIONS OF DELFIN..........................................................       A-31
           8.1        Accuracy of Representations.................................................................       A-32
           8.2        Performance of Covenants....................................................................       A-32
           8.3        Documents...................................................................................       A-32
           8.4        Listing.....................................................................................       A-32
           8.5        No Restraints...............................................................................       A-32
           8.6        Effectiveness of Registration Statement.....................................................       A-32
           8.7        HSR Act.....................................................................................       A-32
           8.8        Titan Stock Price...........................................................................       A-32

9.         TERMINATION............................................................................................       A-32
           9.1        Termination Events..........................................................................       A-32
           9.2        Termination Procedures......................................................................       A-33
           9.3        Termination Fees............................................................................       A-33
           9.4        Effect of Termination.......................................................................       A-34

10.        SURVIVAL OF REPRESENTATIONS............................................................................       A-34
           10.1       No Survival of Representations..............................................................       A-34
           10.2       Indemnification.............................................................................       A-34

11.        MISCELLANEOUS PROVISIONS...............................................................................       A-34
           11.1       Further Assurances..........................................................................       A-34
           11.2       Fees and Expenses...........................................................................       A-35
           11.3       Attorneys' Fees.............................................................................       A-35
           11.4       Notices.....................................................................................       A-35
           11.5       Confidentiality.............................................................................       A-36
           11.6       Time of the Essence.........................................................................       A-36
           11.7       Headings....................................................................................       A-36
           11.8       Counterparts................................................................................       A-36
           11.9       Governing Law...............................................................................       A-36
           11.10      Successors and Assigns......................................................................       A-36
           11.11      Remedies Cumulative; Specific Performance...................................................       A-36
           11.12      Waiver......................................................................................       A-36
           11.13      Amendments..................................................................................       A-37
           11.14      Severability................................................................................       A-37
           11.15      Parties in Interest.........................................................................       A-37
           11.16      Entire Agreement............................................................................       A-37
           11.17      Construction................................................................................       A-37

LIST OF EXHIBITS:

EXHIBIT A--        CERTAIN DEFINITIONS

EXHIBIT B1--       FORM OF AFFILIATE AGREEMENT

EXHIBIT B2--       PERSONS TO EXECUTE AFFILIATE AGREEMENTS

EXHIBIT C--        FORM OF TAX REPRESENTATION LETTER OF TITAN

EXHIBIT D--        FORM OF TAX REPRESENTATION LETTER OF DELFIN

EXHIBIT E--        FORM OF LEGAL OPINION OF COUNSEL TO DELFIN

EXHIBIT F--        FORM OF LEGAL OPINION OF GENERAL COUNSEL OF TITAN

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of June 30, 1998, by and among THE TITAN CORPORATION, a Delaware corporation ("Titan"); DELSYS MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Titan ("Merger Sub"); and DELFIN SYSTEMS, a California corporation ("Delfin"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    RECITALS

    A. Under and subject to the terms of this Agreement, Titan, Merger Sub and Delfin intend to effect a merger of Merger Sub into Delfin (the "Merger") in accordance with the Delaware General Corporation Law ("DGCL") and the California Corporations Code ("CCC").

    B. The parties intend that the Merger qualify as a tax free reorganization within the meaning of Section 368(A) of the Internal Revenue Code of 1986, as amended (the "Code").

    C. The parties intend that for the Merger be treated as a "pooling of interests" for accounting purposes and both Titan and Delfin will receive assurances from their independent accountants to that effect.

    D. This Agreement has been approved by the respective boards of directors of Titan, Merger Sub and Delfin.

                                   AGREEMENT

    NOW THEREFORE, in reliance on the foregoing and in and for the consideration and the mutual covenants set forth herein, the parties agree as follows:

    1.  THE MERGER

        1.1 MERGER OF MERGER SUB INTO DELFIN. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into Delfin, and the separate existence of Merger Sub shall cease. Delfin will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Titan, 3033 Science Park Road, San Diego, California 92121, on September 30, 1998, or at such other time and date as the Parties agree, but in no event later than the second business day after the date that all of the conditions set forth in Sections 7 and 8 have been satisfied or waived (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed Certificate of Merger conforming to the requirements of the DGCL and CCC shall be filed with the Secretaries of State of the States of Delaware and California. The Merger shall become effective at the time such Certificate of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

        1.3 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of Delfin and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Delfin and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Titan and Delfin prior to the Effective Time:

           (a) the Articles of Incorporation of Delfin in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation as of the Effective Time;

           (b) the Bylaws of Delfin in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation as of the Effective Time; and

           (c) the directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation immediately after the Effective Time.

        1.5  EFFECT ON CAPITAL STOCK.

           (a) Subject to Sections 1.5(b) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Titan, Merger Sub, Delfin or any shareholder of Delfin:

                (i) each share of the Common Stock, no par value, of Delfin ("Delfin Common Stock") outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the number of shares of the common stock, par value $.01 per share, of Titan ("Titan Common Stock") equal to the Exchange Ratio (as defined in Section 1.5(c)(i)); and

                (ii) each share of the common stock, par value $.01, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

           (b) No fractional shares of Titan Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Delfin Common Stock who would otherwise be entitled to receive a fraction of a share of Titan Common Stock (after aggregating all fractional shares of Titan Common Stock issuable to such holder) shall, upon surrender of such holder's Delfin Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Titan Stock Price (as defined in Section 1.5(c)(iii)).

           (c) For purposes of this Agreement:

                (i) The "Exchange Ratio" shall be the quotient of: (A) Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) minus the "Line of Credit Deduction" (such difference, the "Total Acquisition Price") divided by (B) the product of the "Delfin Shares Outstanding" times the "Titan Stock Price."

                (ii) The "Delfin Shares Outstanding" shall be the aggregate number of shares of Delfin Common Stock issued and outstanding immediately preceding the Closing Date (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement but excluding shares of Delfin Common Stock underlying Delfin Options thus outstanding).

               (iii) The "Titan Stock Price" shall be (A) the average of the closing sale prices of a share of Titan Common Stock as reported on the New York Stock Exchange for each of the twenty consecutive trading days immediately preceding the Closing Date (the "Average Sales Price"), if the Average Sales Price is less than or equal to $8.00 per share and greater than or equal to $6.00 per share; (B) $8.00 if the Average Sales Price is greater than $8.00 per share; or
           (C) $6.00 if the Average Sales Price is less than $6.00 per share.

                (iv) The "Line of Credit Deduction" shall be the amount of unpaid principal and accrued interest owed by Delfin under the line of credit with Silicon Valley Bank as of the Closing.

        1.6 STOCK OPTIONS. At the Effective Time, each stock option that is then outstanding under Delfin's 1990 Stock Option Plan and 1988 Stock Option Plan (collectively, "Delfin's Stock Option Plans"), whether vested or unvested (a "Delfin Option") that does not by its terms terminate in connection with the Merger, shall be assumed by Titan in accordance with the terms (as in effect as of the date of this Agreement) of Delfin's Stock Option Plans and the stock option agreement by which such Delfin Option is evidenced. All rights with respect to Delfin Common Stock under outstanding Delfin Options shall thereupon be converted into rights with respect to Titan Common Stock. Accordingly, from and after the Effective Time, (A) each Delfin Option assumed by Titan may be exercised solely for shares of Titan Common Stock, (B) the number of shares of Titan Common Stock subject to each such assumed Delfin Option shall be equal to the number of shares of Delfin Common Stock that were subject to such Delfin Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Titan Common Stock, (C) the per share exercise price for the Titan Common Stock issuable upon exercise of each such assumed Delfin Option shall be determined by dividing the exercise price per share of Delfin Common Stock subject to such Delfin Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, and (D) all restrictions on the exercise of each such assumed Delfin Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Delfin Option shall otherwise remain unchanged; provided, however, that each such assumed Delfin Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Titan after the Effective Time. Delfin and Titan shall take all actions that may be necessary (under Delfin's Stock Option Plans and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Titan will send to each holder of an assumed Delfin Option a written notice setting forth
    (i) the number of shares of Titan Common Stock subject to such assumed Delfin Option, and (ii) the exercise price per share of Titan Common Stock issuable upon exercise of such assumed Delfin Option.

        1.7 CLOSING OF DELFIN'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of capital stock of Delfin that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of Delfin, and the stock transfer books of Delfin shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Delfin's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Delfin's capital stock (a "Delfin Stock Certificate") is presented to the Surviving Corporation or Titan, such Delfin Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

        1.8  EXCHANGE OF CERTIFICATES.

           (a) At or as soon as practicable after the Effective Time, Titan, or a transfer agent designated by Titan (the "Transfer Agent") will send to the holders of Delfin Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Titan may reasonably specify, and (ii) instructions for use in effecting the surrender of Delfin Stock Certificates in exchange for certificates representing Titan Common Stock. Upon surrender of a Delfin Stock Certificate to Titan for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Titan or the Transfer Agent, the holder of such Delfin Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Titan Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and Delfin Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Delfin Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Titan Common Stock (and cash in lieu of any fractional share of Titan Common Stock) as contemplated by this Section 1. If any Delfin Stock Certificate shall have been lost, stolen or destroyed, Titan may, in its discretion and as a condition precedent to the issuance of any certificate representing Titan Common Stock, require the owner of such lost, stolen or destroyed Delfin Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Titan may reasonably direct) as indemnity against any claim that may be made against Titan or the Surviving Corporation with respect to such Delfin Stock Certificate.

           (b) No dividends or other distributions declared or made with respect to Titan Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Delfin Stock Certificate with respect to the shares of Titan Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Delfin Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions since the Effective Time and such cash payment).

           (c) Titan and the Surviving Corporation (or the Transfer Agent on their behalf) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of Delfin pursuant to this Agreement such amounts as Titan or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law (or, in the alternative, Titan or the Transfer Agent, at Titan's option may request tax information and other documentation to ensure no withholding is necessary). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

           (d) Neither Titan nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of Delfin for any shares of Titan Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9  DISSENTING SHARES.

           (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of Delfin that, as of the Effective Time, are or may become "dissenting shares" within the meaning of applicable law, shall not be converted into or represent the right to receive Titan Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(b)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders pursuant to applicable law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Titan Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(b)).

           (b) Delfin shall give Titan (i) prompt notice of any written demand received by Delfin prior to the Effective Time to require Delfin to purchase shares of capital stock of Delfin pursuant to applicable law and of any other demand, notice or instrument delivered to Delfin prior to the Effective Time pursuant to applicable law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Delfin shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Titan shall have consented in writing to such payment or settlement offer.

        1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.3682(g) and 1.3683(a) of the United States Treasury Regulations.

        1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

        1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Titan to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Titan with full right, title and possession of and to all rights and property of Merger Sub and Delfin, the officers and directors of the Surviving Corporation and Titan shall be fully authorized (in the name of Merger Sub, in the name of Delfin and otherwise) to take such action.

    2.  REPRESENTATIONS AND WARRANTIES OF DELFIN

    Delfin represents and warrants to Titan and Merger Sub that, except as set forth in the disclosure schedule prepared by Delfin and delivered by Delfin to Titan on the date of this Agreement (the "Delfin Disclosure Schedule"):

        2.1  DUE ORGANIZATION; SUBSIDIARIES.

           (a) Except as identified in Part 2.1 of the Delfin Disclosure Schedule, each of Delfin and its Subsidiaries (each of Delfin and such Subsidiaries is individually referred to herein as "Acquired Corporation" and collectively as the "Acquired Corporations") is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Delfin Contracts.

           (b) Since January 1, 1993, Delfin has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name or other name, other than the name(s) listed in Part 2.1 of the Delfin Disclosure Schedule.

           (c) Each of the Acquired Corporations is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where so required under applicable law, except where the failure to be so qualified, authorized, registered or licensed has not had, and to Delfin's knowledge will not have, a Material Adverse Effect on the Acquired Corporation. Each of the Acquired Corporations is in good standing as a foreign corporation in each of such jurisdictions.

           (d) Part 2.1 of Delfin Disclosure Schedule sets forth (i) the names of each of the Acquired Corporations, (ii) the names of the members of each of the Acquired Corporations' board of directors, (iii) the names of the members of each committee of each of the Acquired Corporations' board of directors, and (iv) the names and titles of each of the Acquired Corporations' officers.

           (e) Except for the equity interests identified in Part 2.1 of Delfin Disclosure Schedule, none of the Acquired Corporations owns, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. None of the Acquired Corporations has agreed or is obligated to make any future investment in or capital contribution to any Entity. None of the Acquired Corporations has guaranteed or is responsible or liable for any obligation of any of the Entities in which it owns any equity interest.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. Delfin has delivered or made available to Titan accurate and complete copies of: (1) Delfin's Articles of Incorporation and bylaws, including all amendments thereto, and all charter documents and bylaws and amendments thereto relating to the other Acquired Corporations; (2) the stock records of each of the Acquired Corporations, and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent) of the stockholders of each of the Acquired Corporations, the board of directors of each of the Acquired Corporations and all committees of the board of directors of each of the Acquired Corporations. There have been no formal meetings (or other proceedings required under applicable law to be reflected in Delfin's minute book) of the stockholders of any of the Acquired Corporations, the board of directors of any of the Acquired Corporations or any committee of the board of directors of any of the Acquired Corporations that are not accurately reflected in such minutes or other records. There has not been any violation of any of the provisions of the Articles of Incorporation or bylaws or other charter documents of any of the Acquired Corporations, and each of the Acquired Corporations has not taken any action that is inconsistent in any material respect with any resolution adopted by the its stockholders, its board of directors or any committee of its board of directors. The stock records and minute books of the Acquired Corporations are accurate, current and complete.

        2.3  CAPITALIZATION, ETC.

           (a) The authorized capital stock of Delfin consists of: (i) 30,000,000 shares of Common Stock, no par value, of which 7,188,088 shares have been issued and are outstanding; and (ii) no shares of Preferred Stock, no par value, none of which are issued or are outstanding. All of the outstanding shares of Delfin Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Delfin has made available to Titan an accurate and complete description of the terms of each repurchase option which is held by Delfin and to which any of such shares is subject as well as any obligation by Delfin to pay dividends on any of its stock.

           (b) Delfin has reserved 2,470,172 shares of Delfin Common Stock for issuance under the Delfin Stock Option Plans, of which options to purchase 1,684,739 shares are outstanding as of the date of this Agreement. There are no outstanding warrants to purchase Delfin Common Stock. Part 2.3 of the Delfin Disclosure Schedule sets forth, with respect to each Delfin Option that is outstanding as of the date of this
       Agreement: (i) the name of the holder of such Delfin Option; (ii) the total number of shares of Delfin Common Stock that are subject to such Delfin Option and the number of shares of Delfin Common Stock with respect to which such Delfin Option is immediately exercisable; (iii) the date on which such Delfin Option was granted and the term of such Delfin Option; (iv) the exercise schedule or period, as applicable, for such Delfin Option; (v) the exercise price per share of Delfin Common Stock purchasable under such Delfin Option; and (vi) whether such Delfin Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth above, there are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Delfin; (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of Delfin; or (iii) Contracts under which Delfin is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

           (c) All outstanding shares of Delfin Common Stock and all outstanding Delfin Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and
       (ii) all requirements set forth in applicable Contracts.

           (d) Except as set forth in Part 2.3 of Delfin Disclosure Schedule, since January 1, 1993, Delfin has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of Delfin. All securities so reacquired by Delfin were reacquired in compliance with (i) the applicable provisions of the CCC and all other applicable Legal Requirements, and

       (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

           (e) No shares of Delfin Common Stock, and no other securities of Delfin, have been issued and are held by Delfin's 401(k) Retirement Plan.

           (f) All of the outstanding shares of capital stock of each of the Subsidiaries are validly issued (in compliance with all applicable securities laws and other Legal Requirements and applicable Delfin Contracts), fully paid and nonassessable and are owned beneficially and of record by Delfin or its wholly owned Subsidiaries, free and clear of any Encumbrance.

        2.4  FINANCIAL STATEMENTS.

           (a) Delfin has delivered to Titan the following financial statements and notes (collectively, the "Delfin Financial Statements"):

                (i) the balance sheets of Delfin as of September 30, 1997 and 1996, and the related statements of operations, statements of shareholders' equity and statements of cash flows of Delfin for the years then ended, together with the notes thereto.

                (ii) the unaudited balance sheet of Delfin as of March 31, 1998 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of Delfin for the six months then ended.

           (b) Delfin Financial Statements are accurate and complete and present fairly the financial position of Delfin and the other Acquired Corporations as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of Delfin and the other Acquired Corporations for the periods covered thereby. Delfin Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to customary year end adjustments which will not be material). Delfin has provided Titan with copies of all management letters received from the auditors of Delfin since September 30, 1996.

        2.5 ABSENCE OF CHANGES. Since September 30, 1997, Delfin has not: (a) suffered any change, or any development or combination of developments that has had, or to Delfin's knowledge would reasonably be expected to have, a Material Adverse Effect on Delfin, (b) suffered any damage, destruction or loss, whether or not covered by insurance, that has had, or to Delfin's knowledge would reasonably be expected to have, a Material Adverse Effect on Delfin; (c) granted any material increase in the compensation payable or to become payable by Delfin to its officers or employees other than increases in the ordinary course of business to employees who are not officers; (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares; (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock; (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates; (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business; (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, patent right, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know how, formula or trade secret or interest thereunder or other material intangible asset except for end-user or other license transactions entered into in the ordinary course of its business pursuant to Delfin's standard forms of license agreement; (i) entered into any material commitment or transaction (including without limitation any borrowing) other than commitments or transactions entered into in the ordinary course of business that to Delfin's knowledge are not reasonably likely to have a Material Adverse Effect on Delfin; (j) permitted or allowed any of its property or assets to be subjected to any new mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business; (k) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $50,000, or, in the aggregate, in excess of $500,000; (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or stockholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business; or (m) agreed to take any action described in this Section 2.6 or which would constitute a breach of any of the representations or warranties of Delfin contained in this Agreement.

        2.6  TITLE TO ASSETS.

           (a) Each of the Acquired Corporations owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:
       (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7 and 2.9 of Delfin Disclosure Schedule and all of its rights under the Contracts identified in Part
       2.10 of Delfin Disclosure Schedule; and (iii) all other assets reflected in its books and records as being owned by such Acquired Corporation. Except as set forth in Part 2.6 of Delfin Disclosure Schedule, all of said assets are owned by the Acquired Corporations free and clear of any liens or other Encumbrances, except for any lien for current taxes not yet due and payable.

           (b) Part 2.6 of Delfin Disclosure Schedule identifies all assets that are material to the business of the Acquired Corporations and that are being leased or licensed to any of the Acquired Corporations.

        2.7 ACCOUNTS RECEIVABLE. Delfin has provided to Titan accurate records reflecting a breakdown and aging of all accounts receivable, notes receivable and other receivables of the Acquired Corporations as of May 1, 1998. Except as set forth in Part 2.7 of Delfin Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since May 1, 1998 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of the allowance for doubtful accounts included in such financial statements).

        2.8  EQUIPMENT; REAL PROPERTY INTERESTS.

           (a) All items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Acquired Corporations' businesses, in the manner in which such businesses are currently being conducted.

           (b) None of the Acquired Corporations own any real property or any interest in real property, except for the leasehold created under the real property leases identified in Part 2.10 of Delfin Disclosure Schedule.

        2.9  PROPRIETARY ASSETS.

           (a) Part 2.9(a)(i) of Delfin Disclosure Schedule sets forth, with respect to each Delfin Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of Delfin Disclosure Schedule identifies and provides a brief description of all other material Delfin Proprietary Assets owned by Delfin or any other Acquired Corporation. Part 2.9(a)(iii) of Delfin Disclosure Schedule identifies and provides a brief description of each material Proprietary Asset licensed to Delfin or any other Acquired Corporation by any Person (except for any Proprietary Asset that is licensed to Delfin or any other Acquired Corporation under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to Delfin or any other Acquired Corporation. Except as set forth in Part 2.9(a)(iv) of Delfin Disclosure Schedule, Delfin (or any other Acquired Corporation, as appropriate) has good, valid and marketable title to all of Delfin Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of Delfin Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right (contractual or otherwise) to use all Proprietary Assets identified in Part 2.9(a)(iii) of Delfin Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of Delfin Disclosure Schedule, no Acquired Corporation is obligated to make any payment to any Person for the use of any Delfin Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of Delfin Disclosure Schedule, no Acquired Corporation has developed jointly with any other Person any Delfin Proprietary Asset with respect to which such other Person has any rights.

           (b) The Acquired Corporations have taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Delfin Proprietary Assets (except Delfin Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Delfin Proprietary Assets.

           (c) None of Delfin Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. None of the Acquired Corporations is infringing, misappropriating or making any unlawful use of, and the Acquired Corporations have not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of Delfin, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Delfin Proprietary Asset.

           (d) Except as set forth in Part 2.9(d) of Delfin Disclosure Schedule:
       (i) each Delfin Proprietary Asset conforms in all material respects with any specification, documentation and performance standard provided with respect thereto by or on behalf of any Acquired Corporation; and (ii) there has not been any material claim by any customer or other Person alleging that any Delfin Proprietary Asset does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of any Acquired Corporation, and, to the best of the knowledge of Delfin, there is no basis for any such claim. Delfin has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Acquired Corporations may have with respect to the correction or repair of programming errors or other defects in Delfin Proprietary Assets.

           (e) Delfin Proprietary Assets constitute all the Proprietary Assets reasonably necessary to enable the Acquired Corporations to conduct their businesses in the manner in which such businesses have been and are being conducted. Except as set forth in Part 2.9(e) of Delfin Disclosure Schedule, (i) the Acquired Corporations have not licensed any of Delfin Proprietary Assets to any Person on an exclusive basis, and (ii) the Acquired Corporations have not entered into any covenant not to compete or Contract limiting the ability to exploit fully any Proprietary Assets or to transact business in any market or geographical area or with any Person.

           (f) Except as set forth in Part 2.9(f) of Delfin Disclosure Schedule,
       (i) all current employees of, and those persons who have been employed in the last three years by, the Acquired Corporations have executed and delivered to the Acquired Corporations an agreement that is substantially identical to the standard form of Confidential Information and Invention Assignment Agreement or similar agreement used by Delfin and previously delivered to Titan, and (ii) all current consultants and independent contractors, and those persons who have provided consulting or independent contractor services in the last three years, to the Acquired Corporations have executed and delivered to the Acquired Corporations an agreement that is substantially identical to the standard form of Consultant Confidential Information and Invention Assignment Agreement or similar agreement used by Delfin and previously delivered to Titan.

        2.10  CONTRACTS.

           (a) Part 2.10 of Delfin Disclosure Schedule identifies each Contract of Delfin or any of the other Acquired Corporations material to the Acquired Corporations, considered as a whole (each a "Material Delfin Contract"), including the following (to the extent material):

                (i) each Delfin Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                (ii) each Delfin Contract relating to the acquisition, transfer, use, development, sharing or license of any Proprietary Asset;

               (iii) each Delfin Contract imposing any material restriction on any Acquired Corporation's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business with any other Person, or (C) develop or distribute any technology;

                (iv) each Delfin Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                (v) each Delfin Contract relating to the creation of any Encumbrance with respect to any asset of any of the Acquired Corporations;

                (vi) each Delfin Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (vii) each Delfin Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

              (viii) each Delfin Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

                (ix) any other Delfin Contract that was entered into by any Acquired Corporation outside the ordinary course of business or was inconsistent with any such Acquired Corporation's past practices;

           (b) The Acquired Corporations have delivered or made available to Titan accurate and complete copies of all written Contracts identified in
       Part 2.10 of Delfin Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10 of Delfin Disclosure
       Schedule is valid and in full force and effect, and, to the best of the knowledge of Delfin, is enforceable by the Acquired Corporations in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) Except as set forth in Part 2.10 of Delfin Disclosure Schedule:

                (i) none of the Acquired Corporations is in material violation or in breach, or in any material default under, any Delfin Contract, and, to the best of the knowledge of Delfin, no other Person has materially violated or breached, or committed any material default under, any Delfin Contract;

                (ii) to the best of the knowledge of Delfin, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material Delfin Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Delfin Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Delfin Contract, or (D) give any Person the right to cancel, terminate or modify any Material Delfin Contract;

               (iii) since September 30, 1997, none of the Acquired Corporations has received any notice or other communication regarding any material violation or breach of, or default under, any Delfin Contract; and

                (iv) none of the Acquired Corporations has waived any of its material rights under any Material Delfin Contract.

            (d) No Person is currently renegotiating any amount paid or payable to Delfin under any Material Delfin Contract or any other material term or provision of any Material Delfin Contract.

            (e) The Contracts identified in Part 2.10 of Delfin Disclosure Schedule collectively constitute all of the Contracts reasonably necessary to enable the Acquired Corporations to conduct their businesses in the manner in which they are currently being conducted.

            (f) Delfin has made available to Titan all material documentation regarding any bid, offer, award, written proposal or term sheet which has been submitted or received by the Acquired Corporations since September 30, 1996.

            (g) Delfin has made available to Titan all material documentation regarding the Acquired Corporations' current backlog under Delfin Contracts.

            (h) Since September 30, 1992, except as set forth in Part 2.10(h) of Delfin Disclosure Schedule:

                (i) none of the Acquired Corporations has had any determination of noncompliance or entered into any consent order;

                (ii) each of the Acquired Corporations has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

               (iii) none of the Acquired Corporations has, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended,
           (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22M), (H) the Defense Industrial Security Regulation (DOD 5220.22R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

                (iv) all facts set forth in or acknowledged by any of the Acquired Corporations in any certification, representation or disclosure statement submitted by it with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

                (v) neither the Acquired Corporations nor any of their current employees (while, or to the best of Delfin's knowledge, prior to becoming an employee) has been debarred or suspended from doing business with any Governmental Body, and, to the best of the knowledge of Delfin, no circumstances exist that would sustain a debasement or suspension of any of the Acquired Corporations or any employee of any of the Acquired Corporations;

                (vi) no negative determinations of responsibility have been issued against any of the Acquired Corporations in connection with any Government Contract or Government Bid;

               (vii) no material direct or indirect costs incurred by any Acquired Corporation have been questioned (by written document or formal proceeding) or disallowed as a result of a finding or determination of any kind by any Governmental Body;

              (viii) since September 30, 1996, no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to any Acquired Corporation under any Government Contract;

                (ix) none of the Acquired Corporations is undergoing or has undergone any audit, and Delfin has no knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

                (x) except as set forth in Part 2.10 of Delfin Disclosure Schedule none of the Acquired Corporations has entered into any financing arrangement with respect to the performance of any Government Contract;

                (xi) no payment has been made by any Acquired Corporation, or to the best knowledge of Delfin, to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of Delfin) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

               (xii) each of the Acquired Corporations' cost accounting system has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

              (xiii) each of the Acquired Corporations has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Proprietary Assets, except where any failure to do so has not had, and to Delfin's knowledge would not reasonably be expected to have, a Material Adverse Effect on Delfin;

               (xiv) in each case in which any Acquired Corporation has delivered or otherwise provided any technical data, computer software or Delfin Proprietary Asset to any Governmental Body in connection with any Government Contract, such Acquired Corporation has taken reasonable measures to mark such technical data, computer software or Delfin Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Delfin Proprietary Asset;

               (xv) each of the Acquired Corporations has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for 1991 and that year is closed;

               (xvi) none of the Acquired Corporations is nor will they be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.11 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), not otherwise reflected in Delfin Financial Statements or provided in Delfin Disclosure Schedule.

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and has at all times since September 30, 1994 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Delfin. Except as set forth in Part 2.12 of Delfin Disclosure Schedule, since September 30, 1994, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Delfin.

        2.13  GOVERNMENTAL AUTHORIZATIONS.  Part 2.13 of Delfin Disclosure
    Schedule identifies each material Governmental Authorization held by each of the Acquired Corporations. The Governmental Authorizations identified in
    Part 2.13 of Delfin Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted except where any failure to have such Governmental Authorizations has not had, and to Delfin's knowledge will not have, a Material Adverse Effect on Delfin. Each of the Acquired Corporations is, and at all times since September 30, 1994 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in
    Part 2.13 of Delfin Disclosure Schedule. Since September 30, 1994, Delfin has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.14  TAX MATTERS.

            (a) All Tax Returns required to be filed by or on behalf of any Acquired Corporation with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Delfin Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Delfin Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Delfin has delivered or made available to Titan accurate and complete copies of all Delfin Returns filed since September 30, 1994 which have been requested by Titan.

            (b) Delfin Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

            (c) Except as set forth in Part 2.14 of Delfin Disclosure Schedule, there have been no examinations or audits of any Delfin Return since September 30, 1994. Delfin has delivered to Titan accurate and complete copies of all audit reports and similar documents (to which it has access) relating to Delfin Returns. Except as set forth in Part 2.14 of Delfin Disclosure Schedule, no extension or waiver of the limitation period applicable to any of Delfin Returns has been granted and no such extension or waiver has been requested from any Acquired Corporation.

            (d) Except as set forth in Part 2.14 of Delfin Disclosure Schedule, since September 30, 1994 no material claim or Proceeding is pending or has been threatened against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by any such Acquired Corporation and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any Acquired Corporation except liens for current Taxes not yet due and payable. Each of the Acquired Corporations has not entered into or become bound by any agreement or consent pursuant to
       Section 341(f) of the Code. Each of the Acquired Corporations has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any Acquired Corporation that, considered individually or considered collectively with any other such Contracts, will, or to Delfin's knowledge could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Each of the Acquired Corporations is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        2.15  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS

            (a) Part 2.15(a) of Delfin Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, or termination pay plan (collectively, the "Compensation Plans"), and each hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any Acquired Corporation for the benefit of any employee of any Acquired Corporation ("Employee"), except for Plans which would not require the Acquired Corporations to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

            (b) Except as set forth in Part 2.15(a) of Delfin Disclosure Schedule, the Acquired Corporations do not maintain, sponsor or contribute to, and, to the best of the knowledge of Delfin, have not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or

       Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

            (c) Each of the Acquired Corporations maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of Delfin Disclosure Schedule (the "Welfare Plans"), none of which is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

            (d) With respect to each Plan, Delfin has delivered to Titan:

                (i) an accurate and complete copy of such Plan (including all amendments thereto);

                (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

               (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

            (e) No Acquired Corporation is required to be, and, to the best of the knowledge of Delfin, has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. No Acquired Corporation has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of Delfin, the Acquired Corporations have never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

            (f) The Acquired Corporations do not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

            (g) Except as set forth in Part 2.15(g) of Delfin Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

            (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

            (i) Each of the Compensation Plans and the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

            (j) Each of the Compensation Plans and the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, Delfin is not aware of any reason why any such determination letter should be revoked.

            (k) Except as set forth in Part 2.15(k) of Delfin Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any Acquired Corporation (whether or not under any Plan), or materially increase the benefits payable under any Compensation Plan or Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

            (l) Delfin has provided to Titan documentation showing all salaried employees of the Acquired Corporations, and correctly reflecting, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Acquired Corporations are not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of Delfin's employees are "at will" employees.

           (m) Part 2.15(m) of Delfin Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

            (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

            (o) Except as set forth in Part 2.15(o) of Delfin Disclosure Schedule, each of the Acquired Corporations has good labor relations, and Delfin has no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on any Acquired Corporation's labor relations, or (ii) any Acquired Corporation's employee(s) intend(s) to terminate his or her employment with the Acquired Corporation.

        2.16 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Each of the Acquired Corporations has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body or citizens group, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of Delfin, there are no circumstances that may prevent or interfere with the Acquired Corporations' compliance with any Environmental Law in the future. To the best of the knowledge of Delfin, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All Governmental Authorizations currently held by each of the Acquired Corporations pursuant to Environmental Laws are identified in Part 2.16 of Delfin Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

        2.17 BANK ACCOUNTS. Delfin has provided to Titan accurate records for each account (including account numbers) maintained by or for the benefit of any of the Acquired Corporations at any financial institution and the persons authorized to draw on such accounts.

        2.18 INSURANCE. Part 2.18 of Delfin Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Acquired Corporations and identifies any material claims made thereunder since January 1, 1993, and Delfin has delivered or made available to Titan accurate and complete copies of the insurance policies identified on Part
    2.18 of Delfin Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of Delfin Disclosure Schedule is in full force and effect. Since January 1, 1993, each of the Acquired Corporations has not received any notice or other communication regarding any actual or possible
    (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.19 RELATED PARTY TRANSACTIONS. Except as stated in Part 2.19 of the Delfin Disclosure Schedule, no Related Party has, and no Related Party has at any time since September 30, 1994 had, any direct or indirect interest in any material asset used in or otherwise relating to the businesses of the Acquired Corporations; (b) no Related Party is, or has at any time since September 30, 1994 been, indebted to any of the Acquired Corporations; (c) since September 30, 1994, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Delfin Contract, transaction or business dealing involving any of the Acquired Corporations;
    (d) no Related Party is competing, or has at any time since September 30, 1994 competed, directly or indirectly, with any of the Acquired Corporations; and (e) no Related Party has any claim or right against any of the Acquired Corporations (other than rights under Delfin Options and rights to receive compensation for services performed as an employee of any of the Acquired Corporations). (For purposes of this Section 2.19 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since January 1, 1995 been, an officer any of the Acquired Corporations; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Acquired Corporations) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest. No Related Party shall have any liability or obligation to Titan with respect to this
    Section 2.19.)

        2.20  LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in Part 2.20 of Delfin Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of Delfin) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations or (to the best knowledge of Delfin) any Person whose liability any of the Acquired Corporations has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Delfin, except as set forth in Part 2.20 of Delfin Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or to Delfin's knowledge that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) Except as set forth in Part 2.20 of Delfin Disclosure Schedule, no material Legal Proceeding has been commenced by or has been pending against any of the Acquired Corporations since January 1, 1997.

            (c) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of Delfin, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to any such Acquired Corporation's business.

        2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. Subject to the approval of the shareholders of Delfin, Delfin has the full right and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Delfin of this Agreement have been duly authorized by all necessary action on the Part of Delfin and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Delfin, enforceable against Delfin in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of Delfin Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of Delfin's Articles of Incorporation or bylaws, or (ii) any resolution adopted by Delfin's shareholders, Delfin's board of directors or any committee of each of Delfin's board of directors;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any material Legal Requirement or any order, writ, injunction, judgment or decree to which Delfin, or any of the assets owned or used by any of the Acquired Corporations, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to any of the Acquired Corporations' business or to any of the assets owned or used by any of the Acquired Corporations;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Delfin Contract that is, or to Delfin's knowledge would constitute, a

       Material Adverse Effect, or give any Person the right to (i) declare a default or exercise any remedy under any such Delfin Contract, (ii) accelerate the maturity or performance of any such Delfin Contract, or
       (iii) cancel, terminate or modify any such Delfin Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any such Acquired Corporation). Except as set forth in Part 2.22 of Delfin Disclosure Schedule, and except as may be required by the HSR Act, the Acquired Corporations are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.23  FULL DISCLOSURE.

            (a) This Agreement (including Delfin Disclosure Schedule) does not
       (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

            (b) The information supplied by Delfin for inclusion in the S-4 Registration Statement (as defined in Section 6.7) will not, as of the date the S-4 Registration Statement becomes effective or as of the date of Delfin Shareholders' Meeting (as defined in Section 6.2), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

        2.24 ACCOUNTING MATTERS. To the knowledge of Delfin, based on consultation with its independent accountants, neither Delfin nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Titan from accounting for the Merger as a "pooling of interests."

        2.25 BROKERS. No broker, finder or financial adviser retained by Delfin is entitled to any brokerage, finder's or other fee or commission from Delfin in connection with the transactions contemplated by this Agreement.

    3.  REPRESENTATIONS AND WARRANTIES OF TITAN AND MERGER SUB

    Titan and Merger Sub (each of the Titan and Merger Sub is individually referred to herein as "Acquiring Corporation" and collectively as the "Acquiring Corporations") jointly and severally represent and warrant to Delfin that:

        3.1  DUE ORGANIZATION; QUALIFICATION.

            (a) Each of the Acquiring Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Delfin Contracts by which it is bound.

            (b) Each of the Acquiring Corporations is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where so required under applicable law, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Acquiring Corporation. Each of the Acquiring Corporations is in good standing as a foreign corporation in each of such jurisdictions.

        3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. True, correct and complete copies of the Certificates of Incorporation and Bylaws, each as amended to date, of Titan and Merger Sub have been made available to Delfin. The Certificates of Incorporation and Bylaws of Titan and each of the other Acquiring Corporations are in full force and effect. Neither Titan nor any of the other Acquiring Corporations is in violation of any provision of its Certificate of Incorporation or Bylaws.

        3.3 CAPITALIZATION, ETC. The authorized capital stock of Titan consists of: (i) 45,000,000 shares of Common Stock, $.01 par value per share, of which 24,976,427 shares were issued and are outstanding as of June 29, 1998, and (ii) 2,500,000 shares of Preferred Stock, (A) 250,000 shares of which have been designated as Series A Junior Participating Preferred Stock, none of which has been issued, (B) 1,068,102 shares of which have been designated as $1.00 Cumulative Convertible Preferred Stock, $1.00 par value per share, of which 694,872 shares were issued and are outstanding as of May 31, 1998, and (C) 500,000 shares of which have been designated as Series B Cumulative Convertible Redeemable Preferred Stock, all of which were issued as of May 31, 1998. Each outstanding share of $1.00 Cumulative Convertible Preferred Stock is convertible at any time into two-thirds (2/3) of a share of Titan's Common Stock. The Series B Preferred Stock is convertible at the holder's option into shares of Titan Common Stock at a conversion price of $9.00 per share. In November 1996, Titan issued $34,500,000 of convertible subordinated debentures. The debentures are convertible into common stock at a conversion price of $3.50 per share. All of the outstanding shares of Titan capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. All outstanding shares of Titan capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements, and all requirements set forth in applicable Contracts. All of the outstanding shares of capital stock of Merger Sub are owned beneficially and of record by Titan, free and clear of any Encumbrances and were issued in compliance with all applicable securities laws and other applicable Legal Requirements. Titan has outstanding options to purchase 3,019,522 shares of common stock as of the date hereof, with exercise prices ranging between $2.625 to $9.50. In addition, Titan has issued 100,000 warrants to acquire common stock at an exercise price of $3.50 per share. The shares of Titan Common Stock to be issued to Delfin's shareholders in the Merger, when issued by Titan in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws and, except for the restrictions imposed by applicable federal and state securities laws, will be free and clear of any Encumbrances created or imposed, directly or indirectly, by Titan (subject to the terms of Affiliate Agreements entered into as contemplated by this Agreement).

        3.4  SEC FILINGS; FINANCIAL STATEMENTS.

            (a) Titan has delivered or made available to Delfin accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Titan with the SEC between January 1, 1997 and the date of this Agreement (the "Titan SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Titan SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Titan SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements contained in the Titan SEC
       Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to yearend audit adjustments; and (iii) fairly present the consolidated financial position of Titan and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Titan and its subsidiaries for the periods covered thereby.

        3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, there has not been (a) any change, or any development or combination of developments, that has had or would reasonably be expected to have a Material Adverse Effect on Titan, or (b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on Titan.

        3.6 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquiring Corporations is, and has at all times since December 31, 1993 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Titan. Since December 31, 1993, each of the Acquiring Corporations has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Titan.

        3.7 GOVERNMENTAL AUTHORIZATIONS. The Governmental Authorizations held by the Acquiring Corporations are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable each of the Acquiring Corporations to conduct its business in the manner in which its business is currently being conducted except where any failure to have such Governmental Authorizations has not had and will not have a Material Adverse Effect on Titan. Each of the Acquiring Corporations is in substantial compliance with the terms and requirements of such Governmental Authorizations.

        3.8  LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in the Titan SEC Documents, there is no pending Legal Proceeding, and (to the best of the knowledge of the Acquiring Corporations) no Person has threatened to commence any Legal Proceeding that has had or would reasonably be expected to have a Material Adverse Effect on Titan: (i) that involves any of the Acquiring Corporations or any of the assets owned or used by any of the Acquiring Corporations or (to the best knowledge of Titan) any Person whose liability any of the Acquiring Corporations has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Titan, except as set forth in the Titan SEC Documents, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) Except as set forth in the Titan SEC Documents, no material Legal Proceeding has ever been commenced by or has ever been pending against any of the Acquiring Corporations since December 31, 1996.

            (c) There is no order, writ, injunction, judgment or decree to which any of the Acquiring Corporations, or any of the assets owned or used by any of the Acquiring Corporations, is subject. To the best of the knowledge of Titan, no officer or other employee of any of the Acquiring Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to any such Acquiring Corporation's business.

        3.9 AUTHORITY; BINDING NATURE OF AGREEMENT. Titan and Merger Sub have the absolute and unrestricted right and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Titan and Merger Sub of this Agreement (including the contemplated issuance of Titan Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the Part of Titan and Merger Sub and their respective boards of directors. No vote of Titan's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Titan and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.10 VALID ISSUANCE. The Titan Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable, as described herein.

        3.11 NON-CONTRAVENTION; CONSENTS. Except for any consents required from lenders to Titan, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Acquiring Corporations' Certificates of Incorporation or bylaws, or (ii) any resolution adopted by either Acquiring Corporations' stockholders, board of directors or any committee of either of the Acquiring Corporation's board of directors;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any material Legal Requirement or any order, writ, injunction, judgment or decree to which Titan, or any of the assets owned or used by any of the Acquiring Corporations, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquiring Corporations or that otherwise relates to any of the Acquiring Corporations' business or to any of the assets owned or used by any of the Acquiring Corporations;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract material to the Acquiring Corporations, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, or (iii) cancel, terminate or modify any such Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Acquiring Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any such Acquiring Corporation). Except to any consents required from lenders to Titan, except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the HSR Act and the New York Stock Exchange Rules and Regulations, the Acquiring Corporations are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        3.12  FULL DISCLOSURE.

            (a) This Agreement does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

            (b) The information supplied by the Acquiring Corporations for inclusion in the S-4 Registration Statement (as defined in Section 6.7) will not, as of the date the S-4 Registration Statement becomes effective, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

        3.13 GOVERNMENT CONTRACTS; GOVERNMENT BIDS. Except for disallowances for costs determined from time to time at the closing of government audit periods:

            (a) None of the Acquiring Corporations have had any determination of noncompliance or entered into any consent order;

            (b) the Acquiring Corporations have complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

            (c) the Acquiring Corporations have not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the FAR or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22M), (H) the Defense Industrial Security Regulation (DOD 5220.22R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

            (d) neither the Acquiring Corporations nor any of their current respective employees (while, or to the best of Titan's knowledge prior to becoming an employee) have been debarred or suspended from doing business with any Governmental Body, and, to the best of the knowledge of Titan, no circumstances exist that would sustain a debasement or suspension of any Acquiring Corporation or any employee of any Acquiring Corporation; and

        3.14 ACCOUNTING MATTERS. To the knowledge of Titan, Titan has not taken and has not agreed, and does not plan, and will not take any action that would prevent Titan from accounting for the business combination to be effected by the Merger as a "pooling of interest."

        3.15 BROKERS. No broker, finder or financial adviser retained by Titan and Merger Sub is entitled to any brokerage, finder's or other fee or commission from Titan and Merger Sub in connection with the transactions contemplated by this Agreement.

    4.  CERTAIN COVENANTS OF DELFIN

        4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), Delfin shall, and shall cause its Representatives to: (A) provide Titan and Titan's Representatives with reasonable access to Delfin's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Delfin; and (B) provide Titan and Titan's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to Delfin, and with such additional financial, operating and other data and information regarding Delfin, as Titan may reasonably request.

        4.2 OPERATION OF DELFIN'S BUSINESS. During the Pre-Closing Period, except pursuant to prior written consent of Titan, Delfin shall, and shall cause each of the other Acquired Corporations to:

            (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) in each case, in all material respects use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with it;

            (c) use reasonable efforts to keep in full force all insurance policies identified in Part 2.18 of Delfin Disclosure Schedule;

            (d) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that Delfin may repurchase Delfin Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

            (e) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Delfin shall be permitted (y) to grant stock options to employees in accordance with its past practices, and (z) to issue Delfin Common Stock to employees upon the exercise of outstanding Delfin Options;

            (f) not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of Delfin's Stock Plans,
       (ii) any provision of any agreement evidencing any outstanding Delfin Option, or (iii) any provision of any restricted stock purchase agreement;

            (g) except as otherwise provided herein, not amend or permit the adoption of any amendment to Delfin's Articles of Incorporation or bylaws, or effect or permit Delfin to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (h) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (i) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $500,000 in the aggregate;

            (j) not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Delfin Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Delfin Contract;

            (k) except in compliance with the limits of subsection (i) above, not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Acquired Corporations pursuant to Contracts that are not Material Delfin Contracts;

            (l) not (i) lend money to any Person or (ii) incur or guarantee any indebtedness for borrowed money (except that Delfin may make routine borrowings in the ordinary course of business under its line of credit with Silicon Valley Bank);

           (m) except as set forth in Delfin Disclosure Schedule, not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except for items accrued and approved by Titan or pursuant to agreements in effect on the date hereof, or in accordance with Delfin's past practices, or (iii) hire any new indirect employee whose aggregate annual compensation from Delfin is expected to exceed $40,000;

            (n) not change any of its methods of accounting or accounting practices in any material respect; and, with respect to determinations of Working Capital, not change any of its methods of accounting or accounting practices whatsoever, except Delfin shall change its methods of accounting or accounting practices with respect to determinations of Working Capital to the extent reasonably requested by Titan to ensure compliance with Generally Accepted Accounting Principles, consistently applied ("GAAP");

            (o) not make any Tax election;

            (p) not commence or settle any material Legal Proceeding; and

            (q) not agree or commit to take any of the actions described in clauses "(d)" through "(p)" above.

        4.3  NOTIFICATION; UPDATES TO DELFIN DISCLOSURE SCHEDULE.

            (a) During the Pre-Closing Period, Delfin shall promptly notify Titan in writing of:

                (i) the discovery by Delfin of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Delfin in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Delfin in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of Delfin; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or Section 8 impossible or unlikely.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(A) requires any change in the Delfin Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Delfin Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Delfin shall promptly deliver to Titan an update to Delfin

       Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend Delfin Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Delfin in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied; provided, however, that if Closing occurs, the Delfin Disclosure Schedule shall be deemed to be modified at such time by such update.

        4.4  NO NEGOTIATION.  Subject to the penultimate paragraph of this
    Section 4.4, during the Pre-Closing Period, Delfin shall not, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Titan) relating to a possible Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any nonpublic information or afford access to the properties, books or records of Delfin to any Person (other than Titan) relating to or in connection with a possible Acquisition Transaction; or

            (c) consider, entertain or accept (subject to Section 10.1(e)) any proposal or offer from any Person (other than Titan) relating to a possible Acquisition Transaction.

    The parties acknowledge that any breach of the foregoing provisions by any officer, director or agent (including any employee of Delfin acting as agent) of any of the Acquired Corporations shall be deemed a breach by Delfin.

    This Section 4.4 does not prohibit Delfin from furnishing information regarding Delfin or entering into discussions with any Person in response to an unsolicited bona fide written proposal or offer relating to a possible Acquisition Transaction submitted by such Person if the Board of Directors of Delfin concludes in good faith, after consultation with outside legal counsel, that such action is required in order for the Board of Directors of Delfin to comply with its fiduciary obligations to Delfin's shareholders under applicable law.

    Delfin shall promptly notify Titan in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by Delfin during the Pre-Closing Period.

    5.  CERTAIN COVENANTS OF TITAN

        5.1 ACCESS AND INVESTIGATION. During the pre-closing period, Titan shall, and shall cause its Representatives to: (A) provide Delfin and Delfin's Representatives with reasonable access to Titan's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Titan; and (B) provide Delfin and Delfin's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to Titan, and with such additional financial, operating and other data and information regarding Titan, as Delfin may reasonably request.

        5.2  NOTIFICATION; UPDATES TO TITAN DISCLOSURE SCHEDULE.

            (a) During the Pre-Closing Period, Titan shall promptly notify Delfin in writing of:

                (i) the discovery by Titan of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Titan in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Titan in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of Titan; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or Section 8 impossible or unlikely.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.2(a) requires any change in the Titan Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Titan Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Titan shall promptly deliver to Delfin an update to the Titan Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Titan Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Titan in this Agreement, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

        5.3 REGISTRATION STATEMENT ON FORM S-8. Unless the Delfin Options that are assumed are included in a Titan Stock Option Plan that has already been registered under the Securities Act, Titan shall use its reasonable efforts to file with the SEC promptly after the Effective Time a Registration Statement of Form S-8 covering the Delfin Options that are to be assumed by Titan as provided by Section 1.6.

    6.  ADDITIONAL COVENANTS OF DELFIN AND TITAN

        6.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Delfin shall (upon request) promptly deliver to Titan a copy of each such filing made, each such notice given and each such Consent obtained by Delfin during the Pre-Closing Period.

        6.2 DELFIN SHAREHOLDERS' MEETING. Delfin shall, in accordance with its Articles of Incorporation and Bylaws, the applicable requirements of the CCC and SEC requirements with respect to preparation and mailing of the Prospectus/Proxy Statement, call and hold a special meeting of its shareholders (or if agreed upon by Delfin and Titan, solicit the vote of its shareholders by way of written consent) as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (for purposes of this Agreement, such meeting, or the time at which Delfin shall have received such written consent from the shareholders of Delfin shall be referred to as the "Delfin Shareholders' Meeting"). As soon as permissible under the rules of the CCC, Delfin shall solicit the vote of its shareholders with respect to the Merger and the transactions contemplated hereby.

        6.3 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (A) Delfin shall not (and Delfin shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Titan's prior written consent, which shall not be unreasonably withheld, and (B) Titan will use reasonable efforts to consult with Delfin prior to issuing any press release or making any public statement regarding the Merger.

        6.4 POOLING OF INTERESTS. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Titan to account for the Merger as a "pooling of interests."

        6.5 AFFILIATE AGREEMENTS. Delfin shall use its best efforts to cause each Person identified on Exhibit B-2 (and any other Person that could reasonably be deemed to be an "affiliate" of Delfin for purposes of the Securities Act), to execute and deliver to Titan, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit B-1.

        6.6 BEST EFFORTS. During the Pre-Closing Period, (a) Delfin shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Titan and Merger Sub shall use their best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

        6.7  REGISTRATION STATEMENT; PROXY STATEMENT.

            (a) As promptly as practicable after the date of this Agreement, Titan and Delfin shall prepare and cause to be filed with the SEC a registration statement on Form S-4 covering the Titan Common Stock to be issued to Delfin shareholders in the Merger (the "S-4 Registration Statement"), in which a Prospectus/Proxy Statement will be included as a prospectus (the "Prospectus/ Proxy Statement"), and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of Titan and Delfin shall use all reasonable efforts to cause the S-4 Registration Statement (including the Prospectus/Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Delfin will use all reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to Delfin's shareholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. Delfin shall promptly furnish to Titan all information concerning the Acquired Corporations and Delfin's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.7. If any event relating to any of the Acquired Corporations occurs, or if Delfin becomes aware of any information, that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Prospectus/Proxy Statement, then Delfin shall promptly inform Titan thereof and shall cooperate with Titan in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of Delfin.

            (b) Prior to the Effective Time, Titan shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Titan Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Delfin Common Stock has an address of record on the record date for determining the shareholders entitled to notice of and to vote upon this Agreement and the Merger as provided herein; provided, however, that Titan shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

        6.8 REGULATORY APPROVALS. In addition to the obligations of the parties set forth in the preceding section, Delfin and Titan shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, Delfin and Titan shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the HSR Act in connection with the Merger. Delfin and Titan shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of Delfin and Titan shall

    (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Delfin and Titan will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of Delfin and Titan agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

        6.9 TAX MATTERS. Prior to Closing and prior to the filing of the S-4 Registration Statement, and as soon as practicable after the execution of this Agreement, Titan and Delfin shall execute and deliver to each other tax representation letters in substantially the form of Exhibit C and Exhibit D, respectively.

        6.10 FIRPTA MATTERS. At the Closing (A) Delfin shall deliver to Titan a statement (in such form as may be reasonably requested by counsel to Titan) conforming to the requirements of Section 1.8972(h)(l)(i) of the United States Treasury Regulations, and (B) Delfin may deliver to the Internal Revenue Service the notification required under Section 1.8972(h)(2) of the United States Treasury Regulations.

        6.11 TREATMENT OF EMPLOYEE PLANS AND BENEFITS. Except as otherwise agreed to by Titan and Delfin, Titan shall ensure that upon the Closing, the benefit plans and benefit arrangements of employees of Delfin will remain unchanged. By year end, benefits will be reviewed in consonance with Titan benefit plans and arrangements, applicable law and marketplace factors.

        6.12 DIRECTORS' AND OFFICERS' INDEMNIFICATION. Titan and Delfin agree to provide indemnification in favor of any director or officer of Delfin and its Subsidiaries (the "Indemnified Parties"), as currently provided in their respective articles of incorporation or bylaws, or in an agreement between an Indemnified Party and Delfin or one of its Subsidiaries set forth in Part
    6.12 of Delfin Disclosure Schedule, and rights to indemnification shall survive the Merger and shall continue in full force and effect for a period of three years after the Effective Time; provided that in the event any claim or claims are asserted or made within such three-year period, all rights to indemnification in respect to any such claim shall continue until final disposition of such claim. In addition, Titan shall provide the Indemnified Parties with Directors and Officers insurance, which shall include claims arising from the transactions contemplated herein, in the amount of $4 million for three years following the Closing.

        6.13 EARNINGS RELEASE. Titan shall use best efforts to, as soon as practicable following the Closing, issue a press release disclosing, or otherwise publish as contemplated by applicable rules and regulations relating to "pooling of interests" accounting, thirty days' operations of the Surviving Corporation; which disclosure shall be no later than 20 days after the end of the first full calendar month following the Closing.

    7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF TITAN AND MERGER SUB.

    The obligations of Titan and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Delfin in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving double effect to any update to Delfin Disclosure Schedule not consented to in writing by Titan, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

        7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Delfin is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects at or prior to Closing.

        7.3 SHAREHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved at Delfin Shareholders' Meeting as necessary for approval under the CCC; and the holders of not more than 10% of the outstanding shares of Delfin shall have exercised dissenters rights as described in
    Section 1.9.

        7.4 CONSENTS. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of Delfin Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        7.5 AGREEMENTS AND DOCUMENTS. Titan and Merger Sub, shall have received the following agreements and documents, each of which shall be in full force and effect:

           (a) Affiliate's Agreements in the form of Exhibit B-1 executed by any Person who could reasonably be deemed to be an "affiliate" of Delfin for purposes of the Securities Act;

           (b) a legal opinion of Gray Cary Ware & Freidenrich LLP, dated as of the Closing Date, to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rending such opinion, such counsel may rely on the tax representation letters referred to in Section 6.9);

           (c) to the extent reasonably requested by Titan, confidential invention and assignment agreements, reasonably satisfactory in form and content to Titan, executed by all employees of Delfin and by all consultants and independent contractors to Delfin who have not already signed such agreements (including the individuals identified in Part 2.9(f) of Delfin Disclosure Schedule);

           (d) a legal opinion of Brobeck, Phleger & Harrison LLP, dated as of the Closing Date, addressing the items set forth in Exhibit E;

           (e) letters from each of Arthur Andersen LLP and Ernst & Young LLP, dated as of the Closing Date, regarding each firm's concurrence with the conclusions of the management of Titan and the management of Delfin, respectively, as to the appropriateness of accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

           (f) a certificate executed by Delfin's Chief Executive Officer (solely in his capacity as such and containing the representation and warranty that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4 and 7.16 have been duly satisfied (the "Delfin Closing Certificate"); and

           (g) if requested by Titan, written resignations of all officers and directors of the Acquired Corporations, effective as of the Effective Time, except as otherwise provided herein or otherwise agreed by Titan and Delfin.

        7.6 FIRPTA COMPLIANCE. Delfin shall have filed with the Internal Revenue Service the noitfication referred to in Section 7.10(b).

        7.7 COMPLIANCE WITH THE SECURITIES ACT. All applicable requirements of the Securities Act and state securities laws shall have been satisfied.

        7.8 LISTING. The shares of Titan Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the New York Stock Exchange.

        7.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.10 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued or threatened by the SEC with respect to the S-4 Registration Statement.

        7.11 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Titan of any material right pertaining to its ownership of stock of the Surviving Corporation.

        7.12 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act (if applicable) shall have expired or been terminated.

        7.13 TITAN STOCK PRICE. The Titan Stock Price shall be less than or equal to $9.00 per share.

        7.14 VOTING AGREEMENT. The Voting Agreement shall be in full force and effect and enforceable against each signatory thereto.

        7.15 TAX REPRESENTATION LETTERS. Each of Titan and Delfin shall have executed and delivered a tax representation letter as set forth in Section 6.9.

        7.16 MODIFIED CURRENT RATIO. At the Closing Date, the Modified Current Ratio of Delfin shall be greater than or equal to 1.55. As used herein, the term "Modified Current Ratio" means the quotient of (i) the value of current assets divided by (ii) the difference between the value of current liabilities and Five Hundred Thousand Dollars ($500,000). All such values
    (a) shall be based on amounts tied to the most recent interim closing balance sheet with disclosure from Delfin management of any material interim changes from the date of such interim closing balance sheet to the Closing that would affect compliance with this condition, as documented in a certificate of the Chief Financial Officer of Delfin, and (b) shall be computed by applying the generally accepted accounting principles used in the preparation of the last audited financial statements of Delfin.

    8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF DELFIN.

    The obligations of Delfin to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        8.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Titan and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to Delfin in connection herewith, shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained in such representations and warranties).

        8.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Titan and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

        8.3  DOCUMENTS.  Delfin shall have received the following documents:

           (a) a legal opinion of the General Counsel of Titan, dated as of the Closing Date, in the form of Exhibit F;

           (b) a legal opinion of Brobeck Phleger & Harrison LLP, dated as of the Closing Date, to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rending such opinion, such counsel may rely upon the tax representation letters referred to in Section 6.9); and

           (c) a certificate executed by Titan's Chief Executive Officer (solely in his capacity as such) and containing the representation and warranty that each of the representations and warranties set forth in Section 3 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 8.1 and 8.2 have been duly satisfied (the "Titan Closing Certificate").

        8.4 LISTING. The shares of Titan Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the New York Stock Exchange.

        8.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        8.6 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

        8.7 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act (if applicable) shall have expired or been terminated.

        8.8 TITAN STOCK PRICE. The Titan Stock Price shall be greater than or equal to $5.00 per share.

    9.  TERMINATION

        9.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing without either party (except as provided in Section 9.1(e)) incurring any termination fee:

           (a) by Titan, if Titan reasonably determines that the timely satisfaction of any condition set forth in Section 7 (other than as related to Delfin Shareholders' Meeting covered by Section 6.2) has become impossible (other than as a result of any failure on the part of Titan or Merger Sub to comply with or perform any covenant or obligation of Titan or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to Delfin);

           (b) by Delfin, if Delfin reasonably determines that the timely satisfaction of any condition set forth in Section 8 has become impossible (other than as a result of any failure on the part of Delfin to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Titan);

           (c) by Titan, if the Closing has not taken place on or before September 30, 1998 (other than as a result of any failure on the part of Titan to comply with or perform any covenant or obligation of Titan set forth in this Agreement or in any other agreement or instrument delivered to Delfin); provided that, Titan shall not have the right to terminate prior to January 1, 1999 in the event the only conditions prohibiting the Closing are regulatory approvals or third party consents;

           (d) by Delfin, if the Closing has not taken place on or before September 30, 1998 (other than as a result of the failure on the part of Delfin to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Titan); provided that, Delfin shall not have the right to terminate prior to January 1, 1999 in the event the only conditions prohibiting the Closing are (i) regulatory approvals or third party consents or (ii) market factors that are unique to Titan that affect satisfaction of the conditions set forth in Section 8.8;

           (e) by Delfin (at any time prior to shareholder approval of this Agreement, the Merger and the transactions contemplated hereby) if, pursuant to and in compliance with Section 4.4, Delfin and its Board of Directors conclude in good faith that Delfin must accept an unsolicited bona fide written proposed Acquisition Transaction which could reasonably be expected to result in a transaction that is more favorable to Delfin's shareholders than the Merger (any such more favorable proposed Acquisition Transaction being referred to in this Agreement as a "Superior Proposal"); provided, however, that if this Agreement is terminated pursuant to this Section 9.1(e), Delfin shall pay to Titan a nonrefundable fee of 10% of Total Acquisition Price in cash (and no additional fee will be required under Section 9.3) upon Delfin's (or its Board of Directors') election to accept such Superior Proposal. Such cash payment shall be Titan's sole recourse in the event of termination under this Section 9.1(e). In reaching such conclusion, the Board of Directors shall consult with outside legal counsel (and other advisors as appropriate);

           (f) by the mutual consent of Titan and Delfin;

           (g) by Titan, as provided in Section 9.3.

        9.2 TERMINATION PROCEDURES. If Titan wishes to terminate this Agreement pursuant to Section 9.1(a), Section 9.1(c) or Section 9.1(f), Titan shall deliver to Delfin prompt written notice stating that Titan is terminating this Agreement and setting forth a brief description of the basis on which Titan is terminating this Agreement. If Delfin wishes to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(d) or
    Section 9.1(e), Delfin shall deliver to Titan prompt written notice stating that Delfin is terminating this Agreement and setting forth a brief description of the basis on which Delfin is terminating this Agreement.

        9.3  TERMINATION FEES.

           (a) Titan may terminate this Agreement immediately (unless already terminated as provided in subsection (iii) below) and Delfin shall pay to Titan a termination fee of 10% of Total Acquisition Price, payable upon termination of this Agreement, if (i) at any time prior to the Closing Date, Delfin accepts a third party proposal or offer relating to a possible Acquisition Transaction that it determines is more favorable than the proposal or offer by Titan; (ii) Delfin fails to use its best efforts to complete Delfin Shareholders' Meeting as required herein or if the Board of Directors of Delfin does not recommend to the shareholders of Delfin that they approve the Merger and this Agreement at Delfin Shareholders' Meeting; or (iii) Delfin terminates this Agreement other than pursuant to Section 9.1; such termination fee shall be the sole recourse of Titan in the event of termination under this Section 9.3.

           (b) Titan shall pay to Delfin a termination fee of 10% of Total Acquisition Price, payable upon termination of this Agreement, if Titan terminates this Agreement other than pursuant to Section 9.1 or this
       Section 9.3; such termination fee shall be the sole recourse of Delfin in the event of termination under this Section 9.3.

        9.4  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
    Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that neither Delfin nor Titan shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement or any obligation to pay a termination fee as set forth in Section 9.3; the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 11; and (c) Delfin shall, in all events, remain bound by and continue to be subject to Section 6.3.

    10. SURVIVAL OF REPRESENTATIONS.

        10.1  NO SURVIVAL OF REPRESENTATIONS.

           (a) Absent the failure to disclose information that a party knows or reasonably should have known, all representations and warranties made by Delfin, Titan and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Delfin, Titan and Merger Sub with respect to such representations and warranties shall thereupon cease.

           (b) The representations, warranties, covenants and obligations of the parties hereto, and (except as provided herein) the rights and remedies that may be exercised pursuant hereto, shall not be limited or otherwise affected by or as a result of any information furnished to or any investigation made by or knowledge of (except as provided herein or in Delfin Disclosure Schedule), any of the parties or any of their Representatives.

           (c) For purposes of this Agreement, each statement or other item of information set forth in Delfin Disclosure Schedule or in any update to Delfin Disclosure Schedule shall be deemed to be a representation and warranty made by Delfin in this Agreement.

        10.2  INDEMNIFICATION.

           (a) From and after the Effective Time (but subject to Section 10.1(a)), Indemnitees shall be held harmless and indemnified by the Shareholders from and against, and shall be compensated and reimbursed by the Shareholders for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any failure by Delfin to disclose information that any officer of Delfin knew or should have known.

           (b) From and after the Effective Time (but subject to Section 10.1(a)), the Shareholders shall be held harmless and indemnified by Titan from and against, and shall be compensated and reimbursed by the Shareholders for, any Damages which are directly or indirectly suffered or incurred by any of the Shareholders or to which any of the Shareholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any failure by Titan to disclose information that any officer of Titan knew or should have known.

    11. MISCELLANEOUS PROVISIONS.

        11.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        11.2 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of
    (a) the investigation and review conducted by Titan and its Representatives with respect to Delfin's business (and the furnishing of information to Titan and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including Delfin Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, and Titan shall bear the filing fees associated with the printing and filing of the S-4 Registration Statement; provided, further, that any fees associated with the filing of any notifications required to be filed by Delfin or Titan under the HSR Act shall be shared equally by Delfin and Titan. All such fees payable by Delfin shall be paid or provided for prior to Closing.

        11.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled.

        11.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to Titan:

        The Titan Corporation
       Attn.: Legal Department
       3033 Science Park Road
       San Diego, CA 92121
       Telephone: (619) 552-9500
       Facsimile: (619) 522-9759

        with a copy to:

        Gray Cary Ware & Freidenrich LLP
       Attn.: Douglas J. Rein, Esq.
       4365 Executive Drive, Suite 1600
       San Diego, CA 92121-2189
       Telephone: (619) 677-1400
       Facsimile: (619) 677-1477
        if to Delfin:

        Delfin Systems
       3000 Patrick Henry Drive
       Santa Clara, CA 95054
       Telephone: (408) 748-1200
       Facsimile: (408) 982-9509

        with a copy to:

        Warren T. Lazarow, Esq.
       Brobeck Phleger & Harrison LLP
       2200 Geng Road
       Palo Alto, CA 94303
       Telephone: (650) 496-2887
       Facsimile: (650) 496-2733

        11.5 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 6.3, the agreement among the parties with respect to confidentiality and proprietary information shall remain in full force and effect, unaffected by the execution of this Agreement or by the Merger.

        11.6  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

        11.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a Part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        11.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        11.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws), except to the extent the Delaware General Corporation Law governs.

        11.10  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon:
    Delfin and its successors and assigns (if any); Delfin's shareholders (to the extent set forth in Section 10.2); Titan and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: Delfin; Delfin's shareholders (to the extent set forth in Section 1.5); the holders of assumed Delfin Options (to the extent set forth in Section 1.6); Titan; Merger Sub; the other Indemnitees (subject to Section 10.2); and the respective successors and assigns (if any) of the foregoing. Titan may not assign any or all of its rights under this Agreement to an unrelated Entity, in whole or in part, without obtaining the prior written consent of Delfin; and Delfin may not assign any or all of its rights hereunder, in whole or in part, without obtaining the prior written consent of Titan.

        11.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach.

        11.12  WAIVER.

           (a) No failure on the Part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the Part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

           (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        11.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        11.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        11.15  PARTIES IN INTEREST.  Except for the provisions of Sections 1.5,
    1.6 and 10, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        11.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that any agreement with respect to confidentiality or proprietary information executed on behalf of Titan and Delfin prior to the date hereof shall not be superseded by this Agreement and shall remain in effect in accordance with its terms and until the earlier of (A) the Effective Time, or (B) the date on which such agreement is terminated in accordance with its terms.

        11.17  CONSTRUCTION.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

           (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

    The parties hereto have caused this Agreement to be executed and delivered as of June 30, 1998.

                                THE TITAN CORPORATION,
                                A DELAWARE CORPORATION

                                By:  /s/ Gene W. Ray
                                     Gene W. Ray

                                DELSYS MERGER COP.
                                A DELAWARE CORPORATION

                                By:  /s/ Cheryl L. Barr
                                     Cheryl L. Barr

                                DELFIN SYSTEMS,
                                A CALIFORNIA CORPORATION

                                By:  /s/ Mellon C. Baird
                                     Mellon C. Baird
                                     Chairman, CEO and President

                                   EXHIBIT A
                                 TO APPENDIX A

                              CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    ACQUIRED CORPORATION. "Acquired Corporation" and "Acquired Corporations" shall have the meanings set forth in Section 2.1.

    ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any material Contract: (a) to which Delfin or any other Acquired Corporation is a party; (b) by which Delfin or any other Acquired Corporation or any assets of any of them is or may become bound or under which Delfin or any other Acquired Corporation has, or may become subject to, any obligation; or (c) under which Delfin or any other Acquired Corporation has or may acquire any right or interest.

    ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

           (a) the sale, license, disposition or acquisition of all or a material portion of Delfin's business or assets;

           (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of Delfin (other than common stock issued to employees of Delfin, upon exercise of Delfin Options or otherwise, in routine transactions in accordance with Delfin's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Delfin (other than stock options granted to employees of Delfin in routine transactions in accordance with Delfin's past practices), or
       (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Delfin; or

           (c) any merger, consolidation, business combination, reorganization or similar transaction involving Delfin.

    AGREEMENT. "Agreement" shall mean the Agreement and Plan of Reorganization to which this Exhibit A is attached (including Delfin Disclosure Schedule), as it may be amended from time to time.

    COMMERCIAL CONTRACT. "Commercial Contract" shall mean any customer Contract relating to the Delfin's commercial business entered into by Delfin that contemplates or includes (a) the payment or delivery of cash or other consideration in an amount of having a value in excess of $50,000 in the aggregate, or (b) the performance of services having a value in excess of $50,000 in the aggregate.

    CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

    DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

    DELFIN DISCLOSURE SCHEDULE. "Delfin Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Titan on behalf of Delfin.

    DELFIN PROPRIETARY ASSET. "Delfin Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Delfin or any other Acquired Corporation or otherwise used by Delfin or any other Acquired Corporation.

    DELFIN SHAREHOLDERS' MEETING. "Delfin Shareholders' Meeting" shall have the meaning set forth in Section 6.2.

    ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    ENTITY. "Entity" shall mean any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

    GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest; and shall constitute a Contract as determined herein.

    GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(A) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (B) right under any Contract with any Governmental Body.

    GOVERNMENTAL BODY. "Governmental Body" shall mean any: (A) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    INDEMNITEES. "Indemnitees" shall mean Titan and any other indemnified party under the terms of Section 10 of the Agreement.

    KNOWLEDGE. An individual will be deemed to have "knowledge" of a particular fact or other matter if:

           (a)  such individual is actually aware of such fact or other matter;
       or

           (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

    A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has knowledge of such fact or other matter.

    LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

    LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

    MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on Delfin if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Delfin Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations, considered as a whole.

    MATERIAL DELFIN CONTRACT. "Material Delfin Contract" shall have the meaning set forth in Section 2.10(a).

    MERGER EXPENSES. "Merger Expenses" means the costs and expenses (including legal, accounting, financial advisor or other costs) of Delfin incurred in connection with the Merger.

    NYSE.  "NYSE" shall mean the New York Stock Exchange.

    PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

    PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

    REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    RELATED PARTY. "Related Party" shall mean (i) each of the Designated Stockholders; (ii) each individual who is, or who has at any time since December 31, 1994 been, an officer any of the Acquired Corporations; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Acquired Corporations) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

    S-4 REGISTRATION STATEMENT. "S-4 Registration Statement" shall have the meaning set forth in Section 6.7(a).

    SEC.  "SEC" shall mean the United States Securities and Exchange Commission.

    SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

    SHAREHOLDERS. "Shareholders" shall mean all shareholders of Delfin immediately prior to the Closing whose shares of Delfin Common Stock are converted into shares of Titan Common Stock at the Closing as a result of the Merger.

    SUPERIOR PROPOSAL.  "Superior Proposal" shall have the meaning set forth in
Section 9.1(e).

    TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   APPENDIX B
                         CALIFORNIA CORPORATION CODE--
                         CHAPTER 13 DISSENTERS' RIGHTS

SECTION 1300 REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
             PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation is a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
    Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301 NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS: DEMAND
             FOR PURCHASE; TIME; CONTENTS

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302 SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
             SECURITIES

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303 PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET
             VALUE; FILING; TIME OF PAYMENT

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304 ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
             MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305 REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306 PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307 DIVIDENDS ON DISSENTING SHARES

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308 RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309 TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310 SUSPENSION OF RIGHT TO COMPENSATION ON OR VALUATION PROCEEDINGS;
             LITIGATION OF SHAREHOLDERS' APPROVAL

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311 EXEMPT SHARES

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312 RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
             MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION;
             CONDITIONS

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the organization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.